EXECUTION VERSION AMENDMENT NO. 4 TO CREDIT AGREEMENT AND LIMITED WAIVER and AMENDMENT NO. 1 TO SECURITY AGREEMENT Dated as of June 13, 2025 THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT AND LIMITED WAIVER AND AMENDMENT NO. 1 TO SECURITY AGREEMENT (this “Amendment”) is made as of June 13, 2025, by and among Solo Brands, LLC (f/k/a Solo DTC Brands, LLC), a Texas limited liability company (the “Borrower”), the other Loan Parties party hereto, each Revolving Credit Lender party hereto (which, for the avoidance of doubt, constitutes all of the Revolving Credit Lenders under the Existing Credit Agreement), each Lender party hereto providing the 2025 Refinancing Term Loan Commitments (in such capacity, each an “2025 Refinancing Term Loan Lender”), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of May 12, 2021 by and among the Borrower, Solo Stove Intermediate, LLC, a Delaware limited liability company (“Holdings”), the Lenders party thereto from time to time and the Administrative Agent (as amended by that certain Amendment No. 1, dated as of June 2, 2021, that certain Amendment No. 2 dated as of September 1, 2021, that certain Amendment No. 3, dated as of May 22, 2023, the “Existing Credit Agreement”, and as further amended by the Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement or Security Agreement (as defined in the Amended Credit Agreement), as applicable. WHEREAS, pursuant to and in accordance with Section 10.01 of the Existing Credit Agreement, the Borrower has requested that the Existing Credit Agreement be amended in the form of the Amended Credit Agreement so as to provide for (i) a new tranche of Term Loans (the “2025 Refinancing Term Loan Commitments” and loans thereunder, “2025 Refinancing Term Loans”), in a single draw in an aggregate principal amount equal to $240,000,000 (the “2025 Term Loan Refinancing”), and (ii) certain changes with respect to the Revolving Credit Facility set forth herein; WHEREAS, The proceeds of the 2025 Refinancing Term Loans and the borrowing under the Revolving Credit Facility on the Amendment No. 4 Effective Date will be used (A) to refinance the Revolving Credit Loans and Term Loans outstanding immediately prior to the Amendment No. 4 Effective Date, (B) to pay Restructuring Transaction Expenses (as defined below), (C) to fund cash on the Borrower’s and its subsidiaries’ balance sheet and (D) for general corporate purposes and to provide working capital for the Borrower and its Subsidiaries. WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to make certain amendments to (i) the Existing Credit Agreement and (ii) the Security Agreement; and WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment. Exhibit 10.3

2 1. Amendments to the Credit Agreement. (a) Effective as of the Amendment No. 4 Effective Date (as defined below), the parties hereto agree that (i) the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) set forth in the pages of the Amended Credit Agreement thereto attached to this Amendment as Annex A (collectively, the “Amended Credit Agreement”), and (ii) Schedules 2.01, 6.16, 7.03(b), 7.05(w) and 10.02, but excluding all other Schedules which are not being amended hereby, are amended and restated as set forth in Annex B, and (iii) Exhibits C and U, but excluding all other Exhibits which are not being amended hereby, are amended and restated as set forth in Annex C. (b) Each 2025 Refinancing Term Loan Lender has agreed to provide the 2025 Refinancing Term Loan Commitments set forth opposite such 2025 Refinancing Term Loan Lender’s name under the heading “2025 Refinancing Term Loan Commitments” on Schedule 2.01 of the Amended Credit Agreement (as amended by Annex B to this Amendment) on the Amendment No. 4 Effective Date and subject only to the other terms and conditions set forth herein, (i) each 2025 Refinancing Term Loan Lender shall be a “Term Loan Lender” for all purposes under the Amended Credit Agreement and the other Credit Documents and perform all the obligations of, and have all the rights of, a Lender thereunder, (ii) each of the 2025 Refinancing Term Loan Commitments of each 2025 Refinancing Term Loan Lender shall be a “Term Loan Commitment” for all purposes under the Amended Credit Agreement and the other Credit Documents, and (iii) the 2025 Refinancing Term Loans of each 2025 Refinancing Term Loan Lender shall each be a “Term Loan” and shall be on terms set forth in the Amended Credit Agreement. (c) The aggregate Revolving Credit Commitments of all Revolving Credit Lenders on the Amendment No. 4 Effective Date shall be as specified under the heading “Revolving Credit Commitments” on Schedule 2.01 of the Amended Credit Agreement (as amended by Annex B to this Amendment). 2. Amendments to the Security Agreement. Effective as of the Amendment No. 4 Effective Date (as defined below), the parties hereto agree that the Security Agreement shall be amended as follows: (a) each reference to “Restricted Subsidiary” or “Restricted Subsidiaries” shall be deemed to be a reference to, as applicable, “Subsidiary” or “Subsidiaries”; (b) Section 2.02(b) is hereby amended by deleting the reference to “$4,000,000” contained therein and replacing it with “$2,500,000”; (c) Section 3.02(e) is hereby amended by deleting the reference to “$4,000,000” contained therein and replacing it with “$2,500,000”; (d) Section 3.03(d) is hereby amended by deleting the reference to “$4,000,000” contained therein and replacing it with “$2,500,000”; (e) Section 3.03(f) is hereby amended by deleting the reference to “$4,000,000” contained therein and replacing it with “$2,500,000”; (f) Section 3.03(g) is hereby amended and restated in its entirety to read as follows:

3 (g) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, none of the Grantors shall be required, nor is the Collateral Agent authorized, (i) to take any action required to perfect the security interest granted hereunder in Letter-of-Credit Rights evidencing an amount not in excess of $2,500,000 other than the filing of a Uniform Commercial Code financing statement, (ii) to perfect by possession the security interest granted hereunder in promissory notes or any other instruments evidencing an amount not in excess of $2,500,000 or (iii) other than in respect of Pledged Collateral constituting certificated securities or as otherwise expressly required pursuant to this Agreement, to perfect by “control” (as defined in the Uniform Commercial Code) a security interest granted hereunder. (g) Section 3.04(a) is hereby amended by deleting the reference to “$4,000,000” contained therein and replacing it with “$2,500,000”; (h) Section 3.04(c) is hereby amended by deleting the reference to “$4,000,000” contained therein and replacing it with “$2,500,000”; and (i) Section 3.04(d) is hereby amended by deleting the reference to “$4,000,000” contained therein and replacing it with “$2,500,000”. 3. Limited Waiver. The Borrower hereby notifies the Administrative Agent and the Lenders of the occurrence and continuance of Events of Default pursuant to: (a) Borrower’s failure to comply with Section 6.02(a) of the Existing Credit Agreement for the fiscal quarter ending March 31, 2025, which was an Event of Default under Section 8.01(c) of the Existing Credit Agreement; (b) Borrower’s failure to comply with Section 7.10 of the Existing Credit Agreement for the fiscal quarter ending March 31, 2025, which was an Event of Default under Section 8.01(b)(i) of the Existing Credit Agreement; (c) Borrower’s failure to comply with Section 6.03(a) of the Existing Credit Agreement and give notice of the Events of Default described in Section 3(a) and 3(b) of this Amendment, which was an Event of Default under Section 8.01(c) of the Existing Credit Agreement; (such Events of Default, collectively with any other Default or Event of Default that has arisen or may arise prior to the date hereof directly as a result thereof, the “Specified Events of Default”); and hereby requests that the Lenders agree to waive the Specified Events of Default. As of the Amendment No. 4 Effective Date, subject to the satisfaction of the conditions precedent set forth in Section 3 above and notwithstanding anything in the Existing Credit Agreement to the contrary, by the execution of this Amendment, the Administrative Agent and the Lenders hereby waive the Specified Events of Default (the “Limited Waiver”); provided, however, that the Limited Waiver shall only apply to the Specified Events of Default, and any other Default or Event of Default, whether now existing or hereafter occurring, shall not be subject to or receive the benefit of the Limited Waiver. The parties hereto agree that the foregoing Limited Waiver does not establish a custom or course of dealing among the Administrative Agent, the Lenders, the Loan Parties or any other Person and, except as expressly contemplated by this Amendment, shall not be deemed to be a consent to any amendment, waiver, modification or alteration of any other term, condition or covenant of the Existing Credit Agreement or any other Loan Document, or waiver, release or limitation upon the exercise by the Administrative Agent or any Lender of any of its rights thereunder. For the avoidance of doubt, if this Amendment does not become effective pursuant to Section 4 below, nothing

4 herein shall serve as a waiver by the Lenders of any Default or Event of Default, and the Lenders reserve all rights and remedies with respect to any Default or Event of Default. 4. Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 4 Effective Date”) is subject to the satisfaction of the following conditions precedent: (a) The Administrative Agent’s receipt of executed counterparts of this Amendment duly executed by the Borrower, each Lender, and the Administrative Agent, which shall consist of originals, facsimiles or copies in .pdf form by electronic mail unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (if applicable), and (ii) the Consent and Reaffirmation attached hereto as Annex D duly executed by the Guarantors; (b) The Administrative Agent’s receipt of such certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization of the Borrower, certificates of customary resolutions or other customary action, customary certificates of Responsible Officers of the Borrower and incumbency certificates of the Borrower evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the Amended Credit Agreement and the other Loan Documents to which Borrower is a party on the Amendment No. 4 Effective Date. (c) The Administrative Agent’s receipt of a customary opinion from Kirkland & Ellis LLP, counsel to the Borrower in respect of this Amendment. (d) The Administrative Agent’s receipt of a Borrowing Base Certificate (as defined in the Amended Credit Agreement) which calculates the Borrowing Base (as defined in the Amended Credit Agreement) as of February 28, 2025. (e) All fees, premiums, expenses (including without limitation, legal fees and expenses, title premiums and recording taxes and fees) and other transaction costs incurred in connection with this Amendment and the transactions contemplated hereby required to be paid under the Credit Agreement on the Amendment No. 4 Effective Date to JPMorgan and the Lenders to the extent invoiced in reasonable detail at least three (3) Business Days before the Amendment No. 4 Effective Date (except as otherwise reasonably agreed to by the Borrower) shall have been paid in full to the extent then due. (f) The Administrative Agent’s receipt, for distribution to the Lenders, of (i) a payment, in cash, of at least $169,000,000, which amount shall be applied, on a pro-rata basis, to the outstanding principal amount of the Obligations with, in the case of the Revolving Loan Obligations, a corresponding permanent reduction in Revolving Credit Commitments such that as of the Amendment No. 4 Effective Date, the aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be as set forth on Schedule 2.01 of the Amended Credit Agreement (as amended by Annex B to this Amendment) and (ii) the fees set forth in that certain Fee Letter, dated as of the Amendment No. 4 Effective Date by and between the Borrower and the Administrative Agent. (g) The Loan Parties shall have transferred all cash and Cash Equivalents of the Loan Parties and their Subsidiaries to an account at the Administrative Agent that is a Controlled Account, other than a Foreign Cash Balance in an amount not to exceed $5,000,000 in the aggregate. 5. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows: (a) This Amendment and the Amended Credit Agreement constitute legal, valid and

5 binding obligations of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Debtor Relief Laws or other Laws affecting creditors’ rights generally and by general principles of equity and principles of good faith and fair dealing. (b) As of the date hereof and after giving effect to the terms of this Amendment and the Limited Waiver, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in Article V of the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (without duplication of materiality qualifiers); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects (without duplication of materiality qualifiers) as of such earlier date. 6. Reference to and Effect on the Credit Agreement. (a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement. (b) The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. (c) Except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. (d) This Amendment is a Loan Document. 7. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York. 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. 9. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person. Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. For the avoidance of doubt, the provisions of Section 10.12 of the Credit Agreement apply to this Amendment. 10. No Novation. Neither the execution, delivery and acceptance of this Amendment nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of any liens or Obligations under the Credit Agreement or to pay, extinguish, release, satisfy or discharge (a) the Obligations under the Credit Agreement, (b) the liability of any Loan Party under the Credit Agreement or the other Loan Documents executed and delivered in connection therewith or any Obligations or other obligations evidenced thereby, or (c) any mortgages, deeds of trust, liens, security interests or contractual or legal rights securing all or any part of such Obligations.

6 11. Release. The Loan Parties hereby voluntarily and knowingly forever release, discharge, waive and relinquish any and all liabilities and causes of action of every kind and nature whatsoever, whether in law, in equity or before an administrative agency, whether known or unknown, direct or indirect, fixed or contingent, whether heretofore asserted or not, and whether arising based on a tort or breach of contractual or other duty, arising under or in connection with this Amendment, any other Loan Document or the transactions contemplated thereby based on the acts or omissions of the Administrative Agent or any Lender and its past and present officers, directors, managers, employees, partners, agents, shareholders, members, trustees, predecessors, successors, and assigns (the “Released Parties”) existing on or before the Amendment No. 4 Effective Date, that the Loan Parties ever had, have or may have against the Released Parties. [Signature Pages Follow]

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written. SOLO BRANDS, LLC, as the Borrower By: /s/ John Larson Name: John Larson Title: Interim Chief Executive Officer and President

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC JPMORGAN CHASE BANK, N.A., individually as a Lender, L/C Issuer, Collateral Agent and Administrative Agent By: /s/ Logan Lanier Name: Logan Lanier Title: Authorized Officer

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC CITIBANK, N.A., as a Lender By: /s/ Bernadette M. Walsh Name: Bernadette M. Walsh Title: Vice President

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Jeffery M. Parilla Name: Jeffery M. Parilla Title: Executive Director

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Jennifer Camp Name: Jennifer Camp Title: V.P.

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC FIRST HORIZON BANK, as a Lender By: /s/ Paula M. Davis Name: Paula M. Davis Title: Senior Vice President

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC WOODFOREST NATIONAL BANK, as a Lender By: /s/ Robert Swift Name: Robert Swift Title: Senior Vice President

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC UMB BANK, N.A., as a Lender By: /s/ Miles Orscheln Name: Miles Orscheln Title: VP

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC BANK OF AMERICA, N.A., as a Lender By /s/ Kelly Werbecki Name: Kelly Werbecki Title: Senior Vice President

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC ALCOF III NUBT, L.P. By: Arbour Lane Fund III, GP, LLC Its General Partner as a Lender By: /s/ Kenneth Hoffman Name: Kenneth Hoffman Title: Manger Arbour Lane - Hiwassee, L.P., By: Arbour Lane – Hiwassee GP, LLC Its General Partner, as a Lender By: /s/ Kenneth Hoffman Name: Kenneth Hoffman Title: Manger Arbour Lane - TX, L.P. By: Arbour Lane – TX GP, LLC Its General Partner, as a Lender By: /s/ Kenneth Hoffman Name: Kenneth Hoffman Title: Manger

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC THE HUNTINGTON NATIONAL BANK, as a Lender By: /s/ Austin Halm Name: Austin Halm Title: Vice President

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC HSBC BANK USA, N.A., as a Lender By: /s/ Chris Burns Name: Chris Burns Title: Director

Signature Page to Amendment No. 4 to Credit Agreement and Limited Waiver and Amendment No. 1 to Security Agreement Solo Brands, LLC BANK OF MONTREAL, as a Lender By: /s/ Travis Gehrke Name: Travis Gehrke Title: Vice President

ANNEX A Amended Credit Agreement [Attached]

Conformed to Reflect Amendment No. 1, dated as of June 2, 2021 Amendment No. 2, dated as of September 1, 2021 Amendment No. 3, dated as of May 22, 2023 Amendment No. 4, dated as of June 13, 2025 CREDIT AGREEMENT Dated as of May 12, 2021 among SOLO BRANDS, LLC (f/k/a Solo DTC Brands, LLC (f/k/a Frontline Advance, LLC)), as the Borrower, SOLO STOVE INTERMEDIATE, LLC, as Holdings, JPMORGAN CHASE BANK, N.A., as Lead Arranger, L/C Issuer, a Lender, Administrative Agent and Collateral Agent, CITIBANK, N.A., and FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Syndication Agents, and THE LENDERS and L/C ISSUERS PARTY HERETO

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1 Section 1.01 Defined Terms 1 Section 1.02 Other Interpretive Provisions 6566 Section 1.03 Accounting Terms 6667 Section 1.04 Rounding 6667 Section 1.05 References to Agreements, Laws, Etc 6667 Section 1.06 Times of Day 6667 Section 1.07 Available Amount Transactions 66[Reserved] 67 Section 1.08 Pro Forma Calculations 6667 Section 1.09 Currency Equivalents Generally 6869 Section 1.10 Certifications 6970 Section 1.11 Payment or Performance 6970 Section 1.12 Interest Rates; Benchmark Notification 6970 Section 1.13 Status of Obligations 6970 ARTICLE II THE COMMITMENTS AND BORROWINGS 70 Section 2.01 The Loans 70 Section 2.02 Borrowings, Conversions and Continuations of Loans 7072 Section 2.03 Letters of Credit 7274 Section 2.04 Swing Line Loans 8081 Section 2.05 Prepayments 8284 Section 2.06 Termination or Reduction of Commitments 9395 Section 2.07 Repayment of Loans 9496 Section 2.08 Interest 9697 Section 2.09 Fees 9697 Section 2.10 Computation of Interest and Fees 9798 Section 2.11 Evidence of Indebtedness 9799 Section 2.12 Payments Generally 9899 Section 2.13 Sharing of Payments, Etc 99101 Section 2.14 Incremental Credit Extensions 100[Reserved] 101 Section 2.15 Refinancing Amendments 103101 Section 2.16 [Reserved] 108105 Section 2.17 Extended Term Loans 108105 Section 2.18 Extended Revolving Credit Commitments 110108 Section 2.19 Defaulting Lenders 113110 ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY 115112 Section 3.01 Taxes 115112 Section 3.02 Illegality 118116 Section 3.03 Alternate Rate of Interest 119117 Section 3.04 Increased Cost and Reduced Return; Capital Adequacy, etc. 121119 Section 3.05 Funding Losses 122120 - i -

Section 3.06 Matters Applicable to All Requests for Compensation 123120 Section 3.07 Replacement of Lenders under Certain Circumstances 124121 Section 3.08 Survival 125123 ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 125123 Section 4.01 Conditions to Initial Credit Extension 125123 Section 4.02 Conditions to All Credit Extensions after the Closing Date 127124 ARTICLE V REPRESENTATIONS AND WARRANTIES 127125 Section 5.01 Existence, Qualification and Power 127125 Section 5.02 Authorization; No Contravention 127125 Section 5.03 Governmental Authorization; Other Consents 128125 Section 5.04 Binding Effect 128126 Section 5.05 No Material Adverse Effect 128126 Section 5.06 Litigation 128126 Section 5.07 Labor Matters 128126 Section 5.08 Ownership of Property; Liens 128126 Section 5.09 Environmental Matters 128126 Section 5.10 Taxes 129126 Section 5.11 ERISA Compliance 129126 Section 5.12 Subsidiaries 129127 Section 5.13 Margin Regulations; Investment Company Act 129127 Section 5.14 Disclosure 129127 Section 5.15 Intellectual Property; Licenses, Etc 130127 Section 5.16 Solvency 130127 Section 5.17 Use of Proceeds 130127 Section 5.18 Compliance with Laws; PATRIOT Act; FCPA; OFAC 130127 Section 5.19 Collateral Documents 130128 Section 5.20 Insurance 131128 ARTICLE VI AFFIRMATIVE COVENANTS 131128 Section 6.01 Financial Statements 131129 Section 6.02 Certificates; Other Information 132130 Section 6.03 Notices 133131 Section 6.04 Payment of Taxes 133131 Section 6.05 Preservation of Existence, Etc 134131 Section 6.06 Maintenance of Properties 134132 Section 6.07 Maintenance of Insurance 134132 Section 6.08 Compliance with Laws 134132 Section 6.09 Compliance with ERISA 134132 Section 6.10 Inspection Rights 134; Board Observer 132 Section 6.11 Covenant to Guarantee Obligations and Give Security 135133 Section 6.12 Compliance with Environmental Laws 136135 Section 6.13 Further Assurances 136135 - ii -

Section 6.14 Designation of Subsidiaries 138[Reserved] 136 Section 6.15 Use of Proceeds 138136 Section 6.16 Post-Closing Matters 138136 Section 6.17 Cash Management 137 ARTICLE VII NEGATIVE COVENANTS 139137 Section 7.01 Liens 139137 Section 7.02 Investments 144142 Section 7.03 Indebtedness 148145 Section 7.04 Fundamental Changes 151149 Section 7.05 Dispositions 153150 Section 7.06 Restricted Payments 156153 Section 7.07 Change in Nature of Business 159155 Section 7.08 Transactions with Affiliates 159155 Section 7.09 Burdensome Agreements 162158 Section 7.10 Financial Covenants 163159 Section 7.11 Accounting Changes 163160 Section 7.12 Prepayments, Etc. of Indebtedness; Certain Amendments 163160 Section 7.13 Holdings 165160 ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 166161 Section 8.01 Events of Default 166161 Section 8.02 Remedies upon Event of Default 168164 Section 8.03 Application of Funds 168164 Section 8.04 Borrower’s Right to Cure 169165 ARTICLE IX ADMINISTRATIVE AGENT AND OTHER AGENTS 170166 Section 9.01 Appointment and Authority of the Administrative Agent. 170166 Section 9.02 Rights as a Lender 171167 Section 9.03 Exculpatory Provisions 171167 Section 9.04 Reliance by the Administrative Agent 173169 Section 9.05 Exclusive Right to Enforce Rights and Remedies; Delegation of Duties 174170 Section 9.06 Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents 174170 Section 9.07 Expenses; Indemnification of Agents 175171 Section 9.08 No Other Duties; Other Agents, Lead Arranger, Managers, Etc 176171 Section 9.09 Resignation of Administrative Agent or Collateral Agent 176172 Section 9.10 Administrative Agent May File Proofs of Claim 177173 Section 9.11 Collateral and Guaranty Matters 177173 Section 9.12 Appointment of Supplemental Administrative Agents 178174 Section 9.13 Intercreditor Agreements 179175 Section 9.14 Secured Cash Management Agreements and Secured Hedge Agreements 179175 Section 9.15 Withholding Taxes 180176 Section 9.16 Certain ERISA Matters 180176 Section 9.17 Flood Laws 181177 - iii -

ARTICLE X MISCELLANEOUS 181177 Section 10.01 Amendments, Etc 181177 Section 10.02 Notices and Other Communications; Facsimile Copies 184180 Section 10.03 No Waiver; Cumulative Remedies 186182 Section 10.04 Attorney Costs and Expenses 187183 Section 10.05 Indemnification by the Borrower 187183 Section 10.06 Marshaling; Payments Set Aside 189185 Section 10.07 Successors and Assigns 189185 Section 10.08 Confidentiality 196192 Section 10.09 Set-off 197193 Section 10.10 Interest Rate Limitation 198194 Section 10.11 Counterparts; Integration; Effectiveness 198194 Section 10.12 Electronic Execution of Assignments and Certain Other Documents 198194 Section 10.13 Survival of Representations and Warranties 198195 Section 10.14 Severability 199195 Section 10.15 GOVERNING LAW AND JURISDICTION 199195 Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY 200196 Section 10.17 Binding Effect 200196 Section 10.18 Lender Action 200196 Section 10.19 Acknowledgment Regarding any Supported QFCs 200196 Section 10.20 PATRIOT Act Notice 200196 Section 10.21 Service of Process 201197 Section 10.22 No Advisory or Fiduciary Responsibility 201197 Section 10.23 Cashless Settlement 201197 Section 10.24 Bail-In 201197 - iv -

SCHEDULES 1.01B Certain Security Interests and Guarantees 2.01 Commitments 5.12 Subsidiaries and Other Equity Investments 5.20 Insurance 6.16 Post-Closing Matters 7.01(b) Existing Liens 7.02(f) Existing Investments 7.03(b) Existing Indebtedness 7.05(w) Dispositions 7.08 Transactions with Affiliates 10.02 Administrative Agent’s Office, Certain Addresses for Notices EXHIBITS Form of A-1 Loan Notice A-2 Swing Line Loan Notice B Letter of Credit Application C Compliance Certificate D-1 Term Note D-2 Revolving Credit Note D-3 Swing Line Note E-1 Assignment and Assumption E-2 Affiliate Assignment Notice F Guaranty G Security Agreement H-1 to H-4 Non-Bank Certificates I Intercompany Note J Discount Range Prepayment Notice K Discount Range Prepayment Offer L Solicited Discounted Prepayment Notice M Solicited Discounted Prepayment Offer N Specified Discount Prepayment Notice O Specified Discount Prepayment Response P Acceptance and Prepayment Notice Q First Lien Intercreditor Agreement R Second Lien Intercreditor Agreement S Subordination Agreement T Form of Solvency Certificate U Borrowing Base Certificate - v -

CREDIT AGREEMENT This CREDIT AGREEMENT (this “Agreement”) is entered into as of May 12, 2021, among Solo Brands, LLC, a Texas limited liability company (f/k/a Solo DTC Brands, LLC (f/k/a Frontline Advance, LLC)) (the “Borrower”), Solo Stove Intermediate, LLC, a Delaware limited liability company (“Holdings”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, including any branches and affiliates thereof and any successor thereto, the “Administrative Agent”), collateral agent (in such capacity, including any successor thereto, the “Collateral Agent” and letter of credit issuer (in such capacity, “L/C Issuer”) under the Loan Documents and each lender from time to time party hereto (collectively, the “Lenders” and, individually, each, a “Lender”). PRELIMINARY STATEMENTS TheAs of the Amendment No. 4 Effective Date, the Borrower has requested that the Lenders extend credit to the Borrower in the form of (i) a Revolving Credit Facility in an initial aggregate principal committed amount of $200,000,00090,000,000 pursuant to this Agreement and (ii) 2025 Refinancing Term Loans in an aggregate principal amount equal to $240,000,000. The Revolving Credit Facility will include (i) a sub-limit for the making of one or more Swing Line Loans from time to time and (ii) a separate sub-limit for the issuance of one or more Letters of Credit from time to time. The proceeds of the initial2025 Refinancing Term Loans and the borrowing under the Revolving Credit Facility on the ClosingAmendment No. 4 Effective Date, will be used (A) to refinance all Indebtedness and other amounts outstanding under the Existing Credit Agreement (including to cash collateralize letters of credit thereunder, or the issuance of backstop letters of credit with respect thereto) and terminate in full all outstanding commitments, and release all guarantees and security interests thereunder (the “Closingthe Revolving Credit Loans and Term Loans outstanding immediately prior to the Amendment No. 4 Effective Date Refinancing”), (B) to pay theRestructuring Transaction Expenses (as defined below), (C) to fund cash on the Borrower’s and its subsidiaries’ balance sheet, and (D) to make distributions in respect of the Solo Stove Earnout and (E) for general corporate purposes and to provide working capital for the Borrower and its subsidiaries. The Letters of Credit, Swing Line Loans and the proceeds of Borrowings under the Revolving Credit Facility made after the ClosingAmendment No. 4 Effective Date will be used by the Borrower and its Subsidiaries for working capital and, other general corporate purposes (including to fund capital expenditures, Permitted Acquisitions and other permitted Investments, Restricted Payments, refinancing of indebtedness, the payment of Restructuring Transaction Expenses and any other transaction not prohibited by this Agreement). The Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “2025 Refinancing Term Loan Commitments” means, as to each 2025 Refinancing Term Loan Lender, its obligation to make a 2025 Refinancing Term Loan to the Borrower on the Amendment No. 4 Effective Date in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (as in effect on the Amendment No. 4 Effective Date) under the caption “2025 Refinancing Term Loan Commitment.”. The aggregate amount of the 2025 Refinancing Term Loan Commitments on the Amendment No. 4 Effective Date is $240,000,000.

“2025 Refinancing Term Loan Lender” means Lenders having 2025 Refinancing Term Loan Commitments. “2025 Refinancing Term Loans” means the term loans extended by the 2025 Refinancing Term Loan Lenders to the Borrower on the Amendment No. 4 Effective Date pursuant to Amendment No. 4. Upon the funding thereof, the 2025 Refinancing Term Loans shall constitute “Term Loans” under this Agreement for all purposes. “Acceptable Discount” has the meaning specified in Section 2.05(a)(v)(D)(1). “Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D)(2). “Acceptance and Prepayment Notice” means a notice of the applicable Borrower Party’s acceptance of the Acceptable Discount in substantially the form of Exhibit P. “Acceptance Date” has the meaning specified in Section 2.05(a)(v)(D)(1). “Account Debtor” shall mean a Person who is obligated under an Account, chattel paper or general intangible. “Account(s)” shall mean “accounts” as defined in the Uniform Commercial Code. “Accounts and Inventory Report” means a report, delivered electronically in text (.txt), excel (.xls) or comma-separated value (.csv) formatted files acceptable to the Administrative Agent (and not, for the avoidance of doubt, in an Adobe (.pdf) file) containing the following information: (i) a detailed aging of the Loan Parties’ Accounts, including invoice dates, due dates, and addresses; (ii) a schedule detailing the Loan Parties’ Inventory specifying the cost, quantity, and location of the Loan Parties’ Inventory, by category (e.g., raw material, work-in-process, finished goods, etc.); (iii) a worksheet of calculations prepared by the Borrower to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion; (iv) copies of (A) the trial balance of the Loan Parties as of the period then ended and (B) the general ledger of the Loan Parties, including detailed listings of the Loan Parties’ Accounts, Inventory, accounts payable and the loan balance; (v) a reconciliation of the loan balance per the Loan Parties’ general ledger to the loan balance under this Agreement; (vi) an updated customer list for Holdings and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number, certified as true and correct by a Financial Officer of the Borrower; (vii) a schedule and aging of the Loan Parties’ accounts payable; and (viii) reconciliation of the Loan Parties’ Accounts and Inventory between (A) the amounts shown in the Loan Parties’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i) and (ii) above and the Borrowing Base Certificate delivered pursuant to clause 6.02(g) as of such date. “Additional Lender” means, at any time, any bank, other financial institution or institutional investor or other entity that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) New Term

Commitment, New Term Loan, New Revolving Credit Commitment or New Revolving Credit Loan in accordance with Section 2.14, (b) Refinancing Loans or Refinancing Commitments in accordance with Section 2.15 or (c) Replacement Term Loans pursuant to Section 10.01; provided that each Additional Lender shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent under Section 10.07(b)(iii)(B) for an assignment of Loans to such Additional Lender, and the consent of the Borrower, to the extent required under Section 10.07(b)(iii)(A) and, solely with respect to any New Revolving Credit Commitments or New Refinancing Revolving Credit Commitments, the Swing Line Lender (solely in its capacity as such and such execution not to be unreasonably withheld, delayed or conditioned), and solely with respect to any New Revolving Credit Commitments or New Refinancing Revolving Credit Commitments, each L/C Issuer (solely in its capacity as such and such execution not to be unreasonably withheld, delayed or conditioned); provided further that no Additional Lender shall be (i) a Disqualified Institution, (ii) any other Person that is not an Eligible Assignee or (iii) Holdings or any Subsidiary thereof. “Adjusted Daily Simple SOFR” means, with respect to any RFR Borrowing, an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing, for any Interest Period or for any Base Rate Borrowing based on the Adjusted Term SOFR Rate, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement. Unless the context otherwise requires, the term “Administrative Agent” as used herein and in the other Loan Documents shall include the Collateral Agent. “Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controls” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, none of the Lead Arranger, the Agents or their respective lending Affiliates shall be deemed to be an Affiliate of Holdings, the Borrower or any of their respective Subsidiaries. “Affiliated Debt Fund” means any Affiliate of the Borrower (other than Holdings or any of its Subsidiaries) that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which investment vehicles managed or advised by Summit Partners, L.P. that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business do not make investment decisions for such Affiliate; provided that, for the avoidance of doubt, the purchasing, holding or otherwise investing in equity by any bona fide debt fund or investment vehicle shall not preclude such bona fide debt fund or investment vehicle from being an Affiliated Debt Fund so long as such bona fide debt fund or investment vehicle otherwise satisfies the requirements of this definition.

“Affiliated Lender” means, at any time, any Lender that is a Permitted Holder, that at such time, is an Affiliate of the Borrower (other than (a) a Natural Person, (b) Holdings, the Borrower or any of their respective Subsidiaries and (c) any Affiliated Debt Fund). “Affiliated Lender Cap” has the meaning specified in Section 10.07(h)(iii). “Agent-Related Distress Event” means with respect to the Administrative Agent or the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent or the Collateral Agent, as the case may be (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority (having regulatory authority over such Distressed Agent-Related Person) to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or the Collateral Agent or any person that directly or indirectly controls the Administrative Agent or the Collateral Agent, as the case may be, by a Governmental Authority. “Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates. “Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any). “Aggregate Commitments” means the Commitments of all the Lenders. “Agreement” has the meaning specified in the introductory paragraph to this Agreement. “AHYDO Catch-Up Payment” means with respect to any debt instrument of the Borrower that is permitted under this Agreement and which has a term in excess of five years from its issue date, the minimum amount of payments necessary to be made after the fifth year anniversary of the issue date of such debt instrument such that such debt instrument is not an “applicable high yield debt obligation” within the meaning of Section 163(e)(5) of the Code. “All-In Yield” means, as to any Indebtedness, the yield thereof at the time of determination, whether in the form of interest rate, margin, OID, upfront fees, an Adjusted Term SOFR Rate floor or Base Rate floor or otherwise; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include (x) arrangement fees, commitment fees, amendment fees, ticking fees, structuring fees or underwriting or similar fees paid to arrangers for such Indebtedness or other fees that are not paid generally to all lenders of such Indebtedness, (y) bona fide ticking fees or unused line fees, it being understood, in each case, that whether such fee is bona fide is determined at the time the amount of such fee is agreed and (z) customary consent and amendment fees paid generally to consenting Lenders. “Allocable Revolving Share” means, at any time, with respect to the Revolving Credit Commitments of any Class, the percentage of the total Revolving Credit Commitments represented at such time by such Class; provided that if any such Class of Revolving Credit Commitments has been terminated, then the Allocable Revolving Share of each applicable Lender shall be determined based on the Allocable Revolving Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

> 2.00:1.00 but ≤ 2.50:1.00 ≤ 1.50:1.00 0.75% Total Net First Lien Leverage Ratio 1.75% 0.25% “Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Borrower, the financial institutions listed on the signature pages thereto and the Administrative Agent. “Amendment No. 2 Effective Date” means September 1, 2021. “Amendment No. 3” means that certain Amendment No. 3, dated as of the Amendment No. 3 Effective Date, by and among the Borrower, the financial institutions listed on the signature pages thereto and the Administrative Agent. “Amendment No. 3 Effective Date” means May 22, 2023. “Amendment No. 4” means that certain Amendment No. 4, dated as of the Amendment No. 4 Effective Date, by and among Holdings, the Borrower, the financial institutions listed on the signature pages thereto and the Administrative Agent. “Amendment No. 4 Effective Date” means June 13, 2025. “Applicable Discount” has the meaning specified in Section 2.05(a)(v)(C)(1). “Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity.” “Applicable Rate” means a percentage per annum equal to: (i) with respect to Revolving Credit Loans, Initial Term Loans and Letter of Credit fees, from the Amendment No. 2 Effective Date until delivery of financial statements and a related Compliance Certificate for the first fiscal quarter of the Borrower ending after the Amendment No. 2 Effective Date pursuant to Section 6.02(a), (x) for Eurocurrency Rate Loans (as defined in this Agreement immediately prior to giving effect to Amendment No. 3), 1.75% and (y) for Base Rate Loans, 0.75%, and thereafter until the Amendment No. 4 Effective Date, the percentages per annum set forth in the table below, based upon the Total Net First Lien Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a): IV 1.25% > 2.50: 100 but ≤ 3.00:1.00 Base Rate Loans 1.00% 2.00% II V Term Benchmark Loans and RFR Loans > 3.00:1.00 but ≤ 3.50:1.00 > 1.50:1.00 but ≤ 2.00:1.00 1.25% 2.25% 0.50% VI 1.50% > 3.50:1.00 Pricing Level 1.50% 2.50% I (ii) on and after the Amendment No. 4 Effective Date, with respect to Revolving Credit Loans and Letter of Credit fees, a rate per annum equal to (x) for Term Benchmark Loans and RFR Loans, 3.50% and (y) for Base Rate Loans, 2.50%; (iii) on and after the Amendment No. 4 Effective Date, with respect to Term Loans, a rate per annum equal to (x) for Term Benchmark Loans and RFR Loans, 5.50% and (y) for Base Rate Loans, 4.50%; III

III I > 2.00:1.00 but ≤ 2.50:1.00 Pricing Level 0.30% ≤ 1.50:1.00 IV 0.20% > 2.50: 100 but ≤ 3.00:1.00 Total Net First Lien Leverage Ratio 0.35% (iv) (ii) with respect to commitment fees payable in respect of Revolving Credit Commitments, (x) from the Amendment No. 2 Effective Date until delivery of financial statements and a related Compliance Certificate for the first fiscal quarter of the Borrower ending after the Amendment No. 2 Effective Date pursuant to Section 6.02(a), 0.30%, and thereafter until the Amendment No. 4 Effective Date, the percentages per annum set forth in the table below, based upon the Total Net First Lien Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a): V II > 3.00:1.00 but ≤ 3.50:1.00 Commitment Fee 0.40% > 1.50:1.00 but ≤ 2.00:1.00 VI 0.25% > 3.50:1.00 0.45% and (y) on and after the Amendment No. 4 Effective Date, 0.50%. Any increase or decrease in the Applicable Rate resulting from a change in the Total Net First Lien Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that if written notification is provided to the Borrower that the Required Revolving Credit Lenders have so elected, “Pricing Level VI” shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). In the event that it is subsequently determined that the calculation of the Total Net First Lien Leverage Ratio on which the applicable interest rate for any particular period was determined is inaccurate for any reason and the result thereof is that the Lenders received interest for any period based on an Applicable Rate that is different than that which would have been applicable had the Total Net First Lien Leverage Ratio been accurately determined, (i) the Borrower shall promptly deliver to the Administrative Agent an updated Compliance Certificate for such period, (ii) the Administrative Agent shall notify the Borrower of the amount of interest that would have accrued in respect of any outstanding Loans during such period had the applicable interest rate been calculated based on the correct Total Net First Lien Leverage Ratio, and (iii) (a) if the Applicable Rate would have been higher for such period, the Borrower shall promptly pay to the Administrative Agent for the benefit of the applicable Lenders the difference between the amount that would have accrued and been due and payable and the amount actually paid in respect of such period and (b) if the Applicable Rate would have been lower for such period, the Administrative Agent shall credit the Borrower on future interest payments on behalf of the applicable Lenders the difference between the amount that would have accrued and been due and payable and the amount actually paid in respect of such period. Notwithstanding the foregoing, any underpayment due to a change in Applicable Rate shall not in itself constitute a Default or Event of Default under Section 8.01 so long as such additional interest or fees are paid as set forth above. Notwithstanding the foregoing, the Applicable Rate in respect of Extended Term Loans of any Term Loan Extension Series, Extended Revolving Credit Loans of any Revolving Credit Loan Extension Series, Refinancing Term Loans, Refinancing Revolving Credit Loans, New Term Commitments, New Term Loans, New Revolving Credit Commitments, New Revolving Credit Loans or Replacement Term Loans shall be the applicable percentages per annum provided pursuant to the applicable Extension Amendment, Refinancing Amendment, Incremental Amendment or amendment to this Agreement in respect of Replacement Term Loans, as the case may be. The Applicable Rate in respect of Extended Term Loans of any Term Loan Extension Series, Extended Revolving Credit Loans of any Revolving Credit Loan Extension Series, Refinancing Term Loans, Refinancing Revolving Credit

Loans, New Term Commitments, New Term Loans, New Revolving Credit Commitments, New Revolving Credit Loans or Replacement Term Loans may be further adjusted as may be agreed by the relevant Lenders and the Borrower in connection with any Extension Amendment, Refinancing Amendment, Incremental Amendment or amendment to this Agreement in respect of Replacement Term Loans, as the case may be. “Appropriate Lender” means, at any time, (a) with respect to Loans or Commitments of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders, and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) the Revolving Credit Lenders. “Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender. “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor. “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1 or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent and the Borrower. “Attorney Costs” means all reasonable and documented (in reasonable detail) fees, expenses and disbursements of any law firm or other external legal counsel. “Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; provided that any lease that would be characterized as an operating lease in accordance with GAAP as of December 31, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP after December 31, 2018 that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a Capitalized Lease. “Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or other advisor employed by the Borrower or any other Borrower Party (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent. “Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(ii). “Available Amount” means, at any time (the “Reference Date”), the sum of: (a) $5,000,000; plus (b) an amount equal to the greater of (x) commencing with the fiscal year ending December 31, 2021, the cumulative amount of retained Excess Cash Flow (which amount shall not be less than zero in any fiscal year of the Borrower and its Restricted Subsidiaries for the Available Amount Reference Period and (y) the cumulative amount of 50% of Consolidated Net Income (which amount shall not be less than zero for any period for purposes of the Available Amount Reference Period); plus (c) to the extent not applied as an “Excluded Contribution” or included in the definition of “Specified Equity Contribution”, the amount of any capital contributions made in cash, Cash Equivalents, property (valued at the fair market value thereof) or Net Cash Proceeds from Permitted Equity Issuances (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests), received or made by the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower) in each case, during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date and Not Otherwise Applied; plus (d) to the extent not (A) included in clause (b) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all Returns (including all cash repayment of principal) received in cash or Cash Equivalents by the Borrower or any Restricted Subsidiary from any Investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date, in each case to the extent any such Investment was made using the Available Amount pursuant to Section 7.02(j); plus (e) to the extent not (A) included in clause (b) above, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay Term Loans in accordance with Section 2.05(b)(ii) or any Subordinated Indebtedness, the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of any Investment or its ownership interest in any Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date, in each case to the extent any such Investment was made using the Available Amount pursuant to Section 7.02(j); plus (f) to the extent not (A) included in clause (b) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, in the event that the Borrower redesignates any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date (which, for purposes hereof, shall be deemed to also include (1) the merger, consolidation, liquidation or similar amalgamation of any Unrestricted Subsidiary into the Borrower or any Restricted Subsidiary, so long as the Borrower or such Restricted Subsidiary is the surviving Person, and (2) the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary), the fair market value (as reasonably determined by the Borrower) of the Investment in such Unrestricted Subsidiary at the time of such redesignation, in each case to the extent such Investment in such Unrestricted Subsidiary was made using the Available Amount pursuant to Section 7.02(j) (in each case not to exceed the original amount of such applicable Investments in such Subsidiary); plus (g) to the extent not applied as an “Excluded Contribution”, the Net Cash Proceeds received by the Borrower or any of the Restricted Subsidiaries of any Indebtedness or Disqualified Equity Interests incurred or issued by the Borrower or any of the Restricted Subsidiaries after the Closing Date that is exchanged or converted into Qualified Equity Interests of the Borrower (or any direct or indirect parent of the Borrower); plus (h) Borrower Retained Prepayment Amounts retained by Borrower or the Restricted Subsidiaries and Not Otherwise Applied; minus (i) any Investments made pursuant to Section 7.02(j) (which amounts, for the avoidance of doubt, shall, in each case, be net of Returns with respect to any such Investment in accordance with the definition of “Investment”), any Restricted Payment made pursuant to Section 7.06(c) or any payment made pursuant to Section 7.12(a)(v), in each case, during the period commencing on the Business Day immediately following the Closing Date and ending on the Reference Date (and, for purposes of this clause (i), without taking account of the intended usage of the Available Amount on such Reference Date in the contemplated transaction), in each case, in reliance on the Available Amount. “Available Amount Reference Period” means, with respect to any Reference Date, the period commencing on the first month beginning after the Closing Date and ending on the last day of the most recent fiscal year for which financial statements required to be delivered pursuant to Section 6.01(a), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent.

“Available Incremental Amount” means an aggregate principal amount of up to: (a) an unlimited amount of New Term Loans, New Revolving Credit Commitments and any Incremental Equivalent Debt, so long as the Total Net First Lien Leverage Ratio as of the last day of the Test Period ended most recently prior to the incurrence or issuance of such New Term Loans, New Revolving Credit Commitments and/or Incremental Equivalent Debt, as the case may be, after giving Pro Forma Effect to such incurrence or issuance, is less than or equal to 2.00 to 1.00 (or, if such Incremental Equivalent Debt will (i) rank junior in right of security with respect to the Liens securing the Revolving Credit Loans and Term Loans, an unlimited amount of Incremental Equivalent Debt so long as the Total Net Secured Leverage Ratio as of the last day of the Test Period ended most recently prior to the incurrence or issuance of such Incremental Equivalent Debt, after giving Pro Forma Effect to such incurrence or issuance, is less than or equal to 3.00 to 1.00, or (ii) be unsecured, an unlimited amount of Incremental Equivalent Debt so long as the Total Net Leverage Ratio as of the last day of the Test Period ended most recently prior to the incurrence or issuance of such Indebtedness, after giving Pro Forma Effect to such incurrence or issuance, is less than or equal to 3.00 to 1.00), in each case, assuming that any New Term Loans, New Revolving Credit Commitments and any Incremental Equivalent Debt are fully drawn; provided that in the case of any single transaction that provides for the incurrence or issuance of New Revolving Credit Commitments, New Term Commitments, New Term Loans and/or Incremental Equivalent Debt under clause (a) and/or clause (b) and/or clause (c) below, compliance with the Total Net First Lien Leverage Ratio, Total Net Secured Leverage Ratio or Total Net Leverage Ratio, as applicable, shall be determined for purposes of this clause (a) by giving the single transaction Pro Forma Effect but excluding in such determination of the Total Net First Lien Leverage Ratio, Total Net Secured Leverage Ratio or Total Net Leverage Ratio, as applicable, the aggregate amount of Indebtedness incurred or issued in reliance on clause (b) and/or clause (c) below; plus (b) all voluntary prepayments, redemptions, purchases and refinancings of any Term Loans and any Incremental Equivalent Debt (and of any refinancing Indebtedness associated with any of the foregoing) and any permanent commitment reductions of the Revolving Credit Facility and any New Revolving Credit Commitments (and of any refinancing revolving credit facilities associated with any of the foregoing), in each case, to the extent such Indebtedness is either (x) pari passu in right of security with respect to the Liens securing the Obligations or (y) incurred under this clause (b) or clause (c) below (except, in each case, to the extent funded with long-term Indebtedness (other than revolving credit facilities) or any voluntary prepayments, redemptions, purchases and refinancings of Subordinated Notes); plus (c) the greater of (i) $127,000,000 and (ii) 100% of Consolidated EBITDA of Holdings and its Restricted Subsidiaries (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of incurrence or issuance of such Indebtedness (which amount (x) shall be reduced by, without duplication, the aggregate principal amount of all New Term Loans, New Revolving Credit Commitments and Incremental Equivalent Debt incurred in reliance on this clause (c) but (y) shall not be reduced by the Additional Revolving Commitment (as defined in Amendment No. 2), the Initial Term Loans, or any amount incurred or issued in reliance on the immediately preceding clause (a) or (b)); provided, that any portion of any New Term Loans, New Revolving Credit Commitments and Incremental Equivalent Debt incurred in reliance on clause (b) or (c) shall be automatically reclassified from time to time as incurred under clause (a) if, at such time, the Total Net First Lien Leverage Ratio on a Pro Forma Basis as of the last day of the Test Period most recently ended is less than or equal to 2.00 to 1.00 (or, in the case of Incremental Equivalent Debt (i) that ranks junior in right of security with respect to the Liens securing the Revolving Credit Loans and Term Loans, if, at such time, the Total Net Secured Leverage Ratio on a Pro Forma Basis as of the last day of the Test Period most recently ended is less than or equal to 3.00 to 1.00, or (ii) that is unsecured, if, at such time the Total Net Leverage Ratio on a Pro Forma Basis as of the last day of the Test Period most recently ended is less than or equal to 3.00 to 1.00; provided further that the Borrower may elect (x) to use clause (a) above prior to and not including any amounts substantially simultaneously incurred pursuant to clause (b) and/or clause (c), or (y) to use clause (b) above prior to and not including any amounts substantially simultaneously incurred pursuant to clause (a) or clause (c); provided further that if clause (a), clause (b) and clause (c) are available and the Borrower does not make an election, the Borrower will be deemed to have elected clause (a) above. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such

Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03. “Availability” means, at any time, an amount equal to (a) the lesser of (i) the Revolving Credit Commitments and (ii) the Borrowing Base minus (b) the Revolving Credit Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Revolving Credit Percentage of all outstanding Borrowings). “Average Liquidity” means, for any Liquidity Test Period, the amount equal to the quotient of (i) the sum of Liquidity for each calendar day during such Liquidity Test Period divided by (ii) the number of calendar days that have elapsed during such Liquidity Test Period. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers. “Bail-In Legislation” means (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms , the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and, (c) to the extent ascertainable, the sum of (i) the Adjusted Term SOFR Rate calculated for such day based on an Interest Period of one (1) month determined two (2) U.S. Government Securities Business Days prior to such day (or, if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) and (d) 0.00%, plus (ii) 1.00%; provided, that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 4:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR Rate shall be effective on the day of such change in the Prime Rate, the Federal Funds Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greatergreatest of clauses (a) and, (b) and (d) above and shall be determined without reference to clause (c) above. “Base Rate Loan” means a Loan that bears interest based on the Base Rate. “Benchmark” means, initially, with respect to any (i) RFR Loan, Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Term SOFR Rate or Daily Simple SOFR, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.03. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the Adjusted Daily Simple SOFR; or (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for

Dollar-denominated syndicated credit facilities in the United States at such time and (b) the related Benchmark Replacement Adjustment; If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark (or applicable component) with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark (or applicable component) with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board of Directors” means, with respect to any person, (a) in the case of any corporation, the board of directors of such person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing. “Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Offer of Specified Discount Prepayment” means the offer by the applicable Borrower Party to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.05(a)(v)(B). “Borrower Parties” means the collective reference to Holdings, the Borrower and their respective Restricted Subsidiaries, and “Borrower Party” means any one of them. “Borrower Retained Prepayment Amounts” has the meaning specified in Section 2.05(b)(vii). “Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the applicable Borrower Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C). “Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the applicable Borrower Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D). “Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require. “Borrowing Base” means, at any time, the sum of: (a) 90% of the Loan Parties’ Eligible Accounts at such time, plus (b) 90% of the Net Orderly Liquidation Value of the Loan Parties’ Eligible Inventory; provided that no more than $10,000,000 of Eligible Inventory that is Eligible In-Transit Inventory may be included in the Borrowing Base, plus (c) the lesser of (i) 25% multiplied by the fair market value of the Loan Parties’ Eligible Intellectual Property as of the Amendment No. 4 Effective Date, and (ii) $30,000,000, minus (d) Reserves. “Borrowing Base Certificate” means a certificate, executed and certified as accurate and complete in all material respects by a Responsible Officer, in substantially the form of Exhibit U or another form presented by Borrower which is acceptable to the Administrative Agent in its Permitted Discretion. “Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be a day that is also a U.S. Government Securities Business Day (a) if such day relates to any interest rate settings, fundings, disbursements, settlements or payments of an RFR Loan, or any other dealings of such RFR Loan and (b) if such day relates to any interest rate settings, fundings, disbursements, settlements or payments of a Loan referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate. “Canadian Dollars” means the lawful currency of Canada. “Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries. “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any lease that would be characterized as an operating lease in accordance with GAAP on December 31, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP after December 31, 2018 that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a Capitalized Lease. “Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the Capitalized Lease Obligation with respect thereto; provided further that any lease that would be characterized as an operating lease in accordance with GAAP on December 31, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP after December 31, 2018 that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a Capitalized Lease. “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet (excluding the footnotes thereto) of the Borrower and the Restricted Subsidiaries. “Captive Insurance Subsidiary” means any Subsidiary of Holdings that is subject to regulation as an insurance company (or any Subsidiary thereof). “Cash Collateral Account” means an account of one or more Loan Parties held at, and subject to the sole dominion and control of, the Collateral Agent. “Cash Collateralize” means (a) to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Appropriate Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect thereof, cash, Cash Equivalents (for this purpose, excluding Cash Equivalents of the type described in clause (a)(ii) of such definition), deposit account or securities account balances, (b) to provide a “backstop” letter of credit having terms, and issued by a financial institution, reasonably acceptable to the Administrative Agent and the applicable L/C Issuer, (c) for the purposes of the definition of Disqualified Equity Interests in this Section 1.01, the preamble paragraphs to Articles VI and VII, and Sections 9.11(a) and 10.13 and the Collateral Documents, to provide evidence that a Letter of Credit has been “grandfathered” into a future credit facility in a manner reasonably acceptable to the applicable L/C Issuer or (d) if the applicable L/C Issuer benefiting from such collateral shall agree in its reasonable discretion, to provide other credit support, in each case, in an amount equal to 100% of such obligations and pursuant to documentation in form and substance reasonably satisfactory to (i) the Administrative Agent (on behalf of the Appropriate Lenders) and (ii) the L/C Issuer(s). “Cash Collateral,” “Cash Collateralizing,” “Cash Collateralized” and “Cash Collateralization” shall have the meanings correlative thereto and shall include the proceeds of such cash collateral and other credit support. “Cash Dominion Period” shall mean any period commencing on the date that Availability is less than 10% of the Revolving Credit Commitments for a period of five (5) consecutive Business Days and ending on the date thereafter that Availability is greater than 10% of the Revolving Credit Commitments for a period of thirty (30) consecutive calendar days. “Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings, the Borrower or any Restricted Subsidiary: (a) (i) Dollars and (ii) any foreign currency held by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business; (b) readily marketable direct obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition; (c) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks (or the Dollar equivalent as of the date of determination in the case of any non-U.S. banks); (d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) above or clause (f) below entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof; (f) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (g) readily marketable direct obligations issued or directly and fully guaranteed or insured by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition; (h) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (i) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (h) above; and (j) solely with respect to any Captive Insurance Subsidiary, any investment that a Captive Insurance Subsidiary is not prohibited to make in accordance with applicable Laws. In the case of Investments made in a country outside the United States in the ordinary course of business, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (j) above of obligors, which Investments or obligors (or the parents of such obligors), if required under such clauses, have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Holdings, the Borrower or any of the Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (a) through (j) and in this paragraph. “Cash Flow Forecast” means a report prepared in accordance with Section 6.02(g) and certified by a Financial Officer, which shall include a projected statement of sources and uses of cash for Holdings and its Subsidiaries for the current and following thirteen (13) calendar weeks, which cash flow forecast shall include a description of the anticipated uses of cash and proceeds of the Loans for each week during such period, all of which shall be substantially similar to the form delivered to the Administrative Agent on or prior to the Amendment No. 4 Effective Date. As used herein, “Cash Flow Forecast” shall initially refer to the 13-week cash flow forecast most recently delivered on or prior to the Amendment No. 4 Effective Date and, thereafter, the most recent Cash Flow Forecast delivered by the Borrower in accordance with Section 6.02(g).

“Cash Management Bank” means (i) any Person that is an Agent, a Lender or an Affiliate of any of the foregoing at the time it initially provides any Cash Management Services pursuant to a Secured Cash Management Agreement (or, in the case of Secured Cash Management Agreements existing on the Closing Date, on the Closing Date), whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of any of the foregoing and (ii) any other Person from time to time designated by the Borrower in writing who signs a customary accession agreement hereto. “Cash Management Obligations” means obligations owed by Holdings, the Borrower or any Restricted Subsidiary in respect of or in connection with any Cash Management Services. “Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer, ACH transactions and other cash management arrangements. “Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property. “CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the date of this Agreement of a law, rule, regulation or treaty adopted prior to the date of this Agreement), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented. “Change of Control” means: (a) (i) prior to a Qualifying IPO, the failure by the Permitted Holders to own in the aggregate, directly or indirectly through one or more direct or indirect parent companies of Holdings, beneficially or of record, Equity Interests in Holdings representing at least a majority of the aggregate ordinary voting power for the election of members of the Board of Directors of Holdings represented by the issued and outstanding Equity Interests in Holdings; or (ii) after a Qualifying IPO (1) any Person (other than a Permitted Holder) or (2) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act, but (A) excluding any employee benefit plan of such Person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (B) if any such “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests in the IPO Entity, directly or indirectly beneficially owned by the Permitted Holders that are part of such “group,” shall not be treated as being beneficially owned by such “group”), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, including through one or more holding companies, of Equity Interests representing 40% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the IPO Entity and the percentage of the aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in the IPO Entity beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders;

unless, in the case of either clause (a)(i) or (a)(ii) above, the Permitted Holders (directly or indirectly, including through one of more holding companies) otherwise have the right (pursuant to contract, proxy or otherwise), to designate, nominate or appoint (and do so designate, nominate or appoint) a majority of the Board of Directors of Holdings, prior to a Qualifying IPO, or the IPO Entity, after a Qualifying IPO; or (b) the failure of Holdings, prior to a Qualifying IPO, or the IPO Entity, after a Qualifying IPO, directly or indirectly through wholly-owned Subsidiaries, to own all of the Equity Interests in the Borrower (for the avoidance of doubt, the term “Borrower” shall include any person that continues or survives a merger, amalgamation or consolidation with the Borrower in a transaction permitted by Section 7.04, or. (c) a “Liquidity Event” occurs under the Subordinated Note Agreement. For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of Holdings or the Borrower, as applicable, directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether clause (a) of this definition is triggered. “Claims” has the meaning specified in the definition of “Environmental Claim.” “Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Revolving Credit Loans described in clause (i) of the definition thereof, New Term Loans, New Revolving Credit Loans, Refinancing Term Loans, Refinancing Revolving Credit Loans, Extended Term Loans, Extended Revolving Credit Loans or Replacement Term Loans, (b) any Commitment, refers to whether such Commitment is a Commitment in respect of Initial Term Loan Commitments, Revolving Credit Commitments (including Non-Extended Revolving Credit Commitments) or a Commitment in respect of a Class of Loans to be made pursuant to an Incremental Amendment, a Refinancing Amendment, an Extension Amendment, Corrective Loan Extension Amendment or an amendment to this Agreement in respect of Replacement Term Loans and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments and includes, as a separate Class, Term Lenders with Initial Term Loans, Revolving Credit Lenders with Revolving Credit Commitments (including Non-Extended Revolving Credit Commitments), Refinancing Term Lenders with Refinancing Term Commitments or Refinancing Term Loans, Refinancing Revolving Credit Lenders with Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans, Extending Term Lenders for a given Term Loan Extension Series of Extended Term Commitments or Extended Term Loans, Extending Revolving Credit Lenders for a given Revolving Credit Loan Extension Series of Extended Revolving Credit Commitments or Extended Revolving Credit Loans, New Term Lenders with New Term Commitments or New Term Loans, New Revolving Credit Lenders with New Revolving Credit Commitments or New Revolving Credit Loans or Lenders with Replacement Term Loans. Initial Term Loans, Revolving Credit Loans (and the Revolving Credit Commitments in respect thereof) described in clause (i) of the definition thereof, Refinancing Term Commitments, Refinancing Term Loans, Refinancing Revolving Credit Commitments, Refinancing Revolving Credit Loans, New Term Commitments, New Term Loans, New Revolving Credit Commitments, New Revolving Credit Loans, Extended Term Commitments, Extended Term Loans, Extended Revolving Credit Commitments, Extended Revolving Credit Loans, commitments in respect of Replacement Term Loans and Replacement Term Loans that have different terms and conditions shall be construed to be in different Classes. “Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01. “Closing Date Refinancing” has the meaning specified in the recitals to this Agreement.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator). “Co-Investor” means one or more (x) limited partners of any funds, investment vehicles or partnerships managed, advised or sub-advised by Summit Partners or any of their respective Affiliates (other than any portfolio operating company of any of the foregoing) or (y) strategic partners of Summit Partners or any Co-Investor identified in clause (x) of this definition that acquire, directly or indirectly, Equity Interests in Holdings through an issuance by Holdings (or any direct or indirect parent thereof) or a transfer, sale, assignment or disposition by Summit Partners, in each case under this clause (y), within twelve months following the Closing Date. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document. “Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement. “Collateral and Guarantee Requirement” means, at any time, the requirement that: (a) the Collateral Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date pursuant to Section 4.01(a)(iii) or (ii) on such other dates as required pursuant to Section 6.11 or Section 6.13, duly executed by each Loan Party party thereto; (b) all Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) shall have been unconditionally guaranteed by (I) Holdings, (II) each Restricted Subsidiary of the Borrower that is a Domestic Subsidiary (and not an Excluded Subsidiary, other than any Excluded Subsidiary pursuant to clause (d) of the definition of “Excluded Subsidiary” that was not an Excluded Subsidiary pursuant to such clause (d) on the Closing Date or the date that such Domestic Subsidiary became a Subsidiary Guarantor, in which case the exception set forth in such clause (d) to the aforementioned requirement to provide such unconditional guarantee pursuant to this parenthetical shall not apply except to the extent a release from such guarantee is permitted under Section 9.11(c)) and (III) any Restricted Subsidiary of the Borrower that Guarantees any Indebtedness incurred by Holdings, the Borrower or any Restricted Subsidiary pursuant to (i) any Junior Financing or (ii) any Incremental Equivalent Debt or Refinancing Equivalent Debt (or, in the case of each of the preceding clauses (i) and (ii), any Permitted Refinancing thereof) (each, a “Guarantor”); (c) the Obligations of each Loan Party shall have been secured by a first-priority security interest (subject to non-consensual Liens permitted by Section 7.01 and other Liens permitted pursuant to Sections 7.01(i), (m)(ii), (n), (o), (p), (y), (z), (aa), (dd) (but solely in the case of Liens permitted by clause (i), (o), or (ii) of Section 7.01), (ee), (hh) and (ii)) in (i) all Equity Interests of the Borrower and each Restricted Subsidiary that is a wholly owned Domestic Subsidiary (other than a Domestic Subsidiary (x) that is an Immaterial Subsidiary, a not-for-profit organization, a Captive Insurance Subsidiary or a special purpose entity formed and used solely for a securitization transaction or a similar special purpose, or (y) described in the following clause (ii)(B)) directly owned by the Borrower or any Guarantor and (ii) 65% of the issued and outstanding Equity Interests of (A) each Restricted Subsidiary that is a wholly owned Foreign Subsidiary and is directly owned by the Borrower or any Guarantor and (B) each Restricted Subsidiary that is a FSHCO directly owned by the Borrower or any Guarantor (in the case of clauses (A) and (B), other than a Subsidiary that is an Immaterial Subsidiary, a not-for-profit organization, a Captive Insurance Subsidiary or a special purpose entity formed and used solely for a securitization transaction or a similar special purpose); (d) except to the extent otherwise provided hereunder or under any Collateral Document, including subject to Liens permitted by Section 7.01 or under any Collateral Document, the Obligations shall have been secured by a valid and perfected security interest in substantially all tangible and intangible assets of each Loan Party (including accounts receivable, inventory, equipment, investment property, contract rights, registered intellectual property (including applications for registered intellectual property, but excluding any intent-to-use application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d), or an “Amendment to Allege

Use” pursuant to Section 1(c), of the Lanham Act, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such application under applicable federal Laws), other general intangibles, mortgages on Material Real Property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents (to the extent such security interest may be perfected by delivering certificated securities and Material Debt Instruments, filing any Mortgages in the appropriate filing office of the county where the respective mortgaged property is located, filing financing statements under the Uniform Commercial Code, making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or, subject to the proviso in clause (d)(i) of the definition of Excluded Assets, entering into landlord or other third party lien waivers, estoppels or collateral access letters); and (e) the Collateral Agent shall have received counterparts of a Mortgage and other documentation required to be delivered, with respect to each Material Real Property, if any, pursuant to Sections 6.11 and 6.13. The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of or security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets. The Collateral Agent may grant extensions of time for the perfection of security interests in or the delivery of the Mortgages and the obtaining of title insurance, surveys, abstracts and appraisals with respect to particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents. Notwithstanding anything to the contrary, there shall be no requirement for (and no Default under the Loan Documents shall arise out of the lack of) (A) actions in, or required by the Laws of, any non-U.S. jurisdiction in order to create, perfect or maintain any security interests in any assets (including, without limitation, any intellectual property registered in any non-U.S. jurisdiction and all real property located outside the United States) (it being understood that there shall be no security agreements, pledge agreements or similar security documents governed by the Laws of any non-U.S. jurisdiction) and (B) actions required to be taken to perfect by “control” with respect to any Collateral (other than delivery of (x) certificated securities required to be pledged in accordance with clause (c) of this definition, (y) Material Debt Instruments, and (z) landlord or other third party lien waivers, estoppels or collateral access letters as contemplated in the definition of Excluded Assets), including control agreements or similar agreements in respect of any deposit accounts, securities accounts, commodities accounts or other bank accounts (other than the Cash Collateral Account). In addition, the Borrower may cause any Restricted Subsidiary of the Borrower that is a Domestic Subsidiary (any such Subsidiary, an “Elected Guarantor”) that is not otherwise required to be a Guarantor to Guarantee the Obligations and otherwise satisfy the Collateral and Guarantee Requirement, in which case such Restricted Subsidiary shall be treated as a Guarantor under this Agreement and every other Loan Document for all purposes at all times thereafter; provided that, after any Elected Guarantor becomes a Guarantor hereunder, in no event shall such Elected Guarantor become an Excluded Subsidiary solely as a result of not being a wholly-owned Restricted Subsidiary of the Borrower. “Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, each of the mortgages, debentures, charges, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Agents and the Lenders pursuant to this Agreement, the Guaranty, the First Lien Intercreditor Agreement (if any), the Second Lien Intercreditor Agreement (if any), and any other intercreditor agreement entered into in connection herewith and each of the other agreements, instruments or documents executed by a Loan Party that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent or the Administrative Agent, as applicable, for the benefit of the Secured Parties. “Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Commitment Letter” means the Commitment Letter, dated April 16, 2020, among JPMorgan Chase Bank, N.A. and the Borrower. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute. “Compensation Period” has the meaning specified in Section 2.12(c)(ii). “Competitor” has the meaning specified in the definition of “Disqualified Institution”. “Compliance Certificate” means a certificate substantially in the form of Exhibit C and which certificate shall in any event be a certificate of a Responsible Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations, in the case of financial statements delivered under Section 6.01(a), beginning with the financial statements for the fiscal year ending December 31, 20212026, of Excess Cash Flow for such fiscal year, (iii) in the case of financial statements delivered under Section 6.01(a), setting forth a reasonably detailed calculation of the Net Cash Proceeds received during the applicable period by or on behalf of, the Borrower or any of the Restricted Subsidiaries in respect of any Disposition subject to prepayment pursuant to Section 2.05(b)(ii)(A) and the portion of such Net Cash Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.05(b)(ii)(B) and (iv) setting forth a reasonably detailed calculation, in the case of financial statements delivered under Section 6.01(a) or (b) and with respect to any Test Period ending on or after September 30, 2021, of the Total Net First Lien Leverage Ratiothe Amendment No. 4 Effective Date, the Total Net Leverage Ratio and the InterestFixed Charge Coverage Ratio. “Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments. “Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, but excluding (a) the current portion of any Funded Debt, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) revolving loans, swing line loans and letter of credit obligations under the Revolving Credit Facility or any other revolving credit facility, (f) the current portion of any Capitalized Lease Obligation, (g) deferred revenue, (h) liabilities in respect of unpaid earn-outs or other similar acquisition related liabilities, (i) the current portion of any other long-term liabilities, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition and (j) Non-Cash Compensation Liabilities. “Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization or write-off of intangibles and non-cash organization costs and of deferred financing fees or costs and Capitalized Software Expenditures, of such Person, on a consolidated basis and otherwise determined in accordance with GAAP and the amortization of OID resulting from the issuance of Indebtedness at less than par, and any write down of assets or asset value carried on the balance sheet. “Consolidated EBITDA” means, with respect to Holdings and the Restrictedits Subsidiaries for any period, the Consolidated Net Income of such Person for such period: (a) increased by (without duplication, and as determined in accordance with GAAP to the extent applicable):

(i) (A) provision for taxes based on income or profits or capital, plus state, provincial, franchise, property or similar taxes and foreign withholding taxes and foreign unreimbursed value added taxes, of such Person for such period (including, in each case, penalties and interest related to such taxes or arising from tax examinations) deducted in computing Consolidated Net Income and (B) amounts paid to Holdings or any direct or indirect parent of Holdings in respect of taxes in accordance with Section 7.06(g), solely to the extent such amounts were deducted in computing Consolidated Net Income; plus (ii) (A) total interest expense of such Person and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and (B) bank fees and costs owed with respect to letters of credit, bankers acceptances and surety bonds, in each case under this clause (B), in connection with financing activities and, in each case under clauses (A) and (B), to the extent the same were deducted in computing Consolidated Net Income; plus (iii) Consolidated Depreciation and Amortization Expense, including amortization of capitalized tooling costs, of such Person for such period to the extent the same were deducted in computing Consolidated Net Income; plus (iv) any (A) Transaction Expenses and (B) reasonable fees, costs, expenses or charges incurred (I) in connection with (x) the Solo Stove Acquisition, any issuance or offering of Equity Interests (including any Qualifying IPO), Investment, joint venture, acquisition (including any one-time costs incurred in connection with any Permitted Acquisition or any other Investment permitted hereunder),any Investment or non-ordinary course Disposition, recapitalization or the issuance, incurrence, redemption, exchange or repayment of Indebtedness (including, with respect to Indebtedness, a refinancing thereof), including any costs and expenses relating to any registration statement, or registered exchange offer, in respect of any Indebtedness permitted hereunder, or (y) any amendment, waiver, consent or modification to any documentation governing the terms of any transaction described in the immediately preceding subclause (x) or (z) any amendment, waiver, consent or modification to any Loan Document or any other document governing any Indebtedness (including, without limitation, Subordinated Indebtedness), in each case under subclauses (x), (y) and (z), whether or not such transaction or amendment, waiver, consent or modification is successful, made or entered into by the terms of this Agreement or (II) to the extent reimbursable by third parties, pursuant to enforceable indemnification provisions, in each case, deducted in computing Consolidated Net Income; plus (v) any charges, losses or expenses related to signing, retention, relocation, recruiting or completion bonuses or recruiting costs, severance costs, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), pre-opening, opening, closing and consolidation costs and expenses with respect to any facilities, facility start-up costs, costs of strategic initiatives, costs and expenses relating to implementation of operational and reporting systems and technology initiatives, costs incurred in connection with product and intellectual property development and new systems design, costs of information technology and similar upgrades, project start-up costs, integration and systems establishment costs, business optimization expenses or costs (including costs and expenses relating to intellectual property restructurings) and restructuring charges, expenses and reserves, in each case, to the extent the same were deducted in computing Consolidated Net Income; provided, that such charges, losses or expenses added back pursuant to this clause (v) in any Test Period shall, when aggregated with the amount of any increase for such period in Consolidated EBITDA as a result of the amount of any (I) adjustments pursuant to clause (x) below and (II) adjustments pursuant to clause (xi) below and Section 1.08(c), in each case solely to the extent such items are not otherwise permitted to be reflected on pro forma financial statements prepared in compliance with Regulation S-X (but without giving effect to any “management’s adjustments” thereunder), not exceed an aggregate amount equal to 1520% of Consolidated EBITDA (or such greater amount approved in writing by the Required Lenders), calculated after giving effect thereto, for such Test Period determined on a Pro Forma Basis; plus (vi) (A) consulting and similar fees, expenses and indemnities payable to Summit Partners or any Co-Investor and their respective Affiliates to the extent payment thereof is permitted by this Agreement and (B) compensation and expense reimbursements payable to directors and officers, any indemnity payments, and any expenses for director and officer insurance premiums to the extent such payment is permitted by this Agreement, in each case, to the extent the same were deducted in computing Consolidated Net Income; plus (vii) any other non-cash charges, expenses, losses or items, including any write offs or write downs, reducing such Consolidated Net Income for such period to the extent the same were deducted (and not added back or excluded) in computing Consolidated Net Income (provided that if any such non-cash charges or expenses represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge or expense, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus (viii) [reserved]; plus (viii) Restructuring Transaction Expenses to the extent the same were deducted (and not added back or excluded) in computing Consolidated Net Income; plus (ix) without duplication of amounts added back pursuant to clause (vi) above, the amount of customary fees, reasonable out-of-pocket costs, indemnities and expenses paid or accrued in such period to any Permitted Holder or any of their Affiliates to the extent permitted under Section 7.08 and deducted in such period in computing Consolidated Net Income; plus (x) without duplication of amounts added back pursuant to clause (xi) below, the amount of expected pro forma “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies related to any acquisition consummated prior to the Closing Date (including the Solo Stove Acquisition) projected by the Borrower in good faith to result from actions which have been or are expected to be taken (in the good faith determination of the Borrower) within twelve (12) months after the Closing Date (which “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that such “run rate” cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (in the good faith determination of the Borrower); provided further, that such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergiesany extraordinary, non-recurring or unusual gains or losses, charges or expenses (including judgments, settlements and related expenses) to the extent the same were deducted (and not added back or excluded) in computing Consolidated Net Income, decreased by any unusual or non-recurring gains or income for such period to the extent the same were added to or excluded in computing Consolidated Net Income; provided, that any such cash charges, gains, losses or expenses added back pursuant to this clause (x) in any Test Period shall, when aggregated with the amount of any increase for such period in Consolidated EBITDA as a result of any charges, losses or expensesthe amount of any (I) any adjustments pursuant to clause (v) above and (II) adjustments pursuant to clause (xi) below and/or Section 1.08(c) Section 1.08(c), in each case, solely to the extent such items are not otherwise permitted to be reflected on pro forma financial statements prepared in compliance with Regulation S-XS-X (but without giving effect to any “management’s adjustments” thereunder), not exceed an aggregate amount equal to 20% of Consolidated EBITDA

(or such greater amount approved in writing by the Required Lenders) of Consolidated EBITDA, calculated after giving effect thereto, for such Test Period determined on a Pro Forma Basis; plus (xi) all expected pro forma “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies (1) related to the Transaction and (2) related to any acquisitions, investments, divestures, Specified Transaction, restructurings, cost savings initiatives and other initiatives after the Closing Date and in each case projected by the Borrower in good faith to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within twelve (12) months after the date of Transaction or such acquisition, divestiture, Specified Transaction, restructuring (excluding, for the avoidance of doubt, the Restructuring Transaction), cost savings initiative or other initiative is consummated or initiated (which “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that such “run rate” cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (in the good faith determination of the Borrower; and provided further, that such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergiesamounts added back pursuant to this clause (xi) in any Test Period shall, when aggregated with the amount of any increase for such period in Consolidated EBITDA as a result of any “run rate” cost savings, operating expense reductions and synergies(I) adjustments pursuant to clause (v) above or (II) adjustments pursuant to clause (x) above and Section 1.08(c), in each case, solely to the extent such items are not otherwise permitted to be reflected on pro forma financial statements prepared in compliance with Regulation S-X (but without giving effect to any “management’s adjustments” thereunder), not exceed an aggregate amount equal to 20% (or such greater amount approved in writing by the Required Lenders) of Consolidated EBITDA, calculated after giving effect thereto, for such Test Period determined on a Pro Forma Basis; plus (xii) any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity or equity-based plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with Net Cash Proceeds contributed to the capital of the Borrower by Persons other than Holdings, the Borrower or a Restricted Subsidiary or Net Cash Proceeds from Permitted Equity Issuances, in each case, (A) solely to the extent that such cash proceeds are excluded from the calculation of the Available Amount and have not been used as an Excluded Contribution and do not constitute a Specified Equity Contribution and (B) to the extent the same were deducted in computing Consolidated Net Income; plus (xiii) Specified Legal Expenses, in each case, to the extent the same were deducted in computing Consolidated Net Income; plus (xiv) accruals and reserves that are established or adjusted (x) within 12 months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or (y) after the closing of any acquisition that are so required as a result of such acquisition in accordance with GAAP, or changes as a result of the adoption or modification of accounting policies, whether effected through a cumulative effect adjustment, restatement or a retroactive application, in each case, to the extent the same were deducted in computing Consolidated Net Income; plus (xv) adjustments and addbacks of the type specifically identified in (A) the Sponsor Model, (B) the quality of earnings reports in respect of the Borrower dated August 31, 2020 and March 17, 2021 delivered to the Lead Arranger and (C) any other quality of earnings report prepared in connection with a Permitted Acquisition or Investment[reserved]; plus

(xvi) net losses with respect to investments in any person (other than a Subsidiary of the Borrower) during such period to the extent that none of the Borrower or any of the Subsidiaries contributes cash or Cash Equivalents or any other property to such person in respect of such loss during such period, in each case, to the extent the same were deducted in computing Consolidated Net Income; plus (xvii) non-cash equity compensation expense to the extent the same were deducted in computing Consolidated Net Income; plus (xviii) product liability insurance and ancillary coverage expenses to the extent reimbursed by product liability insurance and ancillary coverage and any payments received from product liability insurance and ancillary coverage in each case, to the extent the same were deducted in computing Consolidated Net Income; (b) decreased by (without duplication, and as determined in accordance with GAAP to the extent applicable) any non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition);. For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.08. provided, that, notwithstanding anything in this Agreement to the contrary, (x) Consolidated EBITDA shall exclude any amount attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary and (y) any amount of Consolidated EBITDA attributable to any non-wholly owned Restricted Subsidiary that is not a Guarantor shall not exceed 20% of Consolidated EBITDA (calculated after giving effect to such included amounts from any non-wholly owned Restricted Subsidiary that is not a Guarantor) for any Test Period; provided, further that amounts actually distributed from any such non-wholly owned Restricted Subsidiary that is not a Guarantor to any Loan Party shall otherwise be excluded in any determination of the cap in the foregoing clause (y). Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement (w) for any Test Period that includes the fiscal quarter ended June 30, 2020, Consolidated EBITDA for such fiscal quarter shall be $14,318,507, (x) for any Test Period that includes the fiscal quarter ended September 30, 2020, Consolidated EBITDA for such fiscal quarter shall be $13,532,897, (y) for any Test Period that includes the fiscal quarter ended December 31, 2020, Consolidated EBITDA for such fiscal quarter shall be $29,885,191, (z) for any Test Period that includes the fiscal quarter ended March 31, 2021, Consolidated EBITDA for such fiscal quarter shall be $29,551,272, respectively, in each case, as may be subject to add-backs and adjustments (without duplication) pursuant to Section 1.08(c) and clauses (a)(v), (a)(x) and (a)(xi) above for the applicable Test Period. For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.08. “Consolidated First Lien Net Debt” means, as of any date of determination, (a) Consolidated Total Debt of Holdings and the Restricted Subsidiaries that is secured by a first priority Lien on any asset or property of Holdings or any Restricted Subsidiary minus (b) the aggregate amount of cash and Cash Equivalents of Holdings and the Restricted Subsidiaries as of such date that is not Restricted (other than cash and Cash Equivalents restricted in favor of the Administrative Agent for the benefit of the Lenders); provided that the amount of any cash and Cash Equivalents so netted shall not exceed $10,000,000; provided that any proceeds of any New Term Loans, New Revolving Credit Commitments, Incremental Equivalent Debt and/or any other Indebtedness borrowed at the time of determination shall not be included in the calculation of cash or Cash Equivalents under clause (b) above; provided further to the extent proceeds of any New Term Loans, New Revolving Credit Commitments, Incremental Equivalent Debt and/or any other Indebtedness are to be used to repay Indebtedness (including by defeasance, discharge, escrow or similar arrangements), the Borrower shall be permitted to give Pro Forma Effect to such repayment of Indebtedness. “Consolidated Interest Expense” shall mean, with respect to any Person and its Restricted Subsidiaries for any period, the sum, without duplication, of: (1) consolidated cash interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers acceptances, (b) capitalized interest to the extent paid in cash, and (c) net payments (over payments received), if any, made pursuant to interest rate Secured Hedge Agreements); less (2) cash interest income for such period; provided, however, that the following shall in all cases be excluded from Consolidated Interest Expense to the extent otherwise included in such interest expense: (a) any one-time cash costs associated with breakage in respect of Secured Hedge Agreements to the extent such costs would be otherwise included in Consolidated Interest Expense; (b) non-cash interest expense attributable to a parent entity resulting from push-down accounting, but solely to the extent not reducing consolidated cash interest expense in any prior period; (c) any non-cash expensing of bridge, commitment, and other financing fees that have been previously paid in cash, but solely to the extent not reducing consolidated cash interest expense in any prior period; (d) deferred financing costs, debt issuance costs, commissions, fees (including amendment and contract fees) and expenses and, in each case, the amortization and write-off thereof, and any amounts of non-cash interest; (e) costs associated with obtaining Secured Hedge Agreements; (f) the accretion or accrual of discounted liabilities; (g) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Secured Hedge Agreements or other derivative instruments pursuant to FASB Accounting Standards Codification 815; (h) any non-cash expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transaction or any acquisition; (i) commissions, discounts, yield, and other fees and charges (including any interest expense) related to any receivables facility or any securitization facility; (j) annual agency fees paid to any administrative agent or collateral agent under any credit facilities or other debt instruments or documents; (k) any non-cash interest expense; and (l) any prepayment premium or penalty. “Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt of Holdings and the Restricted Subsidiaries minus (b) the aggregate amount of cash and Cash Equivalents of Holdings and the

Restricted Subsidiaries as of such date that is not Restricted (other than cash and Cash Equivalents restricted in favor of the Administrative Agent for the benefit of the Lenders); provided that the amount of any cash and Cash Equivalents so netted shall not exceed $10,000,000; provided that any proceeds of any New Term Loans, New Revolving Credit Commitments, Incremental Equivalent Debt and/or any other Indebtedness borrowed at the time of determination shall not be included in the calculation of cash or Cash Equivalents under clause (b) above; provided further that to the extent proceeds of any New Term Loans, New Revolving Credit Commitments, Incremental Equivalent Debt and/or any other Indebtedness are to be used to repay Indebtedness (including by defeasance, discharge, escrow or similar arrangements), the Borrower shall be permitted to give Pro Forma Effect to such repayment of Indebtedness. “Consolidated Net Income” means, with respect to Holdings and the Restricted Subsidiaries for any period, the aggregate of the Net Income of Holdings and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided, however, that, without duplication: (a) any extraordinary, non-recurring or unusual gains or losses, charges or expenses (including judgments, settlements and related expenses) shall be excluded; (b) [reserved]; (c) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP; (d) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the property and equipment, software, goodwill, intangible assets, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof (including any write-off of in process research and development), shall be excluded; (e) any income (loss) from disposed, abandoned, transferred, closed or discontinued operations (excluding held for sale discontinued operations until actually disposed of) and any gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded; (f) any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (other than dispositions of inventory in the ordinary course of business) or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded; (g) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the aggregate amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person or Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (g) below); (g) solely for the purpose of determining the Available Amount for application pursuant to Section 7.06(c), the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof that is a Subsidiary Guarantor in respect of such period, to the extent not already included therein; (h) [reserved]; (i) (i) any net gain or loss (after any offset) resulting in such period from obligations in respect of Swap Contracts and the application of Accounting Standards Codification 815 (Derivatives and Hedging) or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Swap Contracts, (ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency re-measurements of Indebtedness (including the net loss or gain (A) resulting from Swap Contracts for currency exchange risk and (B) resulting from intercompany Indebtedness) and all other foreign currency translation gains or losses, and (iii) any income (loss) for such period attributable to the early extinguishment or conversion of (A) Indebtedness, (B) obligations under any Swap Contracts or (C) other derivative instruments and all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection therewith, shall be excluded; (j) any goodwill or impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP and the amortization of Capitalized Software Expenditures, shall be excluded; (k) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition, acquisitions completed prior to the Closing Date or any sale, conveyance, transfer or other disposition of assets, in each case, permitted under this Agreement or that are consummated prior to the Closing Date, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded; (l) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded; (m) any non-cash (for such period and all other periods) compensation charge or expense, including any such charge or expense arising from the grants of equity, equity appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by, or to, management or other holders, direct or indirect, of Equity Interests of the Borrower or any of the Restricted Subsidiaries in connection with the Transaction, shall be excluded; (n) any income (loss) attributable to deferred compensation plans or trusts and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the revaluation of any benefit plan obligation shall be excluded; (o) proceeds received from (x) any business interruption insurance and (y) shipping carriers, delivery and courier services and like parties in connection with expense, reimbursement and/or indemnity obligations and other charges and amounts received from third parties on account of customer returns, replacements and repairs, to the extent not already included in Consolidated Net Income, shall be included;

(p) the amount of any expense to the extent a corresponding amount is received in cash by the Borrower and the Restricted Subsidiaries from a Person other than the Borrower or any Restricted Subsidiaries; provided such amount received has not been included in determining Consolidated Net Income, shall be excluded (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods); (q) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460 (Guarantees) or any comparable regulation, shall be excluded; and (r) earn-out and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with the Transaction, any Permitted Acquisition, other permitted Investment or any acquisition occurring prior to the Closing Date shall be excluded. “Consolidated Senior Secured Net Debt” means, as of any date of determination, (a) Consolidated Total Debt of Holdings and the Restricted Subsidiaries that is secured by a Lien on any asset or property of Holdings or any Restricted Subsidiary minus (b) the aggregate amount of cash and Cash Equivalents of Holdings and the Restricted Subsidiaries as of such date that is not Restricted (other than cash and Cash Equivalents restricted in favor of the Administrative Agent for the benefit of the Lenders); provided that the amount of any cash and Cash Equivalents so netted shall not exceed $10,000,000; provided that any proceeds of any New Term Loans, New Revolving Credit Commitments, Incremental Equivalent Debt and/or any other Indebtedness borrowed at the time of determination shall not be included in the calculation of cash or Cash Equivalents under clause (b) above; provided further that to the extent proceeds of any New Term Loans, New Revolving Credit Commitments, Incremental Equivalent Debt and/or any other Indebtedness are to be used to repay Indebtedness (including by defeasance, discharge, escrow or similar arrangements), the Borrower shall be permitted to give Pro Forma Effect to such repayment of Indebtedness. “Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of Holdings and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of recapitalization accounting or purchase accounting in connection with the Transaction, any Permitted Acquisition or any other Investment permitted hereunder, acquisitions completed prior to the Closing Date or for any other purpose), consisting of (i) Indebtedness for borrowed money, (ii) unreimbursed obligations in respect of drawn letters of credit (subject to the proviso below), (iii) Capitalized Lease Obligations, (iv) obligations in respect of purchase money Indebtedness, (v) debt obligations evidenced by bonds, debentures, promissory notes, loan agreements or similar instruments, (vi) unpaid earnouts to the extent then due and owing and (vii) all Guarantees of the Holdings and its Restricted Subsidiaries in respect of any of the foregoing; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any Letter of Credit or any other letter of credit, except to the extent of unreimbursed L/C Obligations or unreimbursed obligations in respect of any such drawn other letters of credit (provided that any unreimbursed L/C Obligations or unreimbursed obligations in respect of any such drawn other letters of credit shall not be included as Consolidated Total Debt until two (2) Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be included)) and (ii) obligations under Swap Contracts. “Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities; provided that Consolidated Working Capital shall be calculated without giving effect to (w) recapitalization or purchase accounting, (x) any assets or liabilities acquired, assumed, sold or transferred in any acquisition or Disposition pursuant to Section 7.05(j), (y) changes as a result of the reclassification of items from short-term to long-term and vice versa or (z) changes to Consolidated Working Capital resulting from non-cash charges and credits to Consolidated Current Assets and Consolidated Current Liabilities (including, without limitation, derivatives and deferred income tax). “Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” has the meaning specified in the definition of “Affiliate.” “Control Account Agreement” means any multi-party agreement by and among a Loan Party, the Administrative Agent and a depositary bank or securities intermediary at which such Loan Party maintains a Controlled Account, in each case in form and substance reasonably satisfactory to the Administrative Agent. “Controlled Account” has the meaning specified in Section 6.17(a). “Corrective Loan Extension Amendment” means a Corrective Revolving Credit Extension Amendment and/or a Corrective Term Loan Extension Amendment, as the context requires. “Corrective Revolving Credit Extension Amendment” has the meaning specified in Section 2.18(f). “Corrective Term Loan Extension Amendment” has the meaning specified in Section 2.17(f). “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning assigned to it in Section 10.19. “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension. “Cure Expiration Date” has the meaning specified in Section 8.04(a). “Cure Right” has the meaning specified in Section 8.04(a). “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower “Debtor Relief Laws” means the Title 11 of the United States Code (11 U.S.C. §101 et seq.) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and, in each case, affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.05(b)(vii). “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Term Benchmark Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.02(c)) plus 2.0% per annum. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means, subject to Section 2.19(f), any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (c) has notified the Borrower, the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender in writing that it does not intend to comply with its funding obligations hereunder, or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect, (d) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower, in a manner reasonably satisfactory to the Administrative Agent or the Borrower, as applicable, that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-in Action or (f) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(f)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer and each Lender; provided that, for the avoidance of doubt, such a determination by the Administrative Agent shall not be required for a Lender to constitute a Defaulting Lender. “Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents following the consummation of the applicable Disposition) (including as a result of a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration). “Designated Person” means a Person: (a) listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”); or (c) in which an entity on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN. “Discount Prepayment Accepting Lender” has the meaning specified in Section 2.05(a)(v)(B)(1). “Discount Range” has the meaning specified in Section 2.05(a)(v)(C)(1). “Discount Range Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(C)(1). “Discount Range Prepayment Notice” means a written notice of the Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C) substantially in the form of Exhibit J or any other form approved by the Administrative Agent and the Borrower. “Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit K or any other form approved by the Administrative Agent and the Borrower, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice. “Discount Range Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(C)(1). “Discount Range Proration” has the meaning specified in Section 2.05(a)(v)(C)(2). “Discounted Loan Prepayment” has the meaning specified in Section 2.05(a)(v)(A). “Discounted Prepayment Determination Date” has the meaning specified in Section 2.05(a)(v)(D)(2). “Discounted Prepayment Effective Date” means in the case of the Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, eight (8) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B), Section 2.05(a)(v)(C) or Section 2.05(a)(v)(D), respectively, unless a shorter period is agreed to between the applicable Borrower Party and the Auction Agent. “Disposition” or “Dispose” means the sale, transfer, license tantamount to a sale, lease tantamount to a sale or other disposition (including any sale leaseback transaction and any sale or issuance of Equity Interests in the Borrower or a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not include any issuance by Holdings of any of its Equity Interests to another Person or by the Borrower of any of its Equity Interests to Holdings. “Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable (other than (i) unasserted contingent indemnification obligations that by their terms survive and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the termination of the Commitments and Cash Collateralization of all outstanding Letters of Credit, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the

Loans and all other Obligations that are accrued and payable (other than (i) unasserted contingent indemnification obligations that by their terms survive and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the termination of the Commitments and Cash Collateralization of all outstanding Letters of Credit), in whole or in part or (c) is or becomes automatically or at the option of the holder convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in the case of each of clauses (a), (b) and (c), prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Loans at the time of issuance; provided that if such Equity Interests are issued to any current or former employees, consultants, directors, officers or members of management or pursuant to a plan for the benefit of current or former employees, consultants, directors, officers or members of management of Holdings (or any direct or indirect parent thereof), the Borrower or its respective Subsidiaries or by any such plan to such current or former employees, consultants, directors, officers or members of management, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings, the Borrower or its respective Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’, consultants’, directors’, officers’ or management members’ termination, death or disability. “Disqualified Institution” means (i) a Natural Person, (ii) any financial institutions, investors or other Persons designated in writing by the Borrower or Summit to the Lead Arranger prior to the Closing Date or as the Borrower and the Administrative Agent shall mutually agree on and after the Closing Date (or any Affiliates of any of the foregoing), (iii) any of Holdings’ or its Subsidiaries’ competitors that are in the same or a similar line of business as the Borrower and its Subsidiaries (for such purposes the similar line of business being any company or other Person that sells or offers for sale consumer products in the ordinary course of its business (for the avoidance of doubt, any financial product or service of the type that is customarily offered by a bank or other financial institution shall not be deemed to be a “consumer product” for purposes of the foregoing)) or any competitors of Holdings or any of its Subsidiaries that have been designated in writing by the Borrower or Summit to the Administrative Agent from time to time (or any of their respective Affiliates) (each such entity, a “Competitor”) or any affiliates of any Competitor and (iv) Excluded Affiliates. “Distressed Agent-Related Person” has the meaning specified in the definition of “Agent-Related Distress Event.” “Dollar” and “$” mean lawful money of the United States. “Dollar Amount” means, at any time: (a) with respect to any Loan, the principal amount thereof then outstanding (or in which such participation is held); and (b) with respect to any L/C Obligation (or any risk participation therein), the amount thereof. “Domestic Cash Balance” means the amount of cash and Cash Equivalents held on the balance sheet of the Holdings and its Domestic Subsidiaries as reported in the most recent Liquidity Report delivered to the Administrative Agent. “Domestic Cash Balance Test Date” means the date that the reports required to be delivered pursuant to Section 6.02(g) are delivered to the Administrative Agent. “Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia. “DQ List” has the meaning specified in Section 10.07(b). “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax. “Eligible Accounts” means, at any time, the Accounts of the Loan Parties that arise in the ordinary course of business of the originator thereof from the sale or lease of goods or rendition of services and is payable in Dollars; provided, that Eligible Accounts shall not include: (a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent; (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Lien permitted pursuant to this Agreement which does not have priority over the Lien in favor of the Administrative Agent; (c) (i) for Account Debtors other than those set forth in clause (ii) below, (x) with respect to which the scheduled due date (the “Account Due Date”) is more than 90 days after the date of the original invoice (the “Account Invoice Date”) therefor or (y) which is unpaid more than 90 days after Account Invoice Date or more than 60 days after the Account Due Date, (ii) for credit worthy Account Debtors mutually agreed between the Administrative Agent and the Borrower and as continuously reported to the Administrative Agent as part of the Borrowing Base Certificate, (x) with respect to which the Account Due Date is more than 120 days after the Account Invoice Date therefor or (y) which is unpaid more than 120 days after Account Invoice Date or more than 90 days after the Account Due Date, or (iii) which has been written off the books of any Loan Party or otherwise designated as uncollectible; (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above; (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds (i) 35% of the aggregate Eligible Accounts with respect to (x) Dick’s Sporting Goods and (y) other credit worthy Account Debtors mutually agreed between the Administrative Agent and the Borrower and as continuously reported to the Administrative Agent as part of the Borrowing Base Certificate and (iii) 20% of the aggregate Eligible Accounts with respect to all other Account Debtors (f) with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreement has been breached or is not true; (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon any Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest; (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by a Loan Party for a period of three (3) Business Days or for which such Account was invoiced more than once; (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable, to pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business, but in each case, only to the extent that the Borrower has received notice or otherwise has knowledge thereof; (k) which is owed by any Account Debtor which has sold all or substantially all of its assets; (l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., or the District of Columbia, Canada, or any province of Canada unless, in any such case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent; (m) which is owed in any currency other than Dollars or Canadian Dollars; (n) which is owed by (i) any government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction; (o) which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates; (p) [reserved]; (q) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such Indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof; (r) which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of any such counterclaim, deduction, defense, setoff or dispute; (s) which is evidenced by any promissory note, chattel paper or instrument; (t) which is owed by an Account Debtor which is a Sanctioned Person; (u) with respect to which the applicable Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, but only to the extent of any such reduction, or any Account which was partially paid and the applicable Loan Party created a new receivable for the unpaid portion of such Account, except for credit worthy Account Debtors that are mutually agreed to as continuously reported to the Administrative Agent as part of the Borrowing Base Certificate; (v) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(w) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than a Loan Party has or has had an ownership interest in such goods, or which indicates any party other than a Loan Party as payee or remittance party; or (x) which was created on cash on delivery terms. In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account pursuant to clause (j) of this definition, the Borrower shall notify the Administrative Agent thereof promptly after the Borrower has knowledge such Account ceases to be an Eligible Account and this shall be reflected on the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion (in consultation with the Borrower), be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that any Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by any Loan Party to reduce the amount of such Account. “Eligible Intellectual Property” means, at any time, the intellectual property of any Loan Party which the Administrative Agent and the Borrower mutually agreed to be eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit prior to the Amendment No. 4 Effective Date. Eligible Intellectual Property shall not include any intellectual property: (a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent; (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Administrative Agent; and (c) with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreement which relates to the protection and/or preservation of the intellectual property which is included in the Borrowing Base has been materially breached or is materially not true. “Eligible Inventory” means Inventory owned by any Loan Party; provided, that Eligible Inventory shall not include any Inventory: (a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent; (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Administrative Agent; (c) which is, in the Administrative Agent’s Permitted Discretion (in consultation with the Borrower), slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business, or unacceptable due to age, type, category and/or quantity; (d) with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreement has been breached or is not true or which does not conform to all standards imposed by any Governmental Authority; (e) in which any Person other than the applicable Loan Party shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein; (f) which is not finished goods or which constitutes consumables, work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business; (g) which is not located in the U.S. or is in transit with a common carrier from vendors or suppliers or has not been released or cleared for sale by US Customs and Border Protection, Food and Drug Administration or other regulatory agencies, provided that, Inventory in transit from vendors and suppliers may be included as Eligible Inventory despite the foregoing provision of this clause (g) (in-transit Eligible Inventory which complies with this proviso, “Eligible In-Transit Inventory”) and, (x) for the period from the Amendment No. 4 Effective Date until 150 days thereafter and (y) from and after 150 days after the Amendment No. 4 Effective Date, so long as: (i) the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such Inventory and (2) evidence of satisfactory casualty insurance naming the Administrative Agent as lender loss payable and otherwise covering such risks as the Administrative Agent may reasonably request, (ii) if the bill of lading is non-negotiable, the Inventory must be in transit within the U.S., and the Administrative Agent shall have received, if requested, a duly executed Collateral Access Agreement, in form and substance satisfactory to the Administrative Agent, from the applicable customs broker, freight forwarder or carrier for such Inventory, (iii) if the bill of lading is negotiable, the Inventory must be in transit from outside the U.S., and the Administrative Agent shall have received (1) confirmation that the bill is issued in the name of the applicable Loan Party and consigned to the order of the Administrative Agent, and an acceptable agreement has been executed with the Borrower’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Administrative Agent and has granted the Administrative Agent access to the Inventory, (2) confirmation that the applicable Loan Party has paid for the goods, and (3) an estimate from the Borrower of the customs duties and customs fees associated with such Inventory in order to establish an appropriate Reserve, (iv) the common carrier is not an Affiliate of the applicable vendor or supplier, and (v) the customs broker is not an Affiliate of any Loan Party; (h) which is located in any location leased by any Loan Party unless (A)(i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion and (B) at least $100,000 of Inventory of the Loan Parties is located at such location; (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (A)(i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other customary documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion and (B) at least $100,000 of Inventory of the Loan Parties is located at such third party warehouse or in possession of such bailee; (j) which is being processed offsite at a third-party location or outside processor, or is in-transit to or from such third-party location or outside processor unless (A) such processor, warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other customary documentation as the Administrative Agent may require, (B) appropriates Reserves have been established by the Administrative Agent in its Permitted Discretion and (C) at least $100,000 of Inventory of the Loan Parties is located at such location; (k) which is the subject of a consignment by any Loan Party as consignor unless (A)(i) such consignee, warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other customary documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion and (B) at least $100,000 of Inventory of the Loan Parties is located at such location; (l) which is perishable; (m) which is not reflected in a current perpetual inventory report of the Loan Parties (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory); (n) which has been acquired from a Sanctioned Person; (o) for which reclamation rights have been validly asserted by the seller in writing; or (p) which contains or bears any intellectual property rights licensed to any Loan Party unless the Administrative Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.07(b)(iii) and (iv) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)) and is not excluded as an assignee pursuant to Section 10.07(b)(v); provided that, in any event, Eligible Assignees shall not include (x) any Natural Person, (y) any Disqualified Institution unless consented to in writing by the Borrower in its sole discretion (which consent shall be required regardless of whether a Default or Event of Default shall be continuing), or (z) any Defaulting Lender or any Affiliate thereof. “Employee Benefit Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA which the Borrower establishes for the benefit of its employees or for which the Borrower has liability to make a contribution, including as the result of being an ERISA Affiliate, other than a Multiemployer Plan. “Environmental Claim” means any administrative, regulatory or judicial action, suits, demand letter, claim, lien, notice of noncompliance or violation, investigation (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceeding with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law. “Environmental Laws” means Laws relating to the protection of the environment. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or other written agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (whether evidenced by share certificates (or similar) or not).

“ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Borrower (or any of them) are treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA for the relevant period. “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Borrower or any of its ERISA Affiliates concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is insolvent or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Borrower or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its ERISA Affiliates; or (f) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which would reasonably be expected to result in liability to the Borrower. “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time. “Event of Default” has the meaning specified in Section 8.01. “Excess Cash Flow” means, for any period, an amount equal to the excess of: (a) the sum, without duplication, of: (i) Consolidated Net Income of Holdings and the Restricted Subsidiaries for such period (excluding (x) the amount of any Consolidated Net Income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary and (y) the amount of any Consolidated Net Income attributable to any non-wholly owned Restricted Subsidiary that is not a Guarantor in excess of 20% of Consolidated Net Income (calculated after giving effect to such included amounts from any non-wholly owned Restricted Subsidiary that is not a Guarantor) for any Test Period); provided, further that amounts actually distributed from any such non-wholly owned Restricted Subsidiary that is not a Guarantor to any Loan Party shall otherwise be excluded in any determination of the cap in the foregoing clause (y); plus (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period; plus (iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting); plus (iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; plus

(v) the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid or payable in respect of such periods; plus (vi) cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in such Consolidated Net Income; over (b) the sum, without duplication; of: (i) an amount equal to the amount of all non-cash gains or credits included in arriving at such Consolidated Net Income (but excluding any non-cash gains or credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges, losses or expenses excluded by virtue of clauses (a) through (q) of the definition of “Consolidated Net Income”; plus (ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property made in cash during such period by the Borrower or the Restricted Subsidiaries; plus (iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any scheduled repayment of Loans pursuant to Section 2.07, and (C) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition or Casualty Event that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase, but excluding (W) all other prepayments of Term Loans (other than those specified in preceding clauses (B) and (C)) and all voluntary prepayments of Refinancing Equivalent Debt and Incremental Equivalent Debt, (X) all prepayments of Revolving Credit Loans and Swing Line Loans,, (X) [reserved], (Y) all prepayments in respect of any other revolving credit facility and (Z) payments of any Junior Financing, except in each case under this clause (Z) to the extent permitted to be paid pursuant to Section 7.12(a) and so long as such payments have not been deducted from any required mandatory prepayment pursuant to Section 2.05) made during such period, and, to the extent applicable with respect to payments of Junior Financing pursuant to Section 7.12(a), not made in reliance on clause (b) of the definition of “Available Amount”; plus (iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income; plus (v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting); plus (vi) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income; plus (vii) without duplication of amounts deducted pursuant to clauses (viii) and (xi) below in prior fiscal years, the amount of Investments made pursuant to Section 7.02(b), (f) (other than Investments in Restricted Subsidiaries), (i), (j) (other than Investments in Restricted Subsidiaries), (m), (n) (other than Investments in Restricted Subsidiaries), (s) (other than Investments in Restricted Subsidiaries), (u) (other than Investments in Restricted Subsidiaries), (v) (other than Investments in Restricted Subsidiaries), (aa) (other than Investments in Restricted Subsidiaries), (cc) (other than Investments in Restricted Subsidiaries) and (ff) (other than Investments in Restricted Subsidiaries), and the amount of acquisitions made during such period and, to the extent applicable, not made in reliance on clause (b) of the definition of “Available Amount”; plus

(viii) the amount of Restricted Payments paid during such period pursuant to Sections 7.06(c), (f), (g), (h), (i), (j), (o), (p) (solely to the extent such Restricted Payment was originally elected to be made in reliance on (and is attributed to) one of the other baskets specifically enumerated in this clause (viii) and otherwise eligible to be deducted in determining Excess Cash Flow as set forth in this clause (viii)) and (q) in each case, to the extent applicable, not made in reliance on clause (b) of the definition of “Available Amount”; plus (ix) the aggregate amount of expenditures, fees and expenses actually made or paid in cash by the Borrower and the Restricted Subsidiaries to the extent that such expenditures are not expensed (or exceed the amount that is expensed) during such period or are not deducted in calculating Consolidated Net Income; plus (x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such prepayments reduced Excess Cash Flow pursuant to clause (b)(iii) above or reduced the mandatory prepayment required by Section 2.05(b)(i); plus (xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, at the option of the Borrower, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to tax expenses, interest payments, Investments (other than Investments in Restricted Subsidiaries), Restricted Payments, Permitted Acquisitions, Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property expected to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount of cash actually utilized to finance such tax expenses, interest payments, Investments, Restricted Payments, Permitted Acquisitions, Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters; plus (xii) the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; plus (xiii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income; provided that, (A) with respect to the payments and prepayments of the types of Indebtedness described in clause (b)(iii) of the foregoing definition of Excess Cash Flow, such amounts shall not be included in the aggregate amount calculated pursuant to the foregoing clause (b) for any applicable period to the extent such payments were funded or otherwise financed with the proceeds of long-term Indebtedness (other than proceeds of a Revolving Credit Loan or other revolving facility) and (B) with respect to the amounts and/or payments described in each of clauses (b)(ii), (b)(vii), (b)(viii) and (b)(xi) of the foregoing definition of Excess Cash Flow, such amounts shall not be included in the aggregate amount calculated pursuant to the foregoing clause (b) for any applicable period to the extent such payments were funded or otherwise financed with the proceeds of long-term Indebtedness (other than proceeds of a Revolving Credit Loan or other revolving facility) and/or the proceeds of equity contributions to/equity issuances by Holdings or any of its Subsidiaries. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Accounts” means (a) payroll, healthcare, taxes and employees' wages and benefits, and fiduciary accounts, (b) trust accounts, (c) zero balance accounts, (d) fuel card accounts, (e) direct to debit processing accounts so long as the amounts deposited in such accounts by the Borrower are not disproportionate from the debits expected with respect to such accounts as determined by the Borrower in its reasonable business judgment, and so long as such accounts are subject to an automatic sweep to deposit accounts at JPMorgan, (f) deposit accounts established in the ordinary course of business by the Borrower and its Subsidiaries in non-U.S. jurisdictions in which accounts with JPMorgan or its affiliates are not available, and (g) cash accounts which, in the case of this clause (g), do not any time contain funds in excess of $1,000,000 in the aggregate together with all other such accounts. “Excluded Affiliate” shall mean any Person that is an Affiliate of a Lead Arranger or a Lender and engaged (i) as a principal primarily in private equity, mezzanine financing or venture capital or (ii) in a sale of the Borrower and its Affiliates (other than a limited number of senior employees who are required, in accordance with industry regulations or such Lead Arranger’s internal policies and procedures to act in a supervisory capacity and the Lead Arranger’s internal legal, compliance, risk management, credit or investment committee members). “Excluded Assets” means any of the following: (a) any lease, license, franchise, charter, authorization, contract or agreement to which any Loan Party is a party, and any of its rights or interest thereunder, or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, if and to the extent that the pledge thereof or the grant of a security interest therein, in each case, would violate or invalidate such lease, license, franchise, charter, authorization, contract or agreement or purchase money arrangement, capital lease obligation, or similar arrangement, create a right of termination in favor of any other party thereto (other than the Borrower or any of the Subsidiaries) or trigger termination, breach or default pursuant to any “change of control” or other provision or applicable Laws and is not incurred principally for the purpose of taking advantage of the foregoing security exclusion; provided, however, that (x) the Collateral shall include (and such security interest shall attach) at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach to any portion of such lease, license, franchise, charter, authorization, contract, agreement or other asset not subject to the prohibitions specified above (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Laws in any relevant jurisdiction) and (y) the exclusions referred to in this clause (a) shall not include any proceeds or receivables of any such lease, license, franchise, charter, authorization, contract or agreement (unless such proceeds or receivables would independently constitute Excluded Assets); (b) (i) Equity Interests in excess of 65% of the total issued and outstanding Equity Interests of (x) a Foreign Subsidiary, (y) a CFC that is a direct Subsidiary of a Loan Party or (z) a FSHCO that is a direct Subsidiary of a Loan Party, (ii) Equity Interests in any Person other than the Borrower or the Borrower’s wholly owned Restricted Subsidiaries that are not Immaterial Subsidiaries, Captive Insurance Subsidiaries, not-for-profit organizations, or special purpose entities formed and used solely for a securitization transaction or similar special purpose, (iii) assets (including Equity Interests) held by a CFC or FSHCO and (iv) Margin Stock; (c) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d), or an “Amendment to Allege Use” pursuant to Section 1(c), of the Lanham Act, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Laws; (d) (i) any leasehold interest (including any ground lease interest) in real property (provided, that the Loan Parties shall use commercially reasonable efforts for sixty (60) days after the Closing Date to deliver landlord or other third party lien waivers, estoppels or collateral access letters for locations with material Collateral, as more fully set forth on Schedule 6.16 with respect to locations leased by the Loan Parties as of the Closing Date), (ii) any fee interest in owned real property that is not Material Real Property and (iii) any fixtures affixed to any real property to the extent a security interest in such fixtures may not be perfected by a UCC-1 financing statement in the jurisdiction of organization of the applicable Loan Party, or, solely in the case of fixtures affixed to any Material Real Property, to the extent a security interest in such fixtures may not be perfected by the recording of a Mortgage or the filing of a fixture filing in the jurisdiction where such Material Real Property is located; (e) assets subject to certificates of title or ownership;

(f) letters of credit and letter of credit rights with a value of $4,000,0002,500,000 or less, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral may be accomplished by the filing of a Uniform Commercial Code financing statement; (g) assets, if and to the extent that a security interest in such asset (i) is prohibited by or in violation of any Law, rule or regulation applicable to any Loan Party, or (ii) requires governmental authority or other third-party consent (unless such consent is obtained, it being understood and agreed that no obligation shall arise hereunder or under the Loan Documents to seek or procure such consent); provided, however, that the Collateral shall include (and such security interest shall attach) at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach to any portion of asset not subject to the prohibition specified in (i) or (ii) above (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Laws in any relevant jurisdiction); provided, further, that the exclusions referred to in this clause (g) shall not include any proceeds or receivables of any asset (unless such proceeds or receivables would independently constitute Excluded Assets); (h) commercial tort claims that, in the reasonable determination of the Borrower, are not expected to result in a judgment in excess of $4,000,0002,500,000; (i) assets for which the grant would result in adverse tax or regulatory costs or consequences as determined by the Borrower in good faith and in consultation with the Administrative Agent; and (j) particular assets if and for so long as, in the reasonable judgment of the Borrower and the Administrative Agent, the cost, difficulty, burden or consequences of obtaining, perfecting or maintaining a security interest in such assets exceeds the practical benefits to the Lenders afforded thereby. “Excluded Contribution” means (1) the Net Cash Proceeds received by the Borrower or any of the Restricted Subsidiaries that are Loan Parties from: (a) contributions in respect of Qualified Equity Interests, and (b) the sale (other than to the Borrower, a Subsidiary of the Borrower or pursuant to the Borrower or Subsidiary management equity plan or equity-based plan or any other management or employee benefit plan or agreement) of Qualified Equity Interests of Holdings, plus (2) the Net Cash Proceeds received by the Borrower or any of the Restricted Subsidiaries that are Loan Parties from issuances of debt securities or Disqualified Equity Interests incurred or issued by Holdings after the Closing Date that have been converted into or exchanged for Qualified Equity Interests of Holdings or any direct or indirect parent thereof, in each case, other than Specified Equity Contributions or amounts that are or have been included in the calculation of Available Amount, and so long as same is designated as Excluded Contributions pursuant to a certificate of a Responsible Officer on or promptly after the date such capital contributions, sales, conversions or exchanges are made. “Excluded Subsidiary” means (a) Immaterial Subsidiaries, (b) Unrestricted Subsidiaries,[reserved], (c) any Subsidiary that is prohibited or restricted by applicable Law, regulation or Contractual Obligation (so long as, in respect to any such Contractual Obligation, such prohibition existed on the Closing Date or, if later, on the date the applicable Subsidiary is acquired and is not incurred principally for the purpose of taking advantage of the foregoing guarantee exclusion) from providing a Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide a Guaranty (including, in each case, under any financial assistance, corporate benefit or thin capitalization rule), in each case, for so long as such prohibition or circumstance exists, (d) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or any Guarantor, (e) any Subsidiary that is a CFC, (f) any Subsidiary that is a FSHCO, (g) any Subsidiary that is a not-for-profit organization, (h) Captive Insurance Subsidiaries, (i) any Subsidiary that is a special purpose entity and used primarily for a securitization transaction or similar special purposes, (j) any Subsidiary with respect to which providing a Guaranty would result in adverse tax consequences (including as a result of Section 956 of the Code or any similar Law in any applicable jurisdiction) to the Borrower and its Subsidiaries, taken as a whole, as reasonably determined by the Borrower in good faith (in consultation with the Administrative Agent) and (k) any other Subsidiary with respect to which, as reasonably determined by the Administrative Agent and the Borrower, the burden or cost of providing a Guaranty outweighs the benefits afforded to the Lenders thereby. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower shall not be an Excluded Subsidiary. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). “Executive Order” means the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism. “Existing Credit Agreement” means the Credit Agreement dated November 6, 2020 by and among the Borrower, Holdings, the lenders party from time to time thereto, and BBVA USA as administrative agent. “Existing Investors” has the meaning specified in the definition of “Permitted Holders.” “Existing Revolving Credit Loan Facility” has the meaning provided in Section 2.18(a). “Existing Term Loan Facility” has the meaning specified in Section 2.17(a). “Extended Commitments” means the Extended Term Commitments and/or the Extended Revolving Credit Commitments, as the context may require. “Extended Loans” means Extended Term Loans and/or Extended Revolving Credit Loans, as the context may require. “Extended Revolving Credit Commitments” has the meaning specified in Section 2.18(a), as the same may be adjusted from time to time in accordance with the terms of this Agreement (including as a result of permitted increases thereto, and reductions thereto, in accordance with the terms of this Agreement and adjusted for assignments effected in accordance with the provisions of Section 10.07(b)). Each Lender with an Extended Revolving Credit Commitment shall be obligated to (a) make Revolving Credit Loans to the Borrower pursuant thereto and in accordance with Section 2.01(b) and (b) purchase participations in L/C Obligations and Swing Line Loans as provided herein. “Extended Revolving Credit Loan” has the meaning specified in Section 2.18(a) and includes each Revolving Credit Loan made by an Extending Revolving Credit Lender pursuant to its Extended Revolving Credit Commitment (or originally made pursuant to a Non-Extended Revolving Credit Commitment to the extent the same has been converted into an Extended Revolving Credit Commitment). “Extended Term Commitment” means one or more commitments hereunder to convert Term Loans under an Existing Term Loan Facility to Extended Term Loans of a given Term Loan Extension Series pursuant to an Extension Amendment.

“Extended Term Loans” has the meaning specified in Section 2.17(a). “Extending Revolving Credit Lender” has the meaning specified in Section 2.18(b). “Extending Term Lender” has the meaning specified in Section 2.17(b). “Extension” means the establishment of an Extension Series by amending a Loan or a Commitment pursuant to Section 2.17 or Section 2.18, as applicable, and the applicable Extension Amendment. “Extension Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide any Extended Commitments or Extended Loans being incurred pursuant thereto, in accordance with Section 2.17 or Section 2.18. “Extension Minimum Condition” means a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified by the Borrower in its sole discretion in the relevant Extension Request) of Loans or Commitments of any or all applicable Classes be submitted for Extension. “Extension Request” means a notice to the Administrative Agent setting forth the proposed terms of (i) Extended Term Loans in accordance with Section 2.17(a) or (ii) Extended Revolving Credit Commitments in accordance with Section 2.18(a). “Extension Series” means and includes each Revolving Credit Loan Extension Series and each Term Loan Extension Series. “E-Fax” means any system used to receive or transmit faxes electronically. “Facility” means the Initial Term Loans, the Revolving Credit Facility (including any Non-Extended Revolving Credit Commitments) and all extensions of credit pursuant thereto, any Refinancing Term Loans, any Refinancing Revolving Credit Loan, any Extended Term Loans, any Extended Revolving Credit Loan, any New Term Loans, any New Revolving Credit Loans or any Replacement Term Loans, as the context may require. “FATCA” means Section 1471 through Section 1474 of the Code as in effect on the date hereof (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with) and, in each case, any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement with respect thereto between the United States and another jurisdiction and related fiscal or regulatory legislation, rules or official interpretations thereof implementing the foregoing. “FCPA” means the United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95213, §§ 101.104), as amended. “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System of the United States on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent and (c) if such rate is less than 0.00%, such rate shall be deemed to be 0.00%. “Fee Letter” means the Fee Letter, dated April 16, 2021, among JPMorgan Chase Bank, N.A. and the Borrower.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989. “First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit Q hereto (which agreement in such form, or with changes thereto that are immaterial to the interests of the Lenders, the Administrative Agent is authorized to enter into) together with any changes material to the interests of the Lenders, which such changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected in writing to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof. “First PIK Period” means the period commencing on the Amendment No. 4 Effective Date and ending on March 31, 2026 “Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated EBITDA, minus Capital Expenditures, minus cash taxes, in each case for the Test Period most recently ended on or prior to such date of determination to (ii) the Fixed Charges for such Test Period. “Fixed Charges” shall mean, with respect to any Person for any period, the Consolidated Interest Expenses of such Person and its Restricted Subsidiaries on a consolidated basis, plus Term Loan amortization payments made pursuant to Section 2.07(a) for the applicable period (determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period). “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for Revolving Credit Loans denominated in each of the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR shall be 0.00%, and the Floor for Term Loans denominated in each of the Term SOFR Rate and Daily Simple SOFR shall be 1.00%. “Foreign Cash Balance” means the amount of cash and Cash Equivalents of any Foreign Subsidiary held in a deposit account domiciled outside of the U.S. as reported in the most recent Liquidity Report delivered to the Administrative Agent. “Foreign Cash Balance Test Date” means the date that the reports required to be delivered pursuant to Section 6.02(g) are delivered to the Administrative Agent. “Foreign Lender” has the meaning specified in Section 3.01(c)(i). “Foreign Plan” means any retirement benefit or pension plan maintained or contributed to by, or entered into with, the Borrower or any Restricted Subsidiary with respect to any employees employed outside the United States which under applicable Laws is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority. “Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “FSHCO” means any Subsidiary all the material assets of which consist, directly or indirectly, of cash and/or Equity Interests in one or more Foreign Subsidiaries and/or Unrestricted Subsidiaries that are CFCs and/or Indebtedness of such Subsidiaries.

“Fund” means any Person (other than a Natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course. “Funded Debt” means, in respect of any Person, all third-party Indebtedness of such Person for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans. “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Granting Lender” has the meaning specified in Section 10.07(g). “Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness for borrowed money). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” The Borrower may cause any Elected Guarantor (as defined in the definition of Collateral and Guarantee Requirement) to Guarantee the Obligations by causing such Restricted Subsidiary to execute a Guaranty, and any such Restricted Subsidiary shall be a Guarantor hereunder and under the other Loan Documents for all purposes. “Guaranty” means (a) the guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b) of the definition of “Collateral and Guarantee Requirement,”

substantially in the form of Exhibit F, and (b) each other guaranty and guaranty supplement delivered pursuant to this Agreement or any other Loan Document. “Hazardous Materials” means any substance, material or waste that is regulated, classified, or otherwise characterized as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” “radioactive” or “explosive” pursuant to any Environmental Law. “Hedge Bank” means any Person that either (i) is a party to a Secured Hedge Agreement and has executed and delivered to the Collateral Agent an accession agreement and becomes a party to the Security Agreement, (ii) is an Agent, a Lender or an Affiliate of any of the foregoing at the time it enters into a Secured Hedge Agreement (or, in the case of Secured Hedge Agreements existing on the Closing Date, on the Closing Date), in its capacity as a party to a Secured Hedge Agreement, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of any of the foregoing or (iii) any other Person from time to time designated by the Borrower in writing who signs a customary accession agreement hereto. “Holdings” has the meaning specified in the introductory paragraph to this Agreement. “Holdings Parent” means any direct or indirect parent company of Holdings. “Honor Date” has the meaning specified in Section 2.03(c)(i). “Identified Participating Lenders” has the meaning specified in Section 2.05(a)(v)(C)(2). “Identified Qualifying Lenders” has the meaning specified in Section 2.05(a)(v)(D)(2). “IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time. “Immaterial Subsidiary” means any Restricted Subsidiary (which in any case may not be the Borrower) with respect to which, as of the last day of the most recently ended Test Period on or prior to the date of determination, Consolidated EBITDA attributable to such Restricted Subsidiary for the period of four consecutive fiscal quarters ending on such date does not exceed 5.0% of the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for such period; provided that if the aggregate Consolidated EBITDA attributable to Restricted Subsidiaries that are Immaterial Subsidiaries shall exceed 10.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such four-quarter period, then the Borrower shall re-designate one or more of such Restricted Subsidiaries to not be Immaterial Subsidiaries within ten (10) Business Days after delivery of the Compliance Certificate for such fiscal quarter such that only Restricted Subsidiaries as shall then have aggregate Consolidated EBITDA of 10.0% or less of the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries shall constitute Immaterial Subsidiaries. “Incremental Amendment” has the meaning specified in Section 2.14(c). “Incremental Amount Date” has the meaning specified in Section 2.14(c). “Incremental Equivalent Debt” means one or more series of senior unsecured notes or loans, senior secured first lien or junior lien notes or loans, subordinated notes or loans, or secured (first lien or junior lien) or unsecured mezzanine Indebtedness, in the case of securities, whether issued in a public offering, Rule 144A or other private placement, or any bridge facility in lieu of any of the foregoing or otherwise, secured by all or a portion of the Collateral (if at all) on a pari passu (but without regard to control of remedies) or junior basis with the Obligations, which Indebtedness is issued or made in lieu of New Revolving Credit Commitments, New Term Commitments and/or New Term Loans pursuant to an indenture, loan agreement, credit agreement, note purchase agreement or otherwise; provided that (i) the aggregate principal amount of any Incremental Equivalent Debt then being incurred or issued at the time of incurrence or issuance shall not, together with the aggregate principal amount of any New Revolving Credit Commitments, New Term Commitments and/or New Term Loans then being incurred or issued substantially simultaneously with such Incremental Equivalent Debt, exceed the Available Incremental Amount at the time of incurrence or issuance thereof, (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iii) the interest rate (including margin and floors) applicable to any such Incremental Equivalent Debt will be determined by the Borrower and the Persons providing such Incremental Equivalent Debt, (iv) in the case of Incremental Equivalent Debt that is secured, (A) the obligations in respect thereof shall not be secured by any Lien on any asset other than any asset constituting Collateral, (B) the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Collateral Documents (with such differences as are appropriate to reflect the nature of such Incremental Equivalent Debt and are otherwise reasonably satisfactory to the Administrative Agent) and (C) such Incremental Equivalent Debt shall be subject to a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement, as appropriate, or to other customary intercreditor or subordination arrangements reasonably acceptable to the Borrower and the Administrative Agent, (v) both immediately before and immediately after the incurrence of such Indebtedness (or, in the case of Indebtedness to be incurred in connection with a Permitted Acquisition or permitted Investment, on the date of the execution of (x) the definitive agreement in connection therewith and (y) any commitment in respect of such Incremental Equivalent Debt), no Event of Default exists, (vi) no Incremental Equivalent Debt shall mature earlier than the Latest Maturity Date (as of the time of incurrence of such Incremental Equivalent Debt), (vii) no Incremental Equivalent Debt shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for the Initial Term Loans outstanding as of the time of incurrence of such Incremental Equivalent Debt (prior to any extension thereto), (viii) any Incremental Equivalent Debt (to the extent secured by all or a portion of the Collateral on a pari passu basis with the Obligations) may provide for the ability to participate on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis other than in connection with a Permitted Refinancing thereof) in any mandatory repayments or prepayments of principal of Term Loans hereunder and (ix) the covenants and events of default applicable to such Incremental Equivalent Debt shall not be, when taken as a whole, materially more favorable, to the holders of such Indebtedness than those applicable to the Revolving Credit Loans and the Initial Term Loans (except for (1) covenants or other provisions applicable only to periods after the Latest Maturity Date or (2) where this Agreement is amended such that the Lenders under the applicable Facility also receive the benefits of such more favorable terms other than any such provisions that apply after the maturity date of the Revolving Credit Loans and the Initial Term Loans) unless such covenants and events of default for such Incremental Equivalent Debt (x) are reflective of market terms and conditions for the type of Indebtedness incurred or issued at the time of issuance or incurrence thereof (in each case, as determined by the Borrower in good faith) or (y) are otherwise reasonably satisfactory to the Administrative Agent. “Incremental Facility Closing Date” has the meaning specified in Section 2.14(c). “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all Attributable Indebtedness; (g) all obligations of such Person in respect of Disqualified Equity Interests; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value (as determined by such Person in good faith) of the property of such Person encumbered thereby as determined by such Person in good faith. “Indemnified Liabilities” has the meaning specified in Section 10.05. “Indemnitees” has the meaning specified in Section 10.05. “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates. “Information” has the meaning specified in Section 10.08. “Initial Liquidity Test Date” shall have the meaning specified in the definition of “Liquidity Test Date.” “Initial Term Lender” means Lenders having an Initial Term Loan Commitment. “Initial Term Loan Commitment” means, as to each Initial Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Amendment No. 2 in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Exhibit C to Amendment No. 2 (as in effect on the Amendment No. 2 Effective Date) under the caption “Initial Term Loan Commitment.”. The initial aggregate amount of the Initial Term Loan Commitments on the Amendment No. 24 Effective Date (before giving effect to the funding of the Initial Term Loans) is $100,000,0000. “Initial Term Loans” means the term loans extended by the Initial Term Lenders to the Borrower on the Amendment No. 2 Effective Date pursuant to Amendment No. 2. Upon the funding thereof, the Initial Term Loans shall constitute “Term Loans” under this Agreement for all purposes. “Intellectual Property Security Agreements” has the meaning specified in the Security Agreement. “Intercompany Note” means any intercompany note substantially in the form of Exhibit I. “Intercreditor Agreements” means the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement, and other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent, collectively, in each case to the extent in effect.

“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (i) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such Test Period to (ii) the Consolidated Interest Expense of Holdings and its Restricted Subsidiaries for such Test Period. “Interest Payment Date” means, (a) as to any Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates with respect to such Term Benchmark Loan; (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the applicable Maturity Date; (c) as to any Base Rate Loan of any Class, the last day of each March, June, September and December (commencing with the last day of JuneSeptember 30, 20212025), and the Maturity Date of the Facility under which such Loan was made and (d) with respect to any Swing Line Loan, the day that such Loan is required to be repaid and the Maturity Date. “Interest Period” means, as to each Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as selected by the Borrower in its Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (b) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and (d) no tenor that has been removed from this definition pursuant to Section 3.03(e) shall be available for specification in such Loan Notice. “Inventory” or “inventory” shall mean “inventory” as defined in the Uniform Commercial Code. “Inventory Sale Margin” shall mean, with respect to sales of Inventory, the cost of such Inventory minus the sale price of such Inventory. “Investment” means, as to any Person, the acquisition or investment by such Person, by means of (a) the purchase or other acquisition (including without limitation by merger or otherwise) of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions, including without limitation by merger or otherwise) of all or substantially all of the property and assets of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through the Borrower or any Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 7.02. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the Borrower’s good faith estimate of the fair market value of such asset or property at the time such

Investment is made)), without adjustment for subsequent changes in the value of such Investment (including any write-downs or write-offs thereof), net of any Returns with respect to such Investment. “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower. “IP Rights” has the meaning specified in Section 5.15. “IPO Entity” has the meaning specified in the definition of “Qualifying IPO.” “IRS” means the Internal Revenue Service of the United States. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance). “Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit. “Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of the Restricted Subsidiaries and (b) any Person in whom the Borrower or any of the Restricted Subsidiaries beneficially owns any Equity Interest that is not a Restricted Subsidiary (other than an Unrestricted Subsidiary). “JPMorgan” means JPMorgan Chase Bank, N.A. (including its branches and affiliates). “Junior Financing” has the meaning specified in Section 7.12(a). “Junior Financing Documentation” means any documentation governing or evidencing any Junior Financing. “KPI Report” means the monthly financial reporting package, commencing for the fiscal month ending July 31, 2025, all of which shall be substantially similar to the form delivered to the Administrative Agent on or prior to the Amendment No. 4 Effective Date, and which includes as reported at Holdings Parent, current month’s revenue by brand and channel; year-over-year revenue bridge, current month’s P&L vs operating plan and prior Year, year-over-year Consolidated EBITDA bridge, current month’s Consolidated EBITDA by brand vs operating plan & prior year. “Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Initial Term Loan, any Revolving Credit Commitment, any New Revolving Credit Commitment, any New Term Commitment, any New Term Loan, any New Revolving Credit Loan, any Refinancing Loan, any Refinancing Commitment, any Extended Loan, any Extended Commitment or any Replacement Term Loan, in each case as extended in accordance with this Agreement from time to time. “Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advances” means with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement. “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof. “L/C Issuer” means JPMorgan and any other Lender or Affiliate of a Lender that becomes an L/C Issuer in accordance with Section 2.03(l) or 10.07(k), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such L/C Issuer shall, or shall cause such Affiliate to, comply with the requirements of Section 2.03 with respect to such Letters of Credit). Each reference herein to the “L/C Issuer” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant L/C Issuer with respect thereto. “L/C Obligations” means, as at any date of determination (without duplication), (a) the aggregate stated amount available to be drawn under all outstanding Letters of Credit plus (b) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. The L/C Exposure of any Lender at any time shall be its Pro Rata Share of the aggregate L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the L/C Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. “LCT Election” has the meaning specified in Section 1.08(e). “LCT Test Date” has the meaning specified in Section 1.08(e). “Lead Arranger” means JPMorgan in its capacity as a lead arranger and bookrunner under this Agreement. “Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer and the Swing Line Lender and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” Each Additional Lender shall be a Lender to the extent any such Person has executed and delivered a Refinancing Amendment, an Incremental Amendment or an amendment to this Agreement in respect of Replacement Term Loans, as the case may be, and such Refinancing Amendment, Incremental Amendment or amendment to this Agreement in respect of Replacement Term Loans, as the case may be, shall have become effective in accordance with the terms hereof and thereof, and each Extending Revolving Credit Lender and Extending Term Lender shall continue to be a Lender. As of the ClosingAmendment No. 4 Effective Date, Schedule 2.01 (as amended by Amendment No. 4) sets forth the name of each Lender. “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent by not less than five (5) Business Days’ written notice.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial or documentary letter of credit or a standby letter of credit. “Letter of Credit Application” means an application and agreement for the issuance or extension of, or amendment to, a Letter of Credit substantially in the form of Exhibit B or such other form as may be agreed by the Borrower and the applicable L/C Issuer. “Letter of Credit Expiration Date” means the day that is three (3) Business Days prior to the latest scheduled Maturity Date then in effect for any Revolving Credit Commitments (or, if such day is not a Business Day, the next preceding Business Day). “Letter of Credit Exposure” means, at any time, the aggregate amount of all L/C Obligations at such time in respect of Letters of Credit. The Letter of Credit Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Percentage of the aggregate Letter of Credit Exposure at such time. “Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) a Dollar Amount of $20,000,000, as such amount may be adjusted hereunder from time to time and (b) the aggregate amount of the Revolving Credit Commitments as in effect at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility. “Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien. “Limited Condition Transaction” shall mean any acquisition or other Investment (including Permitted Acquisitions and acquisitions and investments subject to a letter of intent or purchase agreement) not prohibited by the Loan Documents. “Liquidity” means, as of any date of determination, an amount equal to the sum of (i) the aggregate amount of all Unrestricted Cash at such time and (ii) the amount by which the lesser of (x) the Revolving Credit Commitment and (y) the Borrowing Base exceeds the Revolving Credit Exposure. “Liquidity Report” means a report prepared in accordance with Section 6.02(g) and certified by a Responsible Officer, which shall include (i) a calculation of Unrestricted Cash and Liquidity, (ii) the Foreign Cash Balance, and (iii) the Domestic Cash Balance, in each case, as of the end of the applicable Liquidity Test Date and demonstrating compliance with Section 7.10(d). As used herein, “Liquidity Report” shall initially refer to the Liquidity Report most recently delivered on or prior to the Amendment No. 4 Effective Date and, thereafter, the most recent Liquidity Report delivered by the Borrower in accordance with Section 6.02(g). “Liquidity Test Date” means the last day of each fiscal month (commencing for the fiscal month ending July 31, 2026 (the “Initial Liquidity Test Date”)). “Liquidity Test Period” means (a) for the Initial Liquidity Test Date, a period commencing on July 1, 2026 and ending on the Initial Liquidity Test Date, and (b) thereafter, a period commencing on the first day of each fiscal month and ending on the Liquidity Test Date most recently ended. “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment, Extension Amendment or amendment to this Agreement in respect of Replacement Term Loans, (d) the Collateral Documents and (e) each Letter of Credit Application. “Loan Notice” means a written notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Term Benchmark Loans pursuant to Section 2.02(a) substantially in the form of Exhibit A-1. “Loan Parties” means, collectively, (a) the Borrower and (b) each Guarantor. “Management Agreement” means any management, advisory or similar agreement entered into from time to time among a Permitted Holder and Holdings, the Borrower and/or the Restricted Subsidiaries. “Management Investors” means the members of the Board of Directors, officers and employees of Holdings, the Borrower and/or their respective subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in Holdings or any Holdings Parent and, in each case, each of their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees. “Margin Stock” has the meaning set forth in Regulation U of the FRB, or any successor thereto. “Master Agreement” has the meaning specified in the definition of “Swap Contract.” “Material Adverse Effect” means (i) a material adverse effect on the business, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) a material adverse effect on the rights and remedies of the Lenders, the Swing Line Lender, the L/C Issuers and the Administrative Agent, taken as a whole, under the Loan Documents or (iii) a material adverse effect on the ability of the Borrower and the Guarantors, taken as a whole, to perform their material payment obligations under the Loan Documents. “Material Debt Instrument” means any physical instrument evidencing obligations in excess of $4,000,0002,500,000. “Material Real Property” means any fee-owned real property located in the United States that is owned by a Loan Party and which has a fair market value (estimated in good faith by the Borrower) equal to or in excess of $5,000,000 as of the time such property is acquired (or, if such property is owned by a Person on the date it becomes a Loan Party pursuant to Section 6.11, as of such date). “Material Subsidiary” means any Restricted Subsidiary of Holdings that is not an Immaterial Subsidiary. “Maturity Date” means (i) with respect to the Revolving Credit Commitments and Swing Line Loans that have not been extended pursuant to Section 2.18, the date that is five (5) years after the Closing Date (the “Original June 30, 2028 (the “Revolving Credit Maturity Date”), (ii) with respect to the Initial2025 Refinancing Term Loans, the date that is five (5) years after the Closing Date (the “Original June 30, 2028 (the “Term Loan Maturity Date”), (iii) with respect to any Extended Term Loans of a given Term Loan Extension Series, the final maturity date as specified in the applicable Extension Amendment accepted by the respective Lender or Lenders, (iv) with respect to any Extended Revolving Credit Commitments of a given Revolving Credit Loan Extension Series, the final maturity date as specified in the applicable Extension Amendment accepted by the respective Lender or Lenders, (v) with respect to any Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans, the final maturity date as specified in the applicable Refinancing Amendment, (vi) with respect to any New Term Loan, New Revolving Credit Commitments or New Revolving Credit Loans, the final maturity date as specified in the applicable Incremental Amendment and (vii) with respect to Replacement Term Loans, the final maturity date as specified in the applicable amendment to this Agreement in respect of such Replacement Term Loans; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 10.10. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage Policies” has the meaning specified in Section 6.13(b)(ii). “Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent, executed, delivered and filed or recorded, as applicable, pursuant to Section 6.11 and Section 6.13. “Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which the Borrower or any of its ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “Natural Person” means a natural person. “Net Cash Proceeds” means: (a) with respect to the Disposition of any asset by the Borrower or any of the Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of the Restricted Subsidiaries) over (ii) the sum (without duplication) of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents, Incremental Equivalent Debt, Refinancing Equivalent Debt and any other Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Obligations), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event and restoration costs following a Casualty Event, (C) taxes (including Restricted Payments in respect thereof pursuant to Section 7.06) paid or reasonably estimated to be payable in connection therewith (including taxes imposed on, or that would be payable upon, the distribution or repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E); provided that no net cash proceeds calculated in accordance with the foregoing realized in any fiscal year shall constitute Net Cash Proceeds under this clause (a) in such fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $2,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and, and (F) any ancillary or related costs, charges or expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition (including but not limited to severance and retention personnel costs and other costs and overhead expenses associated with corporate downsizing, contract termination, facility and systems downsizing and the retention of certain assets excluded from such Disposition); and

(b) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary or any Permitted Equity Issuance, the excess, if any, of (A) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (B) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred in connection with such incurrence or issuance. “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP. “New Lenders” means, collectively, New Revolving Credit Lenders and New Term Lenders. “Net Orderly Liquidation Value” means, with respect to Inventory or intangibles of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent (in consultation with the Borrower) by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof. “New Refinancing Revolving Credit Commitments” has the meaning specified in Section 2.15(a). “New Refinancing Term Commitments” has the meaning specified in Section 2.15(a). “New Revolving Credit Commitments” has the meaning specified in Section 2.14(a). “New Revolving Credit Lender” means each existing Lender or Additional Lender that provides New Revolving Credit Commitments. “New Revolving Credit Loans” means any revolving credit loan made by New Revolving Credit Lenders pursuant to New Revolving Credit Commitments. “New Term Commitments” has the meaning specified in Section 2.14(a). “New Term Lender” means each existing Lender or Additional Lender that provides New Term Loans. “New Term Loans” has the meaning specified in Section 2.14(a). “Non-Bank Certificate” has the meaning specified in Section 3.01(c)(i). “Non-Cash Compensation Liabilities” means any non-cash liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements. “Non-Consenting Lender” has the meaning specified in the penultimate paragraph of Section 3.07. “Non-Defaulting Lender” means and includes each Lender other than a Defaulting Lender. “Non-Extended Revolving Credit Commitment” means, as to each Revolving Credit Lender, any Class of Revolving Credit Commitments of such Lender as in effect immediately prior to the date on which any extension of all or any part of any Class of Revolving Credit Commitments becomes effective pursuant to an Extension Amendment, as such commitments of such Revolving Credit Lender may be adjusted from time to time in accordance with the terms of this Agreement (including as a result of permitted increases thereto, and reductions thereto, in accordance with the terms of this Agreement and adjusted for assignments effected in accordance with the provisions of Section 10.07(b)); provided that the Non-Extended Revolving Credit Commitment of any Lender shall exclude any portion of such commitments which have been extended pursuant to one or more Extension Amendments. Each Lender with a Non-Extended Revolving Credit Commitment shall be obligated to (a) make Revolving Credit Loans to the Borrower pursuant thereto and in accordance with Section 2.01(b) and (b) purchase participations in L/C Obligations and Swing Line Loans as provided herein.

“Non-Extended Revolving Credit Loans” means a Revolving Credit Loan made by a Non-Extending Revolving Credit Lender pursuant to its Non-Extended Revolving Credit Commitment (and excluding Revolving Credit Loans to the extent originally made pursuant to a Non-Extended Revolving Credit Commitment which has been converted into an Extended Revolving Credit Commitment, which Revolving Credit Loans shall thereafter be Extended Revolving Credit Loans). “Non-Extending Revolving Credit Lender” means, at any time, any Lender that has a Non-Extended Revolving Credit Commitment and/or related Revolving Credit Exposure incurred pursuant thereto at such time. “Non-Loan Party” means any Restricted Subsidiary that is not a Loan Party. “Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(ii). “Not Otherwise Applied” means, with reference to any amount of net cash proceeds of any transaction or event that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied to anything other than that such particular use or transaction. “Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require. “Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, (b) for purposes of the Collateral Documents and Section 8.03 only, obligations of any Loan Party arising under any Secured Hedge Agreement and (c) for purposes of the Collateral Documents and Section 8.03 only, obligations under Secured Cash Management Agreements; provided that in the case of clauses (b) and (c), only to the extent that, and for so long as, the other Obligations are so secured or guaranteed, and any release of Collateral or Guarantees effected in a manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or obligations under Secured Cash Management Agreements; provided further that the Obligations shall exclude all Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document. “OFAC” has the meaning specified in the definition of “Sanctions Laws and Regulations.” “Offered Amount” has the meaning specified in Section 2.05(a)(v)(D)(1). “Offered Discount” has the meaning specified in Section 2.05(a)(v)(D)(1). “OID” means original issue discount. “Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction).

“Original Revolving Credit Maturity Date” has the meaning specified in the definition of “Maturity Date.” “Original Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.” “Other Allocable Share” means, in the case of any determination with respect to any Extending Revolving Credit Lender (or its Extended Revolving Credit Commitment (and related Revolving Credit Exposure)) or any Non-Extending Revolving Credit Lender (or its Non-Extended Revolving Credit Commitment (and related Revolving Credit Exposure)), at any time on or after the date of any applicable Extension Amendment, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Extended Revolving Credit Commitment or the Non-Extended Revolving Credit Commitment, as the case may be, of such Lender at such time and the denominator of which is the aggregate amount of all Extended Revolving Credit Commitments or all Non-Extended Revolving Credit Commitments, as the case may be, at such time; provided that if such Extended Revolving Credit Commitment or Non-Extended Revolving Credit Commitment, as the case may be, has been terminated, then the Other Allocable Share of each applicable Lender shall be determined based on the Other Allocable Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. “Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii)(A). “Other Taxes” has the meaning specified in Section 3.01(e). “Outstanding Amount” means (a) with respect to the Term Loans of any Class, the Revolving Credit Loans of any Class and any Swing Line Loans on any date, the Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans of any Class, Revolving Credit Loans of any Class (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and any Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date. “Participant” has the meaning specified in Section 10.07(d). “Participant Register” has the meaning specified in Section 10.07(e). “Participating Lender” has the meaning specified in Section 2.05(a)(v)(C)(1). “PATRIOT Act” has the meaning specified in the definition of “Sanctions Laws and Regulations.” “Payment” has the meaning assigned to it in Section 9.03(b). “Payment Notice” has the meaning assigned to it in Section 9.03(b). “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan or a Foreign Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.

“Permits” means, with respect to any Person, any permit, approval, consent, authorization, license, approval, registration, accreditation, certificate, concession, grant, franchise, variance or permission or similar authorization from any Governmental Authority. “Permitted Acquisition” has the meaning specified in Section 7.02(i). “Permitted Discretion” shall mean the Administrative Agent’s reasonable (from the perspective of a secured asset-based lender) business judgment exercised in good faith. “Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower, Holdings or any direct or indirect parent of Holdings, in each case to the extent not prohibited hereunder. “Permitted Holder” means any of (i) Summit, (ii) all other equity holders (including, without limitation, rollover investors and co-investors) of Holdings or any direct or indirect parent thereof on the Closing Date and their respective Affiliates (“Existing Investors”), (iii) the Management Investors, (iv) the Co-Investors, (v) the Permitted Transferees of any of the foregoing Persons and (vi) any “group” (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clauses (i), (ii), (iii), (iv) and/or (v) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the aggregate ordinary voting power for election of directors represented by the issued and outstanding Equity Interests of Holdings held, directly or indirectly, by such “group.” “Permitted IPO Reorganization” shall mean any transactions or actions taken in connection with and reasonably related to a Qualifying IPO (including implementation of an “Up-C” structure), so long as, after giving effect thereto, the security interest of the Lenders in the Collateral, taken as a whole, is not materially impaired (as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent). “Permitted Junior Secured Refinancing Debt” has the meaning specified in Section 2.15(i). “Permitted Pari Passu Secured Refinancing Debt” has the meaning specified in Section 2.15(i). “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, replacement, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, replaced, renewed or extended except by an amount equal to unpaid accrued interest, fees, premium (including call and tender premiums) thereon, defeasance costs, and fees and expenses incurred (including OID, upfront fees and similar items), in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(b) and Section 7.03(e), such modification, refinancing, refunding, replacement, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended, (c) if such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, replacement, renewal, or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders, in all material respects, as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended, (ii) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is secured by Liens, (x) such modification, refinancing, refunding, replacement, renewal or extension is unsecured, is not secured by any Liens that do not also secure the Obligations or is secured by Liens otherwise permitted under Section 7.01 to the extent the Indebtedness being modified, refinanced, refunded, replaced or extended is then permitted to be secured by such Lien and (y) to the extent that such Liens are contractually subordinated to the Liens securing the Obligations, such modification, refinancing, refunding, replacement, renewal or extension is either unsecured or is secured (A) by Liens that are contractually subordinated to the Liens securing the Obligations on terms, taken as a whole, at least as favorable to the Lenders, in all material respects, as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended or (B) by Liens otherwise permitted under Section 7.01 to the extent the Indebtedness being modified, refinanced, refunded, replaced or extended is then permitted to be secured by such Liens, (iii) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed or extended is unsecured, such modification, refinancing, refunding, replacement, renewal or extension shall also be unsecured (except to the extent secured by Liens that are separately permitted under Section 7.01), (iv) the covenants and defaults of any such modified, refinanced, refunded, replaced, renewed or extended Indebtedness with an original principal amount outstanding in excess of the Threshold Amount (taken as a whole) are (x) not materially more restrictive with respect to the Borrower and the Restricted Subsidiaries, as reasonably determined by the Borrower in good faith, than the covenants and defaults of the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended or (y) reflective of market terms and conditions for the type of Indebtedness incurred or issued at the time of issuance or incurrence thereof (as determined by the Borrower in good faith) and (v) such modification, refinancing, refunding, replacement, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended and no additional obligors become liable for such Indebtedness except to the extent such Person guaranteed the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended (or such guarantee would have otherwise been permitted under Section 7.03) and (d) in the case of any secured Indebtedness incurred or issued in a Permitted Refinancing in respect of any Incremental Equivalent Debt, any Permitted Pari Passu Secured Refinancing Debt, any Permitted Junior Secured Refinancing Debt or any Permitted Refinancing in respect of any of the foregoing, in each case, such Indebtedness incurred or issued in such Permitted Refinancing is secured only by assets pursuant to one or more security agreements permitted by and subject to a First Lien Intercreditor Agreement, a Second Lien Intercreditor Agreement or, in each case, other customary intercreditor arrangements reasonably acceptable to the Borrower and the Administrative Agent, as applicable. Any reference to a Permitted Refinancing in this Agreement or any other Loan Document shall be interpreted to mean (a) a Permitted Refinancing of the subject Indebtedness and (b) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing. “Permitted Reorganization” shall mean re-organizations and other activities related to tax planning and re-organization (including implementation of an “Up-C” structure), so long as, after giving effect thereto, the security interest of the Lenders in the Collateral, taken as a whole, is not materially impaired (as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent). “Permitted Third Party Bank” means bank or other financial institution with whom any Loan Party maintains (i) a Controlled Account and with whom a Control Account Agreement has been executed and/or (ii) an Excluded Account. “Permitted Transferees” means (a) in the case of any of Summit, Summit Partners, any Existing Investor or any Co-Investor, (i) any Affiliate of any of Summit or Summit Partners or any Existing Investor or Co-Investor (other than any portfolio operating company of any of the foregoing), (ii) any managing director, general partner, limited partner, director, officer or employee of any of Summit or Summit Partners or any Existing Investor or Co-Investor or any of their respective Affiliates (collectively, the “Summit/Co-Investor Associates”), (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Summit/Co-Investor Associate and (iv) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Summit/Co-Investor Associate, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants; and (b) in the case of any Management Investor, (i) his or her executor, administrator, testamentary trustee, heirs, legatee or beneficiaries, (ii) his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Management Investor and his or her spouse, parents, siblings, members of his or her immediate family (including adopted and step children) and/or direct lineal descendants. “Permitted Unsecured Refinancing Debt” has the meaning specified in Section 2.15(i). “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership (including any exempted limited partnership), Governmental Authority or other entity.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Pledged Collateral” has the meaning specified in the Security Agreement. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the average per annum interest rate published by the Board of Governors of the Federal Reserve System of the United States of America in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board of Governors of the Federal Reserve System of the United States of America (as reasonably determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, or the calculation of Consolidated EBITDA hereunder, the determination or calculation of such test, covenant, ratio or Consolidated EBITDA (including in connection with Specified Transactions) in accordance with Section 1.08. “Pro Rata Share” means, with respect to each Lender under any one or more applicable Facilities or Classes at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities (or Class or Classes, as the case may be) at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders under the applicable Facility or Facilities (or Class or Classes, as the case may be) and, if applicable and without duplication, Term Loans of all Lenders under the applicable Facility or Facilities (or Class or Classes, as the case may be) at such time; provided that, in the case of the Revolving Credit Commitments of any Facility or Class, if such Commitment has been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 10.19. “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “Qualifying IPO” means (i) any transaction whereby, or upon the consummation of which, Holdings’, any direct or indirect parent of Holdings’ (including a special purpose acquisition company or related entity), as the case may be (the “IPO Entity”), common Equity Interests are publicly listed (whether through an initial public offering, a direct listing or otherwise) on any United States national securities exchange (including pursuant to an “Up-C” structure) or (ii) the consummation of any merger, acquisition, contribution, equity purchase or similar reorganization transaction or series of transactions resulting in the combination of Holdings (or any direct or indirect parent company or corporate successor (including a Subsidiary) thereof) and any special purpose acquisition company or similar entity (including with a direct or indirect parent or Subsidiary thereof), where the common Equity Interests of such surviving entity (or any direct or indirect parent thereof) are publicly listed on any United States national securities exchange. “Qualifying Lender” has the meaning specified in Section 2.05(a)(v)(D)(2). “Receivables Entity” means a wholly-owned Subsidiary of the Borrower which engages in no material activities other than in connection with the financing of accounts receivable of the Borrower and its Restricted Subsidiaries and which is designated (as provided below) as a “Receivables Entity” (a) no portion of the

Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Restricted Subsidiary of the Borrower, (ii) is recourse to or obligates the Borrower or any other Restricted Subsidiary of the Borrower in any way (other than pursuant to customary undertakings for receivables securitization facilities) or (iii) subjects any property or asset of the Borrower or any other Restricted Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary undertakings for receivables securitization facilities, (b) with which neither the Borrower nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and (c) to which neither the Borrower nor any other Restricted Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to customary undertakings for receivables securitization facilities). “Receivables Facilities” means any of one or more receivables financing facilities (and any guarantee of such financing facility) pursuant to which the Borrower or any Restricted Subsidiary sells, directly or indirectly, grants a security interest in or otherwise transfers Receivables Facility Assets to a Receivables Entity. “Receivables Facility Assets” means receivables (whether now existing or arising in the future) of the Borrower and its Restricted Subsidiaries which are transferred, sold and/or pledged to a Receivables Entity pursuant to a Receivables Facility, together with any assets that are customarily sold, transferred and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of receivables and collections in respect of receivables, and all proceeds thereof. “Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (i) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Borrower or any of its Restricted Subsidiaries that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement unless otherwise consented to by the Administrative Agent, and (ii) any such amendments, modifications, supplements, refinancings or replacements are not materially adverse (taken as a whole) to the interests of the Lenders unless otherwise consented to by the Administrative Agent. “Reference Date” has the meaning specified in the definition of “Available Amount.” “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, and (2) if the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion. “Refinanced Debt” has the meaning specified in Section 2.15(a). “Refinanced Loans” has the meaning specified in Section 2.15(i). “refinancing” has the meaning defined in Section 1.09(a). “Refinancing Amendment” has the meaning specified in Section 2.15(f).

“Refinancing Commitments” has the meaning specified in Section 2.15(a). “Refinancing Equivalent Debt” has the meaning specified in Section 2.15(i). “Refinancing Facility Closing Date” has the meaning specified in Section 2.15(d). “Refinancing Lenders” has the meaning specified in Section 2.15(c). “Refinancing Loan” has the meaning specified in Section 2.15(b). “Refinancing Loan Request” has the meaning specified in Section 2.15(a). “Refinancing Revolving Credit Commitments” has the meaning specified in Section 2.15(a). “Refinancing Revolving Credit Lender” has the meaning specified in Section 2.15(c). “Refinancing Revolving Credit Loan” has the meaning specified in Section 2.15(b). “Refinancing Term Commitments” has the meaning specified in Section 2.15(a). “Refinancing Term Lender” has the meaning specified in Section 2.15(c). “Refinancing Term Loan” has the meaning specified in Section 2.15(b). “Refunding Capital Stock” has the meaning specified in Section 7.06(m)(i). “Register” has the meaning specified in Section 10.07(c). “Regulation S-X” means Regulation S-X under the Securities Act. “Rejection Notice” has the meaning specified in Section 2.05(b)(vii). “Related Indemnified Person” of an Indemnitee means (a) any Controlling Person or Controlled Affiliate of such Indemnitee, (b) the respective directors, officers, members, or employees of such Indemnitee or any of its Controlling Persons or Controlled Affiliates and (c) the respective agents of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, Controlling Person or such Controlled Affiliate; provided that each reference to a Controlled Affiliate or Controlling Person in this definition shall pertain to a Controlled Affiliate or Controlling Person involved in the negotiation or syndication of the Facilities. “Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article IV) and other consultants and agents of or to such Person or any of its Affiliates. “Relevant Governmental Body” means the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York, or, in each case, any successor thereto. “Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate, and (ii) with respect to any RFR Borrowing, Adjusted Daily Simple SOFR, as applicable. “Replaced Term Loans” has the meaning specified in Section 10.01(b)(iii).

“Replacement Term Loans” has the meaning specified in Section 10.01(b)(iii). “Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived. “Representative” means, with respect to any series of Indebtedness and any Permitted Refinancing of the foregoing, the trustee, administrative agent, collateral agent, security agent or similar agent or representative under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities. “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to a Swing Line Loan, a Swing Line Loan Notice, and (c) with respect to an L/C Credit Extension, a Letter of Credit Application. “Required Facility Lenders” means, with respect to any Facility on any date of determination, Lenders having more than 50% of the sum of (i) the Total Outstandings (with the aggregate Dollar Amount as of such date of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans under such Facility being deemed “held” by such Lender for purposes of this definition) under such Facility and (ii) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; provided, further, that to the same extent set forth in Section 10.07(i) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders. “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount as of such date of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, that (x) the Revolving Credit Exposure of any Lender that is a Swing Line Lender shall be deemed to exclude any amount of its Swing Line Exposure in excess of its Pro Rata Share of all outstanding Swing Line Loans, adjusted to give effect to any reallocation under Section 2.19 of the Swing Line Exposure Exposures of Defaulting Lenders in effect at such time, and the Revolving Credit Commitment less the Revolving Credit Exposure of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) that the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders to the extent set forth in Section 10.07(i). “Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the Dollar Amount of (a) the Revolving Credit Commitments or (b) after the termination of Revolving Credit Commitments, the Revolving Credit Exposure; provided that (x) the Revolving Credit Commitment and Revolving Credit Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders and (y) the Revolving Credit Exposure of any Lender that is a Swing Line Lender shall be deemed to exclude any amount of its Swing Line Exposure in excess of its Pro Rata Share of all outstanding Swing Line Loans, adjusted to give effect to any reallocation under Section 2.19 of the Swing Line Exposure Exposures of Defaulting Lenders in effect at such time, and the Revolving Credit Commitment less the Revolving Credit Exposure of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount. “Reserves” means reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain with respect to the Collateral of any Loan Party that is included in the Borrowing Base. Notwithstanding the foregoing or anything herein to the contrary, the Administrative Agent may, in its Permitted Discretion, only establish or increase Reserves, in each case without duplication of other Reserves or already in existence pursuant to an advance rate, against the Borrowing Base upon five (5) Business Days’ prior written notice to the Borrower and a reasonable opportunity for discussion and remedy of underlying fact relating to such reserve, in each case only based on new information, and notwithstanding the foregoing or anything herein to the contrary, the Administrative Agent may, in its Permitted Discretion, decrease or eliminate Reserves at any time. “Resolution Authority” means any body which has authority to exercise any Write-Down and Conversion Powers. “Responsible Officer” means the chief executive officer, president, any vice president, chief financial officer, chief operating officer, chief administrative officer, authorized signatory or treasurer or other similar officer or Person performing similar functions of a Loan Party (or, in the case of any such Person that is a Foreign Subsidiary, director or managing partner or similar official). With respect to any document delivered by a Loan Party on the Closing Date, Responsible Officer shall include any authorized signatory, secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower. “Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of the Restricted Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower (unless such appearance is related to the Loan Documents (or the Liens created thereunder)) or (ii) are subject to any Lien (other than Liens permitted by Section 7.01). “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or any of its Restricted Subsidiary’s equity holders, partners or members (or the equivalent Persons thereof), other than (i) the payment of compensation in the ordinary course of business to holders of any such Equity Interests who are employees or service providers of Holdings (or any direct or indirect parent thereof) or any Subsidiary solely in their capacity as employees or service providers and (ii) other than payments of intercompany indebtedness permitted under this Agreement, unless such payments are made in the form of dividends or other distributions that would otherwise be classified as Restricted Payments hereunder. “Restricted Subsidiary” means any Subsidiary of Holdings other than an Unrestricted Subsidiary. “Restructuring Transaction” means the transactions occurring on or about the Amendment No. 4 Effective Date. “Restructuring Transaction Expenses” means (i) all fees, costs and expenses incurred or paid on or before June 30, 2025 in connection with Amendment No. 4, including, without limitation, all legal, professional and advisory fees incurred in connection therewith, (ii) all legal, professional and advisory fees incurred or paid on or prior to June 30, 2025 in connection with the business plan development and assessment and exploration of other strategic alternatives as part of Term Loan negotiation and amendment, (iii) all retention and severance, incurred or paid on or prior to June 30, 2025, and (iv) all contract termination costs incurred or paid on or prior to fiscal year ending December 31, 2025. “Retired Capital Stock” has the meaning specified in Section 7.06(m)(i). “Return” means, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof.

“Revolving Commitment Increase” has the meaning specified in Section 2.14(a). “Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Class and Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b) and includes (a) the making of a Refinancing Revolving Credit Loan by a Lender or an Additional Lender to the Borrower pursuant to Section 2.15 and the applicable Refinancing Amendment, (b) the making of an Extended Revolving Credit Loan of a given Revolving Credit Loan Extension Series by a Lender to the Borrower pursuant to Section 2.18 and the applicable Extension Amendment and (c) the making of a New Revolving Credit Loan by a Lender or an Additional Lender to the Borrower pursuant to Section 2.14 and the applicable Incremental Amendment. “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (as in effect on the Amendment No. 4 Effective Date) under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender takes an assignment of a Revolving Credit Commitment pursuant hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and includes an Extended Revolving Credit Commitment, a Non-Extended Revolving Credit Commitment, a Refinancing Revolving Credit Commitment and/or any Class of New Revolving Credit Commitment effected pursuant to Section 2.14, as the context may require. The aggregate amount of the Revolving Credit Commitments as of the Amendment No. 24 Effective Date is $350,000,00090,000,000. “Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans at such time and its Pro Rata Share, or other applicable share provided for under this Agreement, of the L/C Obligations and Swing Line Exposure at such time. “Revolving Credit Extension Election” has the meaning specified in Section 2.18(b). “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. “Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment and/or Revolving Credit Exposure at such time. “Revolving Credit Loan” means (i) any revolving credit loan made by the Revolving Credit Lenders pursuant to the Revolving Credit Commitments of the Revolving Credit Lenders on the ClosingAmendment No. 4 Effective Date pursuant to Section 2.01(b) and (ii) includes any New Revolving Credit Loans, Refinancing Revolving Credit Loans and Extended Revolving Credit Loans effected pursuant to Section 2.14, Section 2.15 or Section 2.18, as applicable, and the related Incremental Amendment, Refinancing Amendment or Extension Amendment, as applicable. “Revolving Credit Loan Extension Series” has the meaning specified in Section 2.18(a). “Revolving Credit Maturity Date” has the meaning specified in the definition of “Maturity Date.” “Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit D-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made or otherwise held by such Revolving Credit Lender. “Revolving Credit Percentage” of any Revolving Credit Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Credit Commitment for the Revolving Credit Facility (or, after the date of any Refinancing Amendment, Extension Amendment or Incremental Amendment, the

applicable Class or Facility (or Classes or Facilities)) of such Revolving Credit Lender at such time and the denominator of which is the aggregate Revolving Credit Commitments of all Revolving Credit Lenders for the Revolving Credit Facility (or, after the date of any Refinancing Amendment, Extension Amendment or Incremental Amendment, the applicable Class or Facility (or Classes or Facilities)) at such time; provided that if the Revolving Credit Percentage of any Revolving Credit Lender is to be determined after all Revolving Credit Commitments for the Revolving Credit Facility (or, after the date of any Refinancing Amendment, Extension Amendment or Incremental Amendment, the applicable Class or Facility (or Classes or Facilities)) have been terminated, then the Revolving Credit Percentage of such Revolving Credit Lender shall be determined immediately prior (and without giving effect) to such termination (but giving effect to assignments made thereafter in accordance with the terms hereof); provided, further, that in the case of Section 2.19 when a Defaulting Lender shall exist, “Revolving Credit Percentage” shall mean the percentage of the aggregate Revolving Credit Commitments for the Revolving Credit Facility (or, after the date of any Refinancing Amendment, Extension Amendment or Incremental Amendment, the applicable Class or Facility (or Classes or Facilities)) (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment. “RFR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Daily Simple SOFR (excluding, for the avoidance of doubt, any Base Rate Loan or Borrowing). “S&P” means Standard & Poor’s Financial Services LLC or any successor thereto. “Same Day Funds” means disbursements and payments in immediately available funds. “Sanctions Laws and Regulations” means any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the Executive Order, the USA PATRIOT Act of 2001 (the “PATRIOT Act”), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.) or any other law, regulation or executive order relating thereto administered or promulgated by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”). “SDN” has the meaning specified in the definition of “Designated Person.” “SDN List” has the meaning specified in the definition of “Designated Person.” “SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit R hereto ((which agreement in such form, or with changes thereto that are immaterial to the interests of the Lenders, the Administrative Agent is authorized to enter into) together with any changes material to the interests of the Lenders, which such changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected in writing to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof. “Secured Cash Management Agreement” means any Cash Management Obligation that is entered into by and between any Loan Party (and to the extent such Loan Party is not the Borrower, the Borrower as joint and several primary obligors thereunder) and any Cash Management Bank and designated by the Borrower and the Cash Management Bank in writing to the Administrative Agent as a “Secured Cash Management Agreement.” The designation of any Cash Management Obligations as a “Secured Cash Management Agreement” shall not create in favor of such Cash Management Bank any rights in connection with the management or release of Collateral or the obligations of any Loan Party under the Loan Documents. “Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party (and to the extent such Loan Party is not the Borrower, the Borrower as joint and several primary obligors thereunder) and any Hedge Bank and designated by the Borrower and the Hedge Bank in writing to the Administrative Agent as a “Secured Hedge Agreement.” The designation of any Swap Contract as a “Secured Hedge Agreement” as provided above shall not create in favor of such Hedge Bank any rights in connection with the management or release of Collateral or the obligations of any Loan Party under the Loan Documents. “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each L/C Issuer, each Hedge Bank, each Cash Management Bank, any Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05(b). “Second PIK Period” means the period commencing on the April 1, 2026 and ending on March 31, 2027. “Securities Act” means the Securities Act of 1933. “Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with any Security Agreement Supplement executed and delivered pursuant to Section 6.11, as amended, restated, amended and restated, supplemented or otherwise modified from the time to time. “Security Agreement Supplement” has the meaning specified in the Security Agreement. “Similar Business” means any business, service or activity that is the same as, not substantially different from, or reasonably related, incidental, ancillary, complementary or similar to, or that is a reasonable extension or development of, any of the businesses, services or activities in which any Borrower or the Restricted Subsidiaries are engaged, or proposed to be in engaged, on the Closing Date. “SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Rate Day” has the meaning assigned to it under the definition of Daily Simple SOFR. “Solicited Discount Proration” has the meaning specified in Section 2.05(a)(v)(D)(2). “Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D)(1). “Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D)) substantially in the form of Exhibit L. “Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit M, submitted following the Auction Agent’s receipt of a Solicited Discounted Prepayment Notice. “Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(D)(1). “Solo Stove Acquisition” means the acquisition by the Permitted Holders directly or indirectly of substantially all of the issued and outstanding equity interests of the Borrower pursuant to the Solo Stove Acquisition Agreement.

“Solo Stove Acquisition Agreement” means the Securities Purchase Agreement, dated as of October 9, 2020, by and among the Borrower, SS Acquisitions, LLC, the sellers identified therein, the purchasers identified therein, the purchaser representative identified therein and the seller representative identified therein (as in effect on the date hereof). “Solo Stove Earnout” means the earnout payable by certain Affiliates of Borrower pursuant to the Solo Stove Acquisition Agreement (as in effect on the date hereof). “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the present fair value (on a going concern basis) of the assets of such Person and its Restricted Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value (on a going concern basis) of the property of such Person and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course, (c) such Person and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course and (d) such Person and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability in the ordinary course. “SPC” has the meaning specified in Section 10.07(g). “Specified Discount” has the meaning specified in Section 2.05(a)(v)(B)(1). “Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(B)(1). “Specified Discount Prepayment Notice” means a written notice of the Borrower of an offer of Specified Discount prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit N. “Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit O, to a Specified Discount Prepayment Notice. “Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(B)(1). “Specified Discount Proration” has the meaning specified in Section 2.05(a)(v)(B)(2). “Specified Equity Contribution” means any, direct or indirect, cash contribution to the common equity or capital of the Borrower and/or any purchase of, or investment in, any Qualified Equity Interest of the Borrower, in each case, to the extent designated as a “Specified Equity Contribution” in accordance with Section 8.04 and not constituting an “Excluded Contribution” or included at any time in the calculation of “Available Amount”. “Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all reasonable attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative) either (i) arising from, or related to, facts and circumstances existing on or prior to the Closing Date or (ii) arising out of or related to securities law (other than in connection with the Transaction). “Specified Representations” means those representations and warranties made with respect to the Loan Parties by the Borrower and, to the extent applicable, Holdings in Section 5.01(a)(i) (with respect to organizational existence of the Loan Parties only), Section 5.01(b)(ii), Section 5.02(a), Section 5.02(b)(A), Section 5.04, Section 5.13, Section 5.16, Section 5.18(b) (only with respect to the use of proceeds of the Loans on the Closing Date), the last sentence of Section 5.18(c) (only with respect to the use of proceeds of the Loans on the Closing Date), and

Section 5.19 (subject to the proviso at the end of Section 4.01(a)); provided that, in the event that the Specified Representations are required to be made in connection with any Incremental Amendment, any reference in this definition to the Closing Date or to the use of proceeds of the Loans on the Closing Date shall be deemed to be modified to refer to the closing date of the relevant Incremental Amendment, and the Loans to be incurred thereunder, as the case may be. “Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of Holdings, the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness, including any New Term Loans or New Revolving Credit Loans (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), Restricted Payment, the obtaining of any New Revolving Credit Commitments or other event that by the terms of this Agreement requires Consolidated EBITDA or a financial ratio or test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.” “Sponsor Model” means the Borrower’s model dated March 9, 2021, and delivered to Lead Arranger. “subject transaction” has the meaning specified in Section 1.09(a). “Submitted Amount” has the meaning specified in Section 2.05(a)(v)(C)(1). “Submitted Discount” has the meaning specified in Section 2.05(a)(v)(C)(1). “Subordinated Indebtedness” means (i) the Subordinated Notes and (ii) any otherany Indebtedness of a Person that by its terms (or by the terms of any applicable intercreditor or subordination agreement) is subordinated in right of payment to the Obligations under the Loan Documents. “Subordinated Lenders” means the Persons party to the Subordinated Note Agreement as “Purchasers” thereunder, together with any other holder of Indebtedness issued pursuant thereto. “Subordinated Note Agreement” means that certain $30,000,000 Note Purchase Agreement dated as of October 9, 2020 by and among the Borrower, the Guarantors (as defined therein and party thereto) and the Purchasers (as referred to therein), as amended and restated on November 6, 2020, as amended and restated on May 12, 2021 and as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to and in accordance with this Agreement and the Subordination Agreement. “Subordinated Note Documents” means the Subordinated Note Agreement, the Subordinated Notes, and other agreements or documents entered into in connection therewith. “Subordinated Notes” means those certain senior subordinated notes issued by the Borrower to the Subordinated Lenders under and pursuant to the Subordinated Note Agreement. “Subordination Agreement” means that certain Subordination Agreement dated as of the date hereof between the Administrative Agent, the Loan Parties and the Subordinated Lenders, in substantially the form of Exhibit S, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof. “Subsequent Transaction” shall have the meaning provided in Section 1.08(e). “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. “Subsidiary Guarantor” means any Guarantor other than Holdings. “Summit” means Summit Partners Growth Equity Fund X-A, L.P., Summit Partners Growth Equity Fund X-B, L.P., Summit Partners Growth Equity Fund X-C, L.P., Summit Partners Subordinated Debt Fund V-A, L.P., Summit Partners Subordinated Debt Fund V-B, L.P., Summit Investors X, LLC, Summit Investors X (UK), L.P., and their respective associated funds and each of their respective Affiliates (other than any portfolio operating companies of any of the foregoing). “Summit/Co-Investor Associates” has the meaning specified in the definition of “Permitted Transferees”. “Summit Partners” means any of Summit Partners, L.P., any of its Affiliates, and any funds, investment vehicles or partnerships managed, advised or sub-advised by any of them or any of their respective affiliates (other than any portfolio operating company of any of the foregoing). “Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 9.12(a). “Supported QFC” has the meaning assigned to it in Section 10.19. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender). “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04. “Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be the sum of (a) its Pro Rata Share of the aggregate principal amount of all Swing Line Loans outstanding at such time (excluding, in the case of any Lender that is a Swing Line Lender, Swing Line Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swing Line Loans), adjusted to give effect to any reallocation under Section 2.19 of the Swing Line Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swing Line Lender, the aggregate principal amount of all Swing Line Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swing Line Loans. “Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04. “Swing Line Lender” means JPMorgan in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder. “Swing Line Loan” has the meaning specified in Section 2.04(a). “Swing Line Loan Notice” means a written notice of a Swing Line Borrowing pursuant to Section 2.04(b) substantially in the form of Exhibit A-2. “Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit D-3, evidencing the aggregate Indebtedness of the Borrower to such Swing Line Lender resulting from the Swing Line Loans made by such Swing Line Lender. “Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments. “Taxes” has the meaning specified in Section 3.01(a). “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear(s) interest at a rate determined by reference to the Adjusted Term SOFR Rate. “Term Borrowing” means (a) the borrowing of the Initial Term Loans pursuant to Amendment No. 2 on the Amendment No. 2 Effective Date, (b) a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the applicable Term Lenders pursuant to Section 2.01, (c) the making of a New Term Loan by a Lender or an Additional Lender to the Borrower pursuant to Section 2.14 and the applicable Incremental Amendment, (d) the making of a Refinancing Term Loan by a Lender or an Additional Lender to the Borrower pursuant to Section 2.15 and the applicable Refinancing Amendment, (e) the making of an Extended Term Loan of a given Term Loan Extension Series by a Lender to the Borrower pursuant to Section 2.17 and the applicable Extension Amendment and (e) the making of a Replacement Term Loan by a Lender or an Additional Lender to the Borrower pursuant to Section 10.01(b)(iii) and the applicable amendment to this Agreement in respect of such Replacement Term Loan. “Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment or (v) an amendment to this Agreement in respect of Replacement Term Loans. The amount of each Lender’s Initial Term Loan Commitment as of the Amendment No. 24 Effective Date (before giving effect to the funding of the Initial Term Loans) is set forth on Exhibit C to Amendment No. 2Schedule 2.01 (as in effect on the Amendment No. 24 Effective Date) under the caption “Initial2025 Refinancing Term Loan Commitment”, and the amount of each Lender’s other Term Commitments shall be as set forth in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment to this Agreement in respect of Replacement Term Loans pursuant to which such Lender shall have assumed its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement. “Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time. “Term Loan” means (i) the Initial Term Loans, (ii) the 2025 Refinancing Term Loans and (ii) any New Term Loan, Refinancing Term Loan, Extended Term Loan or Replacement Term Loan effected pursuant to Section 2.14, Section 2.15, Section 2.17 or Section 10.01(b)(iii) as applicable, and the related Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment to this Agreement in respect of Replacement Term Loans. “Term Loan Extension” means any establishment of Extended Term Commitments and Extended Term Loans pursuant to Section 2.17 and the applicable Extension Amendment. “Term Loan Extension Election” has the meaning specified in Section 2.17(b). “Term Loan Extension Series” has the meaning specified in Section 2.17(a). “Term Loan Increase” has the meaning specified in Section 2.14(a). “Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.” “Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made or otherwise held by such Term Lender. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that the Term SOFR Rate shall not be less than 0.00%. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Termination Date” has the meaning specified in Section 9.11(a). “Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended March 31, 2021. A Test Period may be designated by reference to the last day thereof (i.e., the “September 30, 2021 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended September 30, 2021), and a Test Period shall be deemed to end on the last day thereof. “Threshold Amount” means $25,000,000. “Total Net First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of Holdings and the Restricted Subsidiaries for such Test Period. “Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of Holdings and the Restricted Subsidiaries for such Test Period. “Total Net Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured NetTotal Debt as of the last day of such Test Period to (b) Consolidated EBITDA of Holdings and the Restricted Subsidiaries for such Test Period. “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations. “Trade Date” has the meaning specified in Section 10.07(b)(i)(B). “Transaction” means, collectively, (a) the Closing Date Refinancing, (b) the funding of the initial Revolving Credit Loans (if any), and the execution and delivery of the Loan Documents entered into, on the Closing Date, (c) the Solo Stove Earnout payment, (d) the consummation of any other transactions in connection with any of the foregoing and (e) the payment of the fees and expenses incurred in connection with any of the foregoing, including the Transaction Expenses. “Transaction Expenses” means any fees, premiums, expenses and other transaction costs incurred or paid by Holdings or any of its Subsidiaries, Summit Partners or the Co-Investors in connection with the Transaction (including to fund any OID and upfront fees), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby. “Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term Benchmark Loan or a RFR Loan. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement. “Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America. “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i). “Unrestricted Subsidiary” means any Subsidiary of Holdings designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof, in each case, until such Person ceases to be an Unrestricted Subsidiary of Holdings in accordance with Section 6.14 or ceases to be a Subsidiary of Holdings. “Unrestricted Cash” means, as of any date of determination, an amount equal to the aggregate amount of Holding’s and its Subsidiaries’ unrestricted cash and Cash Equivalents that is (a) denominated in Dollars, (b) on deposit with one or more financial institutions in the U.S., (c) maintained in an account that is subject to an Control Account Agreement or subject to a Lien in favor of the Collateral Agent or Administrative Agent (or any of their affiliates). “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Lender” has the meaning specified in Section 3.01(c)(iv). “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.19. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded. “wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) nominal shares issued to foreign nationals to the extent required by applicable Laws) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person. “Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the UK Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. (b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. (ii) References in this Agreement and any other Loan Document to the introductory paragraph, preliminary statements, an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate introductory paragraph, preliminary statements, Exhibit or Schedule to, or Article, Section, clause or sub-clause in, this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears. (iii) The terms “include,” “includes” and “including” are by way of example and not limitation. (iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. (v) The words “assets” and “property” shall be construed to have the same meaning and effect. (c) The word “or” is not exclusive. (d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.” (e) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. (f) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). Section 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). Section 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein: (a) references to Organization Documents, documents (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, replacements, refinancings and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements, replacements, refinancings, and other modifications are not prohibited by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law and (c) references to any Person shall include such Person’s successors and permitted assigns. Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). Section 1.07 Available Amount Transactions[Reserved]. If more than one action occurs on any given date the permissibility or the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously, i.e., each transaction must be permitted under the Available Amount as so calculated. . Section 1.08 Pro Forma Calculations. (a) Notwithstanding anything to the contrary herein, Consolidated EBITDA and any financial ratios or tests, including the Total Net Secured Leverage Ratio, the Total Net First Lien Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio, shall be calculated in the manner prescribed by this Section 1.08; provided that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.08, (i) when calculating the Consolidated EBITDA, the Total Net Leverage Ratio and Interestthe Fixed Charge Coverage Ratio for purposes of determining actual compliance (and not pro forma compliance, compliance on a Pro Forma Basis or determining compliance giving Pro Forma Effect to a transaction) with Section 7.10, the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect and (ii) any calculation of any financial ratios or tests, including the Total Net Secured Leverage Ratio, the Total Net First Lien Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio, in connection with any Specified Transaction shall be calculated without netting any cash proceeds of any Indebtedness incurred or assumed in connection with such Specified Transaction unless such cash proceeds are not substantially contemporaneously applied. (b) For purposes of calculating Consolidated EBITDA and any financial ratios or tests, including the Total Net Secured Leverage Ratio, the Total Net First Lien Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio, Specified Transactions (and the incurrence, assumption or repayment of any Indebtedness in connection therewith, subject to clause (d) of this Section 1.08) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of Consolidated EBITDA or any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings, the Borrower or any of the Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then the Total Net Secured Leverage Ratio, the Total Net First Lien Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio and Consolidated EBITDAapplicable ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.08. (c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower and may include, for the avoidance of doubt, the amount of “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, restructuring charges and expenses and synergies were realized during the entirety of such period) relating to such Specified Transaction, and “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such period from such actions; provided that (A) such amounts are reasonably identifiable and factually supportable (in the good faith determination of the Borrower), (B) such actions are taken, committed to be taken or expected to be taken within twelve (12) months after the date of such Specified Transaction, (C) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period, (D) such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies added back pursuant to this Section 1.08(c) in any Test Period shall, when aggregated with the amount of any addback to Consolidated EBITDA pursuant to clauses (a)(x) and (a)(xi) of the definition of the term “Consolidated EBITDA” for such period, in each case, solely to the extent such items are not otherwise permitted to be reflected on pro forma financial statements prepared in compliance with Regulation S-X (but without giving effect to any “management’s adjustments” thereunder), not exceed an aggregate amount equal to 20% of Consolidated EBITDA, calculated after giving effect thereto, for such Test Period determined on a Pro Forma Basis, and (E) it is understood and agreed that, subject to compliance with the other provisions of this Section 1.08(c), amounts to be included in pro forma calculations pursuant to this Section 1.08(c) may be included in Test Periods in which the Specified Transaction to which such amounts relate to is no longer being given pro forma effect pursuant to Section 1.08(b). (d) In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by repurchase, redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Total Net Leverage Ratio, the Total Net Secured Leverage Ratio, the Total Net First Lien Leverage Ratio and the Interest Coverage Ratioany ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Net Leverage Ratio, the Total Net Secured Leverage Ratio, the Total Net First Lien Leverage Ratio and the Interest Coverage Ratio, as applicable, ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date such calculation is being made had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness). Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, the Adjusted Term SOFR Rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. (e) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of: (i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Total Net First Lien Leverage Ratio, Total Net Secured Leverage Ratio, the Interest Coverage Ratio and Total Net Leverage Ratio; (ii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA)[reserved]; or (iii) determining the accuracy of any representation or warranty or whether a Default or Event of Default has occurred and is continuing;

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction, the Borrower or any of the Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated. Section 1.09 Currency Equivalents Generally. (a) For purposes of determining compliance with Section 7.01, Section 7.02, Section 7.03, Section 7.05, Section 7.06, Section 7.08 and Section 7.12 with respect to the amount of any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction or prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness (a “subject transaction”) in a currency other than Dollars, (i) the Dollar-equivalent amount of a subject transaction in a currency other than Dollars shall be calculated based on the relevant currency exchange rate in effect on the date of such subject transaction and, in the case of the incurrence of Indebtedness, on the date incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease (collectively, a “refinancing”) other Indebtedness denominated in a currency other than Dollars, and such extension, refunding, replacement, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of unpaid and accrued interest, premium (including tender and call premiums) thereon, defeasance costs and fees and expenses incurred (including OID, upfront fees and similar interest), in connection with such extension, replacement, refunding, refinancing, renewal or defeasance and (ii) for the avoidance of doubt, it is agreed no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time of such subject transaction (so long as such subject transaction, at the time incurred, made, acquired, committed or entered into (or declared in the case of a Restricted Payment) was permitted hereunder). (b) For purposes of determining the Total Net Secured Leverage Ratio, the Total Net First Lien Leverage Ratio, the Total Net Leverage Ratio and the InterestFixed Charge Coverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars at the currency exchange rates used in preparing the Borrower’s financial statements corresponding to the Test Period with respect to the applicable date of determination and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness. Section 1.10 Certifications. All certificates and other statements required to be made by any director, officer, employee or member of management of a Loan Party pursuant to any Loan Document are and will be made on the behalf of such Loan Party and not in such officer’s, director’s, employee’s or member of management’s individual capacity. Section 1.11 Payment or Performance. When the payment of any obligation or the performance of any action, covenant, duty or obligation under any Loan Document is stated to be due or performance required on a day which is not a Business Day (other than as described in the definition of “Interest Period” and in Section 2.12(b)), the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be. Section 1.12 Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 1.13 Status of Obligations. The Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness of any Loan Party is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Administrative Agent on behalf of the Secured Parties, and solely at the direction of the Required Lenders, may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness in accordance with the applicable subordination agreement. ARTICLE II THE COMMITMENTS AND BORROWINGS Section 2.01 The Loans. (a) [Reserved]. (a) The Term Borrowings. Subject to the terms and conditions set forth herein, each 2025 Refinancing Term Loan Lender with a 2025 Refinancing Term Loan Commitment severally agrees to make to the Borrower a single loan denominated in Dollars equal to such Lender’s 2025 Refinancing Term Loan Commitment on the Amendment No. 4 Effective Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. 2025 Refinancing Term Loans may be Base Rate Loans, Term Benchmark Loans or RFR Loans, as further provided herein. (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower from time to time, on any Business Day prior to the Maturity Date with respect to the Revolving Credit Facility in an aggregate

Dollar Amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment as then in effect; provided that after giving effect to any Revolving Credit Borrowing, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans, shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment as then in effect and (y) the aggregate Revolving Credit Exposures shall not exceed the lesser of the Borrower Base and the aggregate Revolving Credit Commitments then in effect. Revolving Credit Loans may be Base Rate Loans, Term Benchmark Loans or RFR Loans, as further provided herein. All Revolving Credit Loans will be made by Revolving Credit Lenders (including both Extending Revolving Credit Lenders and Non-Extending Revolving Credit Lenders, to the extent that both Non-Extended Revolving Credit Commitments and Extended Revolving Credit Commitments are then outstanding) in accordance with their Pro Rata Shares (acting as a single Class for purposes of this Section 2.01) or other applicable share provided for under this Agreement until the Maturity Date with respect to the Non-Extended Revolving Credit Commitments; thereafter, all Revolving Credit Loans will be made by the Extending Revolving Credit Lenders in accordance with their Pro Rata Shares or other applicable share provided for under this Agreement. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans. (c) Protective Advances. (i) Subject to the limitations set forth below and notwithstanding anything else in this Agreement to the contrary, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent's sole discretion, (A) at any time that a Default exists, (B) at any time that any of the conditions precedent set forth in Article IV have not been satisfied or (C) at any time at which the aggregate Revolving Credit Exposure of any Facility exceeds the Borrowing Base, to make Term Benchmark Loans (or, to the extent required pursuant to Article III, RFR Loans) to the Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 10% of the Revolving Credit Commitments, which the Administrative Agent deems reasonably necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as provided under this Agreement (any of such advances are herein referred to as “Protective Advances”); provided, that, the Outstanding Amount of the Revolving Credit Loans after giving effect to any Protective Advances being made shall not exceed the aggregate Revolving Credit Commitments then in effect. Substantially concurrently with the making of any Protective Advance under this Section 2.01(c), the Administrative Agent shall provide written notice of such Protective Advance to the Lenders, which notice shall contain a reasonably detailed description of the reason or reasons for such Protective Advance and how and when the proceeds of such Protective Advance will be applied. (ii) The Protective Advances shall be secured by a Lien in favor of the Administrative Agent on the Collateral and shall constitute Obligations hereunder. Each Protective Advance shall bear interest as an Base Rate Loan. Each Protective Advance shall be subject to all terms and conditions of this Agreement and the other Loan Documents applicable to Revolving Credit Loans, except that (A) all payments thereon shall be made to the Administrative Agent solely for its own account and (B) the making of any Protective Advance shall not require the consent of the Borrower. The Administrative Agent shall have no duty or obligation to make any Protective Advance hereunder. The Administrative Agent’s ability to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.01(c)(iii). (iii) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its applicable Revolving Credit Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s applicable Revolving Credit Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance. Section 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans of a given Class from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon the Borrower’s irrevocable written notice to the Administrative Agent substantially in the form of a Loan Notice or in writing in any other form reasonably acceptable to the Administrative Agent, in each case appropriately completed and signed by a Responsible Officer of the Borrower (provided that the notice in respect of the initial Borrowings on the Closing Date, on the Amendment No. 4 Effective Date, or in connection with any Permitted Acquisition or other acquisition permitted under this Agreement, or in connection with any Borrowing or Extension, as applicable, under an Incremental Amendment, Refinancing Amendment, amendment in respect of Replacement Term Loans or Extension Amendment, may be conditioned on, with respect to the funding of the initial Borrowing under this Agreement, the closing of the Transaction or, with respect to any future Borrowing under this Agreement, such Permitted Acquisition or other acquisition or any such Borrowing or Extension under an Incremental Amendment, Refinancing Amendment, amendment in respect of Replacement Term Loans or Extension Amendment, as applicable). Each such notice must be received by the Administrative Agent not later than (i) 2:00 p.m. (New York City time) three (3) U.S. Government Securities Business Days prior to the requested date of any Borrowing or continuation of Term Benchmark Loans, (ii) 12:00 p.m11:00 a.m. (New York City time) on the Business Day of any proposed Borrowing of Base Rate Loans or RFR Loans (or conversion of Term Benchmark Loans to Base Rate Loans) and (iii) 1:00 p.m. (New York City time) one (1) Business Day prior to the ClosingAmendment No. 4 Effective Date with respect to any Loans incurred on the ClosingAmendment No. 4 Effective Date. Except as provided in Sections 2.14 and 2.15, each Borrowing of, conversion to or continuation of Term Benchmark Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof in the case of Term Loans or Revolving Credit Loans. Except as provided in Sections 2.03(c), 2.04(c), 2.14 and 2.15, each Borrowing of or conversion to Base Rate Loans or RFR Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) the Class of the Borrowing requested and whether the Borrower is requesting the making of new Loans of the respective Class, a conversion of Term Loans or Revolving Credit Loans (of a given Class) from one Type to the other, or a continuation of Term Benchmark Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans (unless the Loan being continued is a Term Benchmark Loan, in which case it shall be continued as a Term Benchmark Loan with an Interest Period of one month). Any such automatic conversion to Base Rate Loans or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender under the applicable Class of the amount of its Pro Rata Share of such Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each such Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 3:00 p.m. (New York City time), in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is an initial Credit Extension on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower and, to the extent such wire transfer is to be made to an account of the Borrower not previously on the books of the Administrative Agent, subject to applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; provided that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings or Swing Line Loans outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above. (c) Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan unless the Borrower pays the amounts due, if any, under Section 3.05 in connection therewith. Upon the occurrence and during the continuation of an Event of Default, the Required Lenders may require that no Loans may be converted to or continued as Term Benchmark Loans with an Interest Period in excess of one month. (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate. The determination of the Adjusted Term SOFR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the “Prime Rate” promptly following the public announcement of such change. (e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans of a given Class from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans of a given Class as the same Type, there shall not be more than eight (8) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment, a Refinancing Amendment, an Extension Amendment or an amendment to this Agreement in respect of Replacement Term Loans, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established. (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing. (g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (h) The Administrative Agent, in its sole discretion from time to time, may elect, pursuant to arrangements between the Administrative Agent and any Revolving Credit Lender, to advance funds to the Borrower on behalf of such Revolving Credit Lender. To the extent that the Administrative Agent so advances funds on behalf of a Revolving Credit Lender, and is not reimbursed therefore on the same Business Day as such advance is made, the Administrative Agent shall be entitled to retain for its account all interest accrued on such advance from the day such advance was made until reimbursed by the applicable Revolving Credit Lender. (i) For the avoidance of doubt, Swing Line Loans may not be converted to another Type or Class of Loan. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request an RFR Loan (it being understood and agreed that Adjusted Daily Simple SOFR shall only apply to the extent provided in Sections 3.03(a) and 3.03(f)). Section 2.03 Letters of Credit. (a) The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower (provided that any Letter of Credit may be for the account of Holdings or any Restricted Subsidiary of the Borrower, so long as the Borrower is the applicant with respect thereto) and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that (u) not more than twenty (20) Letters of Credit may be issued and outstanding at any time, (v) L/C Issuers shall not be obligated to make any L/C Credit Extensions with respect to any Letter of Credit if as of the date of the applicable L/C Credit Extension, (w) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitments, (x) the Outstanding Amount of all L/C Obligations would exceed the Letter of Credit Sublimit, (y) the aggregate Revolving Credit Exposures would exceed the aggregate Revolving Credit Commitments then in effect or (z) the Letter of Credit giving rise to such L/C Credit Extension has a stated expiry date after the Maturity Date with respect to Non-Extended Revolving Credit Commitments and the aggregate stated amount of all Letters of Credit having stated expiry dates after such Maturity Date, when added to the aggregate Revolving Credit Exposure of all Extending Revolving Credit Lenders (exclusive of L/C Obligations) as of such date, would exceed the aggregate amount of the Extended Revolving Credit Commitments then in effect. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Appropriate Lender’s risk participation in each outstanding Letter of Credit shall be automatically adjusted on each Maturity Date for any of the Revolving Credit Facilities as, and to the extent, provided in Section 2.06(d). (i) [Reserved]. (ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder); (B) subject to Section 2.03(b)(ii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance (or, in the case of any Auto-Renewal Letter of Credit or any other Letter of Credit that has been extended in accordance with this Section 2.03, the last renewal thereof), unless, in each case, the relevant L/C Issuer has approved such expiry date; (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) all the Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized on or before the date such requested Letter of Credit is issued; provided that, notwithstanding the foregoing, in no event shall any Letter of Credit expire more than 12 months after the Maturity Date; (D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer; (E) such Letter of Credit is in an initial amount less than $100,000 (or, in each case, such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion); (F) any Revolving Credit Lender is a Defaulting Lender at such time, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such L/C Issuer’s risk with respect to the participation in Letters of Credit by such Defaulting Lender, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations pursuant to Section 2.19 or by Cash Collateralizing such Defaulting Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the L/C Obligations; or (G) the issuance of such Letter of Credit would violate one or more written policies of such L/C Issuer applicable to letters of credit generally. (iii) An L/C Issuer shall be under no obligation to amend or extend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended or extended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment or extension to such Letter of Credit. (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. Each Letter of Credit shall be issued, extended or amended, as the case may be, upon the written request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. (New York City time) at least twothree (23) Business Days prior to the proposed issuance date or date of amendment or extension, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof and the account party thereto (if not the Borrower); (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (g) the purpose and nature of the requested Letter of Credit and (h) such other matters as the relevant L/C Issuer may reasonably request.

In the case of a request for an amendment or extension of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (1) the Letter of Credit to be amended or extended; (2) the proposed date of amendment or extension thereof (which shall be a Business Day); (3) the nature of the proposed amendment or the length of extension and (4) such other matters as the relevant L/C Issuer may reasonably request. (i) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance, amendment or extension is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower, Holdings or a Restricted Subsidiary of the Borrower, as applicable, or enter into the applicable amendment or extension, as the case may be. Upon the request of the Administrative Agent, the applicable L/C Issuer shall deliver a copy of such Letter of Credit to the Administrative Agent. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement multiplied by the amount of such Letter of Credit, which risk participation shall survive the Letter of Credit Expiration Date in the event any L/C Obligations are outstanding on such date with respect to Letters of Credit described in Section 2.03(a)(ii)(C). (ii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) (or such shorter period for any Letter of Credit with an expiration date that is less than twelve months from the date of the issuance thereof) by giving prior written notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued; provided, further, that in no event shall the renewal period extend beyond the Letter of Credit Expiration Date except to the extent set forth in Section 2.03(a)(ii)(C). Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time prior to an expiry date that is, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized, not later than the applicable Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received written notice on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. (iii) Promptly after its delivery of any Letter of Credit or any amendment or extension to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit, amendment or extension. (c) Drawings and Reimbursements; Funding of Participations. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than (1) 2:00 p.m. (New York City time) on the Business Day immediately following any payment by an L/C Issuer under a Letter of Credit if the Borrower receives notice by 5:00 p.m. (New York City time) on the date of payment and (2) if clause (1) does not apply, on the second Business Day following such notice (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer in Dollars, in each case, through the Administrative Agent in an amount equal to the amount of such drawing, with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed on the date of such payment or disbursement. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof or other applicable share provided for under this Agreement. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans, in each case to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Term Benchmark Loans, RFR Loans or Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and subject to the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). (i) Each Appropriate Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of any Unreimbursed Amount not later than 1:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(ii), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan in the form of a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that (x) the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice and (y) any failure to give or delay in giving any notice under this Section 2.03(c)(i) shall not relieve the Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such Unreimbursed Amount. (ii) With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(i) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03. (iii) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer. (iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, (C) any reduction or termination of the Revolving Credit Commitments or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(v) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(v) shall be conclusive absent manifest error. (d) Repayment of Participations. If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding and any differential in the interest payable to such Lender attributable to the Applicable Rate for such Lender’s L/C Advance as an Extending Revolving Credit Lender or a Non-Extending Revolving Credit Lender, as applicable) in the same funds as those received by the Administrative Agent. (i) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Obligations Absolute. The obligation of the Borrower and the Lenders to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto; (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Person (including any Loan Party) may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; (vi) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vii) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP; or (viii) in the case of the obligations of any Lender, (i) the failure of any condition precedent set forth in Section 4.02 to be satisfied (each of which conditions precedent the Lenders hereby irrevocably waive) or (ii) any adverse change in the condition (financial or otherwise) of any Loan Party; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or Lender; provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential, special or punitive damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Laws) suffered by the Borrower that are caused by acts or omissions by such L/C Issuer’s gross negligence, fraud, bad faith or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. (f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender or Loan Party for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith, fraud or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment); or (iii) the absence of due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e) or clauses (i) through (iii) of this Section 2.03(f); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, special, punitive or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct, bad faith or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case, as are determined by a court of competent jurisdiction by final and nonappealable judgment). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. (g) Cash Collateral. If (i) as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 3:00 p.m. (New York City time) on (x) in the case of the immediately preceding clauses (i) and (ii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 11:00 a.m. (New York City time) or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower received such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any prior right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived in accordance with Section 10.01, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower. (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit. (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent (i) for any period prior to the date of any Extension Amendment, for the account of each Revolving Credit Lender in accordance with its Pro Rata Share (if any) or other applicable share provided for under this Agreement, a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate applicable to Revolving Credit Loans maintained as Term Benchmark Loans or RFR Loans then in effect for the applicable Class or Classes of the respective Revolving Credit Lender’s Revolving Credit Commitments times the maximum face amount of such Letter of Credit (whether or not such maximum face amount is then in effect under such Letter of Credit, if such maximum face amount increases periodically pursuant to the terms of such Letter of Credit) and (ii) for any period commencing on and after the date of any Extension Amendment (and for so long as the Non-Extended Revolving Credit Commitments and Extended Revolving Credit Commitments resulting from such Extension Amendment (or any Revolving Credit Exposure thereunder) remain outstanding), for the account of each Non-Extending Revolving Credit Lender and each Extending Revolving Credit Lender under each such Class in accordance with its Other Allocable Share of the Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments, respectively, that result pursuant to such Extension Amendment, a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate applicable to Revolving Credit Loans maintained as Term Benchmark Loans or RFR Loans then in effect in respect of such Non-Extended Revolving Credit Commitments or Extended Revolving Credit Commitments, as the case may be, times the Allocable Revolving Share of the Non-Extending Revolving Credit Lenders or the Extending Revolving Credit Lenders, as the case may be, of the daily maximum face amount of such Letter of Credit (whether or not such maximum face amount is then in effect under such Letter of Credit, if such maximum face amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date for the Non-Extended Revolving Credit Commitments (with respect to the fees accrued for the accounts on the Non-Extending Revolving Credit Lenders), on any other relevant Maturity Date (for any applicable Revolving Credit Commitments then expiring), or the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate applicable to Revolving Credit Loans maintained as Term Benchmark Loans or RFR Loans then in effect during any quarter, the daily maximum face amount of each Letter of Credit shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum (or such other amount as is agreed in a separate writing between the relevant L/C Issuer and the Borrower) of the maximum face amount of such Letter of Credit. Such fronting fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the last Business Day of each of March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable. (k) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control. No Issuer Document shall (x) contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith, shall be rendered null and void) and (y) all representations and warranties, covenants and events of default contained therein shall contain standards, qualifications, thresholds and exceptions for materiality that are otherwise consistent with this Agreement (and, to the extent inconsistent herewith, shall be deemed to incorporate such standards, qualifications, thresholds and exceptions contained herein without action by any other party). (l) Addition of an L/C Issuer. A Revolving Credit Lender or any Affiliate thereof, in each case reasonably acceptable to the Borrower and the Administrative Agent, pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender or Affiliate thereof, shall be an additional L/C Issuer. The Administrative Agent shall notify the Revolving Credit Lenders under the applicable Facility of any such additional L/C Issuer under such Facility. (m) Letters of Credit issued for Holdings or Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or any Restricted Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Holdings and/or any Restricted Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of Holdings and such Restricted Subsidiaries. Section 2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any

Business Day after the Closing Date until the Maturity Date for the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that (i) after giving effect to any Swing Line Loan, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than the relevant Swing Line Lender solely in its capacity as such), plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect and (y) the aggregate Revolving Credit Exposures shall not exceed the aggregate Revolving Credit Commitments then in effect and (ii) notwithstanding the foregoing, the Swing Line Lender shall not be obligated to make any Swing Line Loans at a time when a Revolving Credit Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s fronting exposure (after giving effect to Section 2.19(b)) with respect to the Defaulting Lender’s participation in such Swing Line Loans, including by cash collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s Pro Rata Share of the outstanding amount of Swing Line Loans; provided further that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. The Borrower shall repay to the Swing Line Lender each Defaulting Lender’s portion (after giving effect to Section 2.19(b)) of each Swing Line Loan promptly following demand by the Swing Line Lender. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan. (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent in the form of a Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. (New York City time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (in writing) of the contents thereof. Subject to the terms and conditions hereof, the Swing Line Lender will, (i) in the case of Swing Line Loan Notices received prior to 1:00 p.m., not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice and (ii) in the case of Swing Line Loan Notices received on or after 1:00 p.m., promptly on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. (c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 4:00 p.m. (New York City time) on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each

Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation. (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error. (iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein. (d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender. (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. The Administrative Agent will make such demand upon the request of the Swing Line Lender. (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base

Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender. (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender. Section 2.05 Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans or Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 2:00 p.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of Term Benchmark Loans, (B) five (5) Business Days before the date of prepayment of RFR Loans, and (C) on the day of prepayment of Base Rate Loans (or, in any case, such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion); (2) any partial prepayment of Term Benchmark Loans or RFR Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and, in the case of a prepayment of Term Loans, the manner in which such prepayment shall be applied to repayments thereof required pursuant to Section 2.07(a); provided that in the event such notice fails to specify the manner in which the respective prepayment of Term Loans shall be applied to repayments thereof required pursuant to Section 2.07(a), such prepayment of Term Loans shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. Any prepayment of a Term Benchmark Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans of a given Class pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares. (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. (New York City time) on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. (iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind, or extend the date for prepayment specified in, any notice of prepayment under Section 2.05(a)(i), if such prepayment would have resulted from a refinancing of all or any portion of any Facility or Facilities which refinancing shall not be consummated or shall otherwise be delayed. (iv) Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the sole discretion of the Borrower and specified in the notice of prepayment, and, subject to the other limitations expressly set forth in this Agreement, the Borrower may elect to apply voluntary prepayments of Term Loans to one or more Class or Classes of Term Loans selected by the Borrower in its sole discretion (provided that such voluntary prepayments of the Term Loans shall be made pro rata within any such Class or Classes selected by the Borrower). In the event that the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among Class(es) of Term Loan. (v) Notwithstanding anything in any Loan Document to the contrary, so long as no Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower) (or Holdings or any of its Subsidiaries other than the Borrower may purchase such outstanding Term Loans, which shall be automatically and permanently cancelled immediately upon such acquisition) on the following basis: (A) Any Borrower Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v); provided that no Borrower Party shall initiate any action under this Section 2.05(a)(v) in order to make a Discounted Loan Prepayment (other than with respect to actions under this Section 2.05(a)(v) in order to make the first Discounted Loan Prepayment hereunder) unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by a Borrower Party on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date such Borrower Party was notified that no Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Borrower Party’s election not to accept any Solicited Discounted Prepayment Offers. (B) Subject to the proviso to clause (A) above, any Borrower Party may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with at least five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower Party, to (x) each Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this clause), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower Party to, and with the consent of, the Auction Agent) (the “Specified Discount Prepayment Response Date”).

(1) Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the Classes of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment. (2) If there is at least one Discount Prepayment Accepting Lender, the relevant Borrower Party will make a prepayment of outstanding Term Loans pursuant to this clause (B) to each Discount Prepayment Accepting Lender on the Discounted Prepayment Effective Date in accordance with the respective outstanding amount and Classes of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to clause (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within four (4) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the Classes to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower Party and such Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with clause (F) below (subject to clause (J) below). (C) Subject to the proviso to subclause (A) above, any Borrower Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with at least five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by such Borrower Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this clause), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower Party to, and with the consent of, the Auction Agent) (the “Discount Range Prepayment Response Date”). Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range. (1) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subclause (C). The relevant Borrower Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent within the Discount Range by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subclause (3)) at the Applicable Discount (each such Lender, a “Participating Lender”). (2) If there is at least one Participating Lender, the relevant Borrower Party will prepay the respective outstanding Term Loans of each Participating Lender on the Discounted Prepayment Effective Date in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within six (6) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the Classes to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and Classes of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Borrower Party and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subclause (F) below (subject to subclause (J) below). (D) Subject to the proviso to subclause (A) above, any Borrower Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with at least five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this clause), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower Party to, and with the consent of, the Auction Agent) (the “Solicited Discounted Prepayment Response Date”). Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (for example, an offer of 99% of the outstanding principal amount would equate to a 1% discount to par) (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Term Loans and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount with respect to the applicable Solicited Discounted Prepayment Offer.

(1) The Auction Agent shall promptly provide the relevant Borrower Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Borrower Party shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower Party in its sole discretion (the “Acceptable Discount”), if any. If the Borrower Party elects in its sole discretion to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), such Borrower Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from such Borrower Party by the Acceptance Date, such Borrower Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers. (2) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within four (4) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Borrower Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the Borrower Party elects to accept any Acceptable Discount, then the Borrower Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower Party will prepay outstanding Term Loans pursuant to this subclause (D) to each Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Borrower Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the Classes to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the Classes of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower Party and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subclause (F) below (subject to subclause (J) below). (E) In connection with any Discounted Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment the payment of customary, reasonable and documented fees and out-of-pocket expenses from a Borrower Party in connection therewith. (F) If any Term Loan is prepaid in accordance with clauses (B) through (D) above, a Borrower Party shall prepay such Term Loans on the Discounted Prepayment Effective Date without premium or penalty; provided that in no event shall the Revolving Credit Facility be utilized to fund any Discounted Loan Prepayment. The relevant Borrower Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 2:00 p.m. (New York City time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant Class of Term Loans pursuant to Section 2.07(a) in an amount equal to the principal amount of the applicable Term Loans in accordance with Section 2.05(a)(iv); provided that to the extent prepayments are applied to scheduled installments of principal other than in direct order of maturity, the applicable Borrower Party shall so specify in the applicable offer. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Lenders in accordance with their respective Pro Rata Share or other applicable share provided for under this Agreement. The aggregate principal amount of the Classes and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(v), the relevant Borrower Party shall either (I) make a representation to the Lenders that it does not possess material non-public information with respect to the Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information) or (II) disclose that it cannot make such representation, in which case, each assigning Lender shall be deemed to acknowledge and agree that in connection with such assignment, (1) Holdings, the Borrower and its Subsidiaries then may have, and later may come into possession of, material non-public information, (2) such Lender has independently and, without reliance on Holdings, the Borrower or any of the Subsidiaries (including, without limitation, the applicable Borrower Party), the Administrative Agent or any other Agent-Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information, (3) none of Holdings, the Borrower or any of the Subsidiaries shall be required to make any representation that it is not in possession of material non-public information, (4) none of Holdings, the Borrower any of its Subsidiaries (including, without limitation, the applicable Borrower Party), the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings, the Borrower or any of the Subsidiaries (including, without limitation, the applicable Borrower Party), the Administrative Agent and any other Agent-Related Persons, under applicable Laws or otherwise, with respect to the nondisclosure of the material non-public information and (5) that the material non-public information may not be available to the Administrative Agent or the other Lenders. (G) To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Borrower Party. (H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day. (I) The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent. (J) Each Borrower Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default under Section 8.01 or otherwise). (b) Mandatory. (i) [reserved]. (i) Within sixty (60) days after the date the Compliance Certificate is required to be delivered in connection with the financials due pursuant to Section 6.01(a) (commencing with the financial statements for the fiscal year ending on December 31, 2026), in the event that the Fixed Charge Coverage Ratio exceeds 1.25 to 1.00 as of December 31 of any fiscal year (as demonstrated on the annual audited financial statements for such fiscal year delivered pursuant to Section 6.01(a)), the Borrowers shall, subject to clause (b)(vi) of this Section 2.05, prepay an aggregate principal amount of Term Loans in an amount (the “ECF Payment Amount”) equal to 65.0% (the “ECF Percentage”) of Excess Cash Flow, if any, for

the fiscal year covered by such financial statements (commencing with the fiscal year ending on December 31, 2026, and prorated as set forth above for such fiscal year) of Holdings minus (B) the sum of (x) all voluntary prepayments of any Term Loans during such fiscal year or after such fiscal year end and prior to the time the payment pursuant to this Section 2.05(b)(i) is due (including the amount of any voluntary prepayments or cancellation of Term Loans in connection with buy-backs pursuant to Dutch auctions or purchases of such Indebtedness made at a discount to par (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Indebtedness)), (y) all voluntary prepayments or repayments of Revolving Credit Loans or other revolving credit facilities during such fiscal year or after such fiscal year end and prior to the time the payment pursuant to this Section 2.05(b)(i) is due, in the case of each of the immediately preceding clauses (x) and (y), (A) in the case of any voluntary prepayments of any revolving credit facility (including Revolving Credit Loans), solely as and to the extent revolving credit facility commitments are permanently reduced and (B) to the extent such prepayments are not financed with the proceeds of incurrences of long-term Indebtedness (other than Indebtedness incurred under the Revolving Credit Facility or any other revolving credit facility); provided, that, to the extent any payment contemplated pursuant to this Section 2.05(b)(i) would cause (after giving pro forma effect to such proposed payment) (I) the Domestic Cash Balance as of the date of and giving effect to such proposed prepayment, to be no greater than $15,000,000, and (II) the Foreign Cash Balance as of the date and giving effect to such prepayment, to be no greater than $5,000,000, in each case no such payment will be required hereunder for such fiscal year or partial fiscal year. (ii) (A) If (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets (i) pursuant to Section 7.05(f) or (j) (orSections 7.05(j), (ii) in excess of $5,000,000 individually or $10,000,000 in the aggregate under Sections 7.05(k), (p), (u) and (w), or (iii) in a Disposition not permitted by this Agreement), or (y) any Casualty Event occurs, which results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall prepay on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds, subject to clause (b)(vi) of this Section 2.05, an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds realized or received; provided, that if at the time that any such prepayment would be required, the Borrower or any Restricted Subsidiary is required to repay, redeem or repurchase or offer to repay, redeem or repurchase Indebtedness (other than revolving Indebtedness) that is secured on a pari passu basis (but without regard to control of remedies) with the Obligations pursuant to the terms of the documentation governing or evidencing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Indebtedness required to be repaid, redeemed or repurchased or offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower or applicable Restricted Subsidiary may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase, redemption or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased, redeemed or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) benotwithstanding anything herein to the contrary, at the election of the Borrower and upon delivery of an updated Borrowing Base Certificate, to the extent such Disposition includes any Eligible Accounts, Eligible Inventory and/or Eligible Intellectual Property that were included in the Borrowing Base at the time sold as determined in the most recently delivered Borrowing Base Certificate, the Borrower may apply a portion of the Net Cash Proceeds up to the amount attributable to such Eligible Accounts, Eligible Inventory and/or Eligible Intellectual Property, as the case may be, in such Borrowing Base (after giving effect to the applicable advance rate) to the outstanding principal amount of Revolving Credit Loans (without a permanent reduction of commitments thereunder) with remaining Net Cash Proceeds applied to prepay the Term Loans in accordance with the terms hereof; provided, further, that no prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to the applicable date that prepayment of Term Loans would have otherwise been required pursuant to this Section 2.05(b)(ii)(A), given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B).foregoing. (B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its or any of its Restricted Subsidiary’s business (x) within twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower or a Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within one hundred and eighty (180) days after such twelve (12) month-period; provided, that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, and subject to clauses (iv) and (vi) of this Section 2.05(b), an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05(b)(ii). (iii) (A) If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds and (B) if the Borrower incurs or issues any Refinancing Term Loans, Refinancing Revolving Credit Loans, Refinancing Equivalent Debt or Replacement Term Loans to refinance all or a portion of any Class (or Classes) of Loans resulting in Net Cash Proceeds (as opposed to such Refinancing Term Loans, Refinancing Revolving Credit Loans, Refinancing Equivalent Debt or Replacement Term Loans arising out of an exchange or conversion of existing Term Loans or Revolving Credit Loans for or into such Refinancing Term Loans, Refinancing Revolving Credit Loans, Refinancing Equivalent Debt or Replacement Term Loans), the Borrower shall cause to be prepaid an aggregate principal amount of such Class (or Classes) of Loans in an amount equal to 100% of the Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrower of such Net Cash Proceeds. (iv) Except as may otherwise be set forth in any Refinancing Amendment, any Extension Amendment, any Incremental Amendment or any amendment in respect of Replacement Term Loans, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans that are pari passu with the Initial Term Loans or any other senior secured Term Loans, if any, established hereunder (provided that (i) any prepayment of Term Loans with the Net Cash Proceeds of, or in exchange for or conversion into, Refinancing Term Loans, Refinancing Revolving Credit Loans, Refinancing Equivalent Debt or Replacement Term Loans shall be applied solely to each applicable Class or Classes of Term Loans being refinanced as selected by the Borrower, and (ii) any Class of Extended Term Loans, Refinancing Term Loans, New Term Loans and Replacement Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to such Class of Extended Term Loans, Refinancing Term Loans, New Term Loans or Replacement Term Loans), (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iii) of this Section 2.05(b) shall be applied first, to accrued interest and fees due on the amount of such prepayment of such Class of Term Loans, second, to the next eight (8) scheduled installments of principal of such Class of Term Loans in direct order of maturity and third to the remaining scheduled installments of principal (including the final payment thereof due on the applicable maturity date) of such Class of Term Loans on a pro rata basis; and (C) each such prepayment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares of such prepayment, subject to clauses (vi) and (vii) of this Section 2.05(b). (v) If for any reason the aggregate Revolving Credit Exposures of any Facility at any time exceeds the lesser of the aggregate Revolving Credit Commitments then in effect for such Facility (including as a result of the termination of any Revolving Credit Commitments on the applicable Maturity Date thereof) and the Borrowing Base (other than if such excess is a result of a Protective Advance made by the Administrative Agent pursuant to Section 2.01(d)), the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations with respect to such Facility in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations of such Facility pursuant to this Section 2.05(b)(v)Section 2.05(b)(v) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans for such Facility, such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments for such Facility then in effect. After the date of any Extension Amendment (and for so long as the Non-Extended Revolving Credit Commitments and Extended Revolving Credit Commitments resulting from such Extension Amendment (or any Revolving Credit Exposure thereunder) remain outstanding), if for any reason, at any time during the five (5) Business Day period immediately preceding the applicable Maturity Date for any Non-Extended Revolving Credit Commitments, (x) the Non-Extending Revolving Credit Lenders with such Non-Extended Revolving Credit Commitments’ Allocable Revolving Share of the Revolving Credit Exposure attributable to L/C Obligations and Swing Line Loans exceeds (y) the amount of the Extended Revolving Credit Commitments minus the Extending Revolving Credit Lenders’ Allocable Revolving Share of the total Revolving Credit Exposure at such time, then the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans, and/or Cash Collateralize the L/C Obligations in an aggregate amount necessary to eliminate such excess; provided further that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this sentence unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, such excess has not been eliminated. Further, if for any reason, at any time during the five (5) Business Day period immediately preceding the applicable Maturity Date for any Revolving Credit Commitments where there exist other Revolving Credit Commitments with a laterlonger Maturity Date or Maturity Dates, and if at such time there are outstanding Letters of Credit under such respective Class or Classes, then the Borrower shall prepay (in accordance with this Section 2.05Section 2.05) outstanding Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations as is needed so that, after giving effect thereto, the Revolving Credit Exposure of the Revolving Credit Lenders with such later Maturity Dates will not, after giving effect to the reallocations which will be required pursuant to Section 2.06(d)Section 2.06(d), exceed the amount of their respective Revolving Credit Commitments as in effect on (and after giving effect to) the Maturity Date of such sooner maturing Revolving Credit Commitments. (vi) Notwithstanding any other provisions of this Section 2.05(b), (A) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow attributable to Foreign Subsidiaries, if applicable, are prohibited or delayed by (I) applicable local Law or (II) the constituent documents of any Foreign Subsidiary or other material agreements, in any case, from being repatriated to the Borrower, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow, if applicable, so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Subsidiary so long, but only so long, as (x) the applicable local Law will not permit repatriation to Holdings or the Borrower (the Borrower hereby agrees to use commercially reasonable efforts to cause the applicable Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation) or (y) the constituent documents of the applicable Subsidiary (including as a result of minority ownership) or other material agreements will not permit repatriation to the Borrower, and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow, if applicable, is permitted under the applicable local Law or applicable constituent documents or other material agreements, such repatriation will be promptly effected and an amount equal to such repatriated Net Cash Proceeds or Excess Cash Flow, if applicable, will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.05(b) to the extent provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow, if applicable, attributable to Foreign Subsidiaries would have an adverse tax consequence (as determined in good faith by the Borrower) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary until such time as it may repatriate such amount without incurring such adverse tax consequences (at which time the Borrower shall make a payment to repay the Loans to the extent provided herein). (vii) The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(i), (ii) or (iii), at least three (3) Business Days prior to the date on which such payment is due; provided that the Borrower may rescind, or extend the date for prepayment specified in, any notice of prepayment under Section 2.05(b)(iii) if such prepayment would have resulted from a refinancing of all or any portion of any Facility or Facilities, which refinancing shall not be consummated or shall otherwise be delayed. Such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the prepayment. Each Appropriate Lender may elect (in its sole discretion) to decline all (but not less than all) of its Pro Rata Share or other applicable share provided for under this Agreement of the prepayment (such amounts so declined, the “Declined Amounts”) of any mandatory prepayment (other than any mandatory prepayment made under Section 2.05(b)(iii)(B)) by giving notice of such election in writing (each, a “Rejection Notice”) to the Administrative Agent by 12:00 p.m. (New York City time), on the date that is one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the total amount of such mandatory prepayment of Term Loans. Upon receipt by the Administrative Agent of such Rejection Notice, the Administrative Agent shall immediately notify the Borrower of such election. Any Declined Amount by any Lender shall be applied to any corresponding mandatory prepayment required under the Subordinated Indebtedness. In the event that the holders of the Subordinated Indebtedness elect not to accept its pro rata portion of any mandatory prepayment from such Declined Amounts, such amounts shall be retained by the Borrower and the Restricted Subsidiaries and/or applied by the Borrower or any of the Restricted Subsidiaries in any manner not inconsistent with the terms of this Agreement (such Declined Amounts retained and/or applied by the Borrower and the Restricted Subsidiaries, the “Borrower Retained Prepayment Amounts”). (viii) Notwithstanding the foregoing provisions of this Section 2.05(b) or any other provision hereof, if at any time no Term Loans are outstanding pursuant to this Agreement, the prepayment amounts specified by the foregoing Sections 2.05(b)(i), (ii) and (iii)(A) shall be applied without premium or penalty to prepayment of outstanding Revolving Credit Loans (if any), without a permanent commitment reduction in respect thereof. Such prepaid amounts may be re-borrowed on the terms otherwise set forth in this Agreement. Upon the incurrence of any Term Loans pursuant to this Agreement, this Section 2.05(b)(viii) shall no longer apply and the prepayments set forth in Sections 2.05(b)(ii) and (iii)(A) shall occur as set forth therein without regard to this Section 2.05(b)(viii). (ix) (A) Within three (3) Business Day following each Domestic Cash Balance Test Date, the Borrowers shall prepay an aggregate principal amount of the outstanding Revolving Credit Loans (without a permanent commitment reduction) in an aggregate amount, if any, that would have caused the Domestic Cash Balance, as of the end of the immediately preceding calendar month to equal $15,000,000 after giving effect to such prepayment and (B) within five (5) Business Days following each Foreign Cash Balance Test Date, the Borrowers shall prepay an aggregate principal amount of the outstanding Revolving Credit Loans or distribute such amount directly or indirectly to the Borrower to so prepay (in each case without a permanent commitment reduction) in an aggregate amount, if any, that would have caused the Foreign Cash Balance, as of the end of the immediately preceding calendar month, to equal $5,000,000 after giving effect to such prepayment; provided, that, for purposes of this Section 2.05(b)(ix) any Domestic Cash Balance and the Foreign Cash Balance shall not include cash retained on the balance sheet of any Loan Party for a period not exceeding twelve (12) calendar months pursuant to clause (F) of the definition of Net Cash Proceeds so long as such Net Cash Proceeds are deposited into and are thereafter maintained at a designated account at JPMorgan that is subject to an Control Account Agreement in favor of the Collateral Agent. (c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Term Benchmark Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Term Benchmark Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term Benchmark Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Term Benchmark Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made hereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to immediately apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Section 2.06 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent one (1) Business Day prior to the date of termination or reduction (or, in any case, such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion) and (ii) any such partial reduction shall be in an aggregate amount of $100,000 or any whole multiple of $100,000 in excess thereof or, if less, the entire amount thereof, and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Commitments, then in any such case the Letter of Credit Sublimit or the Swing Line Sublimit shall be automatically reduced by the amount of such excess. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all or any portion of any Facility or Facilities, which refinancing shall not be consummated or otherwise shall be delayed. (b) Mandatory. The Initial2025 Refinancing Term Loan Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the makingfunding of such Term Lender’s Initial2025 Refinancing Term LoansLoan Commitment on the Amendment No. 24 Effective Date. The Revolving Credit Commitments shall terminate on the applicable Maturity Date for each such Facility. (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of the unused portions of the Letter of Credit Sublimit and the Swing Line Sublimit and all Lenders of the termination or reduction of unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of any Revolving Credit Commitments shall be paid on the effective date of such termination. (d) Termination of Non-Extended Revolving Credit Commitments. After the date of an Extension Amendment (and for so long as the Non-Extended Revolving Credit Commitments and Extended Revolving Credit Commitments resulting from such Extension Amendment (or any Revolving Credit Exposure thereunder) remain outstanding), on the Maturity Date of any Non-Extended Revolving Credit Commitments

March 31, 2022 Amount $625,000 resulting from such Extension Amendment, such Non-Extended Revolving Credit Commitments will terminate and the Non-Extending Revolving Credit Lenders with respect thereto will have no further obligation to make Revolving Credit Loans or Swing Line Loans or to fund L/C Advances pursuant to Section 2.03(c); provided that the foregoing will not release any such Non-Extending Revolving Credit Lender from any such obligation to fund Revolving Credit Loans, Swing Line Loans or L/C Advances that were required to be performed on or prior to the Maturity Date of such Non-Extended Revolving Credit Commitments. On the Maturity Date with respect to such Non-Extended Revolving Credit Commitments, all Swing Line Loans and L/C Advances shall be deemed to be outstanding with respect to (and reallocated under) the Extended Revolving Credit Commitments and the Pro Rata Shares or other applicable share provided for under this Agreement of the Revolving Credit Lenders shall be determined after giving effect to the termination of such Non-Extended Revolving Credit Commitments (in each case, subject to Section 2.05(b)(v)). On and after the Maturity Date of such Non-Extended Revolving Credit Commitments, the Extending Revolving Credit Lenders of the applicable Class of Extended Revolving Credit Commitments will be required, in accordance with their Pro Rata Shares or other applicable share provided for under this Agreement, to fund their participation in Swing Line Loans pursuant to Section 2.04(c) and fund L/C Advances pursuant to Section 2.03(c) in respect of Unreimbursed Amounts, in each case, arising on or after such date, regardless of whether any Default existed on the Maturity Date with respect to such Non-Extended Revolving Credit Commitments; provided that the Revolving Credit Exposure of each Extending Revolving Credit Lender does not exceed such Extending Revolving Credit Lender’s Revolving Credit Commitment. (e) Termination of Revolving Credit Commitments. On the Maturity Date of any Class of Revolving Credit Commitments, such Revolving Credit Commitments will terminate and the respective Lenders who held such terminated Revolving Credit Commitments will have no obligation to make, or participate in, extensions of credit (whether the making of Revolving Credit Loans or Swing Line Loans or the issuance of Letters of Credit) made pursuant to such Revolving Credit Commitments after such Maturity Date; provided that, except as expressly provided in the immediately succeeding sentence, (x) the foregoing shall not release any Revolving Credit Lender from liability it may have for its failure to fund Revolving Credit Loans, Swing Line Loans or L/C Advances that were required to be performed by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances with respect to Letters of Credit or of the risk participation in any Swing Line Loans with respect to Swing Line Loans, issued or made, respectively, prior to such Maturity Date. If on the Maturity Date applicable to any Revolving Credit Commitments there exist additional Revolving Credit Commitments, which have a later Maturity Date or later Maturity Dates, then all Swing Line Loans, L/C Advances and participations in Letters of Credit and Swing Line Loans shall be deemed outstanding with respect to (and reallocated under) such additional Revolving Credit Commitments and the Pro Rata Shares of the Revolving Credit Lenders shall be determined to give effect to the termination of the Revolving Credit Commitments with respect to which the Maturity Date has occurred in each case so long as, after giving effect to such reallocation, no Revolving Credit Lender shall have a Revolving Credit Exposure which exceeds such Lender’s Revolving Credit Commitments which have not matured prior to such date. Section 2.07 Repayment of Loans. (a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on each date set forth in the table below, the aggregate principal amount of the Initial Term Loans set forth opposite such date (in each case as such repayment amount shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05): June 30, 2022 $625,000 December 31, 2021 September 30, 2022 $625,000 $625,000 Date

September 30, 2024 September 30, 2023 $1,250,000 March 31, 2023 $1,250,000 December 31, 2024 December 31, 2022 $2,500,000 $1,250,000 March 31, 2025 December 31, 2023 $2,500,000 $1,250,000 June 30, 2025 $2,500,000 $1,250,000 September 30, 2025 March 31, 2024 $2,500,000 June 30, 2023 $1,250,000 December 31, 2025 $3,125,000 $1,250,000 March 31, 2026 June 30, 2024 $3,125,000 (a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the last day of each of March, June, September and December, (i) commencing with the fiscal quarter ending on June 30, 2026, a principal amount of Term Loans equal to the aggregate outstanding principal amount of 2025 Refinancing Term Loans made on the Amendment No. 4 Effective Date multiplied by 0.25% (in each case as such repayment amount shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05) and (ii) commencing with the fiscal quarter ending on June 30, 2027, a principal amount of Term Loans equal to the aggregate outstanding principal amount of Amendment No. 4 Refinancing Term Loans made on the Amendment No. 4 Effective Date multiplied by 1.00% (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.06); provided that at the time of any effectiveness of any Extension Amendment with respect to the Initial2025 Refinancing Term Loans, the scheduled amortization with respect to the Initial2025 Refinancing Term Loans set forth above shall be reduced ratably to reflect the percentage of Initial2025 Refinancing Term Loans converted to Extended Term Loans pursuant to such Extension Amendment (but will not affect the amount of amortization received by a given Lender with outstanding Initial Term Loans), (ii) the amortization for any new Class of Term Loans established pursuant to an Incremental Amendment, a Refinancing Amendment, an Extension Amendment or an amendment to this Agreement in respect of Replacement Term Loans (if any) as shall be agreed in accordance with the terms and conditions hereof and specified in such Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment to this Agreement in respect of Replacement Term Loans, as applicable, and (iii) on the Maturity Date for each Class of Term Loans, the aggregate principal amount of all such Term Loans outstanding on such date; provided that the repayments under this clause may be adjusted to account for the addition of any New Term Loans, including any increase to payments to the extent, and as required pursuant to, the terms of any applicable Incremental Amendment involving a Term Loan Increase to any Class of Term Loans. $1,250,000

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the applicable Maturity Date for the Revolving Credit Facilities of a given Class the aggregate principal amount of all of the Revolving Credit Loans of such Class outstanding on such date, (ii) after the date of an Extension Amendment, on the Maturity Date with respect to any Non-Extended Revolving Credit Commitments of a given Class, the aggregate principal amount of all related Non-Extended Revolving Credit Loans of such Class outstanding on such date and (iii) after the date of an Extension Amendment, on the Maturity Date with respect to the Extended Revolving Credit Commitments of a given Class, the aggregate principal amount of all related Extended Revolving Credit Loans of such Class outstanding on such date. (c) Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Revolving Credit Facility; provided that on each date that a Revolving Credit Loan is made, the Borrower shall repay all Swing Line Loans then outstanding and the proceeds of any such Revolving Credit Loan shall be applied by the Administrative Agent to repay any Swing Line Loans outstanding. Section 2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate for such Interest Period plus the Applicable Rate, (ii) each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate, (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans. (b) Upon the occurrence and during the continuance of an Event of Default and upon the written election of the Required Lenders, the Borrower shall pay interest on past due principal, interest and commitment and unused line fee amounts hereunder owing at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws (provided, for the avoidance of doubt, that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender). Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan (other than a Swing Line Loan) prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. (d) All computations of interest hereunder shall be made in accordance with Section 2.10. (e) Notwithstanding anything to the contrary in this Agreement, (x) with respect to any Interest Payment Date that occurs during the First PIK Period, all interest accrued and owing on 2025 Refinancing Term Loans as of such Interest Payment Date shall be paid in kind by capitalizing such interest and adding such capitalized interest to the then-outstanding principal amount of such 2025 Refinancing Term Loans (“PIK Interest”) and (y) with respect to any Interest Payment Date that occurs during the Second PIK Period, the Borrower may elect by written notice delivered at least five (5) Business Days prior to the applicable Interest Payment Date to the Administrative Agent (a “PIK Election”) to pay all interest accrued and owing on the Term Loans as of such Interest Payment Date in the form of PIK Interest. Section 2.09 Fees.

(a) Commitment Fee. With respect to each Class of Revolving Credit Commitments, the Borrower shall pay to the Administrative Agent (i) for any period prior to the date on which an Extension Amendment becomes effective, for the account of each Revolving Credit Lender under each Class of Revolving Credit Commitments then in effect in accordance with its Pro Rata Share, a commitment fee equal to clause (ii) of the Applicable Rate with respect to commitment fees then in effect for each such Class of Revolving Credit Commitments times the actual daily amount by which the aggregate Revolving Credit Commitments for each such Class exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans (for the avoidance of doubt, excluding any Swing Line Loans) under each such Class and (B) the Outstanding Amount of L/C Obligations for each such Class and (ii) for any period after the date on which an Extension Amendment becomes effective (and for so long as the Non-Extended Revolving Credit Commitments and Extended Revolving Credit Commitments resulting from such Extension Amendment (or any Revolving Credit Exposure thereunder) remain outstanding), for the account of each Non-Extending Revolving Credit Lender and each Extending Revolving Credit Lender under each Class of Non-Extended Revolving Credit Commitments and Extended Revolving Credit Commitments resulting from such Extension Amendment in accordance with its Other Allocable Share of such Non-Extended Revolving Credit Commitments and such Extended Revolving Credit Commitments, respectively, a commitment fee equal to the Applicable Rate with respect to commitment fees in respect of such Non-Extended Revolving Credit Commitments or the Extended Revolving Credit Commitments, as the case may be, times the Allocable Revolving Share of the Non-Extending Revolving Credit Lenders or the Extending Revolving Credit Lenders, as the case may be, of the actual daily amount by which the aggregate Revolving Credit Commitments for each such Class exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans (for the avoidance of doubt, excluding any Swing Line Loans) under each such Class and (B) the Outstanding Amount of L/C Obligations under each such Class; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Revolving Credit Commitments under any Facility of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fees for the Revolving Credit Facility shall accrue at all times from the date hereof (or from the date on which Revolving Credit Commitments for the applicable Facility come into effect in accordance with the terms hereof) until the Original Revolving Credit Maturity Date or the applicable Maturity Date for such Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the last Business Day of June, 2021, and on the applicable Maturity Date for such Facility (and on the Maturity Date for any Non-Extended Revolving Credit Commitments (with respect to commitment fees accrued for the accounts of Non-Extending Revolving Credit Lenders) and the Maturity Date for Extended Revolving Credit Commitments (with respect to commitment fees accrued for the accounts of Extending Revolving Credit Lenders) for any such Facility in respect of which an Extension Amendment has been effected). The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. (b) Other Fees. The Borrower shall pay to the Agents and the Lead Arranger such fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letter) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent or Lead Arranger, as the case may be). Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. In computing interest on any Loan, the day such Loan is made or converted to a Loan of a different Type shall be included for purposes of calculating interest on a Loan of such different Type and the date such Loan is subsequently repaid or converted to a Loan of a different Type, as the case may be, shall be excluded. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. Section 2.11 Evidence of Indebtedness. (a) Subject to Section 10.07(c), the Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as a non-fiduciary agent for the Borrower. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note or Notes payable to such Lender, which shall, subject to Section 10.07(c), evidence such Lender’s Loans of the applicable Class or Classes in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice, accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. (c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents. (d) Notwithstanding anything to the contrary contained above in this Section 2.11 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request, maintain, obtain or produce a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Loan Documents. Section 2.12 Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment in Dollars and in Same Day Funds not later than 2:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Term Benchmark Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then: (i) If the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation; and (ii) If any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error. (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation. (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender. Section 2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, with each of them in accordance with their respective Pro Rata Share; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s Pro Rata Share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The provisions of this clause shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Laws, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Section 2.14 Incremental Credit Extensions[Reserved]. . (a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional tranches of term loans (the “New Term Loans”), which may be of the same Class as any existing Class of Term Loans (a “Term Loan Increase”) or a separate Class of Term Loans (collectively with any Term Loan Increase, the “New Term Commitments”) or (ii) one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase” or the “New Revolving Credit Commitments”); provided that both immediately before and immediately after the effectiveness of any Incremental Amendment referred to below, (A) subject to the Borrower’s discretion to make an LCT Election in connection with a Term Loan Increase or New Term Commitments, no Event of Default shall exist and (B) except as provided in the immediately following proviso, the condition precedent in Section 4.02(a) shall be satisfied; provided, that, with respect to any incurrence of Term Loans pursuant to an Incremental Amendment the purpose of which is to finance a Permitted Acquisition or permitted Investment, in each case, that is a Limited Condition Transaction (or if the Required Lenders otherwise consent), the foregoing requirement in (B) shall instead be that all

Specified Representations (conformed as reasonably necessary for any such Investment or Permitted Acquisition, to reflect at the option of the Borrower customary “SunGard” representations) shall be true and correct in all material respects; provided further that, for purposes of funding any such New Term Loans, the conditions in clauses (A) and (B) may be waived in full or in part by Lenders holding more than 50% of the applicable aggregate New Term Commitments and New Term Loans to be incurred pursuant to such Incremental Amendment. Each tranche of New Term Loans shall be in an aggregate principal amount that is not less than $1,000,000 (provided that such amount may be less than $1,000,000 if such lesser amount is approved by the Administrative Agent or such amount represents all remaining availability under the limit set forth in the next sentence) and each New Revolving Credit Commitments shall be in an aggregate principal amount that is not less than $1,000,000 (provided that such amount may be less than $1,000,000 if such lesser amount is approved by the Administrative Agent or such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate principal amount of the New Term Loans at the time of incurrence thereof, when added to the aggregate principal amount of New Revolving Credit Commitments and any Incremental Equivalent Debt incurred or issued substantially simultaneously with the incurrence of such New Term Loans and/or New Revolving Credit Commitments, as applicable, shall not exceed the Available Incremental Amount at the time of incurrence or issuance thereof. (b) The terms and provisions of New Term Commitments or New Revolving Credit Commitments, as the case may be (and the Loans in respect of the foregoing), of any Class shall be as agreed between the Borrower and the lenders providing such New Term Commitments or New Revolving Credit Commitment; provided, that: (i) such New Term Commitments and New Revolving Credit Commitments shall (x) rank pari passu in right of payment and of security with the Revolving Credit Loans made on the Closing Date and the Initial Term Loans made on the Amendment No. 2 Effective Date and (y) may not be (I) secured by any assets other than Collateral or (II) guaranteed by any Person other than a Guarantor, (ii) (x) New Term Loans shall not mature earlier than the Original Revolving Credit Maturity Date or the Original Term Loan Maturity Date and (y) New Term Loans shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Initial Term Loans (prior to any extension thereto), (iii) (x) the currency, discounts, premiums, fees, optional prepayment and redemptions terms, subject to clause (ii) above, and the maturity date and amortization schedule, in each case, applicable to any New Term Loans shall be determined by the Borrower and the Lenders thereunder, and (y) the New Revolving Credit Commitments shall be on the same terms (excluding OID, upfront fees and arrangement, structuring or other fees payable in connection therewith) and pursuant to the same documentation applicable to the Revolving Credit Facility, (iv) the interest rate (including margin and floors) applicable to any New Term Loans will be determined by the Borrower and the Lenders providing such New Term Loans, (v) the New Term Loans may provide for the ability to participate on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis except in the case of a prepayment of such New Term Loans under Section 2.05(b)(iii)(B)) in any mandatory repayments or prepayments of principal of Term Loans hereunder, and (vi) except as set forth above, the terms of any such New Term Commitments (and the Loans in respect thereof) shall be (taken as a whole) not materially more favorable to the New Lenders than those applicable to the Revolving Credit Loans and the Initial Term Loans, (except for (1) covenants or other provisions applicable only to periods after the Latest Maturity Date and (2) pricing, fees, currency, rate floors, premiums, optional and/or mandatory prepayment or redemption terms); provided that (A) except as provided in the immediately preceding clauses (i) through (v), the terms and conditions applicable to such New Term Commitments, and New Term Loans may be materially different from those of the

Revolving Credit Loans and the Initial Term Loans, to the extent (1) such differences are reasonably acceptable to the Administrative Agent (it being understood that any such provisions that apply after the maturity date of the applicable Facility are reasonably acceptable), (2) the Lenders under such applicable Facility also receive the benefits of such more favorable terms other than any such provisions that apply after the maturity date of the Revolving Credit Loans and the Initial Term Loans or (3) such terms and conditions reflect market terms and conditions at the time of incurrence or issuance thereof as determined by the Borrower in good faith and (B) in the case of a Term Loan Increase or a Revolving Commitment Increase, the terms, provisions and documentation of such Term Loan Increase or a Revolving Commitment Increase shall be identical (other than with respect to upfront fees and OID and arrangement, underwriting, commitment, ticking, amendment, structuring or similar fees payable in connection therewith) to the applicable Term Loans or Revolving Credit Commitments being increased, in each case, as existing on the respective Incremental Facility Closing Date (provided that in each case the maturity date of such Term Loan Increase or a Revolving Commitment Increase may be the same or later than the applicable maturity date of the applicable Term Loans or Revolving Credit Commitments being increased. (c) Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant New Term Loans or New Revolving Credit Commitments and the date on which the Borrower proposes that the same shall be effective (each, an “Incremental Amount Date”). New Term Loans may be made, and New Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender shall have any obligation to make a portion of any New Term Loan or to provide any portion of any New Revolving Credit Commitments) or by any Additional Lender; provided, that no Additional Lender that is an Affiliated Lender or an Affiliated Debt Fund, shall be permitted to make or provide (x) New Revolving Credit Commitments or (y) New Term Loans, unless the requirements of Section 10.07(h) shall be met (or the Administrative Agent shall have otherwise consent to such Affiliated Lender), assuming that the making or provision of such New Term Loans is an assignment of such New Term Loans to such Person. Commitments in respect of New Term Loans and New Revolving Credit Commitments shall become Commitments (or in the case of a New Revolving Credit Commitments to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each existing Lender agreeing to provide such Commitment, if any, each Additional Lender agreeing to provide such Commitment, if any, the Administrative Agent (solely in its capacity as Administrative Agent (such execution not to be unreasonably withheld, delayed or conditioned)), solely with respect to any Incremental Amendment that establishes Revolving Commitment Increase or New Revolving Credit Commitments, the Swing Line Lender (solely in its capacity as such and such execution not to be unreasonably withheld, delayed or conditioned), and solely with respect to any Incremental Amendment that establishes Revolving Commitment Increase or New Revolving Credit Commitments, each L/C Issuer (solely in its capacity as such and such execution not to be unreasonably withheld, delayed or conditioned). The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. The effectiveness of (and, in the case of any Incremental Amendment for New Term Loans or New Revolving Credit Commitments, any Credit Extension under) any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions as the Borrower and the Lenders providing such Commitment shall agree. The Borrower shall use the proceeds (if any) of the New Term Loans, New Revolving Credit Commitments and Letters of Credit issued pursuant to any New Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any New Term Loans or New Revolving Credit Commitments unless it so agrees. (d) Upon any Incremental Facility Closing Date on which New Revolving Credit Commitments are effected through the establishment of a new Class of Revolving Credit Commitments pursuant to this Section 2.14, (i) if, on such date, there are any Revolving Credit Loans under any other Class of Revolving Credit Commitments then outstanding, such Revolving Credit Loans shall be prepaid from the proceeds of a new Borrowing of the New Revolving Credit Loans under such new Class of New Revolving Credit Commitments in such amounts as shall be necessary in order that, after giving effect to such Borrowing and all such related prepayments, all Revolving Credit Loans under all Revolving Credit Facilities then existing (including such New Revolving Credit Commitments) will be held by all Lenders under all such Revolving Credit Facilities (including New Revolving Credit Lenders) ratably in accordance with their respective Pro Rata Shares under all Revolving Credit Facilities (after giving effect to the establishment of such New Revolving Credit Commitments), (ii) in the case of any other Revolving Credit Commitment then existing, there shall be an automatic adjustment to the participations hereunder in Letters of Credit and Swing Line Loans held by each Lender under such Revolving Credit Facilities so that each such Lender shares ratably in such participations in accordance with their respective Pro Rata Shares under all Revolving Credit Commitments (after giving effect to the establishment of such New Revolving Credit Commitments), (iii) each New Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (iv) each New Revolving Credit Lender shall become a Lender with respect to the New Revolving Credit Commitments and all matters relating thereto. Upon any Incremental Facility Closing Date on which New Revolving Credit Commitments are effected through a Revolving Commitment Increase, if, on the date of such increase, there are any Revolving Credit Loans outstanding under the applicable Class, each of the Revolving Credit Lenders under such Class shall assign to each of the New Revolving Credit Lenders, and each of the New Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders under such Class, at par, such interests in the Revolving Credit Loans outstanding under such Class on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans under such Class will be held by existing Revolving Credit Lenders under such Class and New Revolving Credit Lenders under such Class in accordance with their respective Pro Rata Shares under such Class after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments under such Class. The Administrative Agent and the Lenders hereby agree that neither the minimum borrowing and prepayment requirements in Section 2.02 and 2.05(a) of this Agreement, nor Section 2.13, shall apply to the transactions effected pursuant to the two preceding sentences. (e) Any New Term Commitment (other than with respect to a Term Loan Increase) shall be designated a separate Class of Term Loans for all purposes of this Agreement. This Section 2.14 shall supersede any provisions in Section 2.05, Section 2.12, Section 2.13, Section 8.03 or Section 10.01 to the contrary. (f) In connection with any Term Loan Increase, New Term Commitments, Revolving Commitment Increase or New Revolving Credit Commitments pursuant to this Section 2.14, any New Lender or Additional Lender becoming a party hereto shall provide to the Administrative Agent, its name, address, tax identification number and/or such other reasonably requested information as shall be necessary for the Administrative Agent to comply with “know your customer” and applicable Sanctions Laws and Regulations and the Beneficial Ownership Regulation; provided that the provision of such information shall not be a funding condition to any incurrence, establishment or borrowing under this Section 2.14. Section 2.15 Refinancing Amendments. (a) The Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (A) (i) the establishment of one or more new Classes of term loans under this Agreement (any such new Class, “New Refinancing Term Commitments”) or (ii) increases to one or more existing Classes of term loans under this Agreement (any such increase to an existing Class, collectively with New Refinancing Term Commitments, “Refinancing Term Commitments”), or (B) (i) the establishment of a new Class of revolving credit commitments under this Agreement (any such new Class, “New Refinancing Revolving Credit Commitments”) or (ii) increases to the existing Class of revolving credit commitments (any such increase to an existing Class, collectively with the New Refinancing Revolving Credit Commitments, “Refinancing Revolving Credit Commitments”, and collectively with any Refinancing Term Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part (provided that any New Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Commitments may not be only in part with respect to the existing Class of revolving credit commitments), as selected by the Borrower, any one or more then existing Class or Classes of Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders. (b) Any Refinancing Term Loans made pursuant to New Refinancing Term Commitments or any New Refinancing Revolving Credit Commitments made on a Refinancing Facility Closing Date shall be designated a separate Class of Refinancing Term Loans or Refinancing Revolving Credit Commitments, as applicable, for all purposes of this Agreement. On any Refinancing Facility Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.15, (i) each Refinancing Term Lender of such Class shall make a Term Loan to the Borrower (a “Refinancing

Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto. On any Refinancing Facility Closing Date on which any Refinancing Revolving Credit Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.15, (i) each Refinancing Revolving Credit Lender of such Class shall make its Refinancing Revolving Credit Commitment available to the Borrower (any Loan incurred thereunder, a “Refinancing Revolving Credit Loan” and collectively with any Refinancing Term Loan, a “Refinancing Loan”) and (ii) each Refinancing Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Refinancing Revolving Credit Commitment of such Class and the Refinancing Revolving Credit Loans of such Class made pursuant thereto. (c) Each Refinancing Loan Request from the Borrower pursuant to this Section 2.15 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans or Refinancing Revolving Credit Commitments and identify the Refinanced Debt with respect thereto. Refinancing Term Loans may be made, and Refinancing Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender shall have any obligation to make any portion of any Refinancing Term Loan or any obligation to provide any portion of any Refinancing Revolving Credit Commitments) or by any Additional Lender; provided, that no Additional Lender that is an Affiliated Lender or an Affiliated Debt Fund, shall be permitted to make or provide (x) Refinancing Revolving Credit Commitments or (y) Refinancing Term Loans unless the requirements of Section 10.07(h) and (i) (or the Administrative Agent shall have otherwise consent to such Affiliated Lender) shall be met, assuming that the making or provision of such Refinancing Term Loans is an assignment of such Refinancing Term Loans to such Person (each such existing Lender or Additional Lender providing such Commitment or Loan, a “Refinancing Revolving Credit Lender” or “Refinancing Term Lender,” as applicable, and, collectively, “Refinancing Lenders”). (d) The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in such Refinancing Amendment: (i) after giving effect to such Refinancing Commitments, the conditions of Section 4.02(a) and (b) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the applicable Refinancing Facility Closing Date), (ii) each Refinancing Commitment shall be in an aggregate principal amount that is not less than $1,000,000 (provided that such amount may be less than $1,000,000 if such amount is equal to (x) the entire outstanding principal amount of Refinanced Debt that is in the form of Term Loans or (y) the entire outstanding principal amount of Refinanced Debt (or commitments with respect thereto) that is in the form of Revolving Credit Commitments and/or Revolving Credit Exposure thereunder), (iii) to the extent reasonably requested by the Administrative Agent, the receipt by the Administrative Agent of (A) (I) customary officer’s certificates and board resolutions and (II) customary opinions of counsel to the Loan Parties, in each case, consistent with those delivered on the Closing Date (other than changes to legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) and (B) supplemental or reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent (including Mortgage amendments, if applicable) in order to ensure that any Refinancing Term Commitment or Refinancing Revolving Credit Commitments (as applicable) are provided with the benefit of the applicable Loan Documents, and (iv) the Refinancing Term Loans made pursuant to any increase in any existing Class of Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under the respective Class so incurred on a pro rata basis (based on the principal amount of each Borrowing) so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans under such Class in accordance with its Pro Rata Share. (e) The terms and provisions of the Refinancing Term Commitments or Refinancing Revolving Credit Commitments, as the case may be (and the Loans in respect of the foregoing), of any Class shall be as agreed between the Borrower and the lenders providing such Refinancing Term Commitments or Refinancing Revolving Credit Commitment; provided, that: (i) such Refinancing Term Commitments and Refinancing Revolving Credit Commitments (x) shall rank pari passu in right of payment and of security with the Revolving Credit Loans, and Term Loans, Permitted Pari Passu Secured Refinancing Debt and any Incremental Equivalent Debt (to the extent secured by all or a portion of the Collateral on a pari passu basis with any of the foregoing) and (y) may not be (I) secured by any assets other than Collateral or (II) guaranteed by any Person other than a Guarantor or (III) secured by security documentation that is materially more restrictive to the Borrower and the Guarantors than the Loan Documents, (ii) Refinancing Term Loans shall not mature earlier than the Maturity Date of the applicable Refinanced Debt as then in effect, (iii) Refinancing Term Loans shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the applicable Refinanced Debt, (iv) (x) the currency, discounts, premiums, fees, optional prepayment and redemptions terms and, subject to clauses (ii) and (iii) above, the maturity date and the amortization schedule applicable to any Refinancing Term Loans shall be determined by the Borrower and the Lenders thereunder, and (y) the currency, discounts, premiums, fees and optional prepayment and redemptions terms and, subject to clause (vii) below, the maturity date, applicable to any Refinancing Revolving Credit Commitments shall be determined by the Borrower and the Lenders thereunder, (v) the interest rate (including margin and floors) applicable to any Refinancing Term Loans or Refinancing Revolving Credit Commitments will be determined by the Borrower and the Lenders providing such Refinancing Term Loans or such Refinancing Revolving Credit Commitments, (vi) the Refinancing Term Loans may provide for the ability to participate on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis except in the case of a prepayment under Section 2.05(b)(iii)(B)) in any mandatory repayments or prepayments of principal of Term Loans hereunder, (vii) the Maturity Date of any Class of Refinancing Revolving Credit Commitments shall be no earlier than the maturity of the applicable Refinanced Debt and will require no scheduled amortization or mandatory commitment reduction prior to the maturity of the applicable Refinanced Debt, (viii) with respect to any Refinancing Revolving Credit Commitments, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of any Revolving Credit Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Revolving Credit Loans with respect to Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Section 2.06(d) to the extent dealing with Swing Line Loans or Letters of Credit which mature or expire after a Maturity Date when there exist Revolving Credit Commitments with a later Maturity Date, all Swing Line Loans and Letters of Credit shall be participated by all Lenders with Revolving Credit Commitments (including, without limitation, such New Revolving Credit Commitments) in accordance with their respective Pro Rata Shares of the Revolving Credit Commitments (and except as provided in Section

2.06(d), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans theretofore incurred and Letters of Credit theretofore issued) and (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted, in its sole discretion, to permanently repay and terminate commitments of any such Class on greater than a pro rata basis (x) as compared to any other Class with a later Maturity Date than such Class and (y) as compared to any other Class in connection with the refinancing thereof with Refinancing Revolving Credit Commitments, (ix) Refinancing Term Loans shall not have a greater principal amount than the principal amount of the applicable Refinanced Debt plus any accrued but unpaid interest and fees on such Refinanced Debt plus existing commitments unutilized under such Refinanced Debt to the extent permanently terminated at the time of incurrence of such new Indebtedness plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any reasonable fees and expenses (including OID, upfront fees and arrangement, underwriting, structuring or other similar fees) incurred in connection with the issuance of such Refinancing Term Loans, (x) Refinancing Revolving Credit Commitments shall not have a greater principal amount of Commitments than the principal amount of the utilized Commitments of the applicable Refinanced Debt plus any accrued but unpaid interest and fees on such Refinanced Debt plus existing commitments unutilized under such Refinanced Debt to the extent permanently terminated at the time of incurrence of such new Indebtedness plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any reasonable fees and expenses (including OID, upfront fees and arrangement, underwriting, structuring or other similar fees) incurred in connection with the issuance of such Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans, and (xi) except as set forth above, the material terms and conditions of any such Refinancing Term Commitments or Refinancing Revolving Credit Commitments (and the Loans in respect thereof) shall be (taken as a whole) no more favorable (as reasonably determined by the Borrower in good faith) to the Refinancing Lenders providing such Refinancing Term Commitments or Refinancing Revolving Credit Commitments, as applicable, than those applicable to the applicable Refinanced Debt (except for (1) covenants or other provisions applicable only to periods after the Maturity Date of the applicable Refinanced Debt and (2) pricing, fees, rate floors, premiums, optional prepayment or redemption terms) unless such terms and conditions reflect market terms and conditions for such Refinancing Term Commitments or Refinancing Revolving Credit Commitments, as applicable, at the time of incurrence or issuance thereof (in each case, as determined by the Borrower in good faith). (f) Commitments in respect of Refinancing Term Loans and Refinancing Revolving Credit Commitments shall become Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each existing Lender agreeing to provide such Commitment, if any, each Additional Lender agreeing to provide such Commitment, if any, and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15. The Borrower will use the proceeds, if any, of the Refinancing Term Loans and Refinancing Revolving Credit Commitments in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, the applicable Refinanced Debt, in each case, in accordance with Section 2.05(b)(iii)(B). (g) Upon any Refinancing Facility Closing Date on which Refinancing Revolving Credit Commitments are effected through the establishment of a new Class of Revolving Credit Commitments pursuant to this Section 2.15, (a) if, on such date, there are any Revolving Credit Loans under any Class of Revolving Credit Commitments then outstanding, such Revolving Credit Loans shall be prepaid from the proceeds of a new Borrowing of the Refinancing Revolving Credit Loans under such new Class of Refinancing Revolving Credit

Commitments in such amounts as shall be necessary in order that, after giving effect to such Borrowing and all such related prepayments, all Revolving Credit Loans under all Revolving Credit Facilities then existing (including such Refinancing Revolving Credit Commitments) will be held by all Lenders under all such Revolving Credit Facilities (including Lenders providing such Refinancing Revolving Credit Commitments) ratably in accordance with their respective Pro Rata Share under all Revolving Credit Facilities (after giving effect to the establishment of such Refinancing Revolving Credit Commitments), (b) in the case of any other Revolving Credit Commitment then existing, there shall be an automatic adjustment to the participations hereunder in Letters of Credit and Swing Line Loans held by each Lender under such Revolving Credit Facilities so that each such Lender shares ratably in such participations in accordance with their respective Pro Rata Shares under all Revolving Credit Commitments (after giving effect to the establishment of such Refinancing Revolving Credit Commitments), (c) each Refinancing Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (d) each Refinancing Revolving Credit Lender shall become a Lender with respect to the Refinancing Revolving Credit Commitments and all matters relating thereto. Upon any Refinancing Facility Closing Date on which Refinancing Revolving Credit Commitments are effected through the increase to any existing Class of Revolving Credit Commitments pursuant to this Section 2.15, if, on the date of such increase, there are any Revolving Credit Loans outstanding under the applicable Class, each of the Revolving Credit Lenders under such Class shall be deemed to assign to each of the Refinancing Revolving Credit Lenders, and each of the Refinancing Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders under such Class, at par, such interests in the Revolving Credit Loans outstanding under such Class on such Refinancing Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans under such Class will be held by existing Revolving Credit Lenders under such Class and Refinancing Revolving Credit Lenders under such Class in accordance with their respective Pro Rata Shares under such Class after giving effect to the addition of such Refinancing Revolving Credit Commitments to the Revolving Credit Commitments under such Class. The Administrative Agent and the Lenders hereby agree that neither the minimum borrowing and prepayment requirements in Section 2.02 and 2.05(a) of this Agreement, nor Section 2.13, shall apply to the transactions effected pursuant to the two preceding sentences. (h) Any New Refinancing Term Commitment or New Refinancing Revolving Credit Commitment may be designated a separate Class of Term Loans or Revolving Credit Commitments, as applicable, for all purposes of this Agreement. (i) [Reserved]. (i) In lieu of incurring any Refinancing Term Loans, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date issue, incur or otherwise obtain (A) secured Indebtedness in the form of one or more series of senior secured notes that are secured on a pari passu basis with the Obligations (but without regard to the control of remedies) (such notes, “Permitted Pari Passu Secured Refinancing Debt”), (B) secured Indebtedness in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans (such notes or loans, “Permitted Junior Secured Refinancing Debt”) and (C) senior unsecured or subordinated Indebtedness in the form of one or more series of unsecured or subordinated notes or loans (such notes or loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class or Classes of Loans (such Loans, “Refinanced Loans”). (i) Any Refinancing Equivalent Debt: (A) (1) shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Loans, (2) shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the applicable Refinanced Loans, (3) shall not be guaranteed by Persons other than Guarantors, (4) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to a subordination agreement or provisions as reasonably agreed by the Administrative Agent and the Borrower, (5) shall not have a greater principal amount than the principal amount of the Refinanced Loans plus any accrued but unpaid interest and fees on such Refinanced Loans plus existing commitments unutilized under such Refinanced Loans to the extent permanently terminated at the time of incurrence of such new Indebtedness plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Loans and any defeasance costs and any reasonable fees and expenses (including OID, upfront fees or similar fees) incurred in connection with the issuance of such Refinancing Equivalent Debt, and (6) the covenants and events of default applicable to such Refinancing Equivalent Debt shall not be, when taken as a whole, materially more favorable, to the holders of such Indebtedness than those applicable to the Refinanced Loans (except for covenants or other provisions applicable only to periods after the Maturity Date for such Refinanced Loans) unless such covenants and events of default for such Refinancing Equivalent Debt are reflective of market terms and conditions for the type of Indebtedness incurred or issued at the time of issuance or incurrence thereof (in each case, as determined by the Borrower in good faith). (B) (1) if either Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, shall be subject to security agreements substantially the same as the Collateral Documents (with such differences as are appropriate to reflect the nature of such Refinancing Equivalent Debt and are otherwise reasonably satisfactory to the Administrative Agent and the Borrower), (2) if Permitted Pari Passu Secured Refinancing Debt, (x) shall be secured by all or a portion of the Collateral on a pari passu basis (but without regard to control of remedies) with the Obligations and shall not be secured by any property or assets other than the Collateral, and (y) shall be subject to a First Lien Intercreditor Agreement or to other customary intercreditor arrangements reasonably acceptable to the Borrower and the Administrative Agent, and (3) if Permitted Junior Secured Refinancing Debt, (x) shall be secured by all or a portion of the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and shall not be secured by any property or assets other than the Collateral, and (y) shall be subject to a Second Lien Intercreditor Agreement or to other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent. (C) shall be incurred, and the proceeds thereof used, solely to repay, repurchase, retire or refinance the Refinanced Loans and terminate the corresponding commitments thereunder in accordance with Section 2.05(b)(iii)(B). (j) This Section 2.15 shall supersede any provisions in Section 2.05, Section 2.12, Section 2.13, Section 8.03 or Section 10.01 to the contrary. Section 2.16 [Reserved]. Section 2.17 Extended Term Loans. (a) The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Facility”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.17. In order to establish any Extended Term Loans, the Borrower shall provide an Extension Request to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Facility) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such applicable Existing Term Loan Facility (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring, underwriting, ticking, consent, amendment or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders) and offered to each Lender under such Existing Term Loan Facility in accordance with its Pro Rata Share with respect thereto and (y) be identical to the Term Loans under the Existing Term Loan Facility from which such Extended Term Loans are to be converted, except that: (i) the scheduled amortization payments of principal, if any, and/or scheduled final maturity date of the Extended Term Loans shall be as set forth in the applicable Extension Amendment, subject to the provisos below, (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, funding discounts, OID, prepayment premiums or otherwise) may be different than the All-In Yield for the Term Loans of such Existing Term Loan Facility, in each case, to the extent provided in the applicable Extension Amendment, (iii) the applicable Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans), and (iv) Extended Term Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory repayment terms (other than as to scheduled amortization and final maturity date) as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid or mandatorily repaid (other than scheduled amortization and in the case of a prepayment under Section 2.05(b)(iii)(B)) prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Facility from which they were converted) are repaid in full, unless such prepayment or repayment is in accordance with the theretofore existing provisions of this Agreement or is accompanied by at least a pro rata prepayment or repayment of such other Term Loans, as applicable; provided, further, that (A) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the final maturity of the Existing Term Loan Facility being extended and (B) scheduled amortization applicable to such Extended Term Loans shall not exceed (or occur on different dates than) the scheduled amortization (exclusive of payments required at maturity) which previously applied to the Term Loans that are being extended (which regular amortization in the same amounts (or lesser amounts, if agreed by the applicable Extending Term Lenders) may continue after the final maturity of the Existing Term Loan Facility being extended) at any time prior to the final maturity of the Existing Term Loan Facility being extended. Any Class of Extended Term Loans converted pursuant to any Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans converted from an Existing Term Loan Facility may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series (in which case scheduled amortization with respect thereto shall be proportionally increased). Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.17 shall be in an aggregate principal amount that is not less than $1,000,000 (or, in the case of any Class of Term Loans with an entire outstanding principal amount of less than $1,000,000 that is to be extended in full, such outstanding principal amount) (unless such extension is made pursuant to clause (e) below) and the Borrower may impose an Extension Minimum Condition with respect to any Extension Request for Extended Term Loans, which may be waived by the Borrower in its sole discretion. (b) The Borrower shall provide the applicable Extension Request (which may be in the form of a term sheet posted to a website for the benefit of the Lenders) at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Facility are requested to respond (although any changes to terms previously announced shall only require two (2) Business Days’ notice), and shall agree to such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.17. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Facility converted into Extended Term Loans pursuant to any Extension Request or offer made pursuant to clause (e) below. Any Lender (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Facility subject to such Extension Request converted into Extended Term Loans shall notify the Administrative Agent (each, a “Term Loan Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Facility which it has elected to request be converted into Extended Term Loans (subject to any customary minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Facility in respect of which applicable Term Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans requested to be extended pursuant to the Extension Request, Term Loans subject to Term Loan Extension Elections shall be converted to Extended Term Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans included in each such Term Loan Extension Election. (c) Extended Term Loans shall be established pursuant to an Extension Amendment amending the terms of this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender providing an Extended Term Loan thereunder, which shall be consistent with the provisions set forth in Section 2.17(a) above and reasonably satisfactory to the Administrative Agent. Each such Extension Amendment shall include representations (x) as to the accuracy of representations and warranties set forth in Article V of this Agreement and in the other Loan Documents in all material respects immediately before and after giving effect to such Extension Amendment and the transactions contemplated thereby and (y) that no Default shall have occurred and be continuing as of the effective date of such Extension Amendment, after giving effect to such Extension Amendment and the transactions contemplated thereby. The effectiveness of any Extension Amendment shall be subject to any applicable Extension Minimum Condition (unless waived by the Borrower) and, to the extent reasonably requested by the Administrative Agent, be subject to receipt by the Administrative Agent of (i) customary board resolutions and officers’ certificates consistent with those delivered on the Closing Date, (ii) customary opinions of counsel to the Loan Parties, in each case, consistent with those delivered on the Closing Date (other than changes to legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) and (iii) supplemental or reaffirmation agreements and/or such amendments to the Collateral Documents and/or the Guaranty as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each such Extension Amendment. Each of the parties hereto hereby (A) agrees that, notwithstanding anything to the contrary set forth in Section 10.01, this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent reasonably required to (i) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto (including changes and additional terms as agreed by the relevant Lenders and permitted pursuant to Section 2.17(a)) and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, and the Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into such Extension Amendment and (B) consents to the transactions contemplated by this Section 2.17 (including payment of interest, fees or premiums in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment). (d) No conversion of Loans pursuant to any Term Loan Extension in accordance with this Section 2.17 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. (e) Notwithstanding anything to the contrary contained above, at any time following the establishment of a Term Loan Extension Series (and so long as the last sentence of Section 2.17(b) was not applicable thereto), the Borrower may offer any Lender of the relevant Existing Term Loan Facility (without being required to make the same offer to any or all other Lenders) who failed to make a Term Loan Extension Election in respect of all or a portion of its Term Loans on or prior to the date specified in the Extension Request relating to such Term Loan Extension Series the right to convert all or any portion of its Term Loans under the respective Existing Term Loan Facility into Extended Term Loans under such Term Loan Extension Series; provided that (A) such offer and any related acceptance (x) shall be in accordance with such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent, (y) shall be on identical terms (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring, underwriting, ticking, consent and amendment or other fees payable in connection therewith that are not generally shared with the relevant Lenders) to those offered to the Lenders who agreed to convert their Term Loans under the Existing Term Loan Facility into Extended Term Loans pursuant to the respective Extension Request and (z) shall result in proportionate increases to the scheduled amortization payments, if any, otherwise owing with respect to the Term Loan Extension Series, (B) any Lender which agrees to an extension pursuant to this clause (e) shall enter into a joinder agreement to the respective Extension Amendment in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and executed by such Lender, the Administrative Agent and the Borrower (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such joinder agreement) and (C) the Term Loans of any such Lender that are converted pursuant to this clause (e) shall be in an aggregate principal amount that is not less than $1,000,000 (or, if the amount of such Lender’s outstanding Term Loans is less than $1,000,000, such lesser amount), unless each of the Borrower and the Administrative Agent otherwise consents. (f) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Term Loan Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of a Term Loan Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, notwithstanding anything to the contrary set forth in Section 10.01, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Term Loan Extension Amendment”) within 15 days following the effective date of such Extension Amendment, which Corrective Term Loan Extension Amendment shall (i) provide for the conversion and extension of Term Loans under the applicable Existing Term Loan Facility in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable Term Loan Extension Series into which such other Term Loans were initially converted, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.17(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the last sentence of Section 2.17(c). (g) This Section 2.17 shall supersede any provisions in Section 2.05, Section 2.12, Section 2.13, Section 8.03 or Section 10.01 to the contrary. Section 2.18 Extended Revolving Credit Commitments. (a) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments (and related Revolving Credit Loans and other related extensions of credit) of a given Class (each, an “Existing Revolving Credit Loan Facility”) be converted to extend the scheduled maturity date(s) with respect to all or a portion of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so converted, “Extended Revolving Credit Commitments,” and the revolving loans thereunder, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.18. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide an Extension Request to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolving Credit Loan Facility) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such applicable Existing Revolving Credit Loan Facility (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring, underwriting, ticking, consent and amendment or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders) and offered to each Lender under such Existing Revolving Credit Loan Facility in accordance with its Pro Rata Share with respect thereto and (y) be identical to the Revolving Credit Commitments under the Existing Revolving Credit Loan Facility from which such Extended Revolving Credit Commitments are to be converted, except that: (i) the scheduled amortization payments, if any, of principal, scheduled or mandatory commitment reductions and/or scheduled final maturity date, and the unused line fee in respect, of the Extended Revolving Credit Loans shall be as set forth in the applicable Extension Amendment, subject to the provisos below, (ii) the All-In Yield with respect to the Extended Revolving Credit Loans (whether in the form of interest rate margin, upfront fees, funding discounts, OID, prepayment premiums or otherwise) may be different than the All-In Yield for the Revolving Credit Loans of such Existing Revolving Credit Loan Facility, in each case, to the extent provided in the applicable Extension Amendment, (iii) the applicable Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment and (iv) Extended Revolving Credit Commitments may have optional prepayment terms (including call protection and prepayment premiums) and mandatory commitment reduction and repayment terms as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Revolving Credit Loans or Extended Revolving Credit Commitments, as applicable, may be optionally prepaid or mandatorily repaid (other than scheduled amortizations and in connection with the refinancing thereof with Refinancing Revolving Credit Commitments) or subject to mandatory commitment reductions prior to the Maturity Date which applied to the respective Existing Revolving Credit Loan Facility with respect to which the Extension Request is being made, unless such prepayment, repayment and/or commitment reduction is in accordance with the theretofore existing provisions of this Agreement or is accompanied by at least a pro rata prepayment, repayment and/or commitment reduction, as the case may be, of such other Revolving Credit Loans or Revolving Credit Commitments, as applicable; provided, further, that in no event shall the final maturity date of any Extended Revolving Credit Loans of a given Revolving Credit Loan Extension Series at the time of establishment thereof be earlier than the Maturity Date which applied to the respective Existing Revolving Credit Loan Facility with respect to which the Extension Request is being made. Any Class of Extended Revolving Credit Commitments converted pursuant to any Extension Request shall be designated a series (each, a “Revolving Credit Loan Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments converted from an Existing Revolving Credit Loan Facility may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolving Credit Loan Extension Series. Each Revolving Credit Loan Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.18 shall be in an aggregate amount that is not less than $1,000,000 or, if an extension on substantially similar terms is concurrently made to Revolving Credit Commitments with the same existing maturity, then the aggregate amount for such Classes of Loans extended shall not be less than $1,000,000 (or, in the case of any Class of Revolving Credit Commitments with an entire outstanding principal amount of less than $1,000,000 that is to be extended in full, such outstanding principal amount) (unless, in either case, such extension is made pursuant to clause (e) below) and the Borrower may impose an Extension Minimum Condition with respect to any Extension Request for Extended Revolving Credit Commitments, which may be waived by the Borrower in its sole discretion. (b) The Borrower shall provide the applicable Extension Request (which may be in the form of a term sheet posted to a website for the benefit of the Lenders) at least five (5) Business Days prior to the date on which Lenders under the Existing Revolving Credit Loan Facility are requested to respond (although any changes to terms previously announced shall only require two (2) Business Days’ notice), and shall agree to such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18. No Lender shall have any obligation to agree to have any of its Revolving Credit Commitments of any Existing Revolving Credit Loan Facility converted into Extended Revolving Credit Commitments pursuant to any Extension Request or offer made pursuant to clause (e) below. Any Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolving Credit Loan Facility subject to such Extension Request converted into Extended Revolving Credit Commitments shall notify the Administrative Agent (each, a “Revolving Credit Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Credit Commitments under the Existing Revolving Credit Loan Facility which it has elected to request be converted into Extended Revolving Credit Commitments (subject to any customary minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Revolving Credit Commitments under the Existing Revolving Credit Loan Facility in respect of which applicable Revolving Credit Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Revolving Credit Commitments requested to be extended pursuant to the Extension Request, Revolving Credit Commitments subject to Revolving Credit Extension Elections shall be converted to Extended Revolving Credit Commitments on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate amount of Revolving Credit Commitments included in each such Revolving Credit Extension Election. (c) Extended Revolving Credit Commitments shall be established pursuant to an Extension Amendment amending the terms of this Agreement among the Borrower, the Administrative Agent, each Extending Revolving Credit Lender providing an Extended Revolving Credit Commitment thereunder and, to the extent required by Section 10.01, the L/C Issuer and the Swing Line Lender, which shall be consistent with the provisions set forth in Section 2.18(a) above and reasonably satisfactory to the Administrative Agent. Each such Extension Amendment shall include representations (x) as to the accuracy of representations and warranties set forth in Article V of this Agreement and in the other Loan Documents in all material respects (without duplication of materiality qualifiers) immediately before and after giving effect to such Extension Amendment and the transactions contemplated thereby and (y) that no Default shall have occurred and be continuing as of the effective date of such Extension Amendment, after giving effect to such Extension Amendment and the transactions contemplated thereby. The effectiveness of any such Extension Amendment shall be subject to any applicable Extension Minimum Condition (unless waived by the Borrower) and, to the extent reasonably requested by the Administrative Agent, be subject to receipt by the Administrative Agent of (i) customary board resolutions and officers’ certificates consistent with those delivered on the Closing Date, (ii) customary opinions of counsel to the Loan Parties, in each case, consistent with those delivered on the Closing Date (other than changes to legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) and (iii) supplemental or reaffirmation agreements and/or such amendments to the Collateral Documents and/or the Guaranty as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Revolving Credit Commitments are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each such Extension Amendment. Each of the parties hereto hereby (A) agrees that, notwithstanding anything to the contrary set forth in Section 10.01, this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent reasonably required to (i) reflect the existence and terms of the Extended Revolving Credit Commitments incurred pursuant thereto (including changes and additional terms as agreed by the relevant Lenders and permitted pursuant to Section 2.18(a)) and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, and the Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into such Extension Amendment and (B) consents to the transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment). (d) No conversion of Revolving Credit Commitments (and related Revolving Credit Loans) pursuant to any Extension Amendment in accordance with this Section 2.18 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. (e) Notwithstanding anything to the contrary contained above, at any time following the establishment of a Revolving Credit Loan Extension Series (and so long as the last sentence of Section 2.18(b) was not applicable thereto), the Borrower may offer any Lender of the relevant Existing Revolving Credit Loan Facility (without being required to make the same offer to any or all other Lenders) who failed to make a Revolving Credit Extension Election in respect of all or a portion of its Revolving Credit Commitments on or prior to the date specified in the Extension Request relating to such Revolving Credit Loan Extension Series the right to convert all or any portion of its Revolving Credit Commitments (and related extensions of credit) under the respective Existing Revolving Credit Loan Facility into Extended Revolving Credit Commitments (and related extensions of credit) under such Revolving Credit Loan Extension Series; provided that (A) such offer and any related acceptance (x) shall be in accordance with such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent and (y) shall be on identical terms (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring, underwriting, ticking, consent and amendment or other fees payable in connection therewith that are not generally shared with the relevant Lenders) to those offered to the Lenders who agreed to convert their Revolving Credit Commitments under the Existing Revolving Credit Loan Facility into Extended Revolving Credit Commitments pursuant to the respective Extension Request, (B) any Lender which agrees to an extension pursuant to this clause (e) shall enter into a joinder agreement to the respective Extension Amendment in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and executed by such Lender, the Administrative Agent and the Borrower (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such joinder agreement) and (C) the Extended Revolving Credit Commitments of any such Lender that are converted pursuant to this clause (e) shall be in an aggregate amount that is not less than $1,000,000 (or, if the amount of such Lender’s outstanding Revolving Credit Commitments is less than $1,000,000, such lesser amount), unless each of the Borrower and the Administrative Agent otherwise consents. (f) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Revolving Credit Commitments of a given Revolving Credit Loan Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of a Revolving Credit Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Revolving Credit Extension Amendment”) within 15 days following the effective date of such Extension Amendment, which Corrective Revolving Credit Extension Amendment shall (i) provide for the conversion and extension of Extended Revolving Credit Commitments of the applicable Revolving Credit Loan Extension Series into which such other Revolving Credit Commitments were initially converted, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.18(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the last sentence of Section 2.18(c). (g) This Section 2.18 shall supersede any provisions in Section 2.05, Section 2.12, Section 2.13, Section 8.03 or Section 10.01 to the contrary. Section 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender of a given Class is a Defaulting Lender:

(a) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, modification, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Facility Lenders and Required Revolving Credit Lenders; (b) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article III or otherwise) shall not be paid or distributed to that Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until the Termination Date and shall be applied at such time or times as may be reasonably determined by the Administrative Agent and the Borrower as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable L/C Issuer, the Swing Line Lender or the Borrower, as applicable, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or Swing Line Loan; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy potential future obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, after the Termination Date, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto; (c) Certain Fees. That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.09 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); (d) if any Letter of Credit Exposure or any Swing Line Exposure exists, at the time a Revolving Credit Lender of a given Class becomes a Defaulting Lender then: (i) all or any part of such Letter of Credit Exposure or Swing Line Exposure shall be reallocated, for each applicable Class or Facility, among the Revolving Credit Lenders that are Non-Defaulting Lenders, in respect of such Class or Facility, in accordance with their respective Revolving Credit Percentages but only to the extent (x) the sum of the Revolving Credit Exposures of all Revolving Credit Lenders that are Non-Defaulting Lenders in respect of such Class or Facility plus such Defaulting Lender’s Letter of Credit Exposure does not exceed the aggregate amount of all Non-Defaulting Lenders’ Revolving Credit Commitments for the applicable Class or Facility and (y) immediately following the reallocation to a Revolving Credit Lender that is a Non-Defaulting Lender, the Revolving Credit Exposure of such Revolving Credit Lender does not exceed its Revolving Credit Commitment for the applicable Class or Facility at such time; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within two (2) Business Days following notice by the Administrative Agent, Cash Collateralize in a manner reasonably satisfactory to the applicable L/C Issuer or Swing Line Lender, as applicable, such Defaulting Lender’s Letter of Credit Exposure or Pro Rata Share or other allocable share of any Swing Line Exposure, as applicable (in each case, after giving effect to any partial reallocation pursuant to clause (i) above), in an aggregate amount equal to 100% of such Defaulting Lender’s Letter of Credit Exposure or Pro Rata Share or other allocable share of any Swing Line Exposure, as applicable, for so long as such Letter of Credit Exposure or such Swing Line Exposure, as applicable, is outstanding; (iii) the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(i) with respect to such Defaulting Lender’s Letter of Credit Exposure; (iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.19(d), then the fees payable to the Revolving Credit Lenders of the applicable Class pursuant to Section 2.03(i) shall be adjusted in accordance with such Non-Defaulting Lenders’ Revolving Credit Percentages; and (v) if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.19(d), then, without prejudice to any rights or remedies of any L/C Issuer or any Revolving Credit Lender hereunder, all letter of credit fees payable under Section 2.03(i) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to each L/C Issuer until such Letter of Credit Exposure is Cash Collateralized and/or reallocated; (e) Notwithstanding anything to the contrary contained in Section 2.03 or Section 2.04, so long as any Revolving Credit Lender is a Defaulting Lender (i) no L/C Issuer shall be required to issue, amend or increase any Letter of Credit and the Swing Line Lender shall not be required to fund any Swing Line Loan, in each case, unless it is satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or Cash Collateral has been provided by the Borrower in accordance with Section 2.19(d)(ii), and (ii) participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among Revolving Credit Lenders of the applicable Class that are Non-Defaulting Lenders in a manner consistent with Section 2.19(d)(i) (and Defaulting Lenders shall not participate therein); and (f) In the event that the Administrative Agent, the Borrower, the Swing Line Lender and each L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Revolving Credit Lender to be a Defaulting Lender, then (i) the Letter of Credit Exposure of the Revolving Credit Lenders of the applicable Class shall be readjusted to reflect the inclusion of such Revolving Credit Lender’s Revolving Credit Commitments and on such date such Revolving Credit Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Credit Lender to hold such Revolving Credit Loans in accordance with its Revolving Credit Percentage (provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender) and (ii) so long as no Event of Default then exists, all funds held as Cash Collateral pursuant to Section 2.19(d)(ii) shall thereafter be promptly returned to the Borrower. If the Revolving Credit Commitments have been terminated, all other Obligations in respect of the Revolving Credit Facility have been paid in full and no Letters of Credit are outstanding, then all funds held as Cash Collateral shall thereafter be promptly returned to the Borrower. ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY Section 3.01 Taxes. (a) Except as required by Laws, any and all payments by the Borrower or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by net income (however denominated), franchise and branch profits taxes imposed (A) by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or Lender is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (B) by reason of any connection between such Agent or Lender and any taxing jurisdiction other than a connection arising solely by having executed or entered into any Loan Document, having received payments thereunder or having been a party to, having performed its obligations under, having received or perfected a security interest under, having entered into any other transaction pursuant to and/or having enforced, any Loan Documents, (ii) any U.S. federal withholding tax that is required to be withheld pursuant to the applicable Law in effect at the time such Lender becomes a party hereto (or changes its applicable Lending Office), except to the extent that such Lender’s assignor (if any), immediately prior to the assignment to such Lender, or such Lender, immediately prior to such Lender’s change in Lending Office, was entitled to additional amounts in respect of such withholding tax pursuant to this Section 3.01(a), (iii) any taxes imposed as a result of such Agent’s or such Lender’s failure to comply with the provisions of Section 3.01(b), Section 3.01(c) or Section 3.01(d), (iv) any withholding taxes imposed pursuant to FATCA, and (v) additions to tax, penalties and interest on the foregoing amounts in clauses (i) through (iv) of this Section 3.01 (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and liabilities being hereinafter referred to as “Taxes”). If the Borrower, a Guarantor or any other applicable withholding agent is required to deduct or withhold any Taxes from or in respect of any payment by the Borrower or applicable Guarantor under any Loan Document to any Agent or any Lender, (i) the applicable withholding agent shall make such deductions or withholdings, (ii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant taxing authority, (iii) to the extent such taxes are Taxes or Other Taxes (as defined below) the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholding to additional sums payable under this Section 3.01(a)), each of such Agent or such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, and (iv) within thirty (30) days after the date of any such payment by the Borrower or any Guarantor (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), the applicable Borrower or Guarantor shall furnish to such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or Guarantor (or other evidence of payment reasonably satisfactory to the Administrative Agent). (b) Any Agent or Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Agent or Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Agent or Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(c)(i), Section 3.01(c)(iii) and Section 3.01(c)(iv)) shall not be required if in any Agent’s or Lender’s reasonable judgment such completion, execution or submission would subject any Agent or such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Agent or Lender or any of its Affiliates (it being understood that, in the case of U.S. federal taxes, providing any information currently required by IRS Forms W-8BEN-E, W-8 ECI or W-8IMY shall not be considered prejudicial to the position of a recipient). (c) Without limiting the generality of the foregoing: (i) To the extent it is legally eligible to do so, or Lender that is not a U.S. Person (each a “Foreign Lender”) or Agent agrees to complete and deliver to the Borrower and the Administrative Agent on or prior to the date on which the Foreign Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two (2) accurate, complete and original signed copies of whichever of the following is applicable: (i) IRS Form W-8BEN (or IRS Form W-8BEN-E) or successor form certifying that it is entitled to benefits under an income tax treaty to which the United States is a party; (ii) IRS Form W-8ECI or successor form certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States and, in the case of an Agent with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing the Agent’s agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes pursuant to Treasury Regulation Section 1.1441-1(b)(2)(iv)(A); (iii) if the Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d)(4) of the Code, a certificate to that effect in substantially the form attached hereto as Exhibit H-1 (a “Non-Bank Certificate”) and an IRS Form W-8BEN (or IRS Form W-8BEN-E) or successor form, certifying that the Foreign Lender is not a United States person; (iv) to the extent a Foreign Lender is not the beneficial owner for U.S. federal income tax purposes, IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by, as and to the extent applicable, an IRS Form W-8BEN (or IRS Form W-8BEN-E), IRS Form W-8ECI, Non-Bank Certificate in substantially the form attached hereto as Exhibit H-2, Exhibit H-3, or Exhibit H-4 (as applicable) (provided, that if the Foreign Lender is a partnership, the Foreign Lender may provide a Non-Bank Certificate on behalf of its beneficial owners), IRS Form W-9, IRS Form W-8IMY (or other successor forms) and any other required supporting information from each beneficial owner (it being understood that a Foreign Lender need not provide certificates or supporting documentation from beneficial owners if (x) the Foreign Lender is a “qualified intermediary” or “withholding foreign partnership” for U.S. federal income tax purposes and (y) such Foreign Lender is as a result able to establish, and does establish, that payments to such Foreign Lender are, to the extent applicable, entitled to an exemption from or, if an exemption is not available, a reduction in the rate of, U.S. federal withholding taxes without providing such certificates or supporting documentation); or (v) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. (ii) In addition, each such Foreign Lender shall, to the extent it is legally eligible to do so deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. (iii) If a payment made to a Lender or Agent under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender or Agent has complied with such Lender’s or Agent’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (iv) Each Agent or Lender that is a U.S. Person (each a “U.S. Lender”) agrees, to the extent it is legally eligible to do so, to complete and deliver to the Borrower and the Administrative Agent two (2) original copies of accurate, complete and signed IRS Form W-9 or successor form certifying that such U.S. Lender is not subject to United States federal backup withholding tax on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent; provided, however, that if such Agent or Lender is a disregarded entity for U.S. federal income tax purposes, it shall provide the appropriate withholding form of its owner (together with appropriate supporting documentation). (v) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01(c) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (d) [Reserved]. (e) Without duplication of any obligation set forth in Section 3.01(a), the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise (in the nature of a documentary or similar tax), property, intangible (in the nature of a documentary or similar tax), filing or mortgage recording taxes or charges or similar levies imposed by any Governmental Authority which arise from any payment made under any Loan Document or the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts imposed in connection with an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (other than to the extent that any such Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document was made at the request of any Loan Party) (all such non-excluded taxes described in this Section 3.01(e) being hereinafter referred to as “Other Taxes”). (f) Without duplication of any obligation set forth in Section 3.01(a), if any Taxes with respect to any payment of principal or interest received by any Agent or Lender in respect of any Loan Document, or any Other Taxes, are directly asserted against, or required to be deducted or withheld from a payment to, any Agent or Lender, the Borrower will jointly and severally promptly indemnify and hold harmless such Agent or Lender for the full amount of such Taxes and Other Taxes (and any Taxes and Other Taxes imposed on amounts payable under this Section 3.01), and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted. Payments under this Section 3.01(f) shall be made within ten (10) days after the date the Borrower receives written demand for payment from such Agent or Lender. A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent or a Lender (with a copy to the Administrative Agent) shall be conclusive absent manifest error. (g) [Reserved]. (h) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded or additional amounts have been payable hereunder, the relevant Lender or the relevant Agent, as applicable, shall cooperate with the Borrower in a reasonable challenge of such Taxes if so requested by the Borrower; provided that (i) such Lender or Agent determines in its reasonable discretion that it would not be prejudiced by cooperating in such challenge, (ii) the Borrower pays all related expenses of such Agent or Lender, (iii) the Borrower indemnifies such Lender or Agent for any liabilities or other costs incurred by such party in connection with such challenge and (iv) the Borrower indemnifies Lender or the relevant Agent, as applicable, for any Taxes or Other Taxes before any such contest. (i) If any Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Guarantor, as the case may be, or with respect to which the Borrower or any Guarantor, as the case may be, has paid additional amounts pursuant to this Section 3.01, it shall promptly remit such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Guarantor, as the case may be, under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any taxes) incurred by such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such

Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (i), in no event will any Agent or Lender be required to pay any amount to the Borrower pursuant to this clause (i) the payment of which would place the Agent or Lender in a less favorable net after-tax position than the Agent or Lender would have been in if the Tax or Other Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax or Other Tax had never been paid. (j) [Reserved]. (k) Notwithstanding any other provision of this Agreement, the Borrower and the Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 3.01. (l) With respect to any Lender or Agent’s claim for compensation under Section 3.01(f), neither the Borrower nor any Guarantor shall be required to compensate such Lender or Agent for any amount incurred more than 180 days prior to the date that such Lender or Agent notifies the Borrower of the event that gives rise to such claim, provided that, if such claim results from a retroactive Change in Law, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. (m) The agreements in this Section 3.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (n) For the avoidance of doubt, the terms “Lender” and “Foreign Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and the Swing Line Lender. (o) Reserved. (p) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any taxes (including interest and penalties) attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any taxes (including interest and penalties) excluded from the definition of Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (p). Section 3.02 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Term SOFR Reference Rate or Daily Simple SOFR, or to determine or charge interest rates based upon the Term SOFR Reference Rate or Daily Simple SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term Benchmark Loans or to convert Base Rate Loans to Term Benchmark Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x)

the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s Term Benchmark Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR component of the Base Rate), in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR Reference Rate or Daily Simple SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Reference Rate or Daily Simple SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Section 3.03 Alternate Rate of Interest. (a) Subject to the clauses of this Section 3.03 following this clause (a), if (i) (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time that Daily Simple SOFR is the then-current Benchmark, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR for an RFR Loan, or (ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing that the Adjusted Term SOFR Rate for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing for such Interest Period, or (B) at any time that Daily Simple SOFR is the then-current Benchmark, the applicable Adjusted Daily Simple SOFR for an RFR Loan will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through the Approved Electronic Platform as provided in Section 10.02 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Loan Notice in accordance with Section 2.02, (A) any Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Loan Notice that requests a Term Benchmark Borrowing shall instead be deemed to be a Loan Notice, for (1) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (2) a Base Rate Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above, and (B) any outstanding RFR Borrowing shall be converted to a Base Rate Borrowing at such time. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Loan Notice in accordance with the terms of Section 2.02, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section(a)(i) or (ii) above, on such day, and (2) any

RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 3.03 and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03 (including any relevant definitions of terms, whether or not contained in this Section 3.03), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03. (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any Relevant Rate, (i) in the case of a Term Benchmark Borrowing, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to

(A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, and (ii) in the case of any outstanding RFR Borrowing, such Borrowing shall on and from such day be converted by the Administrative Agent to, and shall constitute, an Base Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an Base Rate Loan. (g) During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Section 3.04 Increased Cost and Reduced Return; Capital Adequacy, etc. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; (ii) [reserved]; or (iii) (A) impose on any Lender any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Term Benchmark Loans or (as the case may be) issuing or participating in Letters of Credit (other than, in each case, with respect to taxes governed by Section 3.01), or (B) cause a reduction in the amount received or receivable by any Lender in connection with any of the foregoing, that is not otherwise accounted for in the definition of Adjusted Term SOFR Rate; or the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Term SOFR Reference Rate, or participating in Swing Line Loans or issuing or participating in any Letters of Credit (or of maintaining its obligation to make any such Loan or issue or participate in any such Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs or such reduction in amount (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. At any time that any Term Benchmark Loan is affected by the circumstances described in this Section 3.04(a), the Borrower may, subject to Section 3.05, either (i) if the affected Term Benchmark Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrower receives any such demand from such Lender or (ii) if the affected Term Benchmark Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert such Term Benchmark Loan into a Base Rate Loan (determined without reference to the Adjusted Term SOFR Rate component thereof), if applicable. (b) Capital Requirements. If any Lender reasonably determines that the introduction of any Change in Law regarding capital adequacy or liquidity requirements, or any change therein or the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender, or any corporation or holding company controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) [Reserved]. (e) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). No Lender shall demand compensation pursuant to this Section 3.04 unless such Lender is generally making corresponding demands on similar types of borrowers for similar amounts pursuant to similar provisions in other loan documents to which such Lender is a party. (f) Mitigation. If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates; provided that such efforts are made at the Borrower’s expense and on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.04(f) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (e). Section 3.05 Funding Losses. (a) With respect to Loans that are not RFR Loans, upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (i) any continuation, conversion, payment or prepayment of any Term Benchmark Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (ii) continue or convert any Term Benchmark Loan on the date or in the amount notified by the Borrower, or (iii) any assignment of a Term Benchmark Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07, in each case, including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. (b) With respect to RFR Loans, upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (i) the payment of any principal of any RFR Loan other than on the

Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto, or (iii) any assignment of a Term Benchmark Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07, in each case, including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Section 3.06 Matters Applicable to All Requests for Compensation. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or L/C Issuer, as applicable shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as applicable to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as applicable, in any material economic, legal or regulatory respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender any L/C Issuer in connection with any such designation or assignment. (b) Suspension of Lender Obligations. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term Benchmark Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Term Benchmark Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. (c) If the obligation of any Lender to make or continue from one Interest Period to another Interest Period any Term Benchmark Loan, or to convert Base Rate Loans into Term Benchmark Loans, shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Term Benchmark Loans shall be automatically converted into Base Rate Loans (determined without reference to the Adjusted Term SOFR Rate component thereof) on the last day(s) of the then current Interest Period(s) for such Term Benchmark Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02(a), Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist: (i) to the extent that such Lender’s Term Benchmark Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Term Benchmark Loans shall be applied instead to its Base Rate Loans (which shall be determined without reference to the Adjusted Term SOFR Rate component thereof); and (ii) all Loans that would otherwise be made or continued from one Interest Period to another Interest Period by such Lender as Term Benchmark Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Term Benchmark Loans shall remain as Base Rate Loans (which shall be determined without reference to the Adjusted Term SOFR Rate component thereof). (d) Conversion of Term Benchmark Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02(a), 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Term Benchmark Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding Term Benchmark Loans and by such Lenders are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares. (e) Notwithstanding anything contained herein to the contrary, a Lender shall not be entitled to any compensation pursuant to Section 3.04 to the extent such Lender is not generally making corresponding demands from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities. Section 3.07 Replacement of Lenders under Certain Circumstances. If (i) any Lender becomes a Defaulting Lender, (ii) any Lender requests compensation under Section 3.04 or ceases to make Term Benchmark Loans as a result of any condition described in Section 3.02 or Section 3.04, (iii) the Borrower is required to pay any Taxes, Other Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iv) any Lender is a Non-Consenting Lender or (v) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Eligible Assignees (none of whom shall be a Defaulting Lender) that shall assume such obligations (any of which assignees may be another Lender, if a Lender accepts such assignment); provided that: (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(iv) (unless waived by the Administrative Agent in its sole discretion); (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts payable under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (c) such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to deliver such Assignment and Assumption or such Notes (or such indemnity in lieu thereof) shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such assignment; (d) pursuant to any Assignment and Assumption executed pursuant to Section 3.07(c), (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification and confidentiality provisions under this Agreement, which shall survive as to such assigning Lender; (e) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and (f) such assignment does not conflict with applicable Laws.

In connection with any such replacement, if any such Lender being replaced pursuant to this Section 3.07 does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Lender being replaced pursuant to this Section 3.07, then such Lender being replaced pursuant to this Section 3.07 shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of such Lender. Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit issued and outstanding hereunder unless any such Letters of Credit have been Cash Collateralized or other arrangements reasonably satisfactory to such L/C Issuer shall have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09. In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment or modification thereto, (ii) the consent, waiver or amendment or modification in question requires the agreement of each Lender, all affected Lenders or all the Lenders in accordance with the terms of Section 10.01 with respect to a certain Class or Classes of the Loans and (iii) the Required Lenders, Required Revolving Credit Lenders or Required Facility Lenders, as applicable, have agreed (to the extent required by Section 10.01) to such consent, waiver or amendment or modification, then any Lender who does not agree to such consent, waiver or amendment or modification shall be deemed a “Non-Consenting Lender.” A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Section 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations and resignation of the Administrative Agent or the Collateral Agent. ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS Section 4.01 Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or waiver, in accordance with Section 10.01, of each of the following conditions precedent: (a) The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or copies in .pdf form by electronic mail unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (if applicable): (i) a Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension and which shall be delivered in accordance with Section 2.02 or Section 2.03, as the case may be; (ii) executed counterparts of this Agreement duly executed by each of Holdings and the Borrower; (iii) each Guaranty and other Collateral Document set forth on Schedule 1.01B required to be executed on the Closing Date, as indicated on such schedule, duly executed by each Loan Party party thereto as of the Closing Date, together with: (A) certificates, if any, representing the Pledged Collateral that is certificated Equity Interests of the Borrower and each of its Subsidiaries, to the extent that same are required to be delivered pursuant to the Collateral and Guarantee Requirement, each accompanied by undated stock powers executed in blank; and (B) evidence that all Uniform Commercial Code financing statements in the jurisdiction of organization of each Loan Party that the Administrative Agent and the Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been provided for, and arrangements for the filing thereof in a manner reasonably satisfactory to the Administrative Agent shall have been made; (iv) such certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization of each Loan Party (in each case, to the extent applicable), certificates of customary resolutions or other customary action, customary certificates of Responsible Officers of each Loan Party and incumbency certificates of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date; (v) a customary opinion from Kirkland & Ellis LLP, counsel to the Loan Parties; and (vi) a certificate, substantially in the form of Exhibit T, attesting to the Solvency of the Borrower and its Restricted Subsidiaries, on a consolidated basis, on the Closing Date after giving effect to the Transaction, from the chief financial officer (or other officer or authorized signatory with equivalent duties) of the Borrower; provided, that to the extent any Guaranty or Collateral or any security interests therein (including the creation or perfection of any security interest in any Collateral) is or cannot be provided and/or perfected on the Closing Date (other than to the extent that a lien on such Collateral may be perfected by (i) the filing of a financing statement under the Uniform Commercial Code or (ii) the delivery of stock or other equity certificates of the Borrower that is part of the Collateral, to the extent such stock or other equity certificates are received after the Borrower’s use of commercially reasonable efforts to cause such certificates to be provided on or prior to the Closing Date and possession of such certificates perfects a security interest therein) after the Borrower’s use of commercially reasonable efforts to do so, or without undue burden or expense, the delivery of such Guaranty and/or the provision and/or perfection of any Collateral (and creation or perfection of security interests therein), as applicable, shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but shall instead be required to be delivered or provided no later than the date that is 90 days after the Closing Date (or such later date as may be reasonably agreed by the Borrower and the Administrative Agent). (b) All fees, premiums, expenses (including without limitation, legal fees and expenses, title premiums and recording taxes and fees) and other transaction costs incurred in connection with the Transaction (including to fund any OID and upfront fees) required to be paid under the Commitment Letter and the Fee Letter on the Closing Date to the Agents, the Lead Arranger and the Lenders to the extent invoiced in reasonable detail at least three (3) Business Days before the Closing Date (except as otherwise reasonably agreed to by the Borrower) shall have been paid in full to the extent then due. (c) The Closing Date Refinancing shall have occurred or shall occur substantially contemporaneously with the initial funding of Revolving Credit Loans hereunder. (d) The Administrative Agent (including on behalf of the Lenders) shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrower and each Guarantor reasonably requested in writing by it at least ten (10) Business Days prior to the Closing Date required in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

(e) The Specified Representations shall be true and correct in all material respects as of the Closing Date. (f) Since December 31, 2020, no Material Adverse Effect has occurred that is continuing. Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Agent and Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender. Section 4.02 Conditions to All Credit Extensions after the Closing Date. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, a continuation of Term Benchmark Loans, or a Borrowing of Incremental Term Loans pursuant to any Incremental Amendment in connection with which Borrower has made an LCT Election) after the ClosingAmendment No. 4 Effective Date is subject to the following conditions precedent: (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (without duplication of materiality qualifiers) on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (without duplication of materiality qualifiers) as of such earlier date. (b) At the time of and immediately after giving effect to any Borrowing after the Closing Date, no Default or Event of Default shall have occurred and be continuing. (c) The Administrative Agent and, if applicable, the relevant L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof. Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term Benchmark Loans or a Borrowing in connection with any Incremental Amendment) submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied or waived on and as of the date of the applicable Credit Extension. ARTICLE V REPRESENTATIONS AND WARRANTIES On the Closing Date, the Amendment No. 4 Effective Date and solely to the extent required pursuant to Section 4.02 hereof, each of the Borrower and, in respect of Sections 5.01(a), (b) and (c), 5.02, 5.03, 5.04, 5.13, 5.17 and 5.18 only, Holdings represents and warrants (solely to the extent required to be true and correct for the applicable Credit Extension pursuant to Article IV) to the Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders that (provided that the only representations and warranties made or the accuracy of which shall be tested under this Article V on the Closing Date shall be the Specified Representations): Section 5.01 Existence, Qualification and Power. Each Loan Party and each of its respective Restricted Subsidiaries that is a Materialnot an Excluded Subsidiary (a) is a Person duly organized, incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all corporate or other organizational power and authority to (i) own its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to the due organization, formation, incorporation or existence of the Loan Parties), (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.02 Authorization; No Contravention. (a) The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action. (b) The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party do not and will not (A) materially contravene the terms of any of its Organization Documents; (B) result in any breach or contravention of, or the creation of any material Lien upon any of the property or assets of such Loan Party or any of the Restricted Subsidiaries (other than as permitted by Section 7.01) under, (I) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (II) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (C) violate any applicable Laws; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (B) and (C), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.03 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, except for (i) filings or other actions necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement), (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings described in the Collateral Documents, and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party hereto and thereto in accordance with its respective terms, except as such enforceability may be limited by Debtor Relief Laws or other Laws affecting creditors’ rights generally and by general principles of equity and principles of good faith and fair dealing. Section 5.05 No Material Adverse Effect. Since the Closing DateDecember 31, 2024, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect. Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.07 Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened. Section 5.08 Ownership of Property; Liens. Each of the Borrower and the Restricted Subsidiaries has good record and indefeasible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title or other property interests described above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.09 Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Borrower and the Restricted Subsidiaries are in compliance with all Environmental Laws in all jurisdictions in which each of the Borrower and each of the Restricted Subsidiaries, as the case may be, is currently doing business (including having obtained all Environmental Permits required for the operation of the business) and (ii) neither the Borrower nor any of the Restricted Subsidiaries is subject to any pending, or to the knowledge of the Borrower, threatened Environmental Claim or other Environmental Liability. (b) Neither the Borrower nor any of the Restricted Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any of its current or former real estate or facilities in a manner that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.10 Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and the Restricted Subsidiaries have timely filed all Federal and state and other tax returns and reports required to be filed, and have timely paid all Federal and state and other taxes, assessments, fees and other governmental charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions and for which adequate reserves have been provided in accordance with GAAP. Section 5.11 ERISA Compliance. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Borrower nor any of its ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or Section 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither the Borrower nor any of its ERISA Affiliates has engaged in a transaction that is subject to Section 4069 or Section 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.12 Subsidiaries. As of the ClosingAmendment No. 4 Effective Date, (a) neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed on Schedule 5.12, (b) all of the outstanding Equity Interests in the Restricted Subsidiaries have been validly issued and are fully paid and (if applicable) nonassessable, and (c) all outstanding Equity Interests owned by the Borrower or any other Loan Party in any of their respective Restricted Subsidiaries are owned free and clear of all Liens of any Person except (x) to the extent permitted by the Collateral and Guarantee Requirement, (y) those created under the Collateral Documents and (z) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of organization of each Subsidiary and (b) sets forth the ownership interest of the Borrower in each of its Subsidiaries, including the percentage of such ownership. Section 5.13 Margin Regulations; Investment Company Act. (a) As of the Closing Date, not more than 25% of the value of the Collateral of Holdings, the Borrower and its Restricted Subsidiaries, on a consolidated basis, is Margin Stock. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of (i) purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB) or (ii) extending credit for the purpose of purchasing or carrying margin stock, in each case, in a manner that would violate Regulation U, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U. (b) No Loan Party is an “investment company” as defined in the Investment Company Act of 1940. Section 5.14 Disclosure. As of the ClosingAmendment No. 4 Effective Date and, with respect to information relating to the Borrower and its Subsidiaries or their respective businesses, to the knowledge of the Borrower, the written information and written data furnished or concerning the Loan Parties that has been made available to any Agent or any Lender by or on behalf of the Borrower in connection with the Transaction, when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto); provided, that (a) with respect to financial estimates, projected financial information, forecasts and other forward-looking information, the Borrower represents and warrants only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time of preparation and at the time such financial estimates, projected financial information, forecasts and other forward looking information were made available to any Agent or Lender; it being understood that (i) such projections are not to be viewed as facts, (ii) such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, (iii) no assurance can be given that any particular projections will be realized and (iv) actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material and (b) no representation or warranty is made with respect to information of a general economic or general industry nature. Section 5.15 Intellectual Property; Licenses, Etc. The Borrower and the Restricted Subsidiaries own or have a valid license or right to use, all patents, trademarks, service marks, trade names, copyrights, domain names, know-how, and database rights (collectively, “IP Rights”) that are used in the operation of their respective businesses as currently conducted, except where the failure to own or have a valid license or right to use any such IP Rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower or any of the Restricted Subsidiaries as currently conducted does not infringe upon misappropriate or otherwise violate any rights held by any Person, except for such infringements, misappropriations or violations that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Restricted Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Section 5.16 Solvency. On the Closing Date, after giving effect to the Transaction, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent. Section 5.17 Use of Proceeds. All proceeds of the Facilities shall be used as provided in Section 6.15. Section 5.18 Compliance with Laws; PATRIOT Act; FCPA; OFAC. (a) Compliance with Laws Generally. Each Loan Party and each Restricted Subsidiary is in compliance with the requirements of all applicable Laws (including, without limitation, the Sanctions Laws and Regulations, the FCPA, and the counter-terrorism financing provisions of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the PATRIOT Act, and all regulations issued pursuant to it) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate actions diligently conducted or (ii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. (b) FCPA. No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA. (c) OFAC. None of the Borrower or any of the Restricted Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, employee or agent of the Borrower or any of the Restricted Subsidiaries, (i) is a Designated Person or (ii) is currently the target of any U.S. sanctions administered by OFAC. No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrower, indirectly, in violation of any U.S. sanctions administered by OFAC or the PATRIOT Act, or otherwise in violation of OFAC, the Patriot Act or any other anti-terrorism or anti-money laundering Law.

Section 5.19 Collateral Documents. Subject to the terms of Section 4.01 and except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents, are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and perfected Lien on the Collateral with the ranking or priority required by the relevant Collateral Documents (subject to Liens permitted by Section 7.01) on all right, title and interest of Holdings, the Borrower and the other applicable Loan Parties, respectively, in the Collateral described therein (other than such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code or by possession or control). Notwithstanding anything herein (including this Section 5.19) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Subsidiary that is not a Loan Party, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 6.11 or 6.13 or the proviso at the end of Section 4.01(a), the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01(a)(iii). Section 5.20 Insurance. Schedule 5.20 sets forth a listing of all material insurance maintained by the Borrower and its Restricted Subsidiaries as of the Closing Date (other than local insurance policies maintained by Restricted Subsidiaries of the Borrower that are not material), with the amounts insured (and any deductibles) set forth therein. ARTICLE VI AFFIRMATIVE COVENANTS So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) unasserted contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Obligations under Secured Cash Management Agreements) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than the Letters of Credit which have been Cash Collateralized), the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each of the Restricted Subsidiaries to: Section 6.01 Financial Statements. Deliver to the Administrative Agent by Electronic Transmission for prompt further distribution to each Lender each of the following and shall take the following actions: (a) within one hundred twenty (120) days after the end of each fiscal year of Holdings ending after the Closing Date (commencing with the fiscal year ended December 31, 2021), a consolidated balance sheet of (A) Holdings and its Subsidiaries, as at the end of such fiscal year, and the related consolidated statements of income or operations (as applicable), changes in members’ equity and cash flows for such fiscal year together with related notes thereto, setting forth in each case in comparative form (commencing with the financial statements for the period ending December 31, 2022) the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP in all material respects, audited and accompanied by an opinion of Plante MoranBDO USA, LLP or any other independent registered public accounting firm of regionally or nationally recognized standing (or otherwise reasonably acceptable to the Administrative Agent), which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than as may be required as a result of (x) a prospective default or event of default with respect to any financial covenant (including the financial covenants set forth in Section 7.10), or (y) the impending maturity of any Indebtedness under this Agreement); (b) within forty-fivesixty (4560) days after the end of each of the first three (3) fiscal quartersquarter of each fiscal year of the Borrower ending after the Closing Date (within sixty (60) for the first three quarters for which financial statements are required to be delivered after the Closing Date), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations (as applicable) for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form (commencing with the financial statements for September 30, 2022) the figures for the corresponding fiscal quarter of the previous fiscal year (in the case of consolidated statements of income or operations, as applicable) and the corresponding portion of the previous fiscal year (in the case of consolidated statements of income or operations (as applicable) or cash flows), all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial position, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP in all material respects, subject to year-end adjustments and the absence of footnotes; (c) within sixty (60) days after the end of each fiscal year (beginning with the budget due sixty (60) days after December 31, 2021), a consolidated budget for the then-current fiscal year, presented on a quarterly basis and setting forth the material underlying assumptions based on which such consolidated budget was prepared (including any projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the then-current fiscal year and the related consolidated statements of projected income or operations (as applicable) and projected cash flow, in each case, to the extent prepared by management of the Borrower and included in such consolidated budget, which projected financial statements shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation of such projected financial statements, it being understood that actual results may vary from such projections and that such variations may be material); and (d) simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and Section 6.01(b) above, if applicable, an internally prepared management summary of pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements. Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of Holdings that holds, directly or indirectly, all of the Equity Interests of Holdings or (B) the Holdings’ or such parent’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of Holdings, such information is accompanied by an internally prepared management summary of consolidating information that explains in reasonable detail the differences (if any) between the information relating to such parent and its Subsidiaries on a consolidated basis, on the one hand, and the information relating to Holding and the Restricted Subsidiaries on a consolidated basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by an opinion of Plante MoranBDO USA, LLP or any other independent registered public accounting firm of regionally or nationally recognized standing (or otherwise reasonably acceptable to the Administrative Agent), which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than as may be required as a result of (x) a prospective default or event of default with respect to any financial covenant (including the financial covenants set forth in Section 7.10), or (y) the impending maturity of any Indebtedness under this Agreement). Any financial statements required to be delivered pursuant to Section 6.01(a) or (b) shall not be required to contain purchase accounting adjustments relating to the Transaction or any other acquisition to the extent it is not practicable to include any such adjustments in such financial statements. Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent by Electronic Transmission for prompt further distribution to each Lender: (a) no later than five (5) Business Days after the delivery of the financial statements (i) referred to in Section 6.01(a) commencing with the delivery of the financial statements for the fiscal year ending

December 31, 2021, and (ii) referred to in Section 6.01(b), commencing with the delivery of the financial statements for the fiscal quarter ending SeptemberJune 30, 20212025, a duly completed Compliance Certificate; (b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which the Holdings or any Restricted Subsidiary files with the SEC or with any similar Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other provision of this Article VI; (c) promptly after the furnishing thereof, copies of any material statements or material reports furnished to any holder of any class or series of debt securities (in such holder’s role as a holder of such debt securities) of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount (in each case, other than in connection with any board observer rights), pursuant to the governing documentation for such debt securities so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount and not otherwise required to be furnished to the Administrative Agent pursuant to any other provision of this Article VI; (d) together with the delivery of a Compliance Certificate with respect to the financial statements referred to in Section 6.01(a) (commencing with the financial statements for the fiscal year ending December 31, 2021): (i) a report setting forth the information required by Section 3.03(c)(i) of the Security Agreement (or confirming that there has been no change in such information since the Closing Date or the date of the last such report or other disclosure of such information to the Administrative Agent), and (ii) a description of each event, condition or circumstance duringcalculation of the ECF Payment Amount for the fiscal year covered by such Compliance Certificate requiringsubject to a mandatory prepayment under Section 2.05(b)(ii), if any, and (iii) a list of each designation of a Subsidiary of Holdings as a Restricted Subsidiary or an Unrestricted Subsidiary for the time period covered by such Compliance Certificate; (e) promptly after the receipt thereof, copies of any notice of default under, and any material amendment, supplement, waiver or other modification of, any Subordinated Note Documents; and (e) [reserved]; (f) promptly, such additional financial information and/or accountants’ letters (in each case to the extent readily available) regarding any Loan Party or any Restricted Subsidiary as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request; provided that such additional financial information (i) does not constitute non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is not prohibited by Law or any binding agreement with any third party, (iii) is not subject to attorney-client or similar privilege and does not constitute attorney work product and (iv) is otherwise prepared by such Loan Party in the ordinary course of business and is of a type customarily provided to lenders in similar syndicated credit facilities.; (g) no later than twenty (20) days after the end of the previous calendar month, the Borrower shall deliver to the Administrative Agent (for distribution to the Lenders), in each case in a form consistent with reports previously delivered to the Administrative Agent and prepared as of the close of business of the previous calendar month (i) a Borrowing Base Certificate, (ii) a Cash Flow Forecast, (iii) a Liquidity Report and (iv) an Accounts and Inventory Report; provided, that (x) the Borrower may deliver such additional Borrowing Base Certificates as it elects in its discretion and (y) the Borrowing Base Certificates and Accounts and Inventory Reports for the calendar months ended May 30, 2025, June 30, 2025, and July 31, 2025 shall be due thirty-five (35) days after the end of such month; and (h) no later than thirty (30) days after the end of the previous calendar month (commencing for the month ending June 30, 2025), the Borrower shall deliver to the Administrative Agent (for distribution to the

Lenders and any financial advisor to the Administrative Agent), in each case in a form consistent with reports previously delivered to the Administrative Agent, a KPI Report. Documents, certificates, other information and notices required to be delivered pursuant to Sections 6.01 and 6.02(b) and (c)6.02 shall be delivered via Electronic Transmission and shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on its website on the Internet at a website address provided to the Administrative Agent, if any; or (ii) on which such documents are delivered by the Borrower (or any direct or indirect parent of the Borrower) (including by facsimile or electronic mail) to the Administrative Agent or its designee for posting on the Borrower’s behalf on Intralinks®, Syndtrak® or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) with respect to the items required to be delivered pursuant to Section 6.02(b) above in respect of information filed by Holdings, the Borrower or any Restricted Subsidiary with any securities exchange or the SEC or any governmental or private regulatory authority (other than Form 10-K and 10-Q reports satisfying the requirements in Sections 6.01(a) and (b), respectively), such items have been made available on the website of such exchange authority or the SEC; provided that: (A) upon written request by the Administrative Agent, the Borrower shall deliver paper (which may be electronic copies delivered via electronic mail) copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent on behalf of such Lender and (B) other than with respect to items required to be delivered pursuant to Section 6.02(b) above, the Borrower (or any direct or indirect parent of the Borrower) shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Section 6.03 Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent: (a) of the occurrence of any Event of Default; and (b) of the filing or commencement of, or any material development in, any investigation, litigation or proceeding or ERISA Event affecting the Borrower or any Restricted Subsidiary that has resulted or would reasonably be expected to result in a Material Adverse Effect. Each notice pursuant to this Section 6.03 shall be an Electronic Transmission and shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Section 6.04 Payment of Taxes. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such tax, assessment, charge or levy is being contested in good faith and by appropriate actions and for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to obtain, preserve, renew and keep in full force and effect those of its rights (including IP Rights), licenses, permits, privileges, and franchises, which are material to the conduct of its business, except in the case of clause (a) or (b) to the extent (x) (other than with respect to the preservation of the existence of the Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (y) pursuant to any merger, amalgamation, consolidation, liquidation, dissolution or Disposition permitted by Article VII.

Section 6.06 Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted. Section 6.07 Maintenance of Insurance. Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to its properties and business against loss or damage, of such types and in such amounts as reasonably determined in good faith by the management of the Borrower as appropriate for the business of the Borrower and its Restricted Subsidiaries (after giving effect to any self-insurance reasonable and customary for similarly situated Persons as reasonably determined in good faith by the management of the Borrower as appropriate for the business of the Borrower and its Restricted Subsidiaries, and, so long as there is any Material Real Property which is subject to a Mortgage, including flood insurance sufficient to cause Lenders to be in compliance with all applicable federal laws and regulations regarding flood insurance), and will furnish to the Lenders, upon reasonable written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Borrower shall use commercially reasonable efforts to ensure that each such policy of insurance (other than business interruption insurance (if any), director and officer insurance and worker’s compensation insurance) shall, unless otherwise agreed by the Administrative Agent, as appropriate, (i) in the case of each liability insurance policy, name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and/or (ii) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder (in the case of property insurance with respect to the Collateral). Section 6.08 Compliance with Laws. Comply in all material respects with its Organization Documents and the requirements of all Laws (including, without limitation, Sanctions Laws and Regulations, and FCPA), and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except, in each case, in instances in which (a) such requirement of Law, order, writ, injunction or decree is being contested in good faith by appropriate actions diligently conducted or (b) the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect. Section 6.09 Compliance with ERISA. Not cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Loan Party or a Restricted Subsidiary with respect to any Employee Benefit Plan, Pension Plan or Multiemployer Plan or (b) any other ERISA Event, in each case under the foregoing clauses (a) and (b), that would, in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 6.10 Inspection Rights; Board Observer. (a) . Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than the records of the board of managers (or equivalent governing body) of such Loan Party or such Restricted Subsidiary), and to discuss its affairs, finances and accounts with its directors, officers, and, to the extent an Event of Default has occurred and is continuing, to conduct appraisals and field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, in each case consistent with the field examination and appraisal conducted prior to the Amendment No. 4 Effective Date, and to discuss its affairs, finances and condition with its officers and independent public accountants (subject to such accountants’ customary policies and procedures)and hereby authorizes the Administrative Agent and each Lender to contact its independent accountants directly) and to provide contact information for each bank where each Loan Party has a depository and/or securities account and each such Loan Party hereby authorizes the Administrative Agent and each Lender to contact the bank(s) in order to request bank statements and/or balances, all at such reasonable times and as often as reasonably requested, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 (provided further that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to such Loan Party’s assets for internal use by the Administrative Agent and the Lenders) and the Administrative

Agent shall not exercise such rights more often than (A) one (1) time during any calendar year absent the existence of an Event of Default and such one (1) time shall be at the Borrower’s expense (it being understood that unless an Event of Default has occurred and is continuing, the Administrative Agent shall only visit locations where books and records and/or senior officers are located);; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) on behalf of the Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice, and (B) one (1) additional field examination and appraisal may be conducted at the Administrative Agent’s Permitted Discretion during the second, third or fourth fiscal quarter of any fiscal year in the event that average Availability during any fiscal quarter is less than (x) for the first fiscal quarter in each fiscal year, 10% of the Revolving Credit Commitments, or (y) for all other fiscal quarters in each fiscal year, 15% of the Revolving Credit Commitments. The Administrative Agent shall give Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement with any third party or (c) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, to the extent legally permissible, the Borrower shall notify the Administrative Agent that any such document, information or other matter is being withheld pursuant to clauses (a), (b) or (c) of this Section 6.10 and shall use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions. (b) The Loan Parties shall allow two (2) representatives designated, from time to time, in writing by the Administrative Agent to attend and observe solely as passive and silent non-voting observers in all meetings of the board of directors (or other similar body) and any committee of the board of directors (or other similar body) of the Loan Parties (each such meeting, a “Board Meeting”; and each such representative, a “Board Observer”). Each Loan Party shall, or shall cause its Subsidiary to, as the case may be, (i) give each Board Observer reasonable notice of all Board Meetings at the same time and in the same manner as such notice is furnished to the members of the board of directors (or other similar body) or committee of the board of directors (or other similar body) of such Loan Party or such Subsidiary, (ii) provide to each Board Observer all notices, minutes, consents, documents, information and other materials that it provides to the members of the board (or any committee, as applicable), including any draft versions, proposed written consents, and exhibits and annexes to any such materials (collectively, “Board Materials”), at the same time and in the same manner as such information is delivered to the board members (or committee members, as applicable), except to the extent the Board Observer has been excluded therefrom pursuant to clause (c) below, (iii) permit each Board Observer to participate by telephone or video conference (at the option of the Board Observer) in each Board Meeting, (iv) provide each Board Observer copies of the minutes of all Board Meetings at the time such minutes are furnished to the members of the board of directors (or other similar body) or committee of the board of directors (or other similar body) of such Loan Party or such Subsidiary, (v) cause regularly-scheduled Board Meetings of the Borrower to be held at least once per calendar quarter and (vi) provide each Board Observer with copies of all written consents duly passed by the board of directors (or other similar body) or committee of the board of directors (or other similar body) of such Loan Party or such Subsidiary. The Borrower shall reimburse each Board Observer for all reasonable and documented out-of-pocket expenses incurred in connection with the Board Observers’ attendance at the Board Meetings. No Board Observer shall (x) be deemed to be a member of any board or any committee thereof; (y) have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise); or (z) have the right to vote on or discuss any matter under consideration by any board or any committee thereof. (c) Notwithstanding anything in the foregoing clause (b) to the contrary, the Borrower may exclude the Board Observers from access to any Board Materials or any Board Meeting (or portion thereof) if the Borrower concludes in good faith that such exclusion may be reasonably necessary or appropriate to (i) preserve attorney-client or work product privilege between the Borrower and its counsel, (ii) avoid any conflict of interest between the Lenders and/or any of their Affiliates, on the one hand, and the Credit Parties, on the other or (iii) maintain as confidential any item or discussion in Board Materials or Board Meetings, as applicable, that pertains to the strategy, negotiating positions or similar matters relating to the relationship of the Borrower and/or any of its respective Affiliates, on the one hand, with the Lenders (or any other lenders), on the other hand.

Section 6.11 Covenant to Guarantee Obligations and Give Security. From and after the Closing Date, at the Borrower’s expense, in accordance with and subject to the terms, conditions, and limitations of Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including: (a) upon the formation, incorporation or acquisition of any new direct or indirect wholly owned Material Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Material Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary) or upon any wholly owned Material or upon any Subsidiary ceasing to be an Excluded Subsidiary: (i) within the later of forty-five (45) days (or ninety (90) days in the case of any item or deliverable with respect to Material Real Property and subject to the limitations set forth in Section 6.13(b)) or the date of delivery of the Compliance Certificate for any fiscal quarter in which such formation, incorporation, acquisition or designation occurred (or, in each case, such longer period as the Administrative Agent may agree to in its reasonable discretion) after such formation, incorporation, acquisition or designation: (1) cause each such Material Subsidiary that is required to become a Subsidiary Guarantor under the Collateral and Guarantee Requirement to furnish to the Collateral Agent a description of the Material Real Properties owned by such Material Subsidiary in detail reasonably satisfactory to the Collateral Agent; (2) cause each such Material Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent Mortgages with respect to any Material Real Property, joinders to the Guaranty, Security Agreement Supplements, Intellectual Property Security Agreements and any applicable Intercreditor Agreement and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b) and subject to the limitation set forth therein) required by the Collateral Documents or, as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting the Guarantees and Liens required by the Collateral and Guarantee Requirement; (3) cause each such Material Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated and required to be delivered pursuant to the Collateral Document under which a security interest has been granted over such Equity Interests) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Material Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent; (4) take and cause the applicable Material Subsidiary and each direct or indirect parent of such applicable Material Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of financing statements under the Uniform Commercial Code or other applicable Laws and other applicable registration forms and filing statements, and delivery of stock and other membership interest certificates and powers to the extent certificated) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected (to the extent required by the Collateral and Guarantee Requirement and the Collateral Documents) Liens required by the Collateral and Guarantee Requirement;

(ii) within (45) days (or ninety (90) days in the case of any opinion with respect to Material Real Property and subject to the limitations set forth in Section 6.13(b)) (or, in each case, such longer period as the Administrative Agent may agree to in its reasonable discretion and, in any event, not prior to the date of delivery of the Compliance Certificate for any fiscal quarter in which such formation, incorporation, acquisition or designation occurred) after the reasonable request, if any, therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of one or more customary opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel(s) for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; and (b) to the extent not executed and delivered on the Closing Date, execute and deliver, or cause to be executed and delivered, the Collateral Documents set forth on Schedule 1.01B on or prior to the dates corresponding to such Collateral Documents set forth on Schedule 1.01B (or later date(s) as the Administrative Agent may agree to in its reasonable discretion); and (i) after the Closing Date, promptly after the acquisition of any Material Real Property by any Loan Party other than Holdings, and to the extent such Material Real Property shall not already be subject to a valid and perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Collateral Agent and will take, or cause the relevant Loan Party to take, the actions referred to in Section 6.13(b). In the event that any Loan Party that is a limited liability company divides itself into two or more limited liability companies (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise), any limited liability companies formed as a result of such division, unless as otherwise consented to by the Administrative Agent, shall be required to comply with the Collateral and Guarantee Requirement and obligations set forth in this Section 6.11 and Section 6.13 and the other future assurances obligations set forth in the Loan Documents. Section 6.12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits. Section 6.13 Further Assurances. Subject to the provisions and limitations of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document and in each case at the expense of the Borrower: (a) Promptly upon reasonable request by the Administrative Agent or the Collateral Agent or as may be required by applicable Laws (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents. (b) In the case of any Material Real Property acquired after the Closing Date by any Loan Party (other than Holdings), provide the Collateral Agent with a Mortgage in respect of such Material Real Property within the later of (x) ninety (90) days and (y) twenty (20) days after the delivery of items set forth in Section 6.13(b)(iv) below (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition of such Material Real Property in each case together with: (i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and perfected Lien on such Material Real Property in favor of the Collateral Agent for the benefit of the

Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent; (ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amount, reasonably acceptable to the Collateral Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the real property described therein in the ranking or the priority of which it is expressed to have within the Mortgages, subject only to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available in the applicable jurisdiction; (iii) to the extent reasonably requested by the Administrative Agent, legal opinions from (1) local counsel for the Loan Parties in states in which such Material Real Property is located, with respect to, without limitation, the enforceability and perfection of the Mortgages and any related fixture filings, and (2) outside counsel or local counsel, as applicable, for the Loan Parties, with respect to, without limitation, the due authorization, execution and delivery of the Mortgages, in each case in form and substance reasonably satisfactory to the Administrative Agent; (iv) as promptly as practicable after the reasonable request therefor by the Administrative Agent or the Collateral Agent, surveys and Phase I type environmental assessment reports and appraisals (if required under FIRREA); provided that the Administrative Agent may in its reasonable discretion accept any such existing report or survey to the extent prepared as of a date reasonably satisfactory to the Administrative Agent; provided further that such existing survey shall be sufficient for the title insurance company to remove the standard survey exceptions from the Mortgage Policy relating to such Material Real Property (or to modify such survey exceptions in the manner required by applicable insurance regulations in the applicable jurisdiction) and issue the title coverage required pursuant to the provisions of clause (ii) above; provided, however, that there shall be no obligation to deliver to the Administrative Agent any environmental site assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; (v) “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determinations with respect to each parcel of improved Material Real Property to be subjected to a Mortgage (together with, in the event that a building on any parcel of improved Material Real Property to be subjected to a Mortgage is located in a flood hazard area, notice about special flood hazard area status and flood disaster assistance, duly executed by the applicable Loan Party), and in the event that a building on any parcel of improved Material Real Property to be subjected to a Mortgage is located in a flood hazard area, evidence of flood insurance in an amount reasonably satisfactory to the Collateral Agent and, in any event, sufficient to cause Lenders to be in compliance with all applicable federal laws and regulations regarding flood insurance; and (vi) such other evidence that all other actions that the Administrative Agent or Collateral Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the real property described in the Mortgages have been taken. Section 6.14 Designation of Subsidiaries[Reserved]. The Borrower may at any time after the Closing Date designate (or re-designate) any Restricted Subsidiary as an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after such designation (or re-designation), no Event of Default shall have occurred and be continuing, (ii) immediately after such designation (or redesignation), the Borrower shall be in compliance on a Pro Forma Basis with the financial covenants in Section 7.10 as of the last day of the most recently ended Test Period on or prior to the date of determination, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Incremental Equivalent Debt, Refinancing Equivalent Debt or Junior Financing, and (iv) the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as described in the immediately succeeding sentence is permitted by Section 7.02. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined by the Borrower in good faith of the Borrower’s or a Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower or the applicable Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined by the Borrower in good faith at the date of such designation of the Borrower’s or a Subsidiary’s (as applicable) Investment in such Subsidiary. Unrestricted Subsidiaries will not be subject to the provisions of this Agreement, and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of calculating any financial metric contained in this Agreement except to the extent of distributions received therefrom. No Subsidiary may be designated by the Borrower as an Unrestricted Subsidiary if it owns any intellectual property that is material to the business of the Borrower and the Restricted Subsidiaries taken as a whole (as determined by the Borrower in good faith). . Section 6.15 Use of Proceeds. Use the proceeds of the 2025 Refinancing Term Loans, Revolving Credit Loans and Letters of Credit (a) made available on the ClosingAmendment No. 4 Effective Date, whether directly or indirectly, to (i) fund Restructuring Transaction Expenses (including to fund OID, upfrontany fees and other fees, expenses or charges payable in connection with the Transaction), (ii) to consummate the Closing Date Refinancing, (iii) to make distributions in respect of or pay directly the Solo Stove Earnout, (ivtherewith), (ii) to replace, backstop or cash-collateralize existing letters of credit, and (viii) for working capital and general corporate purposes, including to make any working capital or purchase price adjustment payment under the Solo Stove Acquisition Agreement and to to fund cash to the balance sheet of the Borrower and its Restricted Subsidiaries, and (b) after the ClosingAmendment No. 4 Effective Date, for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes, working capital needs, Capital Expenditures, Permitted Acquisitions and other permitted Investments, Restricted Payments, payment of earnout obligations (including the Solo Stove Earnout) refinancing of indebtedness and any other transaction not prohibited by this Agreement. Use the proceeds of the Initial Term Loans, whether directly or indirectly, solely to pay (w) all or a portion of the consideration (including repayment of any indebtedness or other obligations) for the acquisition of Chubbies, Inc., (x) any fees, premiums, expenses and other transaction costs incurred or paid by Holdings or any of its Subsidiaries, Summit Partners or the Co-Investors in connection with the acquisition of Chubbies, Inc. (including to fund any OID and upfront fees) and Amendment No. 2 and the transactions contemplated thereby, (y) to repay Revolving Credit Loans and (z) to fund cash to the Borrower’s and its Subsidiaries’ balance sheet. Section 6.16 Post-Closing Matters. Notwithstanding anything to the contrary set forth in this Agreement, the Borrower agrees to use commercially reasonable efforts to deliver to the Administrative Agent, on behalf of the Lenders, the documents set forth on Schedule 6.16 (as amended by Amendment No. 4), in form and substance reasonably satisfactory to the Administrative Agent, and/or take the actions set forth on Schedule 6.16 (as amended by Amendment No. 4), in a manner reasonably acceptable to the Administrative Agent, on or before the deadlines set forth on Schedule 6.16 (as amended by Amendment No. 4 and as such deadlines may be extended by the Administrative Agent in its reasonable discretion). Section 6.17 Cash Management. (a) On and after the date that is one hundred twenty (120) days after the Amendment No. 4 Effective Date (or such later date to which the Administrative Agent shall consent (not to be unreasonably withheld, conditioned or delayed)), (i) the Borrower and the Loan Parties shall maintain certain deposit accounts with JPMorgan that will serve as lockbox accounts, in each case and for such Loan Parties as mutually agreed from time to time by the Borrower and the Administrative Agent (the “Lockbox Accounts”) and (ii) each Loan Party shall at all times maintain all other material cash management and treasury business with JPMorgan or a Permitted Third Party Bank, including deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than Excluded Accounts) (each such deposit account, disbursement account, investment account and lockbox account (other than an Excluded Account), together with the Lockbox Accounts, a “Controlled Account”). (b) During a Cash Dominion Period, no Loan Party will transfer any funds out of any Controlled Account except directly, or by transfer through one or more Controlled Accounts. The balance from time to time standing to the credit of the Controlled Accounts shall be distributed and transferred as directed in accordance with the provisions of the Control Account Agreements. Other than during a Cash Dominion Period, the balance from time to time standing to the credit of any Controlled Account and the Lockbox Accounts shall be distributed as directed by the Borrower or other applicable Loan Party. (c) Account Statements. During the continuance of a Cash Dominion Period, each Loan Party shall provide the Administrative Agent with account statements with respect to the Controlled Accounts as reasonably requested in writing by the Administrative Agent. (d) Sole Dominion of Collateral Agent. During a Cash Dominion Period, the Lockbox Accounts and each Controlled Account shall at all times be under the sole dominion and control of the Collateral Agent. Each Loan Party hereby acknowledges and agrees that during a Cash Dominion Period, (i) such Loan Party has no right of withdrawal from the Lockbox Accounts, (ii) the funds on deposit in the Lockbox Accounts shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Lockbox Accounts shall be transferred daily to the Collateral Agent’s account for application to the Obligations in accordance herewith. During any Cash Dominion Period, the ledger balance in each Lockbox Account as of the end of a Business Day shall be transferred to the Collateral Agent’s account and applied to the Obligations at the beginning of the next Business Day; provided that if any such payment is received after 5:00 p.m., it may be deemed received on the next Business Day. During any Cash Dominion Period, the Collateral Agent shall, unless otherwise directed in writing by the Required Lenders, unless otherwise required by Section 8.03, apply all available funds in its account which were deposited pursuant to this clause (d) in such order as the Collateral Agent determines in its sole discretion; provided that to the extent no Obligations are outstanding, the Collateral Agent shall return such funds to the Borrower (it being understood that if as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrower). The Collateral Agent shall promptly (but in any event within three (3) Business Days) furnish written notice to each Person with whom a Controlled Account is maintained of any termination of a Cash Dominion Period. ARTICLE VII NEGATIVE COVENANTS So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) unasserted contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Obligations under Secured Cash Management Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding without pending draw (other than Letters of Credit which have been Cash Collateralized), the Borrower shall not (and, with respect to Section 7.13 only, Holdings shall not), nor shall the Borrower permit any Restricted Subsidiary to: Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following: (a) (i) Liens created pursuant to any Loan Document, (ii) Liens on cash or deposits to Cash Collateralize any Letters of Credit as contemplated hereunder, and (iii) Liens securing obligations in respect of Indebtedness permitted under Sections 7.03(a) and (v); (b) Liens existing on the date hereof and set forth on Schedule 7.01(b); (c) Liens for taxes, assessments or governmental charges that are not yet due and payable or not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, (i) that are being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect; (d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens in favor of landlords, so long as, in each case, such Liens secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue (i) no other action has been taken to enforce such Lien, (ii) such Lien is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect; (e) pledges or deposits (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security laws or similar legislation, health, disability or other employee benefits, (ii) in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiaries or any other insurance or self-insurance arrangements and (iii) in respect of letters of credit or bank guarantees that have been posted by the Borrower or any Restricted Subsidiaries to support the payments of the items set forth in clauses (i) and (ii) of this Section 7.01(e); (f) pledges or deposits (i) to secure the performance of bids, tenders, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs, bid and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business or consistent with industry practice and (ii) in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this Section 7.01(f); (g) easements, servitudes, rights-of-way, restrictions (including zoning, building and similar restrictions), encroachments, protrusions, covenants, variations in area of measurement, declarations on or with respect to the use of property, matters of record affecting title, liens restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put, and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Borrower and its Restricted Subsidiaries taken as a whole, or the use of the property for its intended purpose, and any other exceptions to title on the Mortgage Policies accepted by the Collateral Agent in accordance with this Agreement; (h) Liens arising from judgments or orders for the payment of money (or appeal or other surety bonds relating thereto) not constituting an Event of Default under Section 8.01(g); (i) (i) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(e); provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (B) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, the proceeds and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired or improved with the proceeds of such Indebtedness; provided that, in the case of each of subclause (A) and (B), individual financings provided by one lender may be cross collateralized to other financings provided by such lender or its Affiliates and (ii) Liens on assets of Non-Loan Parties securing Indebtedness of such Non-Loan Parties permitted pursuant to Section 7.03 or other obligations of any Non-Loan Party not constituting Indebtedness; (j) (i) leases, licenses, subleases or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business (or other agreements under which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s products, technologies or services in the ordinary course of business) which do not (A) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness for borrowed money and (ii) the rights reserved or vested in any Person by the terms of any lease, license, sublease, sublicense, franchise, grant or permit held by the Borrower or any other Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, sublease, sublicense, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof; (k) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business; (l) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code or other similar provisions of applicable Laws on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of common or statutory Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff); (m) Liens (i) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien or on the date of any contract for such Investment or Disposition; (n) Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness owing to the Borrower or such Restricted Subsidiary permitted under Section 7.03; provided that no Loan Party shall grant a Lien in favor of any Non-Loan Party; (o) Liens existing on property at the time of its acquisition or existing on the property (or Equity Interests) of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof (but excluding Liens deemed to be incurred upon the designation (or re-designation) of an Unrestricted Subsidiary as a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other property of the Borrower or any Restricted Subsidiary other than the Person(s) acquired and/or formed to make such acquisitions and Subsidiaries of such Person(s) (other than the proceeds or products thereof and other than after-acquired property of and Equity Interests in such acquired Restricted Subsidiary (it being understood and agreed to the extent such Lien secures Indebtedness assumed pursuant to Section 7.03(g) consisting of financings of the type described in Section 7.03(e), any such individual financings by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates)) and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g); (p) any interest or title (and any encumbrances on such interest or title) of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or subleases (other than Capitalized Leases) or licenses or sublicenses, in each case entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business; (q) (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business and (ii) Liens or other similar provisions of applicable Laws under Article 2 of the Uniform Commercial Code or similar provisions of applicable Laws in favor of a seller or buyer of goods; (r) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes; (s) to the extent constituting Liens, Dispositions expressly permitted under Section 7.05; (t) Liens that are customary contractual rights of setoff or banker’s liens (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit, automatic clearinghouse accounts or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business; (u) Liens solely on any cash money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; (v) ground leases or subleases in respect of real property on which facilities or equipment owned or leased by the Borrower or any of the Restricted Subsidiaries are located; (w) Liens evidenced by the filing of Uniform Commercial Code financing statements or similar public filings, registrations or agreements in foreign jurisdictions, in each case, relating to leases permitted under this Agreement, and other precautionary statements, filings or agreements; (x) Liens on insurance policies and the proceeds thereof, and cash deposits, in each case securing the financing of the premiums with respect thereto; (y) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business; (z) customary Liens of an indenture trustee on money or property held or collected by it to secure fees, expenses and indemnities owing to it by any obligor under an indenture; (aa) any Lien, encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any Joint Venture, Subsidiary that is not wholly owned or similar arrangement pursuant to any Joint Venture, non-wholly owned Subsidiary or similar agreement and not for Indebtedness for borrowed money, other than Indebtedness (to the extent otherwise permitted or not prohibited hereunder) of such Joint Venture or non-wholly owned Subsidiary; (bb) Liens on Receivables Facility Assets securing Indebtedness and other obligations permitted under Section 7.03(z)[reserved]; (cc) any zoning, building or similar law or right or other land use restriction (including negative or restrictive covenants) to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole; (dd) the modification, replacement, renewal, refinancing or extension of any Lien permitted by clauses (b), (i), (o), (bb) and (ii) of this Section 7.01 and this Section 7.01(dd); provided that (i) the Lien does not extend to any additional property other than (A)(x) accessions, additions and improvements on the property originally subject to the Lien, (y) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed or refinanced by Indebtedness permitted under Section 7.03, to the extent such refinancing Indebtedness is of a kind (and in an amount) permitted to be secured by such after-acquired property pursuant to any other clause in this Section 7.01 and (z) in the case of Liens originally permitted by Section 7.01(o), after-acquired property of the applicable Restricted Subsidiary to the extent the security agreements in place at the time of the acquisition of such Restricted Subsidiary required the grant of such Lien in after-acquired property, and (B)

proceeds and products thereof (it being understood and agreed that individual financings of the type described in Section 7.03(e) by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates), and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens is, if constituting Indebtedness, permitted by Section 7.03; (ee) Liens on all or a portion of the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing such Indebtedness that is secured by all or a portion of the Collateral on a pari passu basis (but without regard to control of remedies) with the Obligations shall be subject to a First Lien Intercreditor Agreement or to other customary intercreditor arrangements reasonably acceptable to the Borrower and the Administrative Agent and (y) any such Liens securing such Indebtedness that is secured by all or a portion of the Collateral on a junior basis to the Liens securing the Obligations shall be subject to a Second Lien Intercreditor Agreement or to other customary intercreditor arrangements reasonably acceptable to the Borrower and the Administrative Agent; (ee) [reserved]; (ff) (i) deposits of cash with the owner or lessor of premises leased or operated by the Borrower or any of the Restricted Subsidiaries and (ii) cash collateral on deposit with banks or other financial institutions issuing letters of credit (or backstopping such letters of credit) or other equivalent bank guarantees issued naming as beneficiaries the owners or lessors of premises leased or operated by the Borrower or any of the Restricted Subsidiaries, in each case in the ordinary course of business of the Borrower and such Restricted Subsidiaries to secure the performance of the Borrower’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises; (gg) Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited hereunder; (hh) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(h) and Section 7.03(r) (and, in each case, any Permitted Refinancings thereof); provided that (x) any such Liens securing such Indebtedness that is secured by all or a portion of the Collateral on a pari passu basis (but without regard to control of remedies) with the Obligations shall be subject to a First Lien Intercreditor Agreement or to other customary intercreditor arrangements reasonably acceptable to the Borrower and the Administrative Agent and (y) any such Liens securing such Indebtedness that is secured by all or a portion of the Collateral on a junior basis to the Liens securing the Obligations shall be subject to a Second Lien Intercreditor Agreement or to other customary intercreditor arrangements reasonably acceptable to the Borrower and the Administrative Agent; (hh) [reserved]; (ii) other Liens securing Indebtedness or other obligations in an aggregate principal amount at the time of incurrence of any such Indebtedness or other obligations not exceeding the greater of (x) $12,500,000 and (y) 15% of Consolidated EBITDA determined5,000,000 at the time of incurrence of Indebtedness or other obligations secured by such Lien (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination; provided that if the Total Net Leverage Ratio (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period is equal to or less than 2.00:1.00, the Borrower or any Restricted Subsidiaries may secure up to the greater of (x) $8,500,000 and (y) 10% of Consolidated EBITDA determined at the time of incurrence of Indebtedness secured by such Lien (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination, of additional Indebtedness or other obligations under this clause (ii) (including any modification, replacement, renewal or extension thereof in reliance on clause (dd) of this Section 7.01), which Liens, in each case under this Section 7.01(ii), at the election of the Borrower, shall be subject to a First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement or other lien subordination and intercreditor agreement, in each case, reasonably satisfactory to the Borrower and the Administrative Agent;

(jj) Liens arising in the ordinary course of business of the Borrower or any Restricted Subsidiary in favor of any supplier, vendor or wholesaler in connection with the purchase of any property; provided that if such supplier, vendor or wholesaler has filed, prior to the Closing Date or shall file, at any time after the Closing Date, any Uniform Commercial Code financing statement covering Collateral of the Borrower or any other Loan Party other than the applicable purchased property (including any all assets filings) to secure such Lien, Borrower shall use commercially reasonable efforts to cause (i) such supplier, vendor or wholesaler to file or cause to be filed any and all amendment financing statements to limit the scope of the collateral description to such purchased property, in form and substance reasonably satisfactory to the Administrative Agent or (ii) such supplier, vendor or wholesaler to agree to subordinate its Liens subject to subordination provisions that are reasonably acceptable to the Administrative Agent and the Borrower; (kk) Liens of bailees arising in the ordinary course of business; (ll) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Restricted Subsidiaries; (mm) Liens securing obligations in respect of letters of credit (including trade letters of credit), bank guarantees, bankers acceptance, warehouse receipts or similar obligations permitted to be incurred pursuant to Section 7.03(p) and (q) and covering (i) the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees, bankers acceptance, warehouse receipts or similar obligations and the proceeds and products thereof or (ii) cash collateral provided to support such obligations; (nn) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business; provided that such Lien secures only the obligations of the Borrower or the Restricted Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted to be incurred pursuant to Section 7.03; and (oo) utility and similar deposits in the ordinary course of business. The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of OID and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01. For purposes of determining compliance with this Section 7.01, (x) a Lien need not be incurred solely by reference to one category of Liens described in clauses (a) through (oo) above but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Liens described in clauses (a) through (oo) above, the Borrower, in its sole discretion, may classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this covenant; provided that (a) all Liens securing any Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt or any Permitted Refinancing in respect of the foregoing shall at all times be justified in reliance only on the exception in Section 7.01(ee), (b) all Liens securing any Incremental Equivalent Debt or any Permitted Refinancing in respect thereof shall at all times be justified in reliance only on the exception in Section 7.01(hh) and (c) all Liens securing the Obligations shall at all times be justified in reliance only on the exception in Section 7.01(a). Section 7.02 Investments. Make or hold any Investments, except: (a) Investments in assets that are Cash Equivalents or were Cash Equivalents when made; (b) loans, promissory notes or advances to future, present or former officers, directors, members of management, employees, or consultants of the Borrower (or Holdings (or any direct or indirect parent thereof)) or any of the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation, housing and analogous ordinary business purposes or consistent with past practices, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed or paid to the Borrower in cash) or (iii) for any other purpose in an aggregate principal amount outstanding under this clause (iii) not to exceed at any time the greater of (x) $5,000,000 and (y) 5% of Consolidated EBITDA determined at the time of such Investment (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination250,000; (c) Investments (i) by the Borrower or any Restricted Subsidiary that is a Loan Party in the Borrower or any Restricted Subsidiary that is a Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party, (iii) by any Non-Loan Party in the Borrower or any Restricted Subsidiary that is a Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided that (A) any such Investments made by a Loan Party pursuant to this clause (iv) in the form of intercompany loans shall have been pledged to the Collateral Agent for the benefit of the Secured Parties to the extent required by the Collateral Documents and the Collateral and Guarantee Requirement and (B) the aggregate amount of Investments of the Loan Parties made in Non-Loan Parties pursuant to this clause (iv) shall not at any time outstanding, together with the aggregate amount of Guarantees by Loan Parties in respect of Indebtedness of Non-Loan Parties outstanding on the date of determination pursuant to Section 7.02(r)(ii), exceed the greater of (x) $16,750,000 and (y) 20% of Consolidated EBITDA determined at the time of such Investment (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination5,000,000; (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof and other credits to suppliers, in each case, in the ordinary course of business; (e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions, Restricted Payments and prepayments of Indebtedness permitted under Section 7.01, Section 7.03 (other than Section 7.03(c)(ii) or (d)), Section 7.04 (other than the proviso in Section 7.04(a)(ii), (c)(ii) or (f)), Section 7.05 (other than Section 7.05(d)(ii) or (e)), Section 7.06 (other than Section 7.06(d) or (g)(iii)) and Section 7.12, respectively; (f) Investments existing on the date hereof or made pursuant to legally binding commitments in existence or otherwise contemplated on the date hereof (i) set forth on Schedule 7.02(f), (ii) consisting of intercompany Investments outstanding on the date hereof, and (iii) any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that (x) the amount of any Investment permitted pursuant to this Section 7.02(f) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 7.02 and (y) any Investment in the form of Indebtedness of any Loan Party owed to any Non-Loan Party shall be subordinated to the Obligations on subordination terms no less favorable to the Lenders than the subordination terms set forth in an Intercompany Note; (g) Investments in Swap Contracts of the type permitted under Section 7.03; (h) promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Section 7.05; (i) the purchase or other acquisition of all or substantially all of the property and assets of any Person or of assets constituting a business unit, a line of business or division of such Person or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of Holdings (including as a result of a merger or consolidation and/or any Investment in any Subsidiary that serves to increase the equity ownership of the Holdings, the Borrower or any Restricted Subsidiary therein); provided that with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”) and subject in each case to an LCT Election and “SunGard” conditionality: (i) the property, assets and businesses acquired in such purchase or other acquisition shall, solely to the extent required hereunder and under the other Loan Documents, constitute Collateral and the applicable Loan Party, any such newly created or acquired Subsidiary and the Subsidiaries of such created or acquired Subsidiary (in each case, solely to the extent required under the Collateral and Guarantee Requirement) shall have complied with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (i) shall not override any provisions of the Collateral and Guarantee Requirement, subject to the limit in clause (ii) below); (ii) the acquisition shall be (A) funded entirely with proceeds from equity contributions or the issuance of Qualified Equity Interests to the extent Not Otherwise Applied or (B) the aggregate amount of Indebtedness incurred or assumed to fund Investments pursuant to this Section 7.02(i) by Persons that are not or do not become (or in assets that are not owned by) Loan Parties shall not at any time outstanding exceed $20,000,000; it being understood that the limitations set forth in this clause (i)(ii) shall not apply in the event that the Person acquired pursuant to this Section 7.02(i) becomes a Guarantor even though such Person owns Equity Interests in Persons that are not otherwise required to become Guarantors;such acquisition shall not exceed (I) until the date that financial statements have been delivered for the fiscal year ended December 31, 2025, $5,000,000 and (II) thereafter $10,000,000; (iii) immediately after giving effect to such purchase or acquisition, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 7.07; (iv) on the date on which (1) the purchase agreement or letter of intent with respect to the relevant transaction is entered into, immediately before and after giving Pro Forma Effect to any such purchase or other acquisition (including any Indebtedness to be incurred in connection therewith), no Event of Default shall have occurred and be continuing and (2) subject to any LCT Election, the relevant transaction is consummated, immediately after giving Pro Forma Effect to any such purchase or other acquisition (including any Indebtedness to be incurred in connection therewith), the Borrower shall be in compliance with Section 7.10 as of the last day of the most recently ended Test Period on or prior to the date of determination (calculated on a Pro Forma Basis); and (v) to the extent required, the Board of Directors or similar governing body of the target of such acquisition has approved such acquisition; (j) other Investments in an amount not to exceed the Available Amount immediately prior to the time of the making of such Investment[reserved]; (k) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit (or similar provisions of Law) and Article 4 customary trade arrangements with customers consistent with past practices (or similar provisions of Law); (l) Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy, workout, recapitalization or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with or judgments against, customers and suppliers arising in the ordinary course of business, (ii) upon the foreclosure with respect to any secured Investment, (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes or (iv) in settlement of debts created in the ordinary course of business; (m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent) in accordance with Section 7.06 (it being understood and agreed that each applicable provision of Section 7.06 shall be deemed utilized by the outstanding aggregate principal amount of such loans and advances made in reliance on this clause (m)); (n) other Investments that do not exceed in the aggregate the greater of (i) $16,750,000 and (ii) 20% of Consolidated EBITDA determined at the time of such Investment (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination500,000; (o) advances of payroll payments to directors, officers, employees, members of management, and consultants in the ordinary course of business; (p) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower (or Holdings or any direct or indirect parent thereof); (q) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged into, amalgamated with or consolidated into the Borrower or a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; (r) Guarantees by the Borrower or any of the Restricted Subsidiaries (i) of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business and (ii) of Indebtedness to the extent such Guarantees are permitted under Section 7.03(c); provided that the aggregate amount of Guarantees by the Loan Parties in respect of Indebtedness of Non-Loan Parties pursuant to this clause (r) shall not at any time outstanding exceed, together with the aggregate amount of Investments outstanding on the date of determination pursuant to Section 7.02(c)(iv), the greater of (x) $16,750,000 and (y) 20% of Consolidated EBITDA determined at the time of such Investment (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination5,000,000; (s) Investments made by (i) any Restricted Subsidiary that is a Non-Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary made pursuant to Section 7.02(c)(iv), Section 7.02(i)(ii), Section 7.02(j), Section 7.02(n), Section 7.02(t), and Section 7.02(u), Section 7.02(cc), Section 7.02(dd) and Section 7.02(ff) and (ii) any Loan Party in any Non-Loan Party consisting of contributions or other Dispositions of Equity Interests of Persons that are Non-Loan Parties; provided that, prior to such contribution or Disposition, such Equity Interests were not owned directly by a Loan Party or such Equity Interests are contributed or Disposed to a Non-Loan Party that is a wholly owned Restricted Subsidiary of a Loan Party; (t) Investments in the amount of any Excluded Contribution to the extent Not Otherwise Applied;on or prior to June 30, 2025 (or such later date to which the Administrative Agent agrees to in its reasonable discretion) and so long as no Event of Default is then existing, the Borrower may make a one-time Investment by the Borrower in Solo Brands Europe B.V. (“Solo BV”) in an amount not to exceed $7,500,000 in exchange for Equity Interests of Solo BV and 100% of which will be immediately repaid from Solo BV to the Borrower in cancelation of an existing intercompany payable, without offset of any kind; (u) Investments by the Borrower or a Restricted Subsidiary in (i) Joint Ventures and (ii) Subsidiaries that are not wholly owned, in an aggregate amount, taken together with all other Investments made pursuant to this clause (u), not to exceed the greater of (x) $12,500,000 and (y) 15% of Consolidated EBITDA determined at the time of such Investment (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination not to exceed $5,000,000; (v) Investments in any Similar Business in an aggregate outstanding principal amount of Investments not to exceed the greater of (x) $12,500,000 and (y) 15% of Consolidated EBITDA ofby the Borrower and itsor a Restricted Subsidiaries determined at the time of such Investment (calculated on a Pro Forma Basis) for the most recently ended Test Period on orSubsidiary solely in connection with a Permitted Acquisition under clause

(i) of this Section 7.02, so long as after giving Pro Forma Effect thereto (including any debt incurrence permitted hereunder or any revolver borrowing hereunder or under any other instrument), the Total Leverage Ratio is less than the Total Leverage Ratio immediately prior to the date of determinationeffect of such Investment; (w) defined contribution pension scheme, unfunded pension fund, phantom equity, cash-settled equity-based awards and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable Laws; (x) Investments in any Restricted Subsidiary in connection with a Permitted Reorganization or Permitted IPO Reorganization[reserved]; (y) Investments consisting of the licensing or contribution of intellectual property or software pursuant to joint development, joint commercialization, joint marketing or other collaboration arrangements with other Persons; (z) Investments consisting of, or to finance purchases and acquisitions of, inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business; (aa) Investments in any Subsidiary or any Joint Venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; (bb) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and (cc) Investments in an aggregate amount that does not exceed, together with the aggregate amount of Restricted Payments made in reliance on Section 7.06(j) and prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made in reliance on Section 7.12(a)(iv), the greater of (i) $16,750,000 and (ii) 20% of Consolidated EBITDA determined at the time of such Investment (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination; (dd) Investments consisting of the issuance or transfer of Equity Interests of Holdings (or any direct or indirect parent) to any former, current or future director, manager, officer, employee, or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of Holdings (or any direct or indirect parent) upon the issuance of equity or equity-based rights or other equity incentive programs; (ee) . the Transaction and Investments made to effect the Transaction; (ff) [reserved]; (gg) (i) contributions of Receivables Facility Assets and cash deemed received from proceeds of Receivables Facility Assets to any Receivables Entity to the extent required or made pursuant to Receivables Facility Documents or to the extent necessary to keep such Receivables Entity properly capitalized to avoid insolvency or consolidation with the Borrower or any of the Restricted Subsidiaries and (ii) loans or advances made by the Borrower or any Restricted Subsidiary to a Receivables Entity for the purchase price of the Receivables Facility Assets; (hh) additional Investments so long as (i) immediately after giving effect thereto, the Total Net Leverage Ratio (calculated on a Pro Forma Basis) is equal to or less than 3.00:1.00 and (ii) no Event of Default shall have occurred and be continuing. For purposes of determining compliance with this Section 7.02, (x) an Investment need not be made solely by reference to one category of Investments described in clauses (a) through (hhbb) above but may be made under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that an Investment (or any portion thereof) meets the criteria of one or more of such categories of Investments described in clauses (a) through (hhbb) above, the Borrower, in its sole discretion, may classify or may subsequently reclassify at any time such Investment (or any portion thereof) in any manner that complies with this covenant; provided that (a) all Investments made under Section 7.02(c) shall at all times be justified in reliance only on the exception in Section 7.02(c), and (b) all Investments made under Section 7.02(f) shall at all times be justified in reliance only on the exception in Section 7.02(f) and (c) all Investments made under Section 7.02(t) shall at all times be justified in reliance only on the exception in Section 7.02(t). For the avoidance of doubt, if an Investment would be permitted under any provision of this Section 7.02 (other than Section 7.02(i)) and as a Permitted Acquisition, such Investment need not satisfy the requirements otherwise applicable to Permitted Acquisitions unless such Investments are consummated in reliance on Section 7.02(i). Any Investment that exceeds the limits of any particular clause set forth above may be allocated amongst more than one of such clauses to permit the incurrence or holding of such Investment to the extent such excess is permitted as an Investment under such other clauses. Section 7.03 Indebtedness. Create, incur or assume any Indebtedness (including by way of issuance of any Disqualified Equity Interest), other than: (a) Indebtedness under the Loan Documents; (b) (i) Indebtedness existing on or pursuant to binding commitments existing on the date hereofAmendment No. 4 Effective Date and set forth on Schedule 7.03(b) (as amended by Amendment No. 4) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the date hereof (after giving effect to the Transaction) and any Permitted Refinancing thereof; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be subordinated to the Obligations on terms no less favorable to the Lenders than the subordination terms set forth in an Intercompany Note; (c) (i) Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness or other obligations of the Borrower or any of the Restricted Subsidiaries otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of Indebtedness incurred pursuant to (1) Section 7.03(g) (except to the extent such Guarantee existed at the time Indebtedness was assumed or arose under such Section and was not made in contemplation of any Investment or acquisition described therein), or (2) any Junior Financing or (3) any Incremental Equivalent Debt or Refinancing Equivalent Debt (or, in the case of each of the preceding clauses (1), and (2) and (3), any Permitted Refinancing thereof) shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is by its express terms subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms, taken as a whole, at least as favorable to the Lenders, in all material respects, as those contained in the subordination provisions applicable to such Indebtedness; provided, further, that any Guarantee of Indebtedness by a Restricted Subsidiary incurred under Section 7.03(n) shall be subject to the proviso set forth therein and (ii) any Guarantee permitted as an Investment under Section 7.02 (other than Section 7.02(c)); (d) Indebtedness of the Borrower or any of the Restricted Subsidiaries owing to Holdings, the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02 (or in the case of Holdings, the extension of such Indebtedness by Holdings was permitted by Section 7.13); provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be subject to an Intercompany Note; (e) (i) (x) Attributable Indebtedness relating to any transaction, (y) other Indebtedness (including Capitalized Leases) of the Borrower and the Restricted Subsidiaries financing the acquisition, lease, construction, repair, replacement or improvement of property (real or personal), equipment or other fixed or capital assets, so long as such Indebtedness is incurred substantially concurrently with, or no later than two hundred and seventy (270) days after, the applicable acquisition, lease, construction, repair, replacement or improvement and (z) Attributable Indebtedness arising out of any sale-leaseback transactions; provided that the aggregate principal amount of such Indebtedness at any time outstanding pursuant to this clause (e) shall not exceed the greater of (a) $12,500,000 and (b) 15% of Consolidated EBITDA determined at the time of such incurrence (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination2,500,000, and (ii) any Permitted Refinancing of any Indebtedness incurred under Section 7.03(e)(i); (f) Indebtedness in respect of Swap Contracts; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of (i) limiting interest rate risk with respect to any Indebtedness permitted to be incurred hereunder, (ii) fixing or hedging currency exchange rate risk, or (iii) fixing or hedging commodity price risk with respect to any commodity purchases or sales, and not for purposes of speculation; (g) (i) Indebtedness (x) of any Person that becomes a Restricted Subsidiary after the date hereof, which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary and is not incurred in contemplation of such Person becoming a Restricted Subsidiary, that is non-recourse to the Borrower or any Restricted Subsidiary (other than any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary after the date hereof) and (y) of the Borrower or any Restricted Subsidiary assumed in connection with any Permitted Acquisition or other Investment not prohibited under this Agreement but not incurred in contemplation of such Permitted Acquisition or Investment; provided that, if after giving effect to all such Indebtedness, whether existing or assumed, the aggregate outstanding principal amount of existing Indebtedness of new Restricted Subsidiaries permitted under clause (g)(i)(y) in respect of Indebtedness of entities that do not become Guarantors shall be subject to the sublimit set forth in Section 7.02(i)(ii); (h) (i) Refinancing Equivalent Debt and (ii) any Permitted Refinancing of the foregoing[reserved]; (i) Indebtedness representing deferred compensation or similar arrangements to current, future or former officers, directors, employees, members of management, or consultants of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries; (j) Indebtedness to future, present or former officers, directors, employees, members of management, and consultants, their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners of Holdings (or any direct or indirect parent of Holdings), the Borrower or any Restricted Subsidiary to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 7.06; (k) Indebtedness (i) incurred by the Borrower or any of the Restricted Subsidiaries in any acquisition consummated prior to the Closing Date, a Permitted Acquisition, any other Investment not prohibited hereunder or any Disposition, in each case to the extent constituting obligations under noncompete agreements, consulting agreements, indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar deferred purchase price or arrangements or adjustments or (ii) owing pursuant to or permitted under the Solo Stove Acquisition Agreement, without giving effect to any amendments or modifications materially adverse to the Lenders (in their capacities as such) without the consent of the Administrative Agent; (l) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under incentive, non-compete, consulting, deferred compensation or other similar arrangements with current, future or former officers, directors, employees, members of management, and consultants incurred by such Person in connection with the Transaction (including as a result of the cancellation of vesting of outstanding equity and equity-based awards in connection therewith), acquisitions consummated prior to the Closing Date, Permitted Acquisitions or any other Investment expressly permitted hereunder or not prohibited hereunder or Disposition of any business, assets or Subsidiary permitted hereunder; (m) Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of its incurrence and (ii) consisting of Cash Management Obligations and other Indebtedness in respect of cash pooling arrangements, netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof; (n) (i) Indebtedness of the Borrower and the Restricted Subsidiaries in an aggregate principal amount at any time outstanding under this clause (n) not to exceed the greater of $16,750,000 and 20% of Consolidated EBITDA, in each case determined at the time of incurrence of such Indebtedness (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination and, in the case of5,000,000, and (ii) additional Indebtedness incurred in connection with any Permitted Acquisition in an additional aggregate principal amount not to exceed $5,000,000, and in each case, for any Indebtedness incurred under this Section 7.03(n), any Permitted Refinancing in respect thereof; (o) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; (p) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice, including in respect of workers compensation, unemployment insurance and other social security legislation, health, disability or other employee benefits or property, casualty or liability insurance or other insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims or supporting the type of obligations described in Section 7.01(e), (e), or (ff) (whether or not such obligations are secured by a Lien); (q) obligations (including in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice) in respect of bids, tenders, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business or consistent with past practice; (r) (i) Incremental Equivalent Debt and (ii) any Permitted Refinancing thereof[reserved]; (s) Indebtedness incurred under, and in an aggregate outstanding principal amount not exceeding the amount of obligations in respect of, any Secured Hedge Agreement and any Secured Cash Management Agreement and not incurred in violation of Section 7.03(f) or Section 7.03(m)(ii), respectively; (t) Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (t) and then outstanding, does not exceed the greater of (i) $8,500,000 and (ii) 10% of Consolidated EBITDA determined at the time of incurrence of such Indebtedness (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination;[reserved]; (u) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received from customers for goods and services purchased in the ordinary course of business; (v) Indebtedness of any Restricted Subsidiary supported by a Letter of Credit in a principal amount not in excess of the stated amount of such Letter of Credit; (w) unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;

(x) to the extent constituting Indebtedness, (i) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Restricted Subsidiaries and (ii) obligations of the Borrower or any Restricted Subsidiary pursuant to one or more agreements, documents, invoices and instruments related to the purchase of goods which such obligations are subject to Liens permitted by Section 7.01(jj); (y) [reserved]; (z) [reserved]; and (y) (i) (x) the Subordinated Notes plus (y) an additional amount of Subordinated Indebtedness in an aggregate principal amount outstanding not to exceed $25,000,000 at any time (plus, in each case, payments in-kind or capitalization of interest or other amounts payable with respect thereto), whether or not incurred under the Subordinated Notes Documents and (ii) any Permitted Refinancing in respect of any of the foregoing; (z) Indebtedness in respect of Receivables Facilities not to exceed $25,000,000 in aggregate principal amount outstanding at any time; and (aa) to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above. For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of Indebtedness described above in Section 7.03(a) through (aa), the Borrower, in its sole discretion, may classify or subsequently reclassify (or later divide, classify or reclassify) such item of Indebtedness (or any portion thereof) in any one or more of the types of Indebtedness described in Section 7.03(a) through (aa) and shall only be required to include the amount and type of such Indebtedness in such of the above clauses as determined by the Borrower at such time; provided that (a) all Indebtedness outstanding under the Loan Documents shall at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a), (b) all Indebtedness described on Schedule 7.03(b) and any Permitted Refinancing in respect thereof shall at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(b)(i), and (c) all Indebtedness owing to Holdings or any of its Subsidiaries shall be deemed to be outstanding in reliance only on one or more exceptions in Section 7.03(b)(ii) or (d), (d) Refinancing Equivalent Debt and any Permitted Refinancing in respect thereof will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(h) and (e) Incremental Equivalent Debt and any Permitted Refinancing in respect thereof shall at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(r).. The accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests, accretion or amortization of OID or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a consolidated balance sheet of the Borrower dated such date prepared in accordance with GAAP. Notwithstanding the above, if any Indebtedness is incurred as part of a Permitted Refinancing (“Permitted Refinancing Indebtedness”) originally incurred pursuant to this Section 7.03, and such Permitted Refinancing Indebtedness would cause any applicable Dollar-denominated, Consolidated EBITDA or financial ratio restriction contained in this Section 7.03 to be exceeded if calculated on the date of such Permitted Refinancing, such Dollar-denominated, Consolidated EBITDA or financial ratio restriction, as applicable, shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness is permitted to be incurred pursuant to the definition of “Permitted Refinancing.”

For the avoidance of doubt, if any Indebtedness is incurred under a basket set forth above that is subject to a cap based on a dollar amount and/or a percentage of Consolidated EBITDA and is subsequently subject to a Permitted Refinancing, then such Indebtedness shall continue to be deemed to utilize such basket in an amount equal to the outstanding principal amount of such Indebtedness immediately prior to such Permitted Refinancing. Section 7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that: (a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower under the Loan Documents in a manner reasonably acceptable to the Administrative Agent and (y) such merger, amalgamation or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) any one or more other Restricted Subsidiaries; provided that when any Non-Loan Party is merging or amalgamating with a Loan Party, a Loan Party shall be the continuing or surviving Person or, to the extent constituting an Investment, such Investment must be permitted by Section 7.02 (other than Section 7.02(e)); (b) (i) any Non-Loan Party may merge, amalgamate or consolidate with or into any other Non-Loan Party, (ii) any Restricted Subsidiary may merge, amalgamate or consolidate with or into any other Restricted Subsidiary of the Borrower that is a Loan Party, (iii) any merger the sole purpose of which is to reincorporate or reorganize any Non-Loan Party in another jurisdiction shall be permitted, subject to compliance with the requirements of Section 6.11, (iv) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders and (v) any Restricted Subsidiary may merge, amalgamate or consolidate with any other Person in order to effect a Permitted Acquisition or other Investment permitted by Section 7.02, provided that the surviving entity shall be subject to the requirements of Section 6.11 (to the extent applicable); (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) such Disposition shall be deemed to be an Investment and such Investment must be a permitted Investment in accordance with Section 7.02 (other than Section 7.02(e)) or if such Disposition is permitted by Section 7.05 (other than Section 7.05(e)); (d) so long as no Event of Default exists or would result therefrom, the Borrower may (i) merge, amalgamate or consolidate with any other Person; provided that (x) the Borrower shall be the continuing or surviving corporation or the continuing or surviving Person shall expressly assume the obligations of the Borrower under the Loan Documents in a manner reasonably acceptable to the Administrative Agent (including with respect to the satisfaction of customary PATRIOT Act requirements) and (y) such merger, amalgamation or consolidation does not result in the Borrower ceasing to be organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, or (ii) change its legal form if the Borrower determines that such action is in its best interests and makes such change in a manner reasonably acceptable to the Administrative Agent (including with respect to the continued perfection of Liens and satisfaction of customary PATRIOT Act requirements); (e) so long as no Event of Default exists or would result therefrom, Holdings may (i) merge, amalgamate or consolidate with any other Person; provided that (except in the case of a transaction involving the Borrower, in which case, after giving effect thereto, the Borrower shall be the surviving Person and Holdings or a direct or indirect parent thereof organized under the Laws of the United States, any state thereof or the District of Columbia shall remain as the parent company of the Borrower) Holdings shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of Holdings under the Loan Documents in a manner reasonably acceptable to the Administrative Agent; or (ii) change its legal form if the Borrower determines that such action is in its best interests and makes such change in a manner reasonably acceptable to the

Administrative Agent (including with respect to the continued perfection of Liens and satisfaction of customary PATRIOT Act requirements); (f) any Restricted Subsidiary may merge, amalgamate or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02 (other than Section 7.02(e)); (g) the Transaction may be consummated; (h) any merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)), shall be permitted; (i) the Borrower or any Restricted Subsidiary may consummate a Permitted Reorganization or a Permitted IPO Reorganization; and (i) [reserved]; and (j) any merger, consolidation or amalgamation the purpose and only substantive effect of which is to reincorporate or reorganize the Borrower or any Restricted Subsidiary in a jurisdiction in the United States, any state thereof or the District of Columbia shall be permitted. Section 7.05 Dispositions. Make any Disposition, except: (a) Dispositions of obsolete, damaged, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries; (b) Dispositions of (i) inventory (provided, that for sales of inventory at less than the cost of such inventory made in the ordinary course of business, the aggregate Inventory Sale Margin for such sales may not exceed $1,500,000 in any calendar year), (ii) equipment and goods held for sale in the ordinary course of business and (iii) immaterial assets (considered in the aggregate) in the ordinary course of business; (c) (i) any exchange or swap of assets, or lease, assignment or sublease of any real property or personal property for like property for use in a business not in contravention with Section 7.07 and (ii) Dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; (d) Dispositions of property among the Borrower and the Restricted Subsidiaries; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party, or (ii) such Disposition shall be deemed to be an Investment and such Investment arising from such Disposition must be a permitted Investment in accordance with Section 7.02 (other than Section 7.02(e)) or (iii) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with the consummation of the transaction and the aggregate fair market value (as determined in good faith by the Borrower) of the property sold, leased, licensed, transferred or otherwise disposed by Loan Parties to Non-Loan Parties in reliance of this clause (d)(iii) in any fiscal year shall not exceed the greater of (x) $5,000,000 and (y) 5% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries determined at the time of such Disposition (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination (plus any unused amount permitted by this clause (d)(iii) for any fiscal year that may be carried forward and utilized in the immediately succeeding fiscal year);; (e) Dispositions permitted by Section 7.02 (other than Section 7.02(e)), Section 7.04 (other than Section 7.04(c) or (h)), Section 7.06 (other than Section 7.06(d)) and Section 7.12 and Liens permitted by Section 7.01 (other than Section 7.01(m)(ii));

(f) Dispositions with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including pursuant to sale-leaseback transactions; provided that the Net Cash Proceeds thereof are applied in accordance with Section 2.05(b)(ii);[reserved]; (g) Dispositions of (i) Cash Equivalents and (ii) other current assets that were Cash Equivalents when the original Investment in such assets was made and which thereafter fail to satisfy the definition of Cash Equivalents; (h) leases, subleases, licenses or sublicenses (including non-exclusive licenses or sublicenses of intellectual property or software, including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole; (i) transfers of property subject to Casualty Events; (j) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of the greater of (x) $5,000,000 and (y) 5% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries determined at the time of such Disposition (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination,, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens, other than Liens permitted by Section 7.01); provided, however, that (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Borrower or such Restricted Subsidiary that (1) are assumed by the transferee with respect to the applicable Disposition, (2) for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing or (3) are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Borrower or the Restricted Subsidiaries), (B) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days following the closing of the applicable Disposition, (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of (x) $5,000,000 and (y) 5% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries determined at the time of such Disposition (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash (consideration consisting of Indebtedness of any Loan Party (other than Subordinated Indebtedness, unsecured Indebtedness or secured Indebtedness the Liens of which are junior in priority to the Liens securing the Obligations) that is contributed to or otherwise purchased by such Loan Party after the Closing Date by or from Persons who are not Restricted Subsidiaries and which is immediately cancelled and extinguished, shall be deemed to be cash), and (iii) the Net Cash Proceeds of such Disposition are applied in accordance with Section 2.05(b)(ii); (k) Dispositions of Investments in Joint Ventures or any Subsidiary that is not wholly owned to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture or similar parties set forth in joint venture arrangements and/or similar binding arrangements; (l) Dispositions of accounts receivable in connection with the collection, compromise or settlement thereof or in bankruptcy or similar proceedings; (m) any issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary[reserved];

(n) to the extent allowable under Section 1031 of the Code (or comparable provision of Law of any foreign jurisdiction and, in each case, any successor provision), any exchange of like property for use in any business conducted by the Borrower or any of the Restricted Subsidiaries that is not in contravention of Section 7.07; (o) the unwinding of any Cash Management Obligations or Swap Contract; (p) sales or other dispositions by the Borrower or any Restricted Subsidiary of assets in connection with the closing or sale of an office in the ordinary course of business of the Borrower and the Restricted Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office; provided that as to each and all such sales and closings, (A) no Event of Default shall result therefrom and (B) such sale shall be on commercially reasonable prices and term in a bona fide arm’s length transaction; (q) the lapse, abandonment (including failure to maintain) or sale in the ordinary course of business of any registrations or applications for registration of any (i) intellectual property rights that are not used, or cease to be used, in the business of the Borrower or any Restricted Subsidiaries, or (ii) immaterial intellectual property rights that in the reasonable good faith judgment of the Borrower are no longer economically practicable or commercially desirable to maintain or use in the business of the Borrower and the Restricted Subsidiaries (taken as a whole); (r) any Disposition (i) arising from foreclosure, casualty, condemnation or any similar action or transfers by reason of eminent domain with respect to any property or other asset of the Borrower or any of the Restricted Subsidiaries or (ii) by reason of the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement; (s) any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contractual rights or other claims of any kind; (t) the discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable, or Investments or Receivables Facilities permitted under this Agreement; (u) any Disposition of assets of the Borrower or any Restricted Subsidiary or sale or issuance of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so Disposed have an aggregate fair market value (as determined in good faith by the Borrower) of less than the greater of (x) $5,000,000 and (y) 5% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries determined at the time of such Disposition (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination in the aggregate for any fiscal year;; (v) any grant in the ordinary course of business of any non-exclusive license of patents, trademarks, software, know-how, copyrights, or any other intellectual property rights, including, but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements; (w) Dispositions contemplated on the ClosingAmendment No. 4 Effective Date and set forth on Schedule 7.05(w) (as amended by Amendment No. 4); (x) Dispositions required to be made to comply with the order of any Governmental Authority or applicable Laws; (y) the sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(z) Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees, or consultants[reserved]; (aa) the sale, transfer, license, lease or other disposition of Equity Interest in, or property of, any Subsidiary that is not a Loan Party or any Joint Venture; provided that the consideration for such sale, transfers, licenses, leases or other Dispositions shall not exceed, with respect to any individual disposition, the greater of (x) $5,000,000 and (y) 5% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries determined at the time of such Disposition (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination;; (bb) (i) samples, including time-limited evaluation software, provided to customers or prospective customers and (ii) de minimis amounts of equipment provided to employees; and (cc) the Borrower and any Restricted Subsidiary may (i) convert any intercompany Indebtedness owing by the Borrower or any Restricted Subsidiary to Equity Interests; (ii) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Borrower or any Restricted Subsidiary and (iii) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, directors, officers, or employees of the Borrower or any Restricted Subsidiary or any of their successors or assigns; provided that any Disposition of any property pursuant to Sections 7.05(b)(i), (c), (d)(iii), (f), and (j), shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent and the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing. Notwithstanding the foregoing, no Loan Party or any Restricted Subsidiary thereof shall consummate any transaction that results in the Disposition (whether by way of any Restricted Payment, Investmentinvestment, Lien, sale, conveyance, transfer or other Disposition (including a license on a non-exclusive basis), and whether in a single transaction or a series of transactions) of intellectual property or other assets that isare material to the business of the Borrower and its Restricted Subsidiaries (taken as a whole and as determined by the Borrower in good faith) fromto any Subsidiary or Affiliate of the Borrower that is not a Loan Party; provided that the Borrower and its Subsidiaries may grant non-exclusive licenses of any intellectual property to any Subsidiary that is not a Loan Party in the ordinary course of business so long as the Borrower or any Restrictedsuch Subsidiary to any Unrestricted Subsidiaryretains the beneficial ownership and the same rights to use such intellectual property as held prior to such license. Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except: (a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to the other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests); (b) the Borrower and each of the Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person; (c) so long as immediately after giving effect to such Restricted Payment, the Total Net Leverage Ratio (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination is less than or equal to 2.00:1.00 as certified by a Responsible Officer of the Borrower, the Borrower and the Restricted Subsidiaries may make Restricted Payments in an amount not to exceed the Available Amount immediately prior to the time of the making of such Restricted Payment; provided that no Event of Default shall have occurred and be continuing or would result therefrom;[reserved]; (d) to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions (and the Restricted Subsidiaries may make Restricted Payments to Holdings to permit it to consummate transactions of the type) expressly permitted by any provision of Section 7.02 (other than Section 7.02(e) and 7.02(m)), Section 7.03, Section 7.04, Section 7.05 (other than Section 7.05(e)) or Section 7.08 (other than Section 7.08(i) and 7.08(m)(ii)); (e) redemptions, repurchases, retirements or other acquisitions of Equity Interests in Holdings (or any direct or indirect parent thereof), the Borrower or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights; (f) the Borrower and the Restricted Subsidiaries may pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay, so long as in the case of any payment in respect of Equity Interests of Holdings or any direct or indirect parent thereof, the amount of such Restricted Payment is directly attributable to the Equity Interests of the Borrower owned directly or indirectly by Holdings or such parent) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower (or Holdings or such direct or indirect parent thereof) held by any future, present or former officers, directors, employees, members of management, or consultants (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners) of the Borrower (or Holdings or any direct or indirect parent thereof) or any of its Restricted Subsidiaries in connection with the death, disability, retirement or termination of employment or service of any such Person (or a breach of any non-compete or other restrictive covenant or confidentiality obligations of any such Person at any time after such Person’s disability, retirement or termination of employment or service) in an aggregate amount after the Closing Date, together with the aggregate amount of loans and advances to the Borrower made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (f), not to exceed the greater of (w) $8,500,000 and (x) 10% of Consolidated EBITDA (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination in the aggregate in any calendar year (it being understood that any unused amounts in any calendar year may be carried over to the immediately succeeding calendar year; provided that such amount in any calendar year may be increased by an amount not to exceed (y) the cash proceeds received by the Borrower or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Equity Interests, Excluded Contributions or Specified Equity Contributions and so long as such proceeds have not been included in the calculation of the Available Amount) of Holdings or any direct or indirect parent of Holdings (to the extent contributed to the Borrower) to any future, present or former employee, officer, director, member of management, or consultant (or the estates, executors, administrators, heirs, family members, legatees, distributees, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Borrower and its Subsidiaries or Holdings or any direct or indirect parent thereof that occurs after the Closing Date, plus (z) the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries after the Closing Date; provided, further, that (1) the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (y) and (z) above in any calendar year and (2) cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former employee, officer, director, member of management or consultant (or the estates, executors, administrators, heirs, family members, legatees, distributees, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Borrower, Holdings or any direct or indirect parent thereof or any Subsidiary thereof in connection with a repurchase of Equity Interests of the Borrower or Holdings or any direct or indirect parent thereof will not be deemed to constitute a Restricted Payment for purposes of this Section 7.06 or any other provision of this Agreement; (f) [reserved]; (g) the Borrower and the Restricted Subsidiaries may make Restricted Payments to Holdings or to any direct or indirect parent of Holdings: (i) the proceeds of which shall be used to pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) actual and documented operating costs and expenses of such Persons incurred in the ordinary course of business and other actual and documented corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and actually incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower or its direct or indirect parents; (ii) the proceeds of which shall be used to pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) (A) franchise taxes and other fees, taxes and expenses required to maintain its (or any of such direct or indirect parent thereof) corporate or legal existence and (B) tax distributions to Holdings to permit Holdings to make tax distributions to its equity holders with respect to the taxable income of the Borrower and its Subsidiaries that are flow-through entities for tax purposes, determined (A) without regard to gain specially allocated to an equity holder under Section 704(c) of the Code, any adjustment of tax basis pursuant to Code Section 732(d), 734(b) or 743(b), and other tax basis generated solely as a result of the transactions contemplated by the Solo Stove Acquisition Agreement or any other acquisition or investment agreement relating to a Permitted Acquisition or Investment and (B) assuming the highest combined federal, state and local income tax rates applicable to any individual or corporation residing in the United States of America, whichever is higher; (iii) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and, (B) such Persons shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Restricted Subsidiary or (2) the merger, amalgamation, consolidation or sale of all or substantially all assets (to the extent permitted in Section 7.04) of the Person formed in order to consummate such Investment or acquired pursuant to such Investment, as applicable, into or to, as applicable, the Borrower or a Restricted Subsidiary and (C) the amount of any such Restricted Payment does not exceed the lesser of (x) the cost of the Investment and (y) the portion of the Investment which is being financed with the proceeds of such Restricted Payment, in each case, in accordance with the requirements of Section 6.11 and Section 7.02; (iv) the proceeds of which shall be used to pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) costs, fees and expenses related to any equity or debt offering permitted by this Agreement (whether or not successful); (v) the proceeds of which (A) shall be used to pay customary salary, bonus, severance, management fees and other benefits payable to, and indemnities provided on behalf of, current or former directors, officers, employees, members of management, or consultants of such Persons (but excluding, for the avoidance of doubt, any management or similar fees payable to Summit or Summit Partners) and any payroll, social security or similar taxes in connection therewith to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries or (B) shall be used substantially concurrently to make payments permitted under Section 7.08(e), (g), (h), (j), (k), (l), (m),(n), (o), (p), (r), (w) and (z) (but (i) only to the extent such payments have not been and are not expected to be made by the Borrower or a Restricted Subsidiary); and (ii) so long as the amount of any Restricted Payment made in reliance on this clause (B) does not exceed the lesser of (x) the payment so permitted under the applicable subsections of Section 7.08 and (y) the portion of such payment which is not being paid (or expected to be paid) by the Borrower or a Restricted Subsidiary); (vi) the proceeds of which will be used to make payments due or expected to be due to cover social security, Medicare, withholding and other taxes payable in connection with any management equity plan or equity-based plan or any other management or employee benefit plan or agreement of such Persons or to make any other similar payment that would, if made by the Borrower or any Restricted Subsidiary, be permitted by this Agreement; (vii) the proceeds of which shall be used to pay cash, in lieu of issuing fractional shares, in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of such Persons; and

(viii) if applicable at any time after the Closing Date (and without duplication of Restricted Payments made in reliance on Section 7.06(g)(ii)(B)), for any taxable period in which the Borrower and/or any of its Subsidiaries are a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), to pay federal, foreign, state and local income or similar taxes of such Tax Group (or any other direct or indirect beneficial owners thereof) that are attributable to the taxable income of Holdings, the Borrower and/or any Subsidiaries thereof; (h) the Borrower or any of the Restricted Subsidiaries may pay cash (or make Restricted Payments to Holdings the proceeds of which shall be used to enable it or its direct or indirect parent to pay cash) in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof, any Permitted Acquisition or any exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests; (i) redemptions, repurchases, retirements or other acquisitions of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar taxes payable by any future, present or former officer, employee, director, member of management, or consultant (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners), including deemed repurchases in connection with the exercise of stock options; (j) [reserved]; (k) [reserved]; (j) in addition to the foregoing Restricted Payments and so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower and the Restricted Subsidiaries may make additional Restricted Payments in an aggregate amount not to exceed, together with the aggregate amount of Investments pursuant to Section 7.02(cc) and prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.12(a)(iv), the greater of (x) $16,750,000 and (y) 20% of Consolidated EBITDA (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination; (k) Restricted Payments that are made to consummate a Permitted Reorganization or a Permitted IPO Reorganization; (l) Restricted Payments that are made with Excluded Contributions to the extent Not Otherwise Applied[reserved]; (m) (i) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower or any direct or indirect parent of the Borrower in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Borrower or any direct or indirect parent thereof or contributions to the equity capital of the Borrower (other than any Disqualified Equity Interests or any Equity Interests sold to a Subsidiary of Borrower) (collectively, including any such contributions, “Refunding Capital Stock”) and (ii) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of Refunding Capital Stock; (n) Restricted Payments made on or after the Closing Date (i) in respect of amounts owing pursuant to the Solo Stove Earnout by Holdings or the Borrower (or Affiliates thereof) under the Solo Stove Acquisition Agreement and the other documentation entered into in connection with the foregoing and (ii) in the form of reimbursements after the Closing Date of payments made by Holdings or any direct or indirect parent thereof in connection with the consummation the Transaction;[reserved];

(o) the making of any Restricted Payments for purposes of making AHYDO Catch-Up Payments relating to Indebtedness of Holdings or the Borrower and the Restricted Subsidiaries; (p) the making of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of such declaration such Restricted Payment would have complied with another provision of this Section 7.06; provided that the making of such Restricted Payment will reduce capacity for Restricted Payments pursuant to such other provision when so made; and (q) additional Restricted Payments so long as (i) immediately after giving effect to such Restricted Payment, the Total Net Leverage Ratio (calculated on a Pro Forma Basis) is equal to or less than 1.75:1.00 and (ii) no Event of Default shall have occurred and be continuing.[reserved]. Section 7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower or any of the Restricted Subsidiaries on the Closing Date or any business or any other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Borrower or any of the Restricted Subsidiaries on the Closing Date. Section 7.08 Transactions with Affiliates. Enter into or permit to exist any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, involving aggregate consideration in excess of $4,000,000, other than: (a) transactions between or among the Borrower and/or one or more of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction; (b) transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; (c) (i) the Transaction and the payment of fees and expenses (including the Transaction Expenses) related to the Transaction and (ii) the existence of, or the performance by Holdings, the Borrower or any Restricted Subsidiary of its obligations under the terms of, the Acquisition Agreement, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date, and any transaction, agreement or arrangement described in this Agreement and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings, the Borrower or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Closing Date shall only be permitted by this clause (ii) to the extent that the terms of any such amended existing transaction, agreement or arrangement, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Lenders in any material respect than the original transaction, agreement or arrangement as in effect on the Closing Date; (d) transactions constituting part of a Permitted Reorganization or a Permitted IPO Reorganization[reserved]; (e) employment and severance arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective directors, officers, employees, members of management, or consultants in the ordinary course of business and transactions pursuant to equity or equity-based plans and employee benefit plans and arrangements; (f) the licensing of patents, trademarks, software, know-how, copyrights or other intellectual property rights in the ordinary course of business to permit the commercial exploitation of intellectual property rights;

(g) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, future, present or former directors, officers, employees, members of management, and consultants of Holdings, the Borrower and the Restricted Subsidiaries or any direct or indirect parent of Holdings in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries; (h) any agreement, instrument or arrangement as in effect as of the Closing Date and set forth on Schedule 7.08, or any amendment thereto (so long as any such amendment, taken as a whole, is not more disadvantageous to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date); (i) Restricted Payments permitted under Section 7.06; (j) customary payments by the Borrower and any of the Restricted Subsidiaries to Summit Partners or any Co-Investor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by a majority of the disinterested members of the board of managers (or equivalent governing body) of Holdings in good faith; (k) transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08; (l) the issuance or transfer of Equity Interests or equity-based interests (other than Disqualified Equity Interests) of Holdings, the Borrower or any of the Subsidiaries to any Permitted Holder or to any former, current or future director, officer, employee, member of management, or consultant (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners) of the Borrower, any Subsidiary or any direct or indirect parent of any of the foregoing thereof to the extent otherwise permitted by this Agreement and to the extent such issuance or transfer would not give rise to a Change of Control; (m) (i) investments by the Permitted Holders in securities of Holdings, the Borrower or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by the Permitted Holders in connection therewith) so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities (provided, that any investments in debt securities by any Affiliated Debt Fund shall not be subject to the limitation in this clause (B)), and (ii) to the extent permitted under Section 7.06, payments to the Permitted Holders in respect of securities or loans of the Borrower or any of the Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans; (n) payments to or from, and transactions with, Joint Ventures (to the extent any such Joint Venture is only an Affiliate as a result of Investments by the Borrower and the Restricted Subsidiaries in such Joint Venture), and non-wholly owned Subsidiaries and Unrestricted Subsidiaries in the ordinary course of business, in each case to the extent otherwise permitted under Section 7.02; (o) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equity holders of the Borrower or any direct or indirect parent thereof; (p) payments or loans (or cancellation of loans) or advances to current or former employees, officers, directors, members of management, or consultants (or the estates, executors, administrators, heirs, family members, legatees, distributees, spouse, former spouse, domestic partner or former domestic partner or any of the foregoing) of the Borrower, Holdings, any direct or indirect parent companies of Holdings or any of its Restricted Subsidiaries and employment agreements, consulting or other service arrangements, severance arrangements, equity or equity-based plans and other similar arrangements with such employees, officers, directors, members of management, or consultants (or the estates, executors, administrators, heirs, family members, legatees, distributees, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing); (q) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of managers (or equivalent governing body) or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (r) the entering into of any tax sharing agreement or arrangement to the extent payments under such agreement or arrangement would otherwise be permitted under Section 7.06; (s) any contribution to the capital of the Borrower or any Restricted Subsidiary; (t) transactions permitted under Section 7.04 and/or Section 7.05 solely for the purpose of (a) reorganizing to facilitate any initial public offering of securities of Holdings or any direct or indirect parent thereof, (b) forming a holding company, or (c) reincorporating the Borrower in a new jurisdiction; (u) transactions between Holdings, the Borrower or any Restricted Subsidiary and any Person, a director of which is also a director of Holdings or any direct or indirect parent of Holdings; provided, however, that such director abstains from voting as a director of Holdings or such direct or indirect parent, as the case may be, on any matter involving such other Person; (v) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business; (w) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity and equity-based plans or similar employee benefit plans approved by the board of managers (or equivalent governing body) of Holdings, the Borrower, any Restricted Subsidiary or any direct or indirect parent of Holdings, as appropriate, in good faith; (x) investments (directly or indirectly) by the Permitted Holders in debt securities of the Borrower or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by the Permitted Holders in connection therewith) so long as, when such debt securities were initially issued, non-Affiliates were generally being offered the opportunity to invest in such debt securities on terms no less favorable than the terms offered to the Permitted Holders; (y) transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement; and (z) the payment of feesindemnities and expenses under consulting and similar agreements (including any Management Agreementmanagement agreement) with Summit and Summit Partners, and any other Permitted Holder or their respective affiliates (plus any management, monitoring, consulting, advisory and other fees (including transaction and termination fees), indemnities and expenses); provided that any annual management and monitoring fees payable under this clause (z) (1) may only be paid in an aggregate amount in any fiscal year not to exceed $2,000,000 (plus any amounts that were accrued and unpaid in any prior fiscal year in accordance with the following clause (2)) and (2) may accrue but may not be paid during the continuance of an Event of Default that has occurred under Section 8.01(a) or Section 8.01(f).. Section 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Non-Loan Party to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances to any Loan Party or (b) any

Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to any Facility and the Obligations under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that: (a) (x) exist on the date hereof and (y) to the extent set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation in a material respect; (b) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes or is designated as a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; (c) are imposed by agreements governing or evidencing Indebtedness of a Non-Loan Party that is permitted by Section 7.03; (d) are required, by or pursuant to, applicable Laws; (e) are customary restrictions that arise in connection with (x) any Lien permitted by Sections 7.01(a), (i), (l), (m), (o), (r), (t), (u), (x), (y), (z), (bb), (dd), (ee), (ff), (gg), (hh), (ii) and/or (jj) or any document in connection therewith provided that such restriction relates only to the property subject to such Lien or (y) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets subject to such Disposition; (f) are customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures and non-wholly owned Subsidiaries permitted under Section 7.02 and applicable solely to such Person entered into in the ordinary course of business; (g) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the specific property financed by or the subject of such Indebtedness and the proceeds and products thereof; (h) are customary restrictions on leases, subleases, licenses, sublicenses, Equity Interests, or asset sale agreements and other similar agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto; (i) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 7.03(b), (e), (g), (h), (n), (o), (i), (p), (r), (s) or (t) to the extent that such restrictions apply only to the property or assets securing such Indebtedness; (j) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary; (k) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business; (l) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (m) are customary restrictions in any Incremental Equivalent Debt or any Refinancing Equivalent Debt[reserved]; (n) arise in connection with cash or other deposits permitted under Section 7.01;

4.000.70 to 1.00 (o) comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 7.03 that are, at the time such agreement in entered into, taken as a whole, in the good faith judgment of the Borrower, not materially more restrictive with respect to the Borrower or any Restricted Subsidiary than (x) customary market terms for Indebtedness of such type, (y) the restrictions contained in this Agreement or (z) restrictions in effect on the Closing Date (pursuant to documents in effect on the Closing Date), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder; (p) apply by reason of any applicable Laws or are required by any Governmental Authority having jurisdiction over the Borrower’s or any Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary; (q) are contracts or agreements for the sale or Disposition of assets, including any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or Disposition of the Equity Interests or assets of such Subsidiary; (r) comprise restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or (s) are any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (r) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such restrictions than those contained in such contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. Section 7.10 Financial Covenants. (a) Permit the Total Net Leverage Ratio to be greater than the ratio set forth below in respect of the last day of each Test Period (commencing with the Test Period ending on September 30, 2021) ending on the date set forth below: (a) Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for the four fiscal quarter period ending December 31, 2025 to be less than $25,000,000. (b) Minimum Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, as of the end of any fiscal quarter during any period set forth below, to be less than the ratio set forth below opposite such period: 2023 4.00 to 1.00 2021 3.75 to 1.00 3.75 to 1.00June 30, 2027 N/A 3.750.75 to 1.00 Fiscal Year N/A September 30, 2027 0.75 to 1.00 4.00 to 1.00December 31, 2026 March 31 December 31, 2027 4.000.70 to 1.00 0.80 to 1.00 Test Period Ending: 2024 June 30 3.75 to 1.00 2022 3.50 to 1.00 3.50 to 1.00March 31, 2028 4.00 to 1.00 3.500.80 to 1.00 September 30, 2026 4.00 to 1.00 June 30, 2028 and each fiscal quarter ending thereafter Ratio 1.00 to 1.00 4.00 to 1.00March 31, 2027 (c) Maximum Leverage Ratio. The Borrower will not permit the Total Leverage Ratio, as of the end of any fiscal quarter during the following periods, to be greater than the ratio set forth below opposite each such period: December 310.70 to 1.00

2026 3.50 to 1.00September 30, 2026 3.50 to 1.00 N/A 3.509.50 to 1.00 N/AJune 30, 2027 N/A8.25 to 1.00 September 30, 2027 December 31, 2026 8.25 to 1.00 2025 9.00 to 1.00 December 31, 2027 Period 7.50 to 1.00 3.50 to 1.00 March 31, 2028 March 31, 2027 7.50 to 1.00 9.00 to 1.00 June 30, 2028 and each fiscal quarter ending thereafter 3.50 to 1.00 7.00 to 1.00 (b) Permit the Interest Coverage Ratio to be less than 3.00 to 1.00 as of the last day of each Test Period (commencing with the Test Period ending on September 30, 2021). (d) Minimum Liquidity. At any time from and after July 31, 2026, the Borrower will not permit Average Liquidity to be less than (i) $10,000,000 for any Liquidity Test Period from and including January 1 through and including March 31 of each fiscal year or (ii) $20,000,000 for any Liquidity Test Period during the period from and including April 1 through and including December 31 of each fiscal year. Section 7.11 Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year. Section 7.12 Prepayments, Etc. of Indebtedness; Certain Amendments. (a) Prepay, redeem, purchase, defease, retire or extinguish or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest, mandatory prepayments, mandatory offers to purchase, fees, expenses and indemnification obligations and any AHYDO Catch-Up Payment shall be permitted) any Indebtedness for borrowed money (other than intercompany Indebtedness) of Holdings, the Borrower or any Subsidiary Guarantor of the type described in clause (a) of the definition of “Indebtedness” that is contractually subordinated in right of payment to, or secured by Liens that are contractually subordinated to the Liens securing, the Obligations, in each case, expressly by its terms (in each case, other than Indebtedness among the Borrower and its Restricted Subsidiaries) (collectively, “Junior Financing”), except (i) the refinancing or replacement thereof with the Net Cash Proceeds of, or in exchange for, any Indebtedness constituting a Permitted Refinancing thereof, (ii) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of any Junior Financing in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of Holdings (or any direct or indirect parent of Holdings) or contributions to the equity capital of the Borrower or Holdings (in each case other than any Disqualified Equity Interests and to the extent not applied as an “Excluded Contribution” or included in the definition of “Specified Equity Contribution”), (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owed to Holdings, the Borrower or a Restricted Subsidiary or the prepayment of any other Junior Financing with the proceeds of any other Junior Financing otherwise permitted by Section 7.03, (iv) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of Junior Financing in an aggregate amount, not to exceed (together with the aggregate amount of Investments pursuant to Section 7.02(cc) and Restricted Payments made pursuant to Section 7.06(j)) the greater of (x) $16,750,000 and (y) 20% of Consolidated EBITDA (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination, (v) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of Junior Financing in an amount not to exceed the Available Amount immediately prior to the time of the making of such prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition; provided that (1) no Event of Default shall have occurred and be continuing or would result therefrom and (2) immediately after giving effect to such prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition, the Total Net Leverage Ratio (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of Ratio determination is less than or equal to 2.00:1.00, (vi) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of Junior Financing prior to their scheduled maturity that are made with Excluded Contributions to the extent Not Otherwise Applied, (vii) additional prepayments, redemptions, repurchases, defeasances, exchanges, acquisitions or retirements or other acquisitions of Junior Financing so long as (x) immediately after giving effect to such the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition, the Total Net Leverage Ratio (calculated on a Pro Forma Basis) is equal to or less than 1.75:1.00 and (y) no Event of Default shall have occurred and be continuing and/or (viii) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of Junior Financing within 60 days of the date of a redemption notice if, at the date of any prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition notice in respect thereof, such prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition would have complied with another provision of this Section 7.12(a) provided that such prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition under this Section 7.12(a)(viii) shall reduce capacity under such other provision with respect to any other Junior Financing that is subordinated in right of payment to the Obligations expressly by its terms in violation of any subordination terms of any such Junior Financing.. (b) Amend, modify or change in any manner that would be materially adverse to the interests of the Lenders, any term or condition of any Junior Financing Documentation in respect of any Junior Financing (other than as a result of the refinancing or replacement thereof with the Net Cash Proceeds of, or in exchange for, any Indebtedness constituting a Permitted Refinancing thereof) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided that, in respect of any Junior Financing, in no event shall any amendment, modification or change in respect of any term or condition of any Junior Financing Documentation that is expressly permitted (other than by cross reference to this Agreement) by the terms of the applicable subordination agreement or intercreditor agreement in respect of such Junior Financing be deemed to be materially adverse to the interests of the Lenders. (c) [Reserved]. (d) Amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, in each case, in any manner materially adverse to the interests of the Lenders. Section 7.13 Holdings. In the case of Holdings, conduct, transact or otherwise engage in any material business or operations other than the following (and activities incidental thereto): (i) its ownership of the Equity Interests of the Borrower and, indirectly, the Subsidiaries of the Borrower, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations, including the giving of guarantees or (where permitted) the granting of Liens on its assets, with respect to the Loan Documents, any Incremental Equivalent Debt, any Refinancing Equivalent Debt or any Permitted Refinancing of the foregoing, the Acquisition Agreement, other agreements contemplated by the Acquisition Agreement and any agreement contemplated in connection with a transaction otherwise permitted under this Section 7.13, (iv) any public offering of its common stock or any other issuance of its Equity Interests (including Qualified Equity Interests), (v) any transaction that Holdings is expressly permitted to enter into or consummate under this Article VII and any transaction between Holdings and the Borrower or any Restricted Subsidiary expressly permitted under this Article VII, including, (A) any transaction permitted under Section 7.04 or Section 7.05, (B) making (x) payments or Restricted Payments to the extent otherwise permitted under this Section 7.13 and (y) Restricted Payments with any amounts received pursuant to transactions permitted under, and for the purposes contemplated by, Section 7.06 (or, in each case, the making of a loan to any direct or indirect parent in lieu of any such Restricted Payment) and (C) making any Investment to the extent (1) payment therefor is made solely with the Equity Interests of Holdings (other than Disqualified Equity Interests), the proceeds of Restricted Payments received from the Borrower and/or proceeds of the issuance of, or contribution in respect of the, Equity Interests (other than Disqualified Equity Interests) of Holdings and (2) any property (including Equity Interests) acquired in connection therewith is contributed to the Borrower or a Subsidiary Guarantor (or, if otherwise permitted by Section 7.06 or constituting an Investment permitted hereunder, a Restricted Subsidiary) or the Person formed or acquired in connection therewith is merged with the Borrower or a Restricted Subsidiary, (vi) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (vii) the incurrence of intercompany debt extended to it pursuant to Section 7.02(m), (viii) making Investments in the Borrower, (ix) guaranteeing the obligations of its Restricted Subsidiaries (including the Borrower) and granting a security interest in its assets related thereto (to the extent such obligations are permitted to be secured by Liens on assets granted by such Restricted Subsidiaries in accordance with Section 7.01), in each case solely to the extent such obligations of such Restricted Subsidiaries are not prohibited hereunder, and the performance of obligations in respect of Indebtedness of the type permitted under Section 7.03 and Liens of the type permitted under Section 7.01, including incurrence of Indebtedness of Holdings representing deferred compensation to members, employees, consultants, independent or contractors of Holdings (or any direct or indirect parent thereof) and unsecured Indebtedness consisting of promissory notes issued by any Loan Party to future, present or former officers, directors, employees, members of management, and consultants (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners) of Holdings or any direct or indirect parent thereof, the Borrower or other Restricted Subsidiaries of Holdings to finance the retirement, acquisition, repurchase, purchase or redemption of Equity Interests of Holdings or any direct or indirect parent thereof, (x) participating in tax, accounting and other administrative matters as a member of the consolidated, combined, unitary or similar group that included Holdings and the Borrower, (xi) holding any cash, Cash Equivalents or other property received in connection with Restricted Payments received from, and Investments in Holdings made by, its Restricted Subsidiaries, contributions to its capital or in exchange for the issuance of Equity Interests (including the redemption in whole or in part of any of its Equity Interests (other than Disqualified Equity Interests) in exchange for another class of Equity Interests (other than Disqualified Equity Interests) or rights to acquire its Equity Interests (other than Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Equity Interests (other than Disqualified Equity Interests)) and Investments received in respect of any of the foregoing pending application thereof by Holdings, (xii) providing indemnification and contribution to directors, officers, employees, members of management, and consultants and the making of any loan to any directors, officers, employees, members of management, and consultants contemplated by Section 7.02, (xiii) making Investments in assets that are Cash Equivalents at the time any such Investment is made, (xiv) activities incidental to the consummation of the Transaction, (xv) organizational activities incidental to Permitted Acquisitions or Investments consummated by the Borrower or any Restricted Subsidiary, including the formation of acquisition vehicle entities (subject to Section 6.11) and intercompany loans and/or investments incidental to such Permitted Acquisitions or Investments in each case consummated substantially contemporaneously with the consummation of the applicable Permitted Acquisitions or Investments, (xvi) activities relating to any Permitted Reorganization, a Qualifying IPO or a Permitted IPO Reorganization and (xvii) activities incidental to the businesses or activities described in clauses (i) to (xvi) of this Section 7.13. ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES Section 8.01 Events of Default. Each of the events referred to in clauses (a) through (l) of this Section 8.01 shall constitute an “Event of Default”: (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, any reimbursement obligations in respect of any drawing under a Letter of Credit or any regularly scheduled fees payable hereunder, or (iii) within 30 days after the same becomes due, any other fees, expenses and other amounts due hereunder; or (b) Specific Covenants. The Borrower or any Restricted Subsidiary (or, in the case of Section 7.13, Holdings) fails to perform or observe any term, covenant or agreement contained in: (i) any of Section 6.03(a) (provided, that the delivery of a notice of an Event of Default, as applicable, at any time will cure any Event of Default resulting from a breach therefrom arising solely from the failure to timely deliver such notice) or, Section 6.05(a) (solely with respect to the Borrower), Section 6.16, Section 6.17 or Article VII (other than Section 7.07 or Section 7.10); or

(ii) Section 7.10; provided that an Event of Default under this clause (ii) is subject to cure pursuant to Section 8.04; or (iii) Section 6.01(a), (b) or (c) and such failure continues for ten (10) Business Days; (iv) any of Section 6.02(g) and such failure continues for five (5) Business Days; (v) Section 6.02(a) or (h) and such failure continues for ten (10) Business Days; Section 6.10(a), with respect to any annual field exam and such failure continues for ten (10) Business Days; (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement or pay any amount after the same becomes due (in any such case, not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the receipt by the Borrower of written notice thereof from the Administrative Agent on behalf of the Required Lenders; or (d) Representations and Warranties. (i) On and as of the ClosingAmendment No. 4 Effective Date, any of the Specified Representations shall not be true and correct in any material respect on and as of the ClosingAmendment No. 4 Effective Date (provided that to the extent any such Specified Representation specifically refers to an earlier date, it shall only be required to be true and correct in all material respects as of such earlier date), or (ii) after the Closing Date, any representation, warranty, certification or statement of fact made or deemed made by the Borrower or any Guarantor herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made (except for any of the foregoing that are already qualified by materiality, in which case any such representation or warranty shall not be true and correct after giving effect to such materiality qualifier) and such failure continues for thirty (30) days after the receipt by the Borrower of written notice thereof from the Administrative Agent on behalf of the Required Lenders (it being understood and agreed that the only representations or warranties to be made on or as of the Closing Date are the Specified Representations); or (e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) in excess of the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes subject to a mandatory prepayment or mandatory offer to purchase or redeem or otherwise due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or (f) Insolvency Proceedings, Etc. Holdings, the Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, receiver or manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, receiver or manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or

any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or (g) Judgments. There is entered against Holdings, the Borrower or any Restricted Subsidiary a final non-appealable judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by self-insurance (if applicable), independent third-party insurance or third party indemnification) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or (h) ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or (i) Invalidity of Loan Documents. Any material provision of the Loan Documents taken as a whole, at any time after its execution and delivery and for any reason ceases to be in full force and effect, other than (x) as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05), (y) as a result of acts or omissions by the Administrative Agent, the Collateral Agent or any Lender, in each case, which does not arise from the breach by any Loan Party of its obligations under the Loan Documents or (z) as a result of the satisfaction in full of all the Obligations; or any Loan Party contests in writing the validity or enforceability of the Loan Documents, taken as a whole; or any Loan Party denies in writing that it has any or further liability or obligation under the Loan Documents, taken as a whole (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind the Loan Documents, taken as a whole; or (j) Collateral Documents. Any Collateral Document with respect to a material portion of the Collateral, after delivery thereof pursuant to Section 4.01, 6.11 or 6.13, shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create, or any Lien with respect to a material portion of the Collateral purported to be created by such Collateral Document shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and, to the extent applicable under applicable Laws, perfected Lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral), on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that (i) any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement, (ii) any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to take any action within their control, including the failure to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements, but other than as a result of the breach by any Loan Party of its obligations under the Loan Documents, (iii) as to Collateral consisting of real property, such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or (iv) such loss of a valid or perfected security interest, as applicable, may be remedied by the filing of appropriate documentation without the loss of priority; or (k) Change of Control. There occurs any Change of Control; or (l) Failure of Subordination. The subordination provisions of any agreement, document or instrument governing any Indebtedness having an aggregate outstanding principal amount in excess of the Threshold Amount that is contractually subordinated in right of payment to Obligations, shall for any reason (except in accordance with its terms) be revoked or invalidated, or otherwise cease to be in full force and effect. Section 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may with the consent of, and shall at the request of, the Required Lenders (subject to the provisions of Section 8.01(b)(ii) and Section 8.04) take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (c) require that the Borrower Cash Collateralize the L/C Obligations in any manner described in the definition of Cash Collateralize (as determined by the applicable L/C Issuer(s), the Administrative Agent or Required Lenders, as applicable); and (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Laws, provided that (x) upon the occurrence of an actual or deemed entry of an order for relief with respect to Holdings or the Borrower under the Bankruptcy Code of the United States, the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender and (y) in the case of an Event of Default arising under paragraph (b)(ii) of Section 8.01 in respect of a failure to observe or perform the covenant under Section 7.10, the actions set forth above may not be taken until the ability to exercise the Cure Right under Section 8.04 has expired (but may be taken as soon as the ability to exercise the Cure Right has expired to the extent it has not been so exercised or to the extent the Borrower has confirmed in writing that it does not intend to exercise the Cure Right). Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02 (with such Cash Collateralization to be undertaken in the manner described in clause (a) of such definition)), subject to any Intercreditor Agreement, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, in each case, in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them; Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, together with all accrued but unpaid fees, premiums and scheduled periodic payments under any Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Obligations under Secured Hedge Agreements (to the extent constituting breakage, termination and other payments not otherwise paid pursuant to clause “Third” above) and Obligations under Secured Cash Management Agreements, ratably among the

Secured Parties in proportion to the respective amounts described in this clause Fourth held by them; Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law. Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor. Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, shall be returned to the Borrower or as otherwise required by Law. Section 8.04 Borrower’s Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, for purposes of determining whether any Event of Default or potential Event of Default under any covenant set forth in Section 7.10 has occurred, as of any date, and at any time after the end of the applicable fiscal quarter until the expiration of the fifteenth (15th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 6.01(a) or (b), as applicable with respect to the applicable fiscal quarter hereunder (the “Cure Expiration Date”), the Permitted Holders (or any other Person so long as no Change of Control results therefrom) may make a Specified Equity Contribution, directly or indirectly, to the Borrower, and the Borrower may apply the amount of the net cash proceeds thereof to increase Consolidated EBITDA with respect to such fiscal quarter (the “Cure Right”); provided that (i) such net cash proceeds are actually received by the Borrower as cash common equity or any other Qualified Equity Interests (including through capital contribution of such net cash proceeds to the Borrower) no later than the Cure Expiration Date and (ii) the Borrower shall have provided notice to the Administrative Agent on the date such amounts are designated as a “Specified Equity Contribution” and such amounts shall have not been previously designated as an Excluded Contribution or applied to increase the Available Amount (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that is designated as the Specified Equity Contribution may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under the covenants set forth in Section 7.10 is less than the full amount of such originally designated amount). (b) The right to make a Specified Equity Contribution is subject to the following conditions: (i) no more than two Specified Equity Contributions may be made in any period of four consecutive fiscal quarters, (ii) no more than five Specified Equity Contributions will be made in the aggregate during the term of this Agreement, (iii) the net cash proceeds of any Specified Equity Contribution shall be no more than the amount required to cause the Borrower to be in pro forma compliance with Section 7.10 for any applicable period, (iv) there shall be no pro forma reduction in Indebtedness (including by way of “netting”) with the proceeds of any Specified Equity Contribution for determining compliance with Section 7.10 for the 4-fiscal quarter period ending with the fiscal quarter ended immediately prior to the exercise of the Cure Right, (v) all Specified Equity Contributions shall be disregarded for purposes of determining pricing, financial ratio-based conditions (including the determination of compliance with the financial covenants set forth in Section 7.10 on a pro forma basis in connection with the utilization of any basket or exception or the taking of any action), Available Amount, Excluded Contributions, baskets with respect to covenants contained in the Loan Documents and all other purposes and (vi) following delivery to the Administrative Agent of any notice indicating an intent to make a Specified Equity Contribution, until such Specified Equity Contribution is made, unless consented to by the Required Revolving Credit Lenders, no Credit Extension under the Revolving Credit Facility shall be required to be made under this Agreement. (c) Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, (A) upon receipt of a Specified Equity Contribution by the Borrower or any other Loan Party, the covenants set forth in Section 7.10 shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with Section 7.10 and any Default related to any failure to comply with Section 7.10 (and any other Default as a result thereof) shall be deemed not to have occurred for any purpose under the Loan Documents and (B) following delivery to the Administrative Agent of any notice indicating an intent to make a Specified Equity Contribution, unless the Administrative Agent has received a written notice from the Borrower of its intent not to make a Specified Equity Contribution and exercise its rights under this Section 8.04 prior to the Cure Expiration Date, neither the Administrative Agent nor any Lender shall exercise any rights or remedies under Section 8.02 (or under any other provisions of the Loan Documents) available during the continuance of any Event of Default on the basis of any actual or purported failure to comply with Section 7.10 (and any other Default as a result thereof) until such failure is not cured with the proceeds of a Specified Equity Contribution on or prior to the Cure Expiration Date. ARTICLE IX ADMINISTRATIVE AGENT AND OTHER AGENTS Section 9.01 Appointment and Authority of the Administrative Agent. (a) Each Lender hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such rights, powers and remedies as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto (including but not limited to acting as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including any proceeding described in Section 8.01(f) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent). The provisions of this Article IX, other than in respect of Section 9.03(b), 9.05, Section 9.09, Section 9.11, Section 9.13 and Section 9.14, are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall not have rights as a third party beneficiary of any such provisions. (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer. (c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank and/or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) the Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05(b) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, each of the Lenders (including in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank and/or Cash Management Bank) hereby expressly authorizes the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement and/or any other intercreditor agreements entered into in connection herewith, and security trust documents), as contemplated by, in accordance with or otherwise in connection with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders. Section 9.02 Rights as a Lender. Any Person serving as an Agent (including as Administrative Agent), Swing Line Lender or L/C Issuer hereunder shall have the same rights and powers in its capacity as a Lender (including but not limited to (A) execution and delivery of the Loan Documents, on its own behalf, and acceptance of delivery thereof on its own behalf from any Loan Party, and (B) approval, execution and delivery, on its own behalf, of any amendment, consent or waiver under any of the foregoing Loan Documents or other agreements related thereto) as any other Lender and may exercise the same as though it were not an Agent, Swing Line Lender or L/C Issuer and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent, Swing Line Lender or L/C Issuer hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent, Swing Line Lender or L/C Issuer hereunder and without any duty to provide notice or account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent, Swing Line Lender or L/C Issuer or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent, Swing Line Lender or L/C Issuer shall be under any obligation to provide such information to them. Section 9.03 Exculpatory Provisions. (a) Neither the Administrative Agent nor any other Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, an Agent (including the Administrative Agent): (i) shall not be subject to any fiduciary or other implied (or express) duties, regardless of whether a Default or Event of Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any applicable Laws and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action (or where so instructed, refrain from exercising) (i) unless, upon reasonable request, such Agent receives an indemnification reasonably satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Agent, any other Person) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against such Agent or any Agent-Related Person thereof or (ii) that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Laws; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the

Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity. (b) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.03(b) shall be conclusive, absent manifest error. (ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except to the extent such erroneous Payment is comprised of funds received by the Administrative Agent from or on behalf of the Borrower or any other Loan Party for the purpose of making such payment. (iv) Each party’s obligations under this Section 9.03(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. (v) Notwithstanding anything to the contrary herein or in any other Loan Document, this Section 9.03(b), in respect of any erroneous Payment, will not increase or otherwise alter the Loan Parties’ obligations or liabilities under the Loan Documents. Neither the Administrative Agent nor any of its Related Persons shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02 and Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice (stating that it is a “notice of Default” or “notice of Event of Default” in respect of this Agreement) describing such Default and the Section under which it arises is given to the Administrative Agent by the Borrower or a Lender. No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default (including, without limitation, compliance with the terms and conditions of Section 10.07(h)(iii)), (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Section 9.04 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any Electronic Transmission, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan (or the issuance, extension, renewal or increase of such Letter of Credit). The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. No Agent nor any of its Agent-Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence, bad faith or willful misconduct of such Agent or, as the case may be, such Agent-Related Person (each as determined by a court of competent jurisdiction by final and nonappealable judgment) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Secured Parties agree that each Agent and its Agent-Related Persons: (i) shall not be responsible to any Secured Party, or otherwise incur liability to any Secured Party, for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Agent-Related Persons selected with reasonable care (other than employees, officers and directors of such Agent, when acting on behalf of such Agent); (ii) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Loan Party or any Related Person of any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or omitted to be transmitted by such Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by such Agent in connection with the Loan Documents;

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Secured Party describing such Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders); and (v) for each of the items set forth in clauses (i) through (iv) above, each Secured Party hereby waives and agrees not to assert any right, claim or cause of action it might have against any Agent based thereon. The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Administrative Agent is permitted or desires to take or to grant, and the Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. No Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws. Section 9.05 Exclusive Right to Enforce Rights and Remedies; Delegation of Duties. (a) The authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, each Agent to the extent provided in, and in accordance with, the Loan Documents for the benefit of all the Secured Parties; provided that the foregoing shall not prohibit (i) any Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 10.09 and this Section 9.05 or (iv) any Secured Party from filing proofs of claim (and thereafter appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or other debtor relief law), but in the case of this clause (iv) if, and solely if, the applicable Agent has not filed such proof of claim or other instrument of similar character in respect of the Obligations within five (5) days before the expiration of the time to file the same. (b) The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Section 9.06 Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person. Section 9.07 Expenses; Indemnification of Agents. (a) Each Lender agrees to reimburse the Administrative Agent and each of its Agent-Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by the Administrative Agent or any of its Agent-Related Persons in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document. (b) Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so) in accordance with their respective Pro Rata Shares, and hold harmless the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence, bad faith or willful misconduct, as determined by the final, non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 9.07(b). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07(b) applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto; provided, further, that the failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07(b) shall survive termination of the Aggregate Commitments, the payment and satisfaction of all other Obligations and the resignation of the Administrative Agent. Section 9.08 No Other Duties; Other Agents, Lead Arranger, Managers, Etc. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. Anything herein to the contrary notwithstanding, none of the Lead Arranger or other Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder and such Persons shall have the benefit of this Article IX. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, Holdings, the Borrower or any of their respective Subsidiaries. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Section 9.09 Resignation of Administrative Agent or Collateral Agent. The Administrative Agent or Collateral Agent may at any time resign by giving thirty (30) days’ prior written notice of its resignation to the Lenders, the L/C Issuer, the Swing Line Lender and the Borrower. If an Agent-Related Distress Event has occurred, either the Required Lenders or the Borrower (other than during the existence of an Event of Default pursuant to Section 8.01(a) or Section 8.01(f) (solely with respect to the Borrower)) may, upon ten (10) days’ notice, remove the Administrative Agent or Collateral Agent. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower, in its sole discretion, at all times other than during the existence of an Event of Default pursuant to Section 8.01(a) or 8.01(f) (solely with respect to the Borrower), to appoint a successor, which shall be a Lender or a commercial bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States (in each case, other than a Disqualified Institution or a Defaulting Lender), in each case, with a combined capital and surplus of at least $5,000,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the receipt of such removal notice or the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation, then the Administrative Agent or the Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment and then (i) in the case of the retiring Administrative Agent or Collateral Agent, the retiring Administrative Agent or Collateral Agent, as applicable, may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above with the consent of the Borrower, in its sole discretion; provided that no consent of the Borrower shall be required if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing or (ii) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective (in the case of clause (i) above, in accordance with such notice from the Administrative Agent or the Collateral Agent, as applicable, to that effect) and (A) the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that (x) in the case of any Collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders, the Swing Line Lender or L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall continue to hold such Collateral security (including any Collateral security subsequently delivered to the Administrative Agent or Collateral Agent, as applicable) as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed, (y) the Administrative Agent or Collateral Agent, as applicable, shall continue to act as collateral agent for the purposes of identifying a “security agent” (or similar title) in any filing or recording financing statements, amendments thereto or other applicable filings or recordings with any Governmental Authority necessary for the perfection of the liens on Collateral securing the Obligations to the extent required by the Loan Documents and (z) it shall continue to be subject to Section 10.08) and (B) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, Swing Line Lender and the L/C Issuer directly (and each Lender, Swing Line Lender and L/C Issuer will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for above in this Section 9.09. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that the requirements of Section 6.11 and the Collateral and Guarantee Requirement are satisfied, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent or Collateral Agent, as applicable, and the retiring (or retired) or removed Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.09) other than its obligations under Section 10.08. The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal hereunder and under the other Loan Documents, (x) the provisions of this Article IX and Section 10.04 and Section 10.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent or Collateral Agent, as applicable, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable and (y) Section 10.08 shall continue to be binding upon the Administrative Agent, the Collateral Agent and such other Persons. Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.03(i) and (j), Section 2.09 and Section 10.04) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 2.09 and Section 10.04. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Section 9.11 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably agree (and authorizes the Administrative Agent and/or the Collateral Agent, as the case may be, to take any necessary or advisable action to effectuate any of the following): (a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon expiration or termination of the Aggregate Commitments and payment in full of all Obligations (other than (w) outstanding Letters of Credit that have been Cash Collateralized, (x) Obligations under Secured Hedge Agreements, (y) Obligations under Secured Cash Management Agreements and (z) unasserted contingent indemnification obligations not yet accrued and payable) (the “Termination Date”), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than a Loan Party (whether as a Restricted Payment, Disposition or an Investment), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan

Documents), (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) if and to the extent such property constitutes an Excluded Asset; (b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(b), Section 7.01(i), Section 7.01(o) or, to the extent related to the foregoing, Section 7.01(dd); (c) that any Guarantor shall be automatically released from its obligations under the Guaranty if (i) in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary (but excluding any Subsidiary that was a Guarantor prior to becoming non-wholly owned, unless (x) such Subsidiary either (A) becomes non-wholly owned pursuant to a bona fide equity investment by a non-Affiliate third-party or (B) becomes a bona fide joint venture with a non-Affiliated third party as determined in good faith by the Borrower in consultation with the Administrative Agent and (y) after giving Pro Forma Effect to the consummation of the relevant transaction and the release of such Subsidiary Guarantor, the Borrower is deemed to have made a new Investment in such non-wholly owned Subsidiary or joint venture, as the case may be (as if such Person was then newly acquired)), in each case as a result of a transaction permitted hereunder (including as a result of a Subsidiary Guarantor being designated as an Unrestricted Subsidiary), or (ii) in the case of Holdings, as a result of a transaction permitted hereunder; provided that no such release shall occur if Holdings or any such other Guarantor continues (after giving effect to the consummation of such transaction or designation) to be a guarantor in respect of any Junior Financing; and (d) to act collectively through the Administrative Agent and, without limiting the delegation of authority to the Administrative Agent set forth herein, the Required Lenders shall direct the Administrative Agent with respect to the exercise of rights and remedies hereunder (including with respect to alleging the existence or occurrence of, and exercising rights and remedies as a result of, any Default in each case that could be waived with the consent of the Required Lenders), and such rights and remedies shall not be exercised other than through the Administrative Agent; provided that the foregoing shall not preclude any Lender from exercising any right of set-off in accordance with the provisions of Section 10.09 or enforcing compliance with the provisions set forth in the first proviso of Section 10.01 or from exercising rights and remedies (other than the enforcement of Collateral) with respect to any payment default after the occurrence of the Maturity Date with respect to any Loans made by it. Upon request by the Administrative Agent at any time, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) will confirm in writing the Administrative Agent’s or Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent. No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Section 9.12 Appointment of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this

Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”). (b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 (obligating the Borrower to pay the Administrative Agent’s expenses and to indemnify the Administrative Agent and Collateral Agent) that refer to the Administrative Agent shall inure to the benefit of, and the provisions of Section 10.08 shall be binding upon, such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require. (c) Should any instrument in writing from any Loan Party be reasonably required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon the reasonable request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent. Section 9.13 Intercreditor Agreements. The Administrative Agent and the Collateral Agent are authorized to enter into the Subordination Agreement, any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement and/or any other intercreditor or subordination agreement or arrangement entered into in connection herewith or contemplated hereby (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements or arrangements in connection with the incurrence by any Loan Party of any Indebtedness (or any Permitted Refinancing of the foregoing) to the extent permitted hereby) and the parties hereto acknowledge that any First Lien Intercreditor Agreement (if entered into), any Second Lien Intercreditor Agreement (if entered into) and/or any other intercreditor or subordination agreement or arrangement entered into in connection herewith or contemplated hereby, will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Subordination Agreement, any First Lien Intercreditor Agreement (if entered into), any Second Lien Intercreditor Agreement (if entered into) and/or any other intercreditor or subordination agreement or arrangement entered into in connection herewith or contemplated hereby and (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into, if applicable, the Subordination Agreement, any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement and/or any other intercreditor or subordination agreement or arrangement entered into in connection herewith or contemplated hereby (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements or arrangements in connection with the incurrence by any Loan Party of any Indebtedness (or any Permitted Refinancing of the foregoing) to the extent permitted hereby) and, in the case of any such Intercreditor Agreement or intercreditor agreement, to subject the Liens on the Collateral securing the Obligations to the provisions thereof. Other than as expressly set forth above, the Lenders shall be prohibited from tranching Commitments or Loans into a “first-out”, “last-out” or similar structure, or entering into any agreement among lenders or any similar arrangements.

Section 9.14 Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations under Secured Cash Management Agreements or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations under Secured Cash Management Agreements or such Obligations arising under Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Section 9.15 Withholding Taxes. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, any and all taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax, ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.15. The agreements in this Section 9.15 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of any Loans and all other amounts payable hereunder. For the avoidance of doubt, (i) the term “Lender” shall, for purposes of this Section 9.15 include any L/C Issuer or Swing Line Lender, (ii) the Loan Parties shall not be responsible for any amount described in this Section 9.15 and (iii) nothing in this Section 9.15 shall expand or limit the obligations of the Loan Parties under Section 3.01. Section 9.16 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). Section 9.17 Flood Laws. JPMorgan has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMorgan, as administrative agent or collateral agent on a syndicated facility, will post on the Platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMorgan reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements. ARTICLE X MISCELLANEOUS Section 10.01 Amendments, Etc. (a) Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment, modification, supplement or waiver contemplated in clause (viii) below, which shall only require the consent of the Required Facility Lenders under the applicable Class, as applicable) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, modification, supplement, waiver or consent shall: (i) extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of (or amendment to the terms of) any condition precedent set forth in Section 4.01 or Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender); (ii) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.05(b), Section 2.07 or Section 2.08, or extend the applicable maturity date of such Loan without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of “Total Net Leverage Ratio”, “Total Net Secured Leverage Ratio”, the “Total Net First Lien Leverage Ratio” or the “InterestFixed Charge Coverage Ratio”

or any other ratio used as a basis to calculate the amount of any principal or interest payment or in the component definitions thereof shall not constitute a reduction in any amount of interest or fee; (iii) postpone any date scheduled for, or reduce the principal of, or the rate of interest specified herein on, any Loan, Swing Line Borrowing or L/C Borrowing, or (subject to clauses (i), (ii) and (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definitions of the “Total Net Leverage Ratio”, “Total Net Secured Leverage Ratio”, the “Total Net First Lien Leverage Ratio” or the “Interestor the “Fixed Charge Coverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate; (iv) except in a transaction permitted by Section 7.04, permit assignment of rights and obligations of the Borrower hereunder, without the written consent of each Lender; (v) change any provision of this Section 10.01 or the definition of “Required Lenders,” “Required Facility Lenders” or “Required Revolving Credit Lenders” in each case, without the written consent of each Lender directly and adversely affected thereby; provided that the written consent of each Lender shall be required with respect to a reduction of any of the voting percentages set forth in the definition of “Required Lenders”; (vi) other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; (vii) other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release (a) all or substantially all of the aggregate value of the Guaranty or all or substantially all of the Guarantors or (b) the Guaranty of Holdings or the pledge of Borrower’s equity interests by Holdings, in each case of the foregoing clauses (a) and (b) without the written consent of each Lender; (viii) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to New Term Loans and New Revolving Credit Commitments) which directly affects Lenders of one or more New Term Loans and New Revolving Credit Commitments and does not directly adversely affect Lenders under any other Class, in each case, without the written consent of the Required Facility Lenders under such applicable New Term Loans or New Revolving Credit Commitments (and in the case of multiple Classes which are affected, such Required Facility Lenders shall consent together as one Class); (ix) amend or modify the definition of “Pro Rata Share”, the pro-rata sharing provisions contained in Sections 2.03(d), 2.04(d), 2.05(a)(i), 2.05(b)(iv), 2.12, 2.13 or Section 8.03 in each case, without the written consent of each Lender directly and adversely affected thereby; (x) (i) contractually subordinate any Obligations in right of payment to any other Indebtedness of the Loan Parties or (ii) contractually subordinate the Liens securing the Obligations on all or substantially all of the Collateral to Liens on all or substantially all of the Collateral securing other Indebtedness or other obligations, in each case, without the written consent of each Lender; (xi) increase the advance rate percentage specified in the definition of “Borrowing Base” without the written consent of all Revolving Credit Lenders; (xii) amend the definition of “Borrowing Base” (or any defined term used in such definition) other than the advance rate percentage specified therein that has the effect of increasing Availability in any material respect, without the written consent of all Revolving Credit Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, adversely affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, adversely affect the rights or duties of such Swing Line Lender under this Agreement or any other Loan Documents, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document, (iv) any fee letters executed in connection with this Agreement may be amended, or rights or privileges thereunder waiver, in a writing executed only by the parties thereto and (v) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Any such waiver and any such amendment, modification or supplement in accordance with the terms of this Section 10.01 shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders). (b) Notwithstanding anything to the contrary herein: (i) amendments and waivers of Section 7.10 and Section 8.04 (or any definition related thereto (as such definition is used therein)) or any Default resulting from a failure to perform or observe Section 7.10 or Section 8.04 will only require the approval of the Required Lenders; (ii) no Lender consent is required to effect any amendment, modification or supplement to the Subordination Agreement, any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement and/or any other intercreditor or subordination agreement or arrangement entered into in connection herewith or contemplated hereby (i) that is for the purpose of adding the holders of Indebtedness (or any Permitted Refinancing of the foregoing) (or a Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of the Subordination Agreement, such First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement or such other intercreditor or subordination agreement or arrangement, as applicable (it being understood that any such amendment, modification or supplement may make such other changes to the applicable intercreditor or subordination agreement or arrangement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes, if material to the interests of the Lenders, are permitted under the succeeding clauses (ii) and (iv)), (ii) that is expressly contemplated by the Subordination Agreement, any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement and/or any other intercreditor or subordination agreement or arrangement entered into in connection herewith, (iii) that effects changes that are not material to the interests of the Lenders or (iv) that effects changes material to the interests of the Lenders which such changes have been posted to the Lenders not less than five (5) Business Days before execution thereof and with respect to which the Required Lenders shall not have objected in writing within five (5) Business Days after posting; provided further that no such agreement shall directly and adversely amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable. (iii) this Agreement may be amended (or amended and restated) with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed), the Borrower and the Lenders providing the relevant Replacement Term Loans (as such term is defined below) to permit the refinancing of all or any portion of any Class of Term Loans outstanding (the “Replaced Term Loans”) with one or more tranches of term loans hereunder (the “Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans plus an amount equal to unpaid accrued interest, fees, premium (including call and tender premiums) thereon, defeasance costs, and fees and expenses incurred (including

OID, upfront fees and similar items), in connection with such refinancing, (ii) the interest rate margins for such Replacement Term Loans shall not be higher than the interest rate margins for such Replaced Term Loans, (iii) the Weighted Average Life to Maturity and final maturity of such Replacement Term Loans shall not be shorter or earlier, as the case may be, than the Weighted Average Life to Maturity and maturity of such Replaced Term Loans at the time of such refinancing and (iv) all other terms (other than maturity and pricing) applicable to such Replacement Term Loans shall be substantially the same as, and no more favorable to the Lenders providing such Replacement Term Loans than, the terms applicable to such Replaced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the maturity date in respect of the Replaced Term Loans in effect immediately prior to such refinancing or such other terms applicable to such Replacement Term Loans that are reflective of market terms and conditions for such Replacement Term Loans at the time of the issuance thereof (as determined by the Borrower in good faith). Each amendment to this Agreement providing for Replacement Term Loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this paragraph, and for the avoidance of doubt, this paragraph shall supersede any other provisions in this Section 10.01 to the contrary; (iv) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent (not to be unreasonably withheld or delayed) and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; (v) amendments and waivers of Section 2.03 and definitions used therein with respect to the matters regarding the mechanics and terms of issuance of Letters of Credit will require only the approval of the Borrower, the Administrative Agent and each L/C Issuer so long as any such amendment or waiver are not adverse, in any material respect (taken as a whole), to the interests of the Lenders; (vi) this Agreement may be amended pursuant to an Incremental Amendment in accordance with the requirements of Section 2.14, a Refinancing Amendment in accordance with the requirements of Section 2.15 and an Extension Amendment in accordance with the requirements of Sections 2.17 or 2.18, as the case may be; and (vii) and amendment, modification or supplement to this Agreement or any other Loan Document as a result of or in connection with Section 3.03 shall be done in accordance with the consent requirements of Section 3.03. Notwithstanding anything to the contrary contained in this Section 10.01, the Guaranty, the Collateral Documents and related documents executed by the Loan Parties or the Subsidiaries in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, modified and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, modification or waiver is delivered in order (i) to comply with local Law or advice of local counsel, or (ii) to cause such Guaranty, Collateral Document or other document to be consistent with this Agreement and the other Loan Documents. Notwithstanding anything to the contrary contained in this Section 10.01, if at any time after the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision. The Administrative

Agent shall notify the Lenders of such amendment and such amendment shall become effective five (5) Business Days after such notification unless the Required Lenders object to such amendment in writing delivered to the Administrative Agent prior to such time. Section 10.02 Notices and Other Communications; Facsimile Copies. (a) General. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing (including by facsimile, e-mail or other electronic communication, subject to Section 10.02(b)) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to Holdings, the Borrower, any other Loan Party or the Administrative Agent, Swing Line Lender or an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 (as amended by Amendment No. 4) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the other parties; (ii) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com; and (iii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuers. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mail, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the Swing Line Lender and the L/C Issuers pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message or cellular text message be effective as a notice, communication or confirmation hereunder. (b) Electronic Communication. (i) Authorization. Subject to the provisions of Section 10.02(a), each of the Administrative Agent, the Lenders, each Loan Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein, including by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). Each Loan Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions (including pursuant to the Approved Electronic Platform) is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions (including pursuant to the Approved Electronic Platform). (ii) Signatures. Subject to the provisions of Section 10.02(a) and Section 10.11, (i)(A) each electronic signature on any Loan Document or instrument, document or signature delivered in connection therewith (including, for the avoidance of doubt, electronic signatures delivered using “DocuSign”) shall be deemed sufficient to satisfy any requirement for a “signature” and (B) each such signature shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any Uniform Commercial Code, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural requirement of Law governing such subject matter, (ii) each such Loan Document or instrument, document or signature delivered in connection therewith that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Loan Document or instrument, document or signature delivered in connection therewith, an electronic signature, upon which the Administrative Agent, each other Secured Party and each Loan Party may rely and assume the authenticity thereof, (iii) each such Loan Document or instrument, document or signature delivered in connection therewith containing a signature, a reproduction of a signature or an electronic signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any Loan Document or instrument, document or signature delivered in connection therewith or electronic signature under the provisions of any applicable requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any Loan Document or instrument, document or signature delivered in connection therewith to any electronic signature has been altered after transmission. Notwithstanding the forgoing, the Administrative Agent may also require that any such signature pages to any Loan Document delivered with electronic signatures be subsequently confirmed by a manually-signed original thereof (to the extent reasonably practicable); provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by electronic transmission. (c) Email Communication. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (d) LIMITATION OF LIABILITY. ALL ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY LOAN PARTY OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE ADMINISTRATIVE AGENT, ANY LENDER, ANY LOAN PARTY OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each party executing this Agreement and each Secured Party agrees that no Agent or Loan Party has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission. (e) Change of Address. Any Loan Party and the Administrative Agent may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by written notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. (f) Reliance by the Administrative Agent. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each other Secured Party hereby agree that (a) subject to Section 10.09, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition. Section 10.04 Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date and funding of the initial Credit Extension hereunder occurs, to pay or reimburse the Administrative Agent and the Lead Arranger for all reasonable and documented in reasonable detail out-of-pocket expenses incurred prior to, on or after the Closing Date (provided that in the case of payment to be made on the Closing Date, such expenses are to be invoiced three (3) Business Days (or such shorter time reasonably agreed by Borrower) prior to the ClosingAmendment No. 4 Effective Date and otherwise, within thirty (30) days following written demand therefor) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), limited, in the case of legal fees and expenses, to the Attorney Costs of one counsel to the Administrative Agent and the Lead Arranger taken as a whole (and, to the extent reasonably deemed necessary by the Administrative Agent in consultation with the Borrower, of a single local counsel in each relevant jurisdiction material to the interests of the Administrative Agent and the Lead Arranger taken as a whole (which may be a single local counsel acting in multiple material jurisdictions)) (in each case, except allocated costs of in-house counsel) and no other advisors, and (b) after the Closing Date, promptly following written demand therefor, to pay or reimburse the Administrative Agent, the Lead Arranger and the Lenders for all reasonable and documented in reasonable detail out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, limited in the case of out-of-pocket legal fees and expenses, to the Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole and of a single local counsel in each relevant jurisdiction material to the interests of the Administrative Agent and the Lenders taken as a whole (which may be a single local counsel acting in multiple material jurisdictions) and, solely in the event of an actual or reasonably perceived conflict of interest between the Administrative Agent, the Lead Arranger and the Lenders, where the Lender or Lenders affected by such conflict of interest inform the Borrower in writing of such conflict of interest and thereafter retain its or their own counsel, one additional counsel in each relevant material jurisdiction to each group of affected Lenders similarly situated taken as a whole) (in each case, except allocated costs of in-house counsel) and no other advisors). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. Section 10.05 Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Administrative Agent, any Supplemental Administrative Agent, the Collateral Agent, each Lender, the L/C Issuer, the Lead Arranger, the Swing Line Lender and their respective Affiliates, directors, officers, employees, representatives, agents and advisors (provided that the Borrower shall not indemnify or hold harmless (i) any advisors or consultants other than as set forth below whose retention was not previously approved by Borrower or (ii) any Permitted Holder or any such other person in its capacity as a stockholder directly or indirectly of the Borrower and any such related person to such Permitted Holder or such other equityholder) (collectively the “Indemnitees”) from and against any and all losses, claims, damages and liabilities that may be asserted or awarded against the Indemnitees and expenses of any third party that may be awarded against any Indemnitee and other out of pocket expenses incurred in connection therewith asserted against any such Indemnitee relating to or arising out of or in connection with (but limited, in the case of out-of-pocket legal fees and expenses, to the Attorney Costs of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interest of the Lenders (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or reasonably perceived conflict of interest where the Indemnitee affected by such conflict of interest informs the Borrower in writing of such conflict of interest and thereafter retains its own counsel, one additional counsel in each relevant material jurisdiction to each group of affected Indemnitees taken as a whole) (in each case, except allocated costs of in-house counsel) and no other advisors (a) the execution, delivery, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any real property currently or formerly owned or operated by the Borrower or any other Loan Party, or any Environmental Liability arising out of the activities or operations of the Borrower or any other Loan Party or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and without regard to the exclusive or contributory negligence of any Indemnitees (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Liabilities resulted from (w) the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee or of any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction, (x) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction, (y) any dispute solely among Indemnitees or of any Related Indemnified Person other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent, a Lead Arranger, the L/C Issuer, the Swing Line Lender or a similar role under the Facilities and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates or (z) any settlement entered into by any Indemnitee or of any Related Indemnified Person in connection with the foregoing without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), but, if such settlement occurs with Borrower’s written consent or if there is a final judgment for the plaintiff in any action or claim with respect to any of the foregoing, the Borrower will be liable for such settlement or such final judgment and will indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses by reason of such settlement or judgment in accordance with this Section 10.05. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any applicable Laws or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable Laws to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower under this Section 10.05 to such Indemnitee for any losses, claims, damages, liabilities and expenses to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. No Indemnitee shall, without the Borrower’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) consent to the entry of any judgment on or otherwise terminate any action referred to herein. The Borrower shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (a) includes an unconditional release of such Indemnitee from all liability arising out of such claim, litigation, investigation or proceeding and (b) does not include any statement as to, or any admission of, fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnitee. Each Indemnitee shall give (subject to restrictions pursuant to attorney-client privilege, law, rule or regulation, or any obligation of confidentiality) such information and assistance to the Borrower as the Borrower may reasonably request in connection with any claim, litigation, investigation or proceeding in connection with any losses, claims, damages, liabilities and expenses, unless the Indemnitee reasonably determines there are conflicts of interest between the Borrower and the Indemnitee. No Indemnitee or any Loan Party or Affiliate thereof shall be liable for any damages arising from the use by others of any information or other materials obtained through Intralinks®, Syndtrak® or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct, bad faith or gross negligence of such Loan Party or such Indemnitee or any of its Related Indemnified Persons, as the case may be, as determined by a final and non-appealable judgment of a court of competent jurisdiction), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (in each case, other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and otherwise required to be indemnified by a Loan Party under this Section 10.05). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, equity holders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final non-appealable judicial determination by a court of competent jurisdiction that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. Each Indemnitee shall promptly notify the Borrower upon receipt of written notice of any claim or threat to institute a claim; provided that any failure by any Indemnitee to give such notice shall not relieve the Borrower from the obligation to indemnify such Indemnitee in accordance with the terms of this Section 10.05 except to the extent that the Borrower is materially prejudiced by such failure. This Section 10.05 shall not apply to taxes except to the extent such amounts represent losses, claims, damages, etc. arising from a non-tax claim (including a value added tax or similar tax charged with respect to the supply of legal or other services). Section 10.06 Marshaling; Payments Set Aside. None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff pursuant to Section 10.09, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 10.07 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not, except as permitted by Section 7.04, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subclause (b) of this Section, (ii) by way of participation in accordance with the provisions of subclause (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subclause (f) of this Section, or (iv) to an SPC in accordance with the provisions of subclause (g) of this Section 10.07. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subclause (d) of this Section and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent and the Lenders and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subclause (b)(i)(A) of this Section, the aggregate amount of the Commitment or, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than a Dollar Amount of $5,000,000 (in the case of the Revolving Credit Facility), or a Dollar Amount of $1,000,000 (in the case of any Term Loan), unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing, the Borrower otherwise consents, but in the case of the Borrower, only if its consent is otherwise required for such assignment pursuant to clause (iii) below (each such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subclause (b)(i)(B) of this Section and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (1) an Event of Default under

Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f), has occurred and is continuing at the time of such assignment or (2) in the case of an assignment of a Term Loan only, such assignment is to a Term Lender, an Affiliate of a Term Lender or an Approved Fund of a Term Lender; provided that each request for the consent of the Borrower hereunder shall also be provided to the designated employee of Summit Partners designated in writing to the Administrative Agent from time to time; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required, unless, in the case of an assignment of Term Loans, Revolving Credit Commitments or Revolving Credit Loans, such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided, however, that the consent of the Administrative Agent shall not be required for any assignment pursuant to Section 10.07(m) or to an Affiliated Lender, or a Person that upon effectiveness of an assignment would be an Affiliated Lender, pursuant to Section 10.07(h); (C) the consent of each L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required in the case of an assignment of Revolving Credit Commitments or Revolving Credit Loans; and (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld, conditioned or delayed) shall be required in the case of an assignment of Revolving Credit Commitments or Revolving Loans. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (which shall include, inter alia, a representation by the assignee that it is an Eligible Assignee and a representation that the assignee is not a Disqualified Institution) (A) via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, mutually execute and deliver to the Administrative Agent an Assignment and Assumption, in each case, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment. The Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. All assignments shall be by novation unless otherwise agreed to, or required by, the Administrative Agent. (v) No Assignments to Certain Persons. Notwithstanding anything to the contrary contained herein, no such assignment shall be made (A) to the Borrower or any of the Borrower’s Subsidiaries except as permitted under Section 2.05(a)(v) or Section 10.07(m), (B) subject to the immediately preceding clause (A) above and subclause (h) below, to any of the Borrower’s Affiliates, (C) to a Natural Person, (D) to a Defaulting Lender (or any Affiliate of a Defaulting Lender) or (E) to a Disqualified Institution. To the extent any assignment is made to a Disqualified Institution, such assignment shall be null and void. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time made in accordance with the definition of “Disqualified Institution” (collectively, the “DQ List”) to each Lender requesting the same from the Administrative Agent and the Borrower in connection with a proposed assignment or participation; provided that such list may be updated from time to time by the Borrower in accordance with the definition of “Disqualified Institution” and the Administrative Agent shall not be under any obligation to notify any Lender of any such update. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not have any responsibility or liability for monitoring the DQ List for enforcing the Borrower’s or any Lender’s compliance with the terms of any of the provisions set forth herein with respect to Disqualified Institutions or otherwise have any liability in connection with clause (b)(v)(E) above or the first parenthetical appearing in clause (d) below (to the extent such parenthetical relates to Disqualified Institutions), except to the extent of any liability determined by a court of competent jurisdiction in a final and non-appealable decision to have resulted from the bad faith, gross negligence or willful misconduct of the Administrative Agent. This clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities or Classes of Loans or Commitments on a non-pro rata basis. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Laws without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, subject to the requirements of clause (h) of this Section), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, Section 10.04 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment and shall continue to be bound by Section 10.08); provided that, except to the extent otherwise agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, and the surrender by the assigning Lender of its Note(s) with respect to the applicable assigned rights and interests, the Borrower (at its own expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section. (c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings, Swing Line Loans, Swing Line Borrowings and amounts due under Section 2.03, owing to each Lender pursuant to the terms hereof from time to time (the “Register”). No assignment shall be effective unless it has been recorded in the Register pursuant to this Section 10.07(c). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), Section 165(j), Section 871(h)(2), Section 881(c)(2) and Section 4701 of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower (other than in the last sentence of this paragraph), the Administrative Agent, Swing Line Lender, any other Lender or the L/C Issuers, sell participations to any Person (other than a Natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries (other than Affiliated Debt Funds), a Defaulting Lender or a Disqualified Institution)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i), (ii), (iii), (v), (vi) and (vii) of the first proviso to Section 10.01(a) that directly and adversely affects such Participant, in each case only to the extent that the affirmative vote of such Lender from which such Participant purchased the participation would be required under such Section. Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the limitations and requirements of such section, including Sections 3.01(c)(i) and (c)(ii) or Section 3.01(c)(iii), as applicable and Section 3.06 and Section 3.07) (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(b) and (c) shall be delivered to the participating Lender). To the extent permitted by applicable Laws, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Notwithstanding the foregoing or anything to the contrary herein, each of the Borrower and the designated employee of Summit Partners designated in writing to the Administrative Agent from time to time shall receive notice of any participation of Loans to a prospective Participant in all cases (including regardless of whether an Event of Default has occurred or is continuing), provided that such notice shall not be required to be provided more frequently than quarterly and shall not be required to be provided concurrently or prior to a participation. (e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. If a Lender (or any of its registered assigns) sells a participation pursuant to Section 10.07(d), that Lender (or its registered assign, as the case may be) that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Section 163(f), Section 165(j), Section 871(h), Section 881(c)(2) and Section 4701 of the Code and the Treasury regulations issued thereunder relating to the exemption from withholding for portfolio interest on which is entered the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or to any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected, and shall become effective upon recording, in the Participant Register in the same manner as to participations as otherwise provided under Section 10.07(e). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), unless the grant to such SPC is made with the Borrower’s prior written consent, which consent shall state that it is being given pursuant to Section 10.07(g) of this Agreement, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable (and such liabilities shall be retained by the Granting Lender), and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain and be liable as the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC. (h) Any Term Lender may, at any time, assign all or a portion of its rights and obligations solely with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender or an Affiliated Debt Fund through (x) Dutch auctions or other offers to purchase open to all Term Lenders on a pro rata basis consistent with the procedures of the type described in Section 2.05(a)(v) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations: (i) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article II; (ii) [reserved]; (iii) after giving effect to such assignment, the aggregate principal amount of Term Loans held by Affiliated Lenders shall not exceed 25% of the principal amount of all Term Loans at such time outstanding, in each case, after giving effect to any substantially simultaneous cancellation thereof (such percentage, the “Affiliated Lender Cap”); provided that each of the parties hereto agrees and acknowledges that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (h)(iii) or any purported assignment exceeding the Affiliated Lender Cap; and

(iv) as a condition to each assignment pursuant to this clause (h), the Administrative Agent shall have been provided a notice in the form of Exhibit E-2 to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender, and (without limitation of the provisions of clause (iii) above) shall be under no obligation to record such assignment in the Register until three (3) Business Days after receipt of such notice. Notwithstanding anything to the contrary contained herein, any Affiliated Lender or Affiliated Debt Fund that has purchased Term Loans pursuant to this clause (h) may, in its sole discretion but subject to the consent of the Borrower, contribute, directly or indirectly, the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower (through Holdings or any direct or indirect parent thereof) for the purpose of immediately cancelling and extinguishing such Term Loans and such contribution may be in exchange for unsecured debt or equity securities of the Borrower (or Holdings or any direct or indirect parent thereof) otherwise permitted by the terms of this Agreement to be issued or incurred at such time. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Term Loans shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation and extinguishing of the applicable Term Loans in the Register. Each Lender participating in any assignment to Affiliated Lenders acknowledges and agrees that in connection with such assignment, (1) the Affiliated Lenders then may have, and later may come into possession of material non-public information, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, the Borrower or any of the Subsidiaries, the Administrative Agent or any other Agent-Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information, (3) none of the Affiliated Lenders or any of their Subsidiaries, the Borrower or any of the Subsidiaries shall be required to make any representation that it is not in possession of material non-public information, (4) none of the Affiliated Lenders or its Affiliates, the Borrower or any of the Subsidiaries or their Affiliates, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against any Affiliated Lender or Affiliate thereof, the Borrower or any of the Subsidiaries or their Affiliates, the Administrative Agent and any other Agent-Related Persons, under applicable Laws or otherwise, with respect to the nondisclosure of the material non-public information and (5) that the material non-public information may not be available to the Administrative Agent or the other Lenders. Each Affiliated Lender and each Affiliated Debt Fund agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender or an Affiliated Debt Fund. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit E-2. (i) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” or “Required Facility Lenders” to the contrary: (i) for purposes of determining whether (as applicable) the Required Lenders and/or Required Facility Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(j), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and all Term Loans held by such Affiliated Lenders shall be deemed to have been voted in the same proportion as the allocation of voting by Term Lenders that are not Affiliated Lenders for all purposes of calculating whether the Required Lenders or Required Facility Lenders have taken any actions;

(ii) Affiliated Debt Funds may not in the aggregate account for more than 49.9% of the amounts set forth in the calculation of Required Lenders; (iii) notwithstanding the above, Affiliated Lenders and Affiliated Debt Funds shall have the right to vote on any amendment, modification, waiver, consent or other action described in the first proviso to Section 10.01 or otherwise requiring the written consent of each Lender or of each Lender directly and adversely affected thereby; and (iv) notwithstanding the above, no amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom may (x) directly and adversely affect any Affiliated Lender or Affiliated Debt Fund in its capacity as a Term Lender in a manner that is disproportionate to the effect on any Term Lender of the same Class or (y) deprive such Affiliated Lender or Affiliated Debt Fund of its Pro Rata Share of any payments to which it is entitled, in each case subject to the prior consent of such Affiliated Lender and/or Affiliated Debt Fund, as applicable. (j) [Reserved]. (k) Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower, the Administrative Agent and the Lenders, resign as an L/C Issuer or the Swing Line Lender, as the case may be, and any L/C Issuer or the Swing Line Lender may be removed at any time by the Borrower by notice to the L/C Issuer, the Administrative Agent and the Lenders; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender, as the case may be, acceptable to the Administrative Agent and the Borrower in its sole discretion, willing to accept its appointment as successor L/C Issuer or successor Swing Line Lender, as the case may be. In the event of any such resignation or removal of an L/C Issuer or the Swing Line Lender, the Borrower (with the consent of the Administrative Agent not to be unreasonably withheld, delayed or conditioned) shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or successor Swing Line Lender; provided that no failure by the Borrower to appoint any such successor shall affect the resignation or removal of the relevant L/C Issuer or Swing Line Lender, as the case may be, as expressly provided above. If an L/C Issuer resigns or is removed as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation or removal as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns or is removed as the Swing Line Lender, it shall retain all the rights and obligations of the Swing Line Lender hereunder with respect to all Swing Line Loans outstanding as of the effective date of its resignation or removal as the Swing Line Lender, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). (l) [Reserved]. (m) Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings, the Borrower or any of the Borrower’s Subsidiaries through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the procedures set forth in Section 2.05(a)(v) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided further that: (i) upon such assignment, transfer or contribution, Holdings shall automatically be deemed to have contributed the principal amount of such Term Loans, plus accrued and unpaid interest thereon, to the Borrower; (ii) (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment and (c) Holdings, the Borrower or any of the Borrower’s Subsidiaries, as applicable, shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; (iii) neither the Borrower nor any of its Affiliates shall be required to make any representation that it is not in possession of material non-public information with respect to the Borrower and its Subsidiaries or their respective securities and all parties to the relevant transactions shall render customary “big boy” disclaimer letters; and (iv) purchases of Term Loans pursuant to this Section 10.07(m) shall not be funded with the proceeds of Revolving Credit Loans or Swing Line Loans. Each Lender participating in any assignment to Holdings, the Borrower or any Subsidiary of the Borrower (including pursuant to Section 2.05(a)(v)) acknowledges and agrees that in connection with such assignment, (1) Holdings, the Borrower and its Subsidiaries then may have, and later may come into possession of material non-public information, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, Holdings, the Borrower or any of their Subsidiaries, the Administrative Agent or any other Agent-Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information, (3) none of Holdings, the Borrower or any of their Subsidiaries shall be required to make any representation that it is not in possession of material non-public information, (4) none of Holdings, the Borrower any of its Subsidiaries, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings, the Borrower or any of their Subsidiaries, the Administrative Agent and any other Agent-Related Persons, under applicable Laws or otherwise, with respect to the nondisclosure of the material non-public information and (5) that the material non-public information may not be available to the Administrative Agent or the other Lenders. (n) The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and immediately cancelled hereunder), the Borrower pursuant to Section 10.07(h) or (m) and the principal repayment installments with respect to the Term Loans of such Class pursuant to Section 2.07(a)(i) or (a)(ii), as applicable, shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled), with such reduction being applied solely to the Term Loans of the Lenders which sold such Term Loans. Section 10.08 Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, partners (to the extent such partner executes management authority over such Person, and is not an outside investor or third party), employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transaction or the Loan Documents (or the transactions contemplated therein), are informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case, the Administrative Agent, the Collateral Agent and the Lenders agree to inform the Borrower promptly thereof prior to such disclosure, unless such Person is prohibited by applicable Laws from so informing the Borrower, or except in connection with any request as part of any regulatory audit or examination conducted by bank accountants or any governmental or regulatory authority exercising examination or regulatory authority, (c) to the extent required by applicable Laws or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower promptly thereof, unless such notification is prohibited by law, rule or regulation, or except in connection with any request as part of any regulatory audit or examination conducted by accountants or any governmental or regulatory authority exercising examination or regulatory authority, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) is at the time of such disclosure, or becomes, publicly available other than as a result of a breach of this Section by such Person or any Person identified in clause (a) above, (ii) is at the time of such disclosure, or becomes, available to the Administrative Agent, any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, the Borrower or any of their Subsidiaries, and which source is not known by such Agent or Lender, (without any duty of inquiry), to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower or (iii) is independently developed by such Person without reliance upon the Information; provided, however, that no disclosure shall be made to any Disqualified Institution unless such Person has previously become a Lender hereunder with the consent of the Borrower (but only for so long as such Person does not cease being a Lender following the initial grant of such consent) or (i) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof (including, for the avoidance of doubt, their respective directors, officers, employees, members of managements, consultants, representatives, agents and advisors) or in connection with an inspection of the books, records or properties of Holdings, the Borrower or its Subsidiaries relating to any Loan Party or any Subsidiary thereof or their respective businesses; it being understood that all information received from Holdings, the Borrower or any Subsidiary after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning Holdings, the Borrower or a Subsidiary, as the case may be, (b) it has policies and procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Laws, including United States Federal, state and foreign securities Laws, in accordance with its policies and procedures. Section 10.09 Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates and each L/C Issuer and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held (other than payroll, trust, tax, fiduciary, employee health and benefits, pension and 401(k) accounts) and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations then due and owing (other than, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor), irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer(s), and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender or its Affiliates may have. Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Laws (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Section 10.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to agency fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Section 10.12 Electronic Execution of Assignments and Certain Other Documents. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided, that, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the

Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than (i) unasserted contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Obligations under Secured Cash Management Agreements) or any Letter of Credit shall remain outstanding without pending draw (other than Letters of Credit which have been Cash Collateralized). Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Section 10.15 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE COLLATERAL DOCUMENTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) HOLDINGS, THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTION RELATING HERETO OR THERETO (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN CERTAIN GUARANTY AND COLLATERAL DOCUMENTS), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT, HEARD AND DETERMINED IN SUCH FEDERAL COURT OR, TO THE EXTENT REQUIRED BY APPLICABLE LAW, IN SUCH NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT. (c) HOLDINGS, THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 10.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and the Administrative Agent shall have been notified by each Lender and L/C Issuer that each such Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Agent and each Lender and their respective successors and permitted assigns. Section 10.18 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of set-off, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent (which shall not be withheld in contravention of Section 9.04). Section 10.19 Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. Section 10.20 PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the

PATRIOT Act. The Borrower shall, promptly following a written request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation. Section 10.21 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. Section 10.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lead Arranger are arm’s-length commercial transactions between Holdings, the Borrower and its respective Affiliates, on the one hand, and the Agents and the Lead Arranger, on the other hand, (B) each of Holdings and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of Holdings and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents and the Lead Arranger are and have been, and each Lender is and has been, acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have or has not been, are or is not, and will not be acting as an advisor, agent or fiduciary for Holdings, the Borrower or any of their respective Affiliates, or any other Person and (B) none of the Agents and the Lead Arranger, nor any Lender has any obligation to Holdings, the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Lead Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and its Affiliates, and none of the Agents, the Lead Arranger nor any Lender has any obligation to disclose any of such interests to Holdings, the Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Lead Arranger, the Bookrunner or any Lender (in each case, solely in their role as such) with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 10.23 Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender. Section 10.24 Bail-In. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties hereto, each party hereto acknowledges and accepts that any liability of any party to any other party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and

(b) a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]